As filed with the Securities and Exchange Commission on August 17, 2010
Registration No. 333- 137940

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MISCOR GROUP, LTD.
(Exact name of Registrant as specified in its charter)

Indiana	7600	20-0995245
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

800 Nave Road, SE
Massillon, OH  44646
(330) 830-3500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael P. Moore
President and Chief Executive Officer
MISCOR Group, Ltd.
800 Nave Road, SE
Massillon, OH  44646
(330) 830-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard L. Mintz , Esq. Barnes & Thornburg LLP 600 1st Source Bank Center 100 North Michigan South Bend, Indiana 46601 (574) 233-1171	R. Paul Guerre, Esq. Barnes & Thornburg LLP 171 Monroe Avenue, NW Suite 1000 Grand Rapids, Michigan 49503 (616) 742-3933

As soon as practicable after this registration statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

MISCOR Group, Ltd. paid an aggregate filing fee in the amount of $5,354 with respect to an aggregate of 200,003,252 shares of common stock in connection with the initial filing of its registration statement on Form S-1 (Reg. No. 333-137940) and the initial filing of its registration statement on Form S-1 (Reg. No. 333-129354), which, under Securities Act Rule 429, were combined into a single filing in the Post-Effective Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-137940) filed with the Commission on April 27, 2007, and declared effective on May 9, 2007.

Pursuant to Rule 429 under the Securities Act, this registration statement is also Post-Effective Amendment No. 3 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354), which the Commission declared effective on May 12, 2006. The prospectuses included in the initial Forms S-1 and Post-Effective Amendment No. 1 referenced above related to the 199,628,252 shares of MISCOR Group, Ltd. registered under Reg. No. 333-129354, and the 375,000 shares initially registered on this registration statement, Reg. No. 333-137940. However, on January 14, 2008, the registrant effectuated a 1-for-25 reverse stock split of its common stock, thereby changing and combining each 25 shares of its common stock into one share.  In January 2010, certain warrants exercisable for 2,057 shares expired, and in February 2010 a conversion option on a note convertible into 1,200,000 shares of MISCOR Group, Ltd. Common stock expired.  As a result of this reverse stock split and the expiration of warrants and a conversion option on a note, the prospectus included in this filing now relates to 6,783,073 shares of MISCOR Group, Ltd. registered under Reg. No. 333-129354, and 15,000 shares registered on this registration statement, Reg. No. 333-137940. The 6,783,073 shares (199,628,252 shares prior to giving effect to the reverse stock split) previously registered under Reg. No. 333-129354 and the filing fee paid therefore in the amount of $5,343 are being carried forward into this registration statement (Reg. No. 333-137940).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

On November 2, 2006, MISCOR Group, Ltd. filed a registration statement on Form S-1 (Reg. No. 333-137940) to register 375,000 shares of its common stock issuable upon exercise of certain warrants. The registration statement was declared effective on November 9, 2006. On November 1, 2005, MISCOR Group, Ltd. filed a registration statement on Form S-1 (No. 333-129354) to register 199,628,252 shares of its common stock, including shares issuable upon exercise of warrants or conversion of debt securities. The registration statement was declared effective on May 12, 2006. On April 27, 2007, MISCOR Group, Ltd. filed a Post-Effective Amendment No. 1 to the registration statement on Form S-1 (Reg. No. 333-137940), which, pursuant to Rule 429 under the Securities Act, also acted as Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-1 (Reg. No. 333-129354). The post-effective amendment was declared effective on May 9, 2007.

On January 14, 2008, the registrant effectuated a 1-for-25 reverse stock split of its common stock, thereby changing and combining each 25 shares of its common stock into one share.  In January 2010, certain warrants exercisable for 2,057 shares expired, and in February 2010 a conversion option on a note convertible into 1,200,000 shares of MISCOR Group, Ltd. Common stock expired.  As a result of this reverse stock split and the expiration of warrants and a conversion option on a note, the prospectus included in Reg. No. 333-129354 now relates to 6,783,073 shares of MISCOR Group, Ltd., and the prospectus included in Reg. No. 333-137940 now relates to 15,000 shares. The purpose of this post-effective amendment to each of the registration statements is to update the financial statements and other information included in the prospectus forming a part of each registration statement and to combine the prospectuses into a single prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 17, 2010

PROSPECTUS

MISCOR GROUP, LTD.

6,798,073 Shares of Common Stock

This prospectus relates to the resale by the selling shareholders of 6,798,073 shares of our common stock, including shares issuable upon exercise of warrants or conversion of debt securities described in this prospectus. The selling shareholders will sell the shares from time to time at prevailing market prices or privately negotiated prices. Our common stock is currently quoted on the OTC Bulletin Board under the symbol MIGL.

We will not receive any proceeds from any sales made by the selling shareholders but will pay the expenses of this offering. To date, we have received proceeds of $131,567 from the exercise of warrants. We will receive additional proceeds of up to $2,553,020 if all of the warrants are exercised.

Investing in our common stock involves a high degree of risk. Please see “Risk Factors” beginning on page 6 of this prospectus before you make an investment in the securities.

	Per Share		Total

Price to Public	$0.40	(1)	$2,719,229
Underwriting Discounts/Commissions	0.00	(2)	0.00	(2)
Proceeds to Selling Shareholders (before expenses (3))	$0.40		$2,719,229

(1)
This is the average of the bid and ask prices of the shares of common stock on the OTC Bulletin Board on August 9, 2010. Shares will be offered by the selling shareholders at prevailing market prices or privately negotiated prices.

(2)	We have not engaged an underwriter or placement agent to assist with the distribution of the shares offered by this prospectus.
(3)
We have agreed to bear all expenses associated with registering these securities with the Securities and Exchange Commission, other than direct expenses incurred by the selling shareholders, such as selling commissions, brokerage fees and expenses and transfer taxes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The California Corporations Commissioner and the Kentucky Securities Commissioner have imposed certain investor suitability requirements with respect to offers and sales of these securities to residents of California and Kentucky. See “Plan of Distribution” on page 72 of this prospectus for a more detailed description of these requirements.

The date of this prospectus is August 17, 2010.

TABLE OF CONTENTS

Page No.

Prospectus Summary	1
Risk Factors	6
Special Note about Forward-Looking Statements	13
Use of Proceeds	13
Determination of Offering Price	14
Principal and Selling Shareholders	15
Prior Financing Transactions	23
Market for Our Common Stock and Related Shareholder Matters	33
Capitalization	35
Management’s Discussion and Analysis of Financial Condition and Results of Operations	36
Description of Business	48
Management	53
Transactions with Certain Related Persons	63
Description of Capital Stock	65
Shares Eligible for Future Sale	68
Plan of Distribution	69
Legal Matters	71
Experts	71
Where You Can Find Additional Information	72

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our consolidated financial statements and the related notes thereto, included elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” beginning on page 6 of this prospectus. Except where the context requires otherwise, the terms “us,” “we,” “our,” and the “company” refer to MISCOR Group, Ltd., an Indiana corporation and, where appropriate, its subsidiaries.

MISCOR Group, Ltd.
Our Business

We provide electro-mechanical repair and maintenance solutions to industrial customers primarily in the United States. Our services include repair, maintenance and remanufacturing of electric motors for the steel, rail, and renewable energy industries from five locations in the Midwest and California; repair and manufacture of industrial lifting magnets for the steel and scrap industries from two locations in the Midwest; and manufacturing and remanufacturing of power assemblies, engine parts and other components related to large diesel engines from two locations on the East Coast.

The severity and extended nature of the recent economic decline resulted in a steep decline in demand for products and services in the industries that we support.  In 2009 and into early 2010 we undertook a number of actions to reduce our fixed costs and increase operating margins.  We suspended non-essential cash expenditures and significantly reduced capital expenditures.  These efforts were an endeavor to align our operating costs to the decline in sales and respond to debt service and supplier demands.

In December 2009 we announced a restructuring plan in response to the economic issues and banking environment.  This plan established a focus on our industrial services businesses providing repair and maintenance services for electric motors and electric magnets, with the intent to divest our other operations, including our operations specializing in the manufacturing and remanufacturing of diesel engine components, our operations that specialized in the repair and remanufacture of locomotives, and our construction and engineering services businesses.

The restructuring plan also included relocating our corporate offices to Massillon, Ohio in order to more centrally locate our management team within our operational area and reduce selling, general and administrative expenses.  We have progressed with the divestiture of the construction and engineering businesses as well as two of our subsidiaries specializing in the repair and remanufacturing of locomotives.   We plan to complete the divestiture of our diesel engine components subsidiary during our 2010 fiscal year.  Relocation of our corporate offices to Massillon, Ohio was completed within the second quarter of 2010.

Our objective is to be a leading provider of integrated mechanical and electrical products and services to industry. To achieve that, we intend to structure the company in order to capitalize on long term growth opportunities in the wind power and utility markets as well as the heavy industry market.  We are continuing to assess the strategic fit of our various businesses and will explore a number of strategic alternatives for our non-strategic businesses including possible divestures.

Recent Developments

On January 6, 2010, Richard A. Tamborski, Executive vice President and Chief Operating Officer of the Company resigned his positions with the Company and its subsidiaries effective January 6, 2010, to pursue other business opportunities.  On January 10, 2010, Mr. Tamborski resigned his position as a member of the Company’s Board of Directors.  In connection with Mr. Tamborski’s resignation, the Employment Agreement dated January 14, 2008, between the Company and Mr. Tamborski terminated on the effective date of resignation, other than those provisions of the Employment Agreement that by their terms survived termination of employment.

On January 14, 2010, the Company and its subsidiaries and Wells Fargo Bank, National Association (“Wells Fargo”) executed a Sixth Amendment to the credit facility (the “Sixth Amendment”) that included a modification of the credit facility and the consent of Wells Fargo to the sale of the Company’s Construction and Engineering Services business to the Company’s Chairman and former President and CEO, John A. Martell, and his wife, Bonnie M. Martell, consisting of the outstanding capital stock of Ideal Consolidated, Inc. (“Ideal”) and the membership units of Martell Electric, LLC (“Martell”) (the “CES Sale”).

Wells Fargo’s consent to the CES Sale in the Sixth Amendment is subject to the satisfaction of several conditions, including:

•	any definitive acquisition agreement must be reviewed and accepted by Wells Fargo, in its sole discretion;

•	any definitive acquisition agreement must provide that the Company and its subsidiaries will receive at least $1,300,000 in cash; and

•	as part of the CES Sale, no more than $2 million of currently outstanding subordinated debt of the Borrowers owed to John A. Martell may be forgiven.

The credit facility was also amended to, among other things, revise the definition of “Borrowing Base,” resulting in lower available borrowings.

The Sixth Amendment further provides that Borrowers must raise at least $1 million of additional capital by January 27, 2010, and that Borrowers must pay an additional $10,000 per month to Wells Fargo to reduce the unpaid principal balance relating to the Real Estate Note dated January 14, 2008.

On January 21, 2010, the Board of Directors of the Company appointed Michael D. Topa to serve as a director.  Mr. Topa’s appointment fills the vacancy left after Richard A. Tamborski resigned as a director.  There is no plan, contract or arrangement with Mr. Topa for his service as a director.

On February 3, 2010 the Company completed the CES Sale for $3.5 million, subject to a working capital adjustment.  The Company recorded a working capital reduction of $1,654,000, bringing the final sale price to $1,846,000, comprised of $528,000 for Ideal and $1,319,000 for Martell Electric.  The sale proceeds consisted of a cash payment of $750,000 and a reduction to the $3,000,000 note owed to Mr. Martell by the Company for the balance of $2,750,000.  In accordance with the terms of the purchase agreement the Company increased the balance of the note owed to Mr. Martell by the amount of the working capital adjustment.  The Company and Mr. Martell are in discussions regarding whether some or all of the working capital adjustment will be paid in cash to Mr. Martell in place of adjusting the note.

On March 15, 2010, the Company completed the sale of its wholly owned subsidiary American Motive Power, Inc. (“AMP”), to LMC Transport, LLC (“LMC”), pursuant to a stock purchase agreement dated March 8, 2010 (the “Purchase Agreement”).  The transaction was structured as the sale of the outstanding capital stock of AMP. The purchase price for the capital stock of AMP was $1.00 and the receipt from Dansville Properties, LLC, an affiliate of LMC, of a release of the Company from its guaranty of AMP’s lease obligations. The transaction was effective as of the close of business on March 8, 2009.  As part of the transaction, the Company, AMP and certain affiliates of LMC executed a mutual release of all obligations arising under the stock purchase agreement and certain ancillary agreements executed January 16, 2008 in connection with the Company’s purchase of AMP.  Wells Fargo consented to the sale of AMP, released its lien on AMP’s assets and capital stock, and released AMP from its obligations to Wells Fargo.

On April 15, 2010 the Company and Wells Fargo executed a Seventh Amendment to the credit facility (the “Seventh Amendment”).  The Seventh Amendment amended the credit facility in the following respects:

•	Waived the Company’s noncompliance with the minimum book net worth and maximum capital expenditures from working capital covenants for the year ending December 31, 2009;

•	Adjusted the minimum book net worth covenant to $21.5 million as of December 31, 2009;

•	Eliminated the automatic renewal of our revolving credit line in January, 2011;

•	Adjusted the allowable capital expenditures for the year ending December 31, 2010 to a maximum of $500,000;

•	Incorporated a monthly minimum EBITDA covenant commencing in April, 2010; and

•	Eliminated the previously agreed upon requirement for the Company to raise $1 million in additional capital through subordinated debt, asset sales, or additional cash equity.

On June 14, 2010 the Company appointed Michael P. Moore to the office of President and Chief Executive Officer.  Mr. Moore formerly served as president of Akron, Ohio-based Emerald Performance Materials, a Lubrizol divestiture and leading supplier of niche chemicals to automotive, food, textile and other industrial and consumer markets with annual revenues of approximately $400 million.  Moore has extensive experience in manufacturing services and operations, having held a variety of senior positions with Lubrizol, Noveon and BF Goodrich.  In addition to a bachelor’s degree in chemical engineering from Ohio State University, Moore holds an MBA from Baldwin Wallace College in Berea, Ohio.  He is 53 years old.  Miscor’s previous CEO, John A. Martell, will remain an employee of the Company pursuant to his existing employment agreement for an undetermined period of time in order to assist Moore with the transition of duties.

Market for Our Common Stock

Our common stock is traded on the OTC Bulletin Board under the symbol MIGL. While trading in our stock has occurred, an established public trading market has not yet developed. If an established trading market does not develop, you may not be able to sell your shares promptly or perhaps at all, or sell your shares at a price equal to or above the price you paid for them.

Financial Results

Since our inception and through April 4, 2010, we have not been profitable and have lost money on both a cash and non-cash basis. At April 4, 2010, we had a consolidated accumulated deficit of approximately $38.7 million, and we may continue to incur losses for the foreseeable future. To become profitable, we must, among other things, increase our sales, although we provide no assurance that our operational systems can support such an increase.

We have financed our operations primarily through equity and convertible debt financings. See “Prior Financing Transactions” in this prospectus for a description of these financings. At April 4, 2010, we had total long-term debt of approximately $3.2 million.

Registration Rights

We granted registration rights to various investors in our prior financing transactions. The registration rights require us to register the common stock issued to the investors, as well as the common stock issuable upon conversion or exercise of certain convertible debt and warrants issued to the investors, with the Securities and Exchange Commission (“SEC”) for resale under the Securities Act of 1933, as amended (the “Securities Act”). To comply with this obligation, we filed this registration statement of which this prospectus is a part. We also agreed to include in one of the registration statements filed pursuant to the exercise of registration rights all shares of our common stock issued to John A. Martell, our Chairman and former President and Chief Executive Officer, all shares sold by Mr. Martell to certain unaffiliated persons, and all shares gifted by Mr. Martell to his children and to trusts of which his children are beneficiaries.  See “Prior Financing Transactions – Registration Rights” below.

Corporate Information

Our executive offices are located at 800 Nave Road SE, Massillon, OH  44646. Our telephone number is (330) 830-3500. We maintain a web site at the following Internet address: www.miscor.com. The information on our web site is not part of this prospectus.

About this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The selling shareholders are offering to sell, and are seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is complete only as of the date on the front cover regardless of the time of delivery of this prospectus or of any shares.

The Offering

Common stock outstanding	11,785,826 (1)

Shares of common stock offered by the selling shareholders	6,798,073 (2)

Plan of Distribution
The selling shareholders will sell the shares at prevailing market prices or privately negotiated prices. Our common stock is traded on the OTC Bulletin Board under the symbol MIGL. While trading in our stock has occurred, an established public trading market has not yet developed.

Use of proceeds
The selling shareholders will receive the net proceeds from the sale of shares. We will receive none of the proceeds from the sale of shares offered by this prospectus but will pay the expenses of this offering.  To date, we have received proceeds of $131,567 from the exercise of warrants. We will receive additional proceeds of up to $2,553,071 if all of the warrants are exercised.

Risk Factors
See the discussion under the caption “Risk Factors” and other information in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Dividend policy
We have never paid a dividend on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. Our financing agreements also prohibit us from paying any dividends on our common stock.

(1)
Includes all shares of our common stock outstanding as of August 10, 2010. Excludes shares issuable upon the exercise or conversion, as applicable, of convertible note and warrants and options to purchase common stock.

(2)
Includes 6,489,876 shares of common stock outstanding as of August 10, 2010, plus 308,197 shares of common stock issuable upon exercise or conversion, as applicable, of the following instruments outstanding as of August 10, 2010:

Warrants to purchase common stock at $0.25 per share	8,079
Warrants to purchase common stock at $8.50 per share	300,118
Total	308,197

RISK FACTORS

Investing in our common stock involves a number of risks. You should carefully consider all of the information contained in this prospectus, including the risk factors set forth below, before investing in the common stock offered by this prospectus. We may encounter risks in addition to those described below, including risks and uncertainties not currently known to us or that we currently deem to be immaterial. The risks described below, as well as such additional risks and uncertainties, may impair or adversely affect our business, results of operations and financial condition. In such case, you may lose all or part of your original investment.

Risks Related to Our Business

We have not yet attained profitable levels of revenues, and we may not be profitable in the future. If we do not become profitable, we may not be able to continue our operations, and you may lose your entire investment.

For the fiscal years ended December 31, 2009, 2008, 2007 and 2006, we incurred net losses of approximately $20.5 million, $1.5 million, $2.0 million and $2.7 million, respectively. For the three months ended April 4, 2010 we incurred net losses of approximately $1.0 million.  We attribute these losses to investments we have made in the infrastructure of our business and to the continuing downturn in the U.S. economy, along with goodwill and asset impairment charges of $10.0 million in 2009 and $0.9 million in 2008. In addition, 2007 included a non-cash charge related to loss on extinguishment of debt of $1.8 million. As a result, we can provide no assurance as to the level, if any, of profitability in 2010 and beyond. Our ability to increase revenue and achieve and maintain profitability in the future will depend primarily on our ability to complete strategic business acquisitions, increase sales of our existing products and services, maintain a reasonable cost structure and expand our geographical coverage. No assurance can be given that we will be able to increase our revenue at a rate that equals or exceeds expenditures.

We have a short operating history, which may make it difficult for investors to evaluate our business and our future prospects and will increase the risk of your investment.

We began operations in July 2000 with the purchase of the operating assets of an electric motor and magnet shop that launched our industrial services business. Because of our limited operating history, we lack extended, historical financial and operational data, making it more difficult for an investor to evaluate our business, forecast our future revenues and other operating results, and assess the merits and risks of an investment in our common stock. This lack of information will increase the risk of your investment.

Our ability to execute our business plan will be impaired if we do not retain key employees.

We are highly dependent on the efforts and abilities of our senior management and key staff performing technical development, operations, customer support and sales and marketing functions. These employees are not obligated to continue their employment with us and may leave us at any time. We do not have “key person” life insurance policies for any of our officers or other employees. The loss of the technical knowledge and management and industry expertise that would result in the event members of our senior management team left our company could delay the execution of our business strategy and divert our management resources. Our business also could be adversely affected if any member of management or any other of our key employees were to join a competitor or otherwise compete with us.

The current changing economic environment poses significant challenges for us.

We are operating in a challenging and uncertain economic environment, including generally uncertain national and local conditions.  Financial institutions continue to be affected by the softening of the real estate market and constrained financial markets.  While we have very limited exposure to the real estate market and financial markets, we are nevertheless affected by these events.  Many of our customers depend on the availability of credit to purchase our electrical and mechanical products.  Continued uncertainties related to the economic and credit environment could have adverse effects on our customers which would adversely affect our financial condition and results of operations.  This deterioration in economic conditions coupled with the on-going national economic recession could have an adverse effect on our revenue and profits.

Instability in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to meet our investment objectives.

If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for some of our initiatives.  Recently domestic and international financial markets have experienced unusual volatility and uncertainty.  If this volatility and uncertainty persists, our ability to borrow will be significantly impacted and we likely will have to reduce the number of and possibly limit the type of initiatives we have planned.  All of these events could have a material adverse effect on our results of operations, financial condition and ability to meet our objectives.

We face numerous competitors that have greater financial and other competitive resources than we have, which could hurt our ability to compete effectively.

The markets in which we do business are highly competitive. We do not expect the level of competition we face to be reduced in the future. An increase in competitive pressures in these markets or our failure to compete effectively may result in pricing reductions, reduced gross margins and loss of market share. Many of our competitors have longer operating histories, greater name recognition, more customers and significantly greater financial, marketing, technical and other competitive resources than we have. As a result, these companies may be able to adapt more quickly to new technologies and changes in customer needs, or to devote greater resources to the development, promotion and sale of their products and services. While we believe that our overall product and service offerings distinguish us from our competitors, these competitors could develop new products or services that could directly compete with our products and services.

We may have to reduce or cease operations if we are unable to obtain the funding necessary to meet our future capital requirements. Moreover, if we raise capital by issuing additional equity, your percentage ownership of our common stock will be diluted.

We believe that in order to continue operations under our current business model we will need to raise additional operating capital, as well as adjust our operating unit and corporate cost structure to better align with activity levels expected for the foreseeable future. Our future working capital needs and capital expenditure requirements will depend on many factors, including our rate of revenue growth, the change in our marketing and sales activities, and the rate of development of new products and services. To the extent that funds from the sources described above are not sufficient to finance our future activities, we will need to improve future cash flows and/or raise additional capital through debt or equity financing or by entering into strategic relationships or making other arrangements. Any effort to improve cash flows, whether by increasing sales, reducing operating costs, collecting accounts receivable at a faster rate, reducing inventory and other means, may not be successful. Further, any additional capital we seek to raise might not be available on terms acceptable to us, or at all. In that event, we may be unable to take advantage of future opportunities or to respond to competitive pressures or unanticipated requirements. Any of these events may have a material adverse effect on our business, financial condition and operating results.

The Seventh Amendment to our credit facility with Wells Fargo signed on April 15, 2010 eliminated the automatic renewal of our revolving credit line on January 1, 2011, and it is not certain that we will be able to renew this credit line on January 1, 2011, or find replacement financing on acceptable terms and conditions, or at all.

Further, if we raise additional capital through the issuance of equity securities, the percentage ownership of each shareholder in the company, and each shareholder’s economic interest in the company, will be diluted. The degree of dilution, which may be substantial, will depend to a large extent on the market price of our common stock and general market conditions at the time we issue any such new equity.

If we default on our obligations under our Wells Fargo credit facility, or other debt obligations, our assets may be subject to foreclosure, which would likely put us out of business.

Our obligations under our Wells Fargo credit facility are secured by a first lien on substantially all of our assets. In addition, our debt obligations to certain related and un-related parties are secured by second liens on some or substantially all of our assets.  Consequently, if we are unable to pay off our secured obligations when they become due or otherwise default under the terms of our Wells Fargo credit facility or other debt obligations, our lenders could foreclose their security interests and liquidate some or all of our assets. This could cause us to cease operations and likely result in the loss of your entire investment.

Changes in operating factors that are beyond our control could hurt our operating results.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond management’s control. These factors include the costs of new technology, the relative speed and success with which we can acquire customers for our products and services, capital expenditures for equipment, sales and marketing and promotional activities and other costs, changes in our pricing policies, suppliers and competitors, changes in operating expenses, increased competition in our markets, and other general economic and seasonal factors. Adverse changes in one or more of these factors could hurt our operating results.

We may be required to conduct environmental remediation activities, which could be expensive and inhibit the growth of our business and our ability to become profitable.

We are subject to a number of environmental laws and regulations, including those concerning the handling, treatment, storage and disposal of hazardous materials. These environmental laws generally impose liability on present and former owners and operators, transporters and generators of hazardous materials for remediation of contaminated properties. We believe that our businesses are operating in compliance in all material respects with applicable environmental laws, many of which provide for substantial penalties for violations. We cannot assure you that future changes in such laws, interpretations of existing regulations or the discovery of currently unknown problems or conditions will not require substantial additional expenditures. In addition, if we do not comply with these laws and regulations, we could be subject to material administrative, civil or criminal penalties or other liabilities. We may also be required to incur substantial costs to comply with current or future environmental and safety laws and regulations. Any such additional expenditures or costs that we may incur would hurt our operating results.

Insurance is expensive and it may be difficult for us to obtain appropriate coverage. If we suffer a significant loss for which we do not have adequate insurance coverage, our income will be reduced or our net loss will increase.

We have obtained insurance coverage for potential risks and liabilities that we deem necessary and which fall within our budget. Insurance companies are becoming more selective about the types of risks they will insure. It is possible that we may:

•	not be able to get sufficient insurance to meet our needs;

•	not be able to afford certain types or amounts of coverage;

•	have to pay insurance premiums at amounts significantly more than anticipated; or

•	not be able to acquire any insurance for certain types of business risks.

This could leave us exposed to potential claims or denial of coverage in certain situations. If we were found liable for a significant claim in the future, the resulting costs would cause our net income to decrease or our net loss to increase.

Certain raw materials and other materials purchased for our operations have been and may continue to be subject to sudden and significant price increases that we may not be able to pass along to our customers. This could have an adverse effect on our ability to become profitable.

We purchase a wide range of commodities and other materials such as copper, aluminum, steel and petroleum-based materials as raw materials and for consumption in our operations. Some of these materials have been and may continue to be subject to sudden and significant price increases. Depending on competitive pressures and customer resistance, we may not be able to pass on these cost increases to our customers. This would reduce our gross profit margins and make it more difficult for us to become profitable.

The increased costs we incur as a result of being a public company will make it more difficult for us to become profitable.

As a public company, we incur significant additional legal, accounting, insurance, compliance, reporting, record keeping and other expenses that we did not incur as a private company. We also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC. These rules and regulations increase our general and administrative expenses and make some activities more time-consuming and costly. The expense we incur in complying with these requirements will make it more difficult for us to become profitable.

The changing regulatory environment for public companies could make it more difficult for us to attract qualified directors.

We expect that the stricter regulatory environment following enactment of the Sarbanes-Oxley Act of 2002 may make it more difficult and more expensive for us to obtain director and officer liability insurance. We may also be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

Ownership of our common stock is concentrated among a small number of shareholders who have substantial control over matters requiring shareholder approval and may approve actions that are adverse to your interests or negatively impact the value of your investment.

As of August 10, 2010, our directors and executive officers beneficially owned or controlled approximately 23.3% of our outstanding common stock, or approximately 22.8% assuming exercise or conversion of outstanding warrants and stock options. Tontine Capital Partners, L.P. (“TCP”), and Tontine Capital Overseas Master Fund, L.P. (“TCOMF,” and collectively “Tontine”), own approximately 49.5% of our outstanding common stock and approximately 48.1% assuming exercise or conversion of outstanding warrants and convertible notes. As a result, such persons may have the ability to control most matters submitted to our shareholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. In addition, John A. Martell, who beneficially owns approximately 23.2% of the shares of our common stock, has granted Tontine a proxy to vote his shares for the election to the Board of Directors of Tontine’s designees and to enforce Tontine’s rights with respect to future acquisitions of our common stock.  The interests of these shareholders in such matters may be different from your interests. Consequently, they may make decisions that are adverse to your interests. See “Principal and Selling Shareholders” in this prospectus for more information about ownership of our outstanding shares.

The current changing economic environment poses significant challenges for us.

We are operating in a challenging and uncertain economic environment, including generally uncertain national and local conditions.  Financial institutions continue to be affected by the softening of the real estate market and constrained financial markets.  While we have very limited exposure to the real estate market and financial markets, we are nevertheless affected by these events.  Many of our customers depend on the availability of credit to purchase our electrical and mechanical products.  Continued uncertainties related to the economic and credit environment could have adverse effects on our customers which would adversely affect our financial condition and results of operations.  This deterioration in economic conditions coupled with the on-going national economic recession could have an adverse effect on our revenue and profits.

Instability in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to meet our investment objectives.

If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for some of our initiatives.  Recently, domestic and international financial markets have experienced unusual volatility and uncertainty.  If this volatility and uncertainty persists, our ability to borrow will be significantly impacted and we likely will have to reduce the number of and possibly limit the type of initiatives we have planned.  All of these events could have a material adverse effect on our results of operations, financial condition and ability to meet our objectives.

Our articles of incorporation limit the liability of our directors and officers and require us to indemnify them against certain liabilities, which could restrict your ability to obtain recourse against our directors and officers for their actions and reduce the value of your investment in our common stock.

Our articles of incorporation limit the liability of our directors and officers for any loss or damage caused by their actions or omissions if they acted in good faith, with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and in a manner they reasonably believed was in the best interests of our company. Even if they do not meet these standards, our directors and officers would not be liable for any loss or damage caused by their actions or omissions if their conduct does not constitute willful misconduct or recklessness. Our articles of incorporation also require us to indemnify our directors and officers under certain circumstances against liability incurred in connection with proceedings to which they are made parties by reason of their relationships to our company.

The limitation of liability and indemnification provisions in our articles of incorporation may discourage shareholders from bringing a lawsuit against our directors alleging a breach of their fiduciary duty. These limitations may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit our company and shareholders. Furthermore, our operating results and the value of your investment may decline to the extent that we pay any costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Risks Related to this Offering

If an active trading market in our common stock does not develop, your ability to liquidate your investment will be adversely affected.

Our common stock became eligible to trade on the OTC Bulletin Board on August 1, 2006. While trading of our stock has occurred, an established public trading market has not yet developed. If an established trading market does not develop, you may not be able to sell your shares promptly or perhaps at all, or sell your shares at a price equal to or above the price you paid for them.

Sales of shares of our common stock eligible for future sale could depress the market for our common stock and the value of the shares you own.

As of August 10, 2010 we had issued and outstanding 11,785,826 shares of our common stock and warrants to purchase 308,197 shares of our common stock. As of that date, we also had issued and outstanding options granted under our 2005 Stock Option Plan and 2005 Restricted Stock Plan to certain directors, executive officers and employees to acquire 80,600 shares of common stock, of which 21,300 shares had vested.  Public marketplace sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased, which could cause the market price of our common stock to drop even if our business is doing well.

As a shareholder, you will experience significant dilution as a result of the exercise of warrants and options that we have previously issued.

As described above, as of August 10, 2010 we had issued and outstanding 11,785,826 shares of common stock, and securities convertible into or exercisable for an additional 308,197 shares of our common stock, along with options to purchase 80,600 shares granted to certain directors, executive officers and employees, of which 21,300 shares have vested.  If these securities are converted into or exercised for shares of common stock, your percentage ownership in the company, and your economic interest in the company, will be diluted. The degree of dilution, which may be significant, will depend on the number of shares that are issued upon conversion or exercise. If these securities are converted into or exercised for the maximum number of shares of common stock, your percentage ownership in the company will be diluted approximately 2.7%.

We do not intend to pay dividends, and you may not experience a return on investment without selling your securities, which may be difficult because we have a limited trading market.

We have never declared or paid, nor do we intend in the foreseeable future to declare or pay, any dividends on our common stock. Our financing agreements also prohibit us from paying any dividends on our common stock. Since we intend to retain all future earnings to finance the operation and growth of our business, you will likely need to sell your securities in order to realize a return on your investment, if any. The market for our common stock is limited, and you may not be able to sell your shares of our common stock.

Any market that develops for our common stock could be highly volatile, which may limit your ability to sell your shares when desired or at a price above your purchase price.

The price at which our common stock trades on the OTC Bulletin Board or any other market that may develop is likely to be highly volatile and may fluctuate substantially due to several factors, including the following:

•	volatility in stock market prices and volumes that is particularly common among micro cap/small cap companies such as us;

•	loss of a market maker that is willing to make a market in our stock on the OTC Bulletin Board;

•	efforts by any shareholder to sell or purchase significant amounts of shares relative to the size of the trading market;

•	lack of research coverage for companies with small public floats such as us;

•	potential lack of market acceptance of our products and services;

•	actual or anticipated fluctuations in our operating results;

•	entry of new or more powerful competitors into our markets;

•	introduction of new products and services by us or our competitors;

•	commencement of, or our involvement in, any significant litigation;

•	additions or departures of key personnel;

•	terrorist attacks either in the United States or abroad;

•	general stock market conditions; and

•	general state of the United States and world economies.

This volatility may slow the development of an active trading market for our common stock, which could make it more difficult for you to sell your shares, if you are able to sell them at all, at a price above your purchase price.

We could issue “blank check” preferred stock without shareholder approval with the effect of diluting then current shareholder interests.

Our articles of incorporation authorize the issuance of up to 800,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common shareholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. Our financing agreements, however, prohibit us from issuing any preferred stock. Although we do not presently intend to issue any shares of preferred stock, our financing arrangements may change and we may issue preferred stock in the future. See “Description of Capital Stock — Preferred Stock” and “Prior Financing Transactions” in this prospectus.

Anti-takeover provisions in our articles of incorporation and by-laws and in Indiana law could delay or prevent a takeover or other change in control of our company, which could cause the market price of our common stock to suffer.

Provisions in our articles of incorporation and by-laws and certain provisions of Indiana law may discourage, prevent or delay a person from acquiring or seeking to acquire a substantial interest in, or control of, our company. Such provisions in our articles of incorporation and by-laws include the following:

•	our Board of Directors may not remove a director without cause, also making it more difficult to gain control of our board;

•	only our Board of Directors, and not our shareholders, may elect directors to fill vacancies in the board, including vacancies created by expansion of the board;

•	only our Board of Directors or chairman of the board, and not our shareholders, may call a special meeting of our board;

•	only the Board of Directors, and not our shareholders, may make, amend or repeal our by-laws;

•	a super-majority (80%) vote of our shareholders is required to amend certain anti-takeover provisions in our articles of incorporation;

•	our shareholders are not granted cumulative voting rights, which, if granted, would enhance the ability of minority shareholders to elect directors;

•
shareholders must follow certain advance notice and information requirements to nominate individuals for election to our Board of Directors or to propose matters that may be acted upon at a shareholders’ meeting, which may discourage a potential acquirer from conducting a proxy contest to elect directors or otherwise attempting to influence or gain control of our company;

•
our Board of Directors, without shareholder approval, may issue shares of undesignated, or “blank check,” preferred stock, which may have rights that adversely affect the rights of the holders of our common stock and impede or deter any efforts to acquire control of our company; and

•
our articles require special board approval, super-majority (80%) shareholder approval and/or satisfaction of certain price and procedural requirements for certain business combination transactions involving our company and certain shareholders who beneficially own more than 10% of the voting power of our outstanding capital stock, all of which make it more difficult for a person to acquire control of our company.

Our articles of incorporation impose approval and other requirements on certain business combination transactions between our company and any shareholder beneficially owning 10% or more of the voting power of our outstanding capital stock. Types of business combination transactions subject to these requirements include mergers, consolidations, certain sales, leases or other transfers of our assets, certain issuances of our voting securities, plans of dissolution or liquidation proposed by the interested shareholder, and certain other transactions. Our articles prohibit any such transaction within five years following the date on which the shareholder obtained 10% ownership unless the transaction meets the requirements of the Business Combinations Statute of the Indiana Business Corporation Law (if applicable), which is described below, and is approved by a majority of our directors who are not affiliated with the shareholder or by shareholders holding at least 80% of the voting power of our outstanding capital stock. After such five-year period, the transaction still must satisfy the requirements of the Business Combinations Statute (if applicable) as well as certain price and procedural requirements set forth in our articles.

As an Indiana corporation, we are subject to the Indiana Business Corporation Law. Chapter 42, the Control Share Acquisitions Chapter, and Chapter 43, the Business Combinations Chapter, of the Indiana Business Corporation Law may affect the acquisition of shares of our common stock or the acquisition of control of our company. Indiana companies may elect to opt out of the Control Share Acquisitions Chapter and the Business Combinations Chapter. Our articles of incorporation do not opt out of these statutes. Both statutes, however, apply only to certain corporations that have at least 100 shareholders. As of August 5, 2010 we had 74 shareholders of record.  Consequently, as of August 5, 2010 neither statute applied to us, although they may apply to us in the future.

The Business Combinations Chapter prohibits certain business combinations, including mergers, sales of assets, recapitalizations and reverse stock splits, between certain corporations and any shareholder beneficially owning 10% or more of the voting power of the outstanding voting shares of that corporation for a period of five years following the date on which the shareholder obtained 10% beneficial voting ownership, unless the business combination was approved prior to that date by the board of directors. If prior approval is not obtained, several price and procedural requirements must be met before the business combination may be completed. The Business Combinations Statute does not apply to business combinations between a corporation and any shareholder who obtains 10% beneficial voting ownership before such corporation has a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934, unless the corporation has elected to be subject to the Business Combination Statute. As of the date of this prospectus, we have not made such as election.

The Control Share Acquisitions Chapter contains provisions designed to protect minority shareholders if a person makes a tender offer for or otherwise acquires shares giving the acquirer more than certain levels of ownership (20%, 33 ⅓% and 50%) of the outstanding voting securities of certain Indiana corporations. Under the Control Share Acquisitions Chapter, if an acquirer purchases such shares of a corporation that is subject to the

Control Share Acquisitions Chapter, then the acquirer cannot vote such shares until each class or series of shares entitled to vote separately on the proposal approves the rights of the acquirer to vote the shares in excess of each level of ownership, by a majority of all votes entitled to be cast by that group (excluding shares held by our officers, by employees of the company who are directors of the company and by the acquirer).

Also under the Indiana Business Corporation Law, effective July 1, 2009 a public company must have a staggered board of directors, unless the company elected to affirmatively opt-out of such requirement by July 31, 2009.  Our articles of incorporation currently provides for a staggered board of directors, but we also affirmatively opted-out of the automatic staggered board provision of the Indiana Business Corporation Law, thereby preserving our ability to eliminate our staggered board structure in the future if our board of directors decides to do so.  As of the date of this prospectus, our board of directors has no intention of eliminating our staggered board structure.

These provisions of our articles of incorporation, by-laws and of the Indiana Business Corporation Law may make if difficult and expensive to pursue a tender offer, change in control or takeover attempt that our management opposes. Consequently, these provisions may reduce the trading price of our common stock. See “Description of Capital Stock — Anti-Takeover Provisions” in this prospectus.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which include any statement that is not an historical fact, such as statements regarding our future operations, future financial position, and business strategy, plans and objectives. Without limiting the generality of the foregoing, words such as “may,” “intend,” “expect,” “believe,” “anticipate,” “could,” “estimate” or “plan” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. We have based the forward-looking statements largely on our current expectations and perspectives about future events and financial trends that we believe may affect our financial condition, results of operations, business strategies, short-term and long-term business objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the caption “Risk Factors,” that may cause our actual results to differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholders named in this prospectus. We will not receive any of the proceeds from the sale of the common stock, but we have agreed to bear all expenses (other than direct expenses incurred by the selling shareholders, such as selling commissions, brokerage fees and expenses and transfer taxes) associated with registering such shares under federal and state securities laws. We will receive the exercise price upon exercise of the warrants held by the selling shareholders. The aggregate exercise price of the warrants is $2,553,020.  We used the net proceeds from the prior issuances of our common stock included in this prospectus, as well as from the prior issuances of notes, debentures and warrants convertible into or exercisable for common stock included in this prospectus, to fund acquisitions, to acquire capital equipment, to fund general and administrative costs and working capital, and to refinance indebtedness. We intend to use the net proceeds from the exercise of the warrants for the following purposes (but not in any particular order of priority or in any particular amounts), which may be subject to change: (1) to acquire capital equipment, (2) to fund general and administrative costs, and (3) for working capital although we do not have any definitive plans as of the date of this prospectus to use any such proceeds for acquisitions.  In addition, we may need to reallocate the proceeds received from the exercise of the warrants among the categories of uses set forth above if our cash or liquidity positions so dictate, or in the event on-going or anticipated capital expenditures require additional funding.

As of August 10, 2010, we have issued 616,407 shares upon the exercise of warrants. Based on information provided by our transfer agent, we believe that some selling shareholders have sold shares pursuant to this offering. However, because many shares are held in “street” name, we cannot ascertain the number or shares sold or the identity of the selling shareholders. We have incurred total expenses in connection with this offering of $632,573 and have received no offering proceeds, except that we received $131,567 upon the exercise of warrants.

DETERMINATION OF OFFERING PRICE

The selling shareholders will offer shares from time to time at prevailing market prices or privately negotiated prices. Our common stock became eligible to trade on the OTC Bulletin Board on August 1, 2006 under the symbol MCGL. On January 14, 2008, we effectuated a 1-for-25 reverse stock split of our common stock (the “Reverse Stock Split”), thereby changing and combining each 25 shares of our common stock into one share. In connection with the Reverse Stock Split, our common stock now is traded on the OTC Bulletin Board under the symbol MIGL. The bid and ask prices of our common stock on the OTC Bulletin Board on August 9, 2010, were $0.28 and $0.52, respectively. These prices may or may not be similar to the price or prices at which the selling shareholders offer shares in this offering.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of August 10, 2010 for the following persons:

•	each of our directors;

•
our Chief Executive Officer and each of our two most highly compensated executive officers serving at the end of 2009 (other than our Chief Executive Officer) whose total compensation during 2009 exceeded $100,000 (together as a group, the “Named Executive Officers”);

•	all of our directors and executive officers as a group;

•	each holder of five percent or more of our common stock; and

•	each person and entity selling shares of our common stock in this offering.

The information below is based upon information provided to us by or on behalf of each beneficial owner. Based on information provided by our transfer agent, we believe that some selling shareholders have sold shares pursuant to this offering. However, because many shares are held in “street” name, we cannot ascertain the number or shares sold or the identity of the selling shareholders. Unless otherwise indicated, we believe that each individual and entity named below has sole voting and investment power with respect to all shares of common stock that such individual or entity beneficially owns, subject to applicable community property laws. To our knowledge, no person or entity other than those identified below beneficially owns more than five percent of our common stock.

Applicable percentage ownership is based on 11,785,826 shares of our common stock outstanding as of August 10, 2010.  In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we included shares of common stock that such person has the right to acquire within 60 days of August 10, 2010, upon exercise or conversion, as applicable, of warrants or options held by that person.

We have registered or are registering, on registration statements filed with the SEC (including the registration statement of which this prospectus is part) all of the outstanding shares of our common stock. We also have registered 2,500,000 shares held by Tontine, 308,197 of common stock issuable upon exercise or conversion of outstanding warrants and convertible notes, and 53,680 shares of common stock issued to certain employees pursuant to our Employee Stock Purchase Plan. Pursuant to an Amended and Restated Registration Rights Agreement we entered into with Tontine as part of the November 2007 financing transaction, we have agreed to register the 3,333,333 shares of our common stock issued to Tontine. See “Prior Financing Transactions – November 2007 Private Equity Financing” below. We filed a registration statement with the SEC covering these shares on October 22, 2008, which has not yet been declared effective by the SEC.

In connection with prior financing transactions, we entered into separate registration rights agreements with certain of the selling shareholders in this offering pursuant to which we agreed that we would register the common stock (and common stock received upon the conversion of debentures and certain notes and the exercise of warrants) owned by them. We also agreed to indemnify these selling shareholders against certain liabilities related to the registration and sale of the common stock, including liabilities arising under the Securities Act, and to pay the costs and fees of registering the shares of our common stock. The selling shareholders will pay any brokerage commissions, discounts or other expenses relating to sales of shares of common stock by them. See “Prior Financing Transactions – Registration Rights” in this prospectus.

Unless otherwise indicated, none of the selling shareholders is currently an affiliate of ours nor has had a material relationship with us during the past three years, other than as a director, officer, holder of our securities and/or in connection with the negotiation of prior financing transactions. See “Prior Financing Transactions” in this prospectus.

Strasbourger Pearson Tulcin Wolff Inc. (“Strasbourger”) and Vertical Capital Partners, Inc. (“Vertical Capital Partners”) are registered broker-dealers that acted as placement agent and finder, respectively, with regard to certain prior financing transactions. See “Prior Financing Transactions” in this prospectus. We agreed to issue warrants to Strasbourger and Vertical Capital Partners as partial compensation for their services, and to include the common stock issuable upon exercise of the warrants in this prospectus for resale. Strasbourger and Vertical Capital Partners designated certain selling shareholders indicated below to receive the warrants. Based on information known to us, we believe that these selling shareholders are affiliated with Strasbourger or Vertical Capital Partners.

	As of August 10, 2010
	Common Stock Beneficially Owned Before Offering				Common Stock Beneficially Owned After Offering†
Name of Beneficial Owner	Shares owned		% owned1	Number of Shares Being Sold	Shares owned	% owned1
Directors and Named Executive Officers: (2)
John A. Martell (3)	2,738,800	(4)	23.2	2,738,800	0	0
Michael P. Moore (5)	0		0	0	0	0
James M. Lewis (6)	1,600		*	1,600	0	0
William J. Schmuhl, Jr. (7)	11,500	(8)	*	11,500	0	0
Richard A. Tamborski (9)	0		0	0	0	0
Michael D. Topa (10)	0		0	0	0	0
Richard J. Mullin (11)	0		0	0	0	0
All directors and executive officers as a group (6 persons)	2,751,900		23.3	2,751,900	0	0

Other 5% Beneficial Owners:
Jeffrey L. Gendell (12) c/o Tontine Capital Management, L.L.C. 55 Railroad Avenue, 1st Floor Greenwich, Connecticut 06830	5,833,333	11	49.5	0	5,833,333	49.5

Other Selling Shareholders:
Laurus Master Fund, Ltd. (13) c/o Laurus Capital Management, LLC 825 Third Avenue, 14th Floor New York, New York 10022	706,862	12	5.8	706,862	0	0
William Sybesma	51,631		*	51,631	0	0
Martina Jane Sybesma	21,982		*	21,982	0	0
Dr. Domenic Strazzulla	47,402		*	47,402	0	0
Jody Nelson	29,000		*	29,000	0	0
David L. Cohen	105,057		*	105,057	0	0
Dr. Frank Lake, III	27,459		*	27,459	0	0
Carole Shrager	48,666	(14)	*	48,666	0	0
Jay Shrager	58,666	(15)	*	58,666	0	0

	As of August 10, 2010
	Common Stock Beneficially Owned Before Offering				Common Stock Beneficially Owned Before Offering
Name of Beneficial Owner	Shares owned		Name of Beneficial Owner	Shares owned	Name of Beneficial Owner	Shares owned

Matthew A. Dancy	36,333		*	36,333	0	0
David Dercher	12,666		*	12,666	0	0
William Greenfield	8,333	(16)	*	8,333	0	0
Robert C. Ingram, III	20,655		*	20,655	0	0
Roger Stacey	6,333		*	6,333	0	0
Michael Goldfarb	12,666		*	12,666	0	0
Gary M. Glasscock	27,367		*	27,367	0	0
Robert H. Cole	32,000	(17)	*	32,000	0	0
Donna D. Kress	36,000	(18)	*	36,000	0	0
Gregg M. Gaylord and Linda S. Covillon (19)	23,988		*	23,988	0	0
Dr. Leo Mazzocchi and Nancy T. Mazzocchi	19,868		*	19,868	0	0
Joseph Rienzi and Judith Rienzi	10,000		*	10,000	0	0
Larry Rosenfield	5,000		*	5,000	0	0
Dr. Gilbert R. Schorlemmer	4,000		*	4,000	0	0
Mollie Ann Peters	6,195		*	6,195	0	0
Richard Campanella and Janis Campanella	2,000		*	2,000	0	0
Stanley Merves	10,000		*	10,000	0	0
Tom Wrenn	5,000		*	5,000	0	0
Lawrence E. Jaffe	5,000	(20)	*	5,000	0	0
Michael Poujol and Angela Poujol	39,942		*	39,942	0	0
Thomas D’Avanzo	27,988	(21)	*	27,988	0	0
Henry Fortier, III	8,994	(22)	*	8,994	0	0
Garry J. Fadale	123,495		1.1	123,495	0	0
James Ladner	7,114		*	7,114	0	0

	As of August 10, 2010
	Common Stock Beneficially Owned Before Offering				Common Stock Beneficially Owned Before Offering
Name of Beneficial Owner	Shares owned		Name of Beneficial Owner	Shares owned	Name of Beneficial Owner	Shares owned

Gregg Goebel and Marilyn Goebel	2,000		*	2,000	0	0
Stephen T. Skoly, Jr.	10,988		*	10,988	0	0
Thomas J. Keeney	13,994		*	13,994	0	0
Joseph Quattrocchi	1,057		*	1,057	0	0
Paul and Danielle Quattrocchi	1,057		*	1,057	0	0
Dr. Barry G. Landry	2,114		*	2,114	0	0
Dr. Robert L. Thompson	3,994	(23)	*	3,994	0	0
Dr Michael O. Bernstein	2,114		*	2,114	0	0
Steven A. Lamb	2,114		*	2,114	0	0
Norman Dudey	2,114	(24)	*	2,114	0	0
Frank R. Cserpes, Jr. and Sharon M. Cserpes (25)	2,114		*	2,114	0	0
Edward Lagomarsino	10,572		*	10,572	0	0
Rodney Schorlemmer	47,316	(26)	*	47,316	0	0
Paul V. Nugent, Jr. and Jeanne Mentus Nugent	3,994		*	3,994	0	0
Albert Jim Barboni	4,793		*	4,793	0	0
StarInvest Group, Inc. (27)	127,814		1.1	127,814	0	0
Marcel Riedel	110,351		*	110,351	0	0
Alfred Schneider	110,351		*	110,351	0	0
Andreus Riedel	4,000		*	4,000	0	0
Daniel Stahl	47,969		*	47,969	0	0
Elizabeth Kuhn	7,988		*	7,988	0	0
Paul Remensberger	31,990		*	31,990	0	0
Heinz Wattenhofer	3,994		*	3,994	0	0
Rolph R. Berg-Jaquet	1,597		*	1,597	0	0

	As of August 10, 2010
	Common Stock Beneficially Owned Before Offering				Common Stock Beneficially Owned Before Offering
Name of Beneficial Owner	Shares owned		Name of Beneficial Owner	Shares owned	Name of Beneficial Owner	Shares owned

Marie Luise Fuchs	1,597		*	1,597	0	0
Josephine Hausammann	1,597		*	1,597	0	0
Hans Hausammann	8,791		*	8,791	0	0
Roger Buerki	1,597		*	1,597	0	0
Hans Nef-Maag	7,048		*	7,048	0	0
Max Gertsch	5,596		*	5,596	0	0
Roland Bertschy	798		*	798	0	0
Christian Baumberger	1,597		*	1,597	0	0
Fred Kin	3,195		*	3,195	0	0
Maya Salzmann	7,988		*	7,988	0	0
Bernhard Meier	83,994	(28)	*	83,994	0	0
Andrew Gonchar	51,800		*	51,800	0	0
Barry Clark	168,000	(29)	1.4	168,000	0	0
Ronald Moschetta	51,800		*	51,800	0	0
P. Tony Polyviou	51,800		*	51,800	0	0
Adam Gottbetter	84,884	(30)	*	84,884	0	0
Nasrollah Jahdi	9,994	(31)	*	9,994	0	0
Hans-Peter Knecht	3,195		*	3,195	0	0
Frederick B. Epstein	45,655		*	45,655	0	0
Jennifer M. Martell (32)	140,000	(33)	1.2	140,000	0	0
John L. Martell (34)	140,000	(35)	1.2	140,000	0	0
Joseph Gazzola and Josephine Gazzola	8,994		*	8,994	0	0
Mark Angelo	10,304	(36)	*	10,304	0	0
Patricia Minehardt (37)	1,200		*	1,200	0	0
Weikei Lang	614		*	614	0	0

	As of August 10, 2010
	Common Stock Beneficially Owned Before Offering				Common Stock Beneficially Owned Before Offering
Name of Beneficial Owner	Shares owned		Name of Beneficial Owner	Shares owned	Name of Beneficial Owner	Shares owned

Thea Hausammann	3,200		*	3,200	0	0
Robert DePalo	5,000	(38)	*	5,000	0	0
Robert Fallah	5,000		*	5,000	0	0
Myra Logan	5,000	(39)	*	5,000	0	0
John Kidd	5,000		*	5,000	0	0
Rosemarie Moschetta	11,747		*	11,747	0	0
Paul Devine	30,000	(40)	*	30,000	0	0

*	Less than one percent (1%).
†
The selling shareholders identified in this table may sell some, all, or none of the shares owned by them that are registered under this registration statement.  While we do not currently have knowledge of any agreements, arrangements, or understandings with respect to the sale of any of the shares registered hereunder, for purposes of this table and unless otherwise indicated we are assuming that the selling shareholders will sell all of the shares indicated in the table.

(1)
Based on, for each shareholder, 11,785,326 shares of common stock outstanding as of August 10, 2010, plus securities beneficially owned by that shareholder that are exercisable for or convertible into common stock within 60 days of August 10, 2010.

(2)	The address of each director and Named Executive Officer identified in the table above is c/o MISCOR Group, Ltd., 800 Nave Road SE, Massillon, OH 44646.
(3)	Mr. Martell is our Chairman, and served as President and Chief Executive Officer through June 16, 2010.
(4)
In connection with purchases by Tontine of shares of our common stock, Mr. Martell granted to Tontine a limited irrevocable proxy to vote his shares of common stock in connection with certain matters described below under “Prior Financing Transactions – January 2007 Private Placement of Common Stock” and “– November 2007 Private Equity Financing Transaction.” On all other matters, Mr. Martell has sole voting power with respect to these shares.  Mr. Martell has sole investment power with respect to these shares.

(5) (6)	Mr. Moore is our President and Chief Executive Officer. Mr. Lewis is our former Vice President, Secretary and General Counsel.
(7)	Mr. Schmuhl is a member of our board of directors.
(8)	Includes 1,500 shares issuable upon exercise of options granted under our 2005 Stock Option Plan at an exercise price of $6.25 per share.
(9)
Mr. Tamborski is our former Executive Vice President and Chief Operating Officer and a former member of our Board of Directors.  He resigned his officer positions with MISCOR effective January 6, 2010 and his director position effective January 10, 2010.

(10)	Mr. Topa is serving as MISCOR’s Interim Chief Financial Officer. He is also a member of our Board of Directors.
(11)	Mr. Mullin is our former Vice President, Treasurer and Chief Financial Officer who resigned his positions with MISCOR effective February 15, 2009.
(12)
Includes 4,666,667 shares of common stock directly owned by TCP, 1,001,081 shares of common stock directly owned by TCOMF and 165,585 shares of common stock directly owned by TCOMF II. Tontine Capital Management, L.L.C. (“TCM”) is the general partner of TCP, Tontine Capital Overseas GP, L.L.C. (“TCO”) is the general partner of TCOMF and Tontine Asset Associates, LLC (“TAA”) is the general partner of TCOMF II. Mr. Gendell is the managing member of TCM, TCO and TAA and in such capacity has voting and investment control over the shares of common stock owned by TCP, TCOMF and TCOMF II. TCM, TCO, TAA and Mr. Gendell expressly disclaim beneficial ownership of the shares of common stock beneficially owned by TCP, TCOMF and TCOMF II, except to the extent of their pecuniary interest.

As reported in a Schedule 13D filed by TCP, TCM, TCOMF, TCO, and Mr. Gendell (the “Tontine Parties”) on November 10, 2008, the Tontine Parties indicated their intent to begin to explore alternatives for the disposition of their equity interests in MISCOR, including, among other alternatives, sales to third parties, either alone or as part of a sale of MISCOR, or distributions to their respective investors. The Tontine Parties further indicated that they intend to discuss with MISCOR’s management and board of directors these disposition alternatives, that any such dispositions will be dependent on many factors, such as market conditions and available prices, and that their intention to explore the disposition of their equity interests is subject to change at any time. As discussed in this prospectus, because the Tontine Parties’ rights to nominate directors, to appoint representatives to observe board meetings, and to require MISCOR to limit the size of the board are dependent on their ownership of a certain aggregate percentage of common stock, the disposition of their equity interests in MISCOR may result in changes to the size and/or composition of MISCOR’s board of directors.

(13)
According to information provided by Laurus Master Fund, Ltd. (“Laurus”), the entity that exercises voting and investment power on behalf of Laurus is Laurus Capital Management, LLC; the natural persons who exercise voting and investment power over Laurus Capital Management, LLC are David Grin and Eugene Grin. Includes 294,118 shares of common stock issuable upon exercise of warrants at $8.50 per share, and 8,079 shares of common stock issuable upon exercise of warrants at $0.25 per share. The terms of the warrants limit the number of shares of common stock issuable upon exercise of warrants issued to Laurus to the amount by which 9.99% of our outstanding common stock exceeds the number of shares beneficially owned by Laurus, unless Laurus gives us 75 days prior notice.

(14)	These shares are held jointly with her spouse, Jay Shrager.
(15)	Includes 48,666 shares held jointly with spouse, Carole Shrager, and 10,000 shares held in name of Somerset Farms PST, which is controlled by Mr. Shrager.
(16)	Includes 6,333 shares held in the name of Greenfield Plumbing and Heating, which is controlled by Mr. Greenfield.
(17)	Includes 6,000 shares held by Mr. Cole as custodian for David R. Cole and 20,000 shares owned by Reese Cole Partnership Ltd., which is controlled by Mr. Cole.
(18)
Reflects a transfer made after April 1, 2007 of warrants to purchase 750,000 shares of common stock (30,000 after giving effect to the Reverse Stock Split) at an exercise price of $0.0001 per share ($0.0025 after giving effect to the Reverse Stock Split).

(19)	Shares are held by the named persons as joint tenants with rights of survivorship.
(20)	These shares are held in a pension plan for the benefit of Mr. Jaffe.
(21)	These shares are held in an individual retirement account for the benefit of Mr. D’Avanzo.
(22)	Includes 260 shares that are held in an individual retirement account for the benefit of Mr. Fortier.
(23)	These shares are held in a profit sharing plan for the benefit of Dr. Thompson.
(24)	These shares are held by Mr. Dudey as trustee for the benefit of Norman Dudey.
(25)	These individuals hold the shares as co-trustees of the Frank R. Cserpes, Jr. Trust.
(26)	Includes 35,333 shares held in the name of RS & VS, Ltd. Mr. Schorlemmer controls the general partner of RS &VS, Ltd.
(27)	StarInvest Group, Inc. is a publicly traded business development company.
(28)	Includes 80,000 shares of common stock held in the name of Bevita Commercial Corp., which is controlled by Mr. Meier.
(29)
These shares are held in the name of Phoenix Holdings, Inc., which is controlled by Mr. Clark.  Mr. Clark was issued these warrants as a designee of Strasbourger Pearson Tulcin Wolff Inc. in connection with certain financing transactions described below.

(30)
Includes 4,000 shares of common stock issued to Jackson Steinem, Inc; and 1,000 shares of common stock issuable upon exercise of warrants at $0.025 per share issued to Jackson Steinem, Inc. as a designee of Strasbourger Pearson Tulcin Wolff Inc. in connection with certain financing transactions described below.  We are advised that Jackson Steinem, Inc. is controlled by Mr. Gottbetter, a partner in the law firm that acted as our securities counsel with respect to certain financing transactions described below.

(31)	Includes 1,057 shares of common stock issuable upon exercise of warrants at $0.025 per share.
(32)	Ms. Martell is the adult daughter of John A. Martell, our Chairman, and former Chief Executive Officer and President.
(33)	Includes 120,000 shares of common stock held in the Separate Trust for Jennifer Martell created under the John and Bonnie Martell 1997 Children's Trust for Jennifer and John.

(34)	Mr. Martell is the adult son of John A. Martell, our Chairman, and former Chief Executive Officer and President.
(35)	Includes 120,000 shares of common stock held in the Separate Trust for John L. Martell created under the John and Bonnie Martell 1997 Children's Trust for Jennifer and John.
(36)
These shares are held in the name of Yorkville Advisors Management, LLC, an investment advisory firm controlled by Mr. Angelo.  Mr. Angelo has not indicated to us whether Yorkville Advisors Management, LLC is a registered broker-dealer or an affiliate of a registered broker-dealer.

(37)	Patricia Minehardt was a manager of our subsidiary HK Engine Components LLC and is deceased.
(38)
Includes 1,000 shares of common stock issuable upon exercise of warrants at $8.50 per share. The selling shareholder was issued these warrants as a designee of Vertical Capital Partners, Inc. in connection with certain financing transactions described below.

(39)
Includes 5,000 shares of common stock issuable upon exercise of warrants at $8.50 per share. The selling shareholder was issued these warrants as a designee of Vertical Capital Partners, Inc. in connection with certain financing transactions described below.

(40)
Includes 30,000 shares of common stock acquired by the selling shareholder from a selling shareholder who was issued these warrants as a designee of Strasbourger Pearson Tulcin Wolff Inc. in connection with certain financing transactions described below.

PRIOR FINANCING TRANSACTIONS

The following is a summary description of certain financing transactions we entered into since we began operations in 2000. None of these transactions involve the selling shareholders identified in this prospectus, except for the transactions described in “– January 2007 Private Equity Financing” and “– November 2007 Private Equity Financing” below. This summary does not discuss all of the provisions of the agreements and other documents relating to the financing transactions that are filed as exhibits to our registration statements of which this prospectus is a part.

Financing by John A. Martell

From our organization through December 31, 2003, John A. Martell, who is our Chairman and former President and Chief Executive Officer, made capital contributions to us of approximately $2.4 million and advances of approximately $4.8 million. We used these amounts to fund acquisitions and other capital requirements and for working capital. The advances were unsecured and were payable on demand with interest at 1% below the prime rate.

In December 2009, the Company notified Wells Fargo that it intended to sell its Construction and Engineering Services business to the Company’s Chairman and former President and CEO, John A. Martell, and his wife, Bonnie M. Martell, consisting of the outstanding capital stock of Ideal Consolidated, Inc. (“Ideal”) and the membership units of Martell Electric, LLC (“Martell”) (the “CES Sale”).  On January 14, 2010, the Company and Wells Fargo executed a Sixth Amendment to the credit facility (the “Sixth Amendment”) that included the consent of Wells Fargo to the CES Sale and a modification of the credit facility.

On February 3, 2010 the Company completed the CES Sale for $3.5 million, subject to a working capital adjustment.  The Company recorded a working capital reduction of $1,654,000, bringing the final sale price to $1,846,000, comprised of $528,000 for Ideal and $1,319,000 for Martell Electric.  The sale proceeds consisted of a cash payment of $750,000 and a reduction to the $3,000,000 note owed to Mr. Martell by the Company for the balance of $2,750,000.  In accordance with the terms of the purchase agreement the Company increased the balance of the note owed to Mr. Martell by the amount of the working capital adjustment.  The Company and Mr. Martell are in discussions regarding whether some or all of the working capital adjustment will be paid in cash to Mr. Martell in place of adjusting the note.

In September 2005, we granted Mr. Martell an option to convert at any time and from time to time all or any part of the obligations due under the note into shares of our common stock at a fixed conversion price of $0.10 per share ($2.50 per share after giving effect to the Reverse Stock Split). If the number of our outstanding shares of common stock is increased because of a stock split or stock dividend, the conversion price will be proportionately reduced, and if the number is decreased because of a stock combination, the conversion price will be proportionately increased. The aggregate amount of principal and accrued and unpaid interest due to Mr. Martell under the note at the time the option was issued to him in September 2005 was $3.0 million. The $0.10 per share conversion price ($2.50 per share after giving effect to the Reverse Stock Split) for the note to Mr. Martell is lower than the conversion price of $0.3404926 per share ($8.512315 per share after giving effect to the reverse Stock Split) for the convertible debentures we issued to third party investors in March 2005, lower than the conversion prices of $0.19, $0.26 and $0.32 per share ($4.75, $6.50 and $8.00 per share after giving effect to the Reverse Stock Split) for the convertible notes we issued in August 2005 to Laurus, our senior lender at that time, related to our then senior credit facility described below, and lower than the exercise price of $0.25 per share ($6.25 per share after giving effect to the Reverse Stock Split) for the stock options issued to our executive officers (other than Mr. Martell) in September 2005 under our 2005 Stock Option Plan. See “Management — Executive Compensation — Equity Incentive Plans” in this prospectus. The option granted to Mr. Martell was not approved or ratified by our independent directors and its terms may not be representative of an arms’ length transaction.  On February 3, 2010 the $3.0 million note payable to Mr. Martell was exchanged as part of the CES sale described above, and a new note was issued to Mr. Martell.  The new note payable balance of $2,079,000 includes an amount for the working capital adjustment as required by the terms of the sale agreement, along with $175,000 of interest and back rent owed by the Company to Mr. Martell.  The Company and Mr. Martell are in discussions regarding whether some or all of the working capital adjustment will be paid in cash to Mr. Martell in place of adjusting the note.  This exchange resulted in the expiration of the conversion option on the $3.0 million note.  The note issued February 3, 2010 does not have a conversion option.

Private Placements of Preferred and Common Stock

Pursuant to Convertible Redeemable Preferred Stock Purchase Agreements effective as of March 3, 2004, our subsidiary Magnetech issued 750,000 shares of preferred stock at $1.00 per share to certain investors. The issuance was not registered under the Securities Act in reliance on exemptions from the registration requirements of that Act. Magnetech used the net proceeds of the private placement for working capital.

The terms of the offering contemplated our reorganization into a holding company structure by requiring the automatic conversion of the preferred stock issued by our subsidiary into 6.33333 shares of our common stock upon completion of a private offering of our common stock by March 2, 2005 with aggregate proceeds of not less that $3,000,000. If we could not meet this deadline, we would have been required to redeem all of the preferred stock at the stated value of $1.00 per share, plus interest at an annual rate of 5.375%, and issue 1.33333 shares of our common stock for each redeemed share of preferred stock. No dividends were payable on the preferred stock.

In a series of closings in late 2004, we issued 12,750,000 shares of our common stock (510,000 shares after giving effect to the Reverse Stock Split) to certain investors for a purchase price of $0.20 per share ($5.00 per share after giving effect to the Reverse Stock Split), or an aggregate purchase price of $2,550,000. The issuance was not registered under the Securities Act in reliance on exemptions from the registration requirements of that Act. We used the net proceeds of the private placement to fund marketing and promotion costs, to acquire plant and equipment, for general and administrative costs and for working capital.

The proceeds we received in connection with this offering of common stock, when combined with the proceeds from the preferred stock offering, exceeded the threshold described above for converting the outstanding shares of our subsidiary’s preferred stock into shares of our common stock. Consequently, all of the preferred stock issued by Magnetech was converted into 4,750,006 shares (190,000 shares after giving effect to the Reverse Stock Split) of our common stock in December 2004.

We engaged Strasbourger Pearson Tulcin Wolff Inc. (“Strasbourger”) to act as our placement agent on a best efforts basis in the preferred stock and common stock offerings described above. As compensation for its services, we paid Strasbourger a cash fee of 10% of the amount raised in the offerings, or $330,000, and effective December 2004 we issued to Strasbourger’s designees warrants to purchase 4,500,000 shares of our common stock (180,000 shares after giving effect to the Reverse Stock Split) for a ten-year period at a fixed exercise price of $0.0001 per share ($0.0025 per share after giving effect to the Reverse Stock Split), subject to certain anti-dilution adjustments described below. Strasbourger indicated that the persons it designated to receive the warrants, whom we believe to be employees of or otherwise affiliated with Strasbourger, were involved in its providing services as placement agent in the offerings. In addition, we issued 50,000 shares of our common stock (2,000 shares after giving effect to the Reverse Stock Split) to Jackson Steinem, Inc., which we are advised is beneficially owned by a partner in the law firm that acted as our securities counsel with respect to the private placements. The issuance of the warrants and the shares was not registered under the Securities Act in reliance on exemptions from the registration requirements of that Act.

If the number of our outstanding shares of common stock is increased because of a stock split or stock dividend, the exercise price of the warrants will be proportionately reduced, and if the number is decreased because of a stock combination, the exercise price of the warrants will be proportionately increased. In addition, the exercise price will be reduced if, subject to certain exceptions, we issue common stock at a price less than the exercise price or securities convertible into common stock at a price less than the exercise price, or if we distribute any assets or evidence of indebtedness to holders of our common stock. An adjustment of less than $0.25 is not required to be made. If the exercise price of the warrants is adjusted, then the number of shares of common stock issuable upon exercise of the warrants will be simultaneously adjusted by multiplying the number of shares of common stock issuable upon exercise of the warrants by the exercise price in effect prior to the adjustment and dividing the product by the exercise price, as adjusted.

Private Placement of Convertible Debentures and Warrants

In March 2005, we entered into Subordinated Convertible Debenture Purchase Agreements with several investors. Pursuant to those agreements, we issued $4,025,000 principal amount of convertible debentures at par. For no additional consideration, we issued to purchasers of debentures warrants to purchase an aggregate 4,255,601 shares of our common stock (170,224 shares after giving effect to the Reverse Stock Split) for a five year period at a fixed exercise price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split). If the number of our outstanding shares of common stock is increased because of a stock split, the exercise price will be proportionately reduced, and if the number is decreased because of a stock combination, the exercise price will be proportionately increased. We used the net proceeds of the private placement to acquire certain operating assets of Hatch & Kirk, Inc. and for working capital.

The issuance of the debentures and warrants was not registered under the Securities Act in reliance on exemptions from the registration requirements of that Act.

The debentures originally were scheduled to mature on February 28, 2007; however, in April 2006, the debenture holders agreed to extend the maturity date to February 28, 2008. The debentures bore interest at a fixed annual rate of 6%, payable in cash upon redemption or at maturity if the holders did not elect to convert their debentures. Each holder had the option to convert principal and accrued interest under the debentures into shares of our common stock at a fixed conversion price of $0.3404926 per share ($8.513215 per share after giving effect to the Reverse Stock Split). In 2007, certain debenture holders converted debentures totaling $1,045,000 into 3,069,082 shares of our common stock (122,763 shares after giving effect to the Reverse Stock Split).  In 2008, certain debenture holders converted debentures totaling $2,690,000 into 316,017 shares of our common stock and we redeemed the remaining debentures totaling $290,000, with interest.

The debentures were secured by a lien on all our tangible personal property. This lien, as well as the repayment obligations under the debentures, was subordinate in priority and right of payment to our $5 million secured credit facility described below.

Upon written notice we could redeem any or all of the outstanding debentures prior to the maturity date at a redemption price, payable in cash, equal to 100% of the principal amount redeemed, plus accrued and unpaid interest through the redemption date. Any notice to redeem had to be given to all holders no less than 30 days or more than 45 days prior to the date set forth for redemption. The holders could convert their debentures into common stock at any time prior to the redemption date. Our loan agreements with our senior secured lender restricted our ability to exercise this redemption right.

We also engaged Strasbourger to act as our placement agent in the debenture offering. As compensation for its services, we paid Strasbourger a cash fee of 10% of the amount raised in the offerings, or $402,500, and in May 2005 we issued to Strasbourger’s designees warrants to purchase 6,182,992 shares of our common stock (247,320 shares after giving effect to the Reverse Stock Split) for a 10-year period at a fixed exercise price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split). Strasbourger indicated that the persons it designated to receive the warrants, whom we believe to be employees of or otherwise affiliated with Strasbourger, were involved in its providing services as placement agent in the debenture offering. If the number of our outstanding shares of common stock is increased because of a stock split, the exercise price of the warrants will be proportionately reduced, and if the number is decreased because of a stock combination, the exercise price will be proportionately increased. In addition, we issued 50,000 shares of our common stock (2,000 shares after giving effect to the Reverse Stock Split) to Jackson Steinem, Inc. The issuance of the warrants and the shares was not registered under the Securities Act in reliance on exemptions from the registration requirements of that Act.

Senior Secured Credit Facilities

St. Joseph Capital Bank.  In December 2001, we entered into a secured credit facility with St. Joseph Capital Bank that included a revolving line of credit and a five-year term note. The line of credit provided for maximum borrowings of $1.0 million, and bore interest at 0.25% below the bank’s prime rate. The term note was in the original principal amount of $500,000 and was payable in monthly principal installments of $8,333 with interest at 0.25% below the bank’s prime rate. In November 2002, we obtained a second revolving line of credit that provided for maximum borrowings of $450,000, and bore interest at the bank’s prime rate. In November 2003, the interest rates on the $1.0 million and $450,000 lines of credit were increased to 0.5% and 0.25% above the bank’s prime rate, respectively. The lines of credit were due on demand. The lines of credit and the term note were secured by a security interest in substantially all of our assets, and were guaranteed by John A. Martell, our Chairman and former President and Chief Executive Officer. The lines of credit were subject to a certain covenant requiring the maintenance of a minimum balance in Mr. Martell’s account maintained with the bank. At December 31, 2003, the aggregate outstanding balances under the revolving lines of credit and the term note were approximately $1.4 million and $300,000, respectively. We refinanced our indebtedness to St. Joseph Capital Bank with our credit facility with MFB Financial described below.

MFB Financial.  In November 2004, we entered into a secured credit facility with MFB Financial and refinanced our indebtedness to St. Joseph Capital Bank. This credit facility included a line of credit that provided for maximum borrowings of $3.0 million and bore interest at 0.375% above the bank’s prime rate. The line of credit was due on demand, collateralized by a blanket security agreement covering substantially all of our assets, and was guaranteed by Mr. Martell. The line was subject to certain financial covenants pertaining to minimum net worth, senior debt to net worth, and debt service coverage. We were not in compliance with one of our financial covenants to MFB Financial at December 31, 2004; however, MFB Financial waived such noncompliance.

In April 2005, we amended our credit facility with MFB Financial to increase the maximum borrowings under the line of credit to $5.5 million. All other terms remained the same. We refinanced our indebtedness to MFB Financial with our credit facility with Laurus described below.

Laurus Master Fund, Ltd.  In August 2005, we entered into a $10 million credit facility with Laurus. At December 2006, we had borrowed an aggregate of $8.2 million under the facility, $2.0 million under a term note, $2.8 million under a minimum borrowing note and $3.4 million under a revolving note. In January 2007, we paid off the Laurus credit facility with proceeds from an equity financing described below.

In May 2006, we entered into a second Security and Purchase Agreement with Laurus. The agreement provided financing comprised of a $1.6 million revolving note and a $2.1 million term note. At December 31, 2006 we had borrowed an aggregate of $2.8 million under the facility: $2.0 million under the term note and $0.8 million under the revolving note. In January 2007, we paid off this indebtedness with proceeds from an equity financing described below.

As part of the financing, we paid Laurus $133,000 in cash and issued Laurus warrants for 375,000 shares of our common stock (15,000 shares after giving effect to the Reverse Stock Split) with an exercise price of $0.01 per share ($0.25 per share after giving effect to the Reverse Stock Split). These warrants are exercisable for a seven-year period.

We did not register the issuance of the notes and warrants to Laurus under the Securities Act, in reliance on exemptions from the registration requirements of that Act. We agreed to register with the SEC for resale the shares of our common stock issuable upon exercise of the warrants. We filed a registration statement to register the shares issuable upon exercise of the warrants on October 11, 2006 (Reg. No. 333-137940), which the SEC declared effective on November 9, 2006.

Warrants issued in conjunction with our senior debt financing were accounted for under FASB Accounting Standards Codification (“ASC”) Subtopic 815-40 Derivatives and Hedging – Contracts in Entity’s Own Equity and ASC Subtopic 825-20 Financial Instruments – Registration Payment Arrangements (“ASC 825-20”).   Due to certain factors and the liquidated damage provision in the registration rights agreements issued in connection with the senior debt financing, we determined that the warrants should be classified as a derivative liability.

ASC 825-20 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with ASC 450 Contingencies. ASC 825-20 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. In accordance with the provisions of ASC 825-20, we reclassified our warrant liability to equity upon adoption in December 2006.

In connection with the initial Laurus financing, we paid Vertical Capital Partners, Inc. a finder’s fee for its role in introducing us to Laurus as a financing source. The finder’s fee consisted of a cash payment of $200,000 and the September 2005 issuance to persons designated by Vertical Capital Partners of warrants to acquire up to 500,000 shares of our common stock (20,000 shares after giving effect to the Reverse Stock Split) for three years at a fixed exercise price of $0.34 per share ($8.50 per share after giving effect to the Reverse Stock Split). Vertical Capital Partners indicated that the persons it designated to receive the warrants, whom we believe to be employees of or otherwise affiliated with Vertical Capital Partners, were involved in its providing services as a finder in the financing transaction. If the number of our outstanding shares of common stock is increased because of a stock split, the exercise price of the warrants will be proportionately reduced, and if the number is decreased because of a stock combination, the exercise price will be proportionately increased. The issuance of the warrants was not registered under the Securities Act in reliance on exemptions from the registration requirements of that Act.

MFB Financial.  On March 9, 2007, we entered into a secured credit facility with MFB Financial. This credit facility included a line of credit that provided for maximum borrowings of $5.0 million and bore interest at 0.5% above the bank’s prime rate. The line of credit was due on demand, and was secured by accounts receivable. The line was subject to certain financial covenants pertaining to minimum tangible net worth, current ratio and debt coverage ratio, and maximum debt to equity ratio. In December 2007 we paid off the $2.2 million balance outstanding under the secured credit facility with proceeds from the Tontine equity investment on November 30, 2007. The secured credit facility was canceled in January 2008 when we secured financing under the Wells Fargo credit facility described below.

Wells Fargo Bank.  On January 14, 2008, we entered into a credit facility with Wells Fargo. The credit facility originally was comprised of a ten year $1.25 million real estate term note and a $13.75 million revolving note. On January 16, 2008, we borrowed $7.5 million under the revolving note and used the net proceeds of the loans for working capital and to acquire all of the outstanding shares of common stock of AMP.

The original maturity date of the notes is January 1, 2011. The notes are secured by (1) a first priority lien on our assets; (2) a mortgage on certain real property; and (3) the pledge of the equity interests in MISCOR’s subsidiaries. The term note originally bore interest at an annual rate equal to the rate of interest most recently announced by Wells Fargo at its principal office as its prime rate (the “Prime Rate”), subject to certain minimum annual interest payments. The revolving note originally bore interest at an annual rate of either (i) the Prime Rate, or (ii) Wells Fargo’s LIBOR rate plus 2.8%, depending on the nature of the advance. The interest rates on the revolving and term notes have been adjusted pursuant to subsequent amendments to the credit facility, as more fully described below. Interest under the revolving note is payable monthly, in arrears. The term note requires monthly principal payments of $10,417, plus interest, beginning on the first day of the month following receipt of the advance.

If we default under our obligation to Wells Fargo, then the interest on the outstanding principal balance of each note will increase by three percentage points until the default is cured or waived. Other remedies available to Wells Fargo upon an event of default include the right to accelerate the maturity of all obligations, the right to foreclose on the assets securing the obligations, all rights of a secured creditor under applicable law, and other rights set forth in the loan documents.

We may prepay the term note at any time, subject to certain prepayment penalties. With respect to the revolving note, we may borrow, pay down and re-borrow under the note until the maturity date. Under the original terms of the credit facility, the maximum aggregate principal amount that was permitted to be borrowed under the revolving note was the lesser of (1) the sum of (a) 40% of our eligible construction related trade receivables, up to $2,000,000, and (b) 85% of certain remaining eligible trade accounts receivable, less any reserves established by Wells Fargo from time to time, and (2) $13,750,000 less any reserves established by Wells Fargo.

The credit facility includes certain financial covenants that must be met. The original covenants included minimum book net worth and net income, minimum debt service coverage ratio and maximum capital expenditures. Under the original maximum capital expenditures covenant, we agreed to limit our capital expenditures for 2008 to $1.5 million, no more than $500,000 of which could be paid for from our working capital. As of June 29, 2008, we were not in compliance with this covenant, in that for the six months then ended we used $907,000 from our working capital for capital expenditures, which exceeded the $500,000 limit in the covenant. The maximum capital expenditures covenant was amended in September 2008, as described below, to increase the maximum amount of capital expenditures for 2008 to $2 million, no more than $1.25 million of which could be paid for from our working capital. As of September 28, 2008, we were not in compliance with this covenant, in that for the nine months then ended we used $1.562 million from our working capital for capital expenditures, which exceeded the $1.25 million limit in the revised covenant. In November 2008, the maximum capital expenditures covenant was further revised to increase the capital expenditure limits, as described below. We received waivers from Wells Fargo for both the June 29 and September 28, 2008 covenant violations.

In addition, under the original terms of the net income and debt service coverage ratio covenants, for the fiscal year ending December 31, 2008 we were required to achieve net income (as defined in the credit facility) of not less than $1,000,000 and maintain a minimum debt service coverage ratio (as defined in the credit facility) of not less than 1.1 to 1.0.  On March 5, 2009, we received a default notification from Wells Fargo indicating we were not in compliance with these covenants as of December 31, 2008.  As a result of these covenant violations, Wells Fargo increased the interest rate on all notes under the facility to the Prime Rate plus 3% (retroactive to January 1, 2009), and reduced the loan availability on the revolving note related to certain receivable accounts held by Martell Electric and Ideal from $2,000,000 to $1,750,000.  In April 2009, we received waivers from Wells Fargo from these covenant violations in connection with the execution of a further amendment to the credit facility, as more fully described below.

In April 2008, we amended the Wells Fargo credit facility. This First Amendment revised the formula for the maximum aggregate principal amount that may be borrowed under the revolving note. Specifically, the percentage of a portion of our eligible construction related trade receivables resulting from time and material services and completed contracts was increased from 40% to 85% and the related borrowings were removed from the $2 million limitation. The amendment also provided a four year term note in the amount of $1 million, secured by substantially all of our machinery and equipment. The note matures June 1, 2012 and is payable in monthly installments of $20,833 plus interest, which was originally set at Wells Fargo’s prime rate beginning June 1, 2008.  At April 4, 2010, we had $632,006 outstanding under the note.

In September 2008, we amended our credit facility with Wells Fargo. This Second Amendment revised a financial covenant which increased the maximum amount of capital expenditures for 2008 to $2 million, no more than $1.25 million of which could be paid for from our working capital. The amendment also limited the investment and loans from AMP to AMP Canada to $1 million.

In November 2008, we entered into a Third Amendment to our credit facility with Wells Fargo to further revise a financial covenant which increased the maximum amount of capital expenditures for 2008 to $2.75 million, no more than $2.25 million of which could be paid for from our working capital.

In April 2009, we entered into a Fourth Amendment to our credit facility in response to Well Fargo’s March 2009 default notification described above. The amendment revised the credit facility as follows: (i) waived our noncompliance with the minimum net income and debt service coverage ratio covenants for the year ending December 31, 2008; (ii) eliminated the minimum net income and debt service coverage ratio covenants for the year ending December 31, 2009; (iii) adjusted the minimum book net worth covenant to $38.75 million as of December 31, 2009; (iv) incorporated a monthly minimum EBITDA covenant commencing in April 2009; (v) reduced the revolving credit line limit from $13.75 million to $11 million; (vi) reset the interest rate on all notes under the facility to the daily three-month LIBOR plus 5.25%; and (vii) required us to suspend interest payments on our $3.0 million subordinated promissory note to Mr. Martell.

In July 2009, we entered into a second Fourth Amendment to the credit facility which amended the credit facility in the following respects: (i) the definition of “Borrowing Base” was revised, resulting in lower available borrowings under the facility; (ii) the interest rate on all notes under the facility was adjusted to the daily three-month LIBOR plus 8.25%; (iii) the amount of minimum EBITDA we are required to achieve in future periods was lowered; and (iv) conditions were added regarding marketing assets, the validation of our cash flow forecast, capital raising efforts, and future financial projections.

In September 2009, we entered into a Fifth Amendment to the credit facility which amended the credit facility in the following respects;  (i) the definition of “Borrowing Base” was revised, resulting in lower available borrowings under the facility; (ii) the deadline agreed upon in earlier amendments with respect to capital raising efforts was extended.

In December 2009, the Company notified Wells Fargo that it intended to sell its Construction and Engineering Services business to the Company’s Chairman and former President and CEO, John A. Martell, and his wife, Bonnie M. Martell, consisting of the outstanding capital stock of Ideal Consolidated, Inc. (“Ideal”) and the membership units of Martell Electric, LLC (“Martell”) (the “CES Sale”).  On January 14, 2010, we entered into a Sixth Amendment to the credit facility (the “Sixth Amendment”) that included the consent of Wells Fargo to the CES Sale and a modification of the Credit Agreement.  The Sixth Amendment amended the credit facility to, among other things, revise the definition of “Borrowing Base,” resulting in lower available borrowings.  On February 3, 2010 the Company completed the CES Sale for $3.5 million, subject to a working capital adjustment.  The Company recorded a working capital reduction of $1,654,000, bringing the final sale price to $1,846,000, comprised of $528,000 for Ideal and $1,319,000 for Martell Electric.  The sale proceeds consisted of a cash payment of $750,000 and a reduction to the $3,000,000 note owed to Mr. Martell by the Company for the balance of $2,750,000.  In accordance with the terms of the purchase agreement the Company increased the balance of the note owed to Mr. Martell by the amount of the working capital adjustment.  The Company and Mr. Martell are in discussions regarding whether some or all of the working capital adjustment will be paid in cash to Mr. Martell in place of adjusting the note.

In April 2010 we entered into a Seventh Amendment to the credit facility.  The Seventh Amendment amended the credit facility as follows:  (i) waived our noncompliance with the minimum book net worth and maximum capital expenditures from working capital covenants for the year ended December 31, 2009;  (ii)adjusted the minimum book net worth covenant to $21.5 million as of December 31, 2009;  (iii) eliminated the automatic renewal of our revolving credit line in January 2011;  (iv) adjusted the allowable capital expenditures for the year ending December 31, 2010 to a maximum of $500,000;  (v) incorporated a monthly minimum EBITDA covenant commencing in April 2010; and (vi) eliminated the previously agreed upon requirement to raise additional capital.

At April 4, 2010, we had $3.4 million outstanding under the revolving note, $0.6 million under the real estate term note, and $0.5 million under the equipment term note.

Registration Rights

In connection with certain of the financing transactions described above, we agreed to register with the SEC the resale of the common stock issued to the investors and the resale of shares of common stock issuable upon conversion of the convertible debentures and notes and upon exercise of the warrants described above, except for shares issuable upon conversion of the revolving note issued to Laurus. To comply with these registration obligations, we filed registration statements on November 7, 2005 and October 11, 2006. The SEC declared the registration statements effective on May 12, 2006 and November 9, 2006, respectively.

Our registration rights agreements with the investors in the private placement of preferred stock by our subsidiary Magnetech and in our private placement of common stock, described above, required us to file a registration statement by September 2004 covering the shares of common stock issued to the investors in those transactions and issuable upon exercise of the warrants issued to the investors. Our registration rights agreements with the investors in the private placement of our convertible debentures and warrants described above (excluding warrants issued to Laurus) required us to file a registration statement by April 30, 2005 covering the shares of our common stock issuable upon conversion of the debentures and exercise of the warrants issued to the investors in that transaction. If we failed to file the registration statements by these deadlines, the respective registration rights agreements obligated us to pay the applicable investors liquidated damages in the amount of 1% of the total issued shares of our common stock for each 30-day period that the applicable registration statement had not been filed. These agreements further provided, however, that we would not be required to pay these liquidated damages if we provided the investors with a certificate stating that, in the good faith judgment of our Board of Directors, it would be seriously detrimental to us and our shareholders for such registration statements to be filed owing to a material pending transaction or other issue. In September 2004 and September 2005, we provided such certificates to the applicable investors and agreed to file the registration statement as soon as reasonably practicable. On October 31, 2005, we filed with the SEC a registration statement, which included the shares issued and issuable to these investors. The SEC declared the registration statement effective on May 12, 2006. Consequently, we believe that we are not liable for any liquidated damages under the applicable provisions of the registration rights agreements entered into with the investors in the respective offerings, and we received confirmation to that effect on behalf of investors in our private placement of convertible debentures and warrants. If any of the investors successfully asserted a claim for such liquidated damages, and we were required to issue additional shares of our common stock to them, the percentage ownership of each shareholder in the Company would be diluted, and the degree of dilution could be significant.

In addition to the registration rights described above, we also have agreed to register for resale the shares of our common stock issued to Tontine pursuant to the financing transactions in January and November 2007 described below.  See “Prior Financing — January 2007 Private Equity Financing” and “– November 2007 Private Equity Financing” for a description of Tontine’s registration rights.

January 2007 Private Equity Financing

On January 18, 2007, we sold an aggregate of 2,500,000 shares of our common stock to Tontine for an aggregate purchase price of $12.5 million, or $5.00 per share, pursuant to a securities purchase agreement dated as of the same date (the “Initial Securities Purchase Agreement”). We used the proceeds from the sale to repay approximately $10.0 million of senior secured debt and for general working capital purposes. Before we issued shares to Tontine, John A. Martell, our Chairman of the Board and former President and Chief Executive Officer, beneficially owned 66.9% of our outstanding common stock. His shares represented 46.9% of the outstanding stock immediately after the sale and 23.2% as of August 10, 2010. In connection with the sale, we granted various rights to Tontine, as described below.

Board Designee(s).  We granted Tontine the right to appoint members to our Board of Directors as follows:

•	if Tontine or its affiliates hold at least 10% of our outstanding common stock, Tontine has the right to appoint one member of our Board of Directors;

•
if Tontine or its affiliates hold at least 20% of our outstanding common stock, and the Board consists of five or fewer directors, Tontine has the right to appoint one member of our Board of Directors; and

•	if Tontine or its affiliates hold at least 20% of our outstanding common stock, and the Board consists of six or more directors, Tontine has the right to appoint two members of our Board of Directors.

Our Board currently consists of three directors. We also agreed that, for as long as Tontine has the right to appoint directors pursuant to the securities purchase agreement, the number of directors on our Board will not exceed seven. Tontine has not appointed a director to our Board of Directors.

Board Observer.  In addition to Tontine’s right to appoint directors, we also granted Tontine the right to have a representative attend all meetings of our Board of Directors, the boards of directors of our subsidiaries and their respective committees, for so long as Tontine or its affiliates continue to hold at least 10% of our outstanding common stock. A representative of Tontine has been attending these meetings.

Future Offerings.  We granted Tontine the right to participate in future equity offerings to allow Tontine to maintain its percentage of ownership, on a fully diluted basis, of our common stock immediately prior to any such offering.

Future Acquisitions.  Our Board of Directors adopted resolutions approving any future acquisition by Tontine and its affiliates of up to 30% of our common stock, on a fully diluted basis, so that Tontine and its affiliates are not subject to the anti-takeover provisions of the IBCL’s Business Combinations Chapter.  See “Description of Capital Stock – Anti-Takeover Provisions – Provisions of Indiana Law” below for a description of the Business Combinations Chapter.  We also agreed not to revoke these resolutions and to use our best efforts to ensure that any future acquisitions by Tontine of up to 30% of our outstanding common stock, on a fully diluted basis, are not subject to any anti-takeover laws and regulations or any anti-takeover provisions in our or our subsidiaries’ organizational documents.  Tontine agreed to obtain written approval from our Board of Directors before acquiring in excess of 30% of our common stock, on a fully diluted basis, except in the case of an increase in Tontine’s percentage ownership due to a redemption or repurchase of any of our common stock, or in the case where Tontine inadvertently acquires in excess of 30% of our common stock, on a fully diluted basis.

Martell Proxy.  Mr. Martell granted Tontine a proxy to vote his shares of our common stock for the election to the Board of Directors of Tontine’s designees and to enforce Tontine’s rights with respect to future acquisitions of our common stock, each as described above.

Registration Rights.  We did not register the issuance of the shares of common stock to Tontine with the SEC under the Securities Act, in reliance on exemptions from the registration requirements of the Securities Act. We and Tontine entered into a registration rights agreement, dated January 18, 2007, pursuant to which we agreed to register for resale the shares issued to Tontine. To comply with this requirement, we filed a registration statement concerning such shares with the SEC on July 13, 2007, which the SEC declared effective on September 2, 2008.  We have filed a post-effective amendment to that registration statement, of which this prospectus is a part, and which the SEC has not yet declared effective.

November 2007 Private Equity Financing

On November 30, 2007, we sold 83,333,325 shares (3,333,333 shares after giving effect to the Reverse Stock Split) of our common stock to Tontine for an aggregate purchase price of $20,000,000, or $0.24 per share ($6.00 per share after giving effect to the Reverse Stock Split), pursuant to a Securities Purchase Agreement dated as of the same date (the “New Securities Purchase Agreement”). Prior to this private placement, Tontine owned approximately 33.2% of our issued and outstanding shares of common stock.  We used $16,700,000 of the proceeds from the sale to finance the cash portion of the purchase price of all of the issued and outstanding membership interest units of 3-D Service, Ltd. (“3-D”), we paid off the outstanding balance under our revolving credit facility of $2.2 million, with the remaining proceeds to be used for general working capital purposes. Before we issued the shares to Tontine under the New Securities Purchase Agreement, John A. Martell beneficially owned 37.9% of our outstanding common stock. His shares represented 32.0% of the outstanding stock immediately after the sale and 23.2% as of August 10, 2010. Tontine owned 52.5% of the outstanding stock immediately after the sale and 49.5% as of August 10, 2010.

Board Designee(s).  Pursuant to the Initial Securities Purchase Agreement with Tontine described above, we granted Tontine the right to appoint members to our Board of Directors.  See “– January 2007 Private Equity Financing Transaction – Board Designee(s)” above. We also agreed that, for as long as Tontine has the right to appoint directors pursuant to the Initial Securities Purchase Agreement, the number of directors on our Board will not exceed seven. Pursuant to the New Securities Purchase Agreement, we and Tontine affirmed these provisions of the Initial Securities Purchase Agreement relating to the designation of directors.

Board Observer.  In addition to Tontine’s right to appoint directors, pursuant to the Initial Securities Purchase Agreement we granted Tontine the right to have a representative attend all meetings of our Board of Directors, our subsidiaries, and their respective committees, for so long as Tontine or its affiliates continue to hold at least 10% of our outstanding common stock.  These provisions also were affirmed by us and Tontine pursuant to the New Securities Purchase Agreement.

Future Offerings.  Under the Initial Securities Purchase Agreement, we granted Tontine the right to participate in future equity offerings to allow Tontine to maintain its percentage of ownership, on a fully diluted basis, of our common stock immediately prior to any such offering.  This provision also was affirmed by us and Tontine pursuant to the New Securities Purchase Agreement.

Future Acquisitions.  Under the New Securities Purchase Agreement, we agreed to use our best efforts to ensure that any future acquisitions by Tontine of up to 50% of our outstanding common stock, on a fully diluted basis, are not subject to any anti-takeover laws and regulations or any anti-takeover provisions in our or our subsidiaries’ organizational documents.

Martell Proxy.  Pursuant to the New Securities Purchase Agreement, John A. Martell has granted Tontine a restated irrevocable proxy to vote his shares of common stock of the company for the election to the Board of Directors of Tontine’s designees and to enforce Tontine’s rights with respect to future acquisitions of our common stock, each as described above.

Registration Rights.  We did not register the issuance of the shares of common stock to Tontine with the SEC under the Securities Act, in reliance on exemptions from the registration requirements of that Act, including Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D promulgated under the Act.  The shares of our common stock issued to Tontine may not be offered or sold in the United States absent registration under the Securities Act or absent an applicable exemption from such registration requirements.  We entered into an Amended and Restated Registration Rights Agreement, dated November 30, 2007, with Tontine pursuant to which we have agreed to register for resale the shares issued to Tontine.  To comply with this requirement, we filed a registration statement concerning such shares with the SEC on October 22, 2008.  The SEC has not yet declared the registration statement effective.

Amendment to Martell Conversion Option.  On September 12, 2005, MISCOR and Magnetech executed a Conversion Option (the “Conversion Option”) in favor of John A. Martell, pursuant to which we agreed to reserve from our authorized and unissued shares of common stock a sufficient number of shares to provide for the issuance of such common stock upon the full exercise of the Conversion Option (the “Reserved Shares”). In order to ensure that there was a sufficient number of shares of our authorized and unissued common stock to consummate the acquisition of 3-D and the private placement with Tontine under the New Securities Purchase Agreement, both described above, and as a condition to the execution of the New Securities Purchase Agreement, MISCOR, Magnetech, and Mr. Martell entered into an Amendment to Conversion Option dated November 30, 2007 (the “Amendment to Conversion Option”).  Under the Amendment to Conversion Option, the shares reserved for issuance upon the conversion of Mr. Martell’s Conversion Option were released, and Mr. Martell agreed not to exercise his Conversion Option until our Amended and Restated Articles of Incorporation were amended to increase our authorized shares. On November 19, 2007, our Board of Directors approved resolutions, subject to shareholder approval, effecting an amendment to our Amended and Restated Articles of Incorporation, which resolutions were subsequently modified on December 3, 2007, to give effect to the Reverse Stock Split, to increase to 20,000,000 the number of shares of common stock that we are authorized to issue. Our shareholders approved this amendment on February 7, 2008, and the amendment became effective on February 8, 2008. Consequently, on February 7, 2008, our Board of Directors adopted a resolution once again reserving the Reserved Shares from our authorized and unissued shares of common stock, effective as of February 8, 2008.  On February 3, 2010, Mr. Martell’s conversion option expired as a result of Mr. Martell’s exchange of the note underlying the conversion option in relation to the CES Sale.

Tontine Schedule 13D Filing.  As reported in a Schedule 13D filed by the Tontine Parties on November 10, 2008, the Tontine Parties indicated their intent to begin to explore alternatives for the disposition of their equity interests in the Company, including, among other alternatives, sales to third parties, either alone or as part of a sale of the Company, or distributions to their respective investors.  The Tontine Parties further indicated that they intend to discuss with the Company’s management and board of directors these disposition alternatives, that any such dispositions will be dependent on many factors, such as market conditions and available prices, and that their intention to explore the disposition of their equity interests is subject to change at any time.  As discussed in this prospectus, because the Tontine Parties’ rights to nominate directors, to appoint representatives to observe board meetings, and to require the Company to limit the size of the board are dependent on their ownership of a certain aggregate percentage of common stock, the disposition of their equity interests in the Company may result in changes to the size and/or composition of the Company’s board of directors.

MARKET FOR OUR COMMON STOCK AND
RELATED SHAREHOLDER MATTERS

Market Information and Holders

Our common stock became eligible to trade on the OTC Bulletin Board on August 1, 2006, under the symbol MCGL. In connection with the Reverse Stock Split which became effective on January 14, 2008, our common stock now is traded on the OTC Bulletin Board under a new symbol, MIGL. The following table sets forth the range of reported high and low bid quotations for our common stock as reported on the OTC Bulletin Board for the periods indicated, as adjusted to give retroactive effect to the Reverse Stock Split. Sales price information consists of quotations by dealers making a market in our common stock and may not necessarily represent actual transactions. As a result, the sales price information for our common stock reflects inter-dealer prices without any mark-ups, mark-downs or commissions. In addition, trading in our common stock is limited in volume and may not be a reliable indication of its market value.

Fiscal year 2007:
1st quarter ended 4/1/07	$ 14.25	$ 4.50
2nd quarter ended 7/1/07	$ 13.50	$ 8.75
3rd quarter ended 9/30/07	$ 11.75	$ 5.25
4th quarter ended 12/31/07	$ 16.75	$ 5.25
Fiscal year 2008:
1st quarter ended 3/30/08	$ 17.00	$ 8.00
2nd quarter ended 6/29/08	$ 15.50	$ 9.25
3rd quarter ended 9/28/08	$ 11.00	$ 7.25
4th quarter ended 12/31/08	$ 6.50	$ 1.76
Fiscal year 2009:
1st quarter ended 4/5/09	$ 3.50	$ 1.20
2nd quarter ended 7/5/09	$ 2.55	$ 0.72
3rd quarter ended 10/4/09	$ 1.67	$ 0.42
4th quarter ended 12/31/09	$ 1.04	$ 0.35
Fiscal year 2010:
1st quarter ended 4/4/10	$ 0.49	$ 0.30
2nd quarter ended 7/4/10	$ 0.40	$ 0.30

As of August 9, 2010, the last reported sale price of our common stock as quoted on the OTC Bulletin Board was $0.45 per share. As of August 5, 2010 there were 11,785,826 shares of common stock outstanding and 74 shareholders of record. Our common stock was held by approximately 606 beneficial owners as of such date. In addition, as of August 10, 2010 we had outstanding:

•	warrants to acquire up to 300,118 shares of our common stock at an exercise price of $8.50 per share, and 8,079 shares of our common stock at an exercise price of $0.25 per share.

•	options issued under our 2005 Stock Option Plan to acquire 70,600 shares of our common stock at exercise prices ranging from $0.35 to $10.25 per share.

•	options issued under our 2005 Restricted Stock Plan to acquire 10,000 shares of our common stock at an exercise price of $0.01 per share.

In 2008, we issued shares of our common stock upon conversion of $2.69 million in subordinated debentures at a conversion price of $8.512316 per share and redeemed the remaining outstanding debentures for approximately $0.3 million cash, including interest.

The number of shares issuable upon exercise of the foregoing warrants and conversion of the foregoing note, as well as the respective fixed exercise and conversion prices, are subject to adjustment as provided in the applicable securities and related agreements.

Dividends

We have never paid cash dividends on our common stock. We presently intend to retain future earnings, if any, for use in the operation and expansion of the business and do not anticipate paying any cash dividends in the foreseeable future. Our senior credit facility contains restrictions on our ability to pay dividends. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Unregistered Sales of Equity Securities

The following describes the securities issued or sold by us since January 1, 2007, which were not registered under the Securities Act.

On January 18, 2007, pursuant to the Initial Securities Purchase Agreement we sold an aggregate of 62,500,000 shares of common stock (2,500,000 shares after giving effect to the Reverse Stock Split) to Tontine for $0.20 per share ($5.00 per share after giving effect to the Reverse Stock Split) or $12.5 million. We used the proceeds to retire all of the outstanding senior debt due to our senior lender, Laurus, as of that date in the amount of approximately $10.0 million, including interest, plus approximately $0.5 million in prepayment penalties. We have used the balance of the proceeds for related legal fees, for working capital and to reduce accounts payable.  TCP and TCOMF are “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

Effective January 19, 2007, we issued options under our 2005 Stock Option Plan to acquire 350,000 shares of our common stock (14,000 shares after giving effect to the Reverse Stock Split) to four executive officers and certain key employees at an exercise price of $0.215 per share ($5.375 per share after giving effect to the Reverse Stock Split) of which 248,750 shares (9,950 shares after giving effect to the Reverse Stock Split) have been forfeited and 41,250 shares (1,650 shares after giving effect to the Reverse Stock Split) have been exercised.  On January 19, 2007 we issued 105,000 shares of restricted common stock (4,200 shares after giving effect to the Reverse Stock Split) to two executive officers and two key employees pursuant to accepted offers to acquire the stock at a nominal price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split) pursuant to our Restricted

Stock Purchase Plan.  Of the restricted shares issued on January 19, 2007, 80,000 shares (3,200 shares after giving effect to the Reverse Stock Split) have been forfeited, and 25,000 shares (1,000 shares after giving effect to the Reverse Stock Split) have been re-purchased.  The foregoing grants of options and purchase offers and the related issuance of shares were exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering.

On November 30, 2007, our wholly-owned subsidiary, Magnetech, acquired all of the issued and outstanding units of membership interest in 3-D from BDeWees, Inc. (“BDeWees”) and XGen III, Ltd. (“XGen”), for an aggregate purchase price of $22.7 million pursuant to a membership interest purchase agreement. As part of the purchase price for the 3-D membership interest units pursuant to the purchase agreement, we issued 3,095,975 shares of our common stock (123,839 shares after giving effect to the Reverse Stock Split) to BDeWees and 3,095,975 shares (123,839 shares after giving effect to the Reverse Stock Split) to XGen.  The shares issued to BDeWees and XGen pursuant to the purchase agreement had an aggregate value of $2.0 million at the time of issuance, or $0.323 per share ($8.075 per share after giving effect to the Reverse Stock Split). BDeWees and XGen are “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

On November 30, 2007, pursuant to the New Securities Purchase Agreement we sold an aggregate of 83,333,333 shares of common stock (3,333,333 shares after giving effect to the Reverse Stock Split) to Tontine for $0.24 per share ($6.00 after giving effect to the Reverse Stock Split) or $20.0 million. We used $16.7 million of the proceeds to finance the cash portion of the purchase price by our subsidiary, Magnetech, of all of the issued and outstanding membership interest units of 3-D (as described above), we paid off the outstanding balance under our revolving credit facility of $2.2 million, with the remaining proceeds used for working capital purposes. TCP and TCOMF are “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

On February 15, 2008, we issued 253,623 shares of common stock to Lawrence Mehlenbacher in connection with our acquisition of AMP at a price of $13.80 per share or $3.5 million. We did not register the issued shares of common stock with the SEC under the Securities Act in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D promulgated under the Securities Act.

CAPITALIZATION

The following table sets forth our capitalization as of April 4, 2010. This table should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus (amounts presented in thousands).

As of April 4, 2010
Long-term notes and loans payable	$8,184
Stockholders’ equity:
Preferred stock, no par value - 800,000 shares authorized, 0 shares outstanding	—
Common stock, no par value - 30,000,000 shares authorized, 11,786,826 shares issued and outstanding	50,920
Additional paid-in capital	8,418
Accumulated deficit	(38,672)
Total Stockholders’ equity	$20,666
Total capitalization	$28,850

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion contains forward looking-statements that involve risks and uncertainties. See “Forward-Looking Statements” above. The following discussion should be read with our audited and reviewed consolidated financial statements and the notes to the financial statements beginning on page F-1 of this prospectus.

Overview

We provide electro-mechanical repair and maintenance solutions to industrial customers primarily in the United States. Our services include repair, maintenance and remanufacturing of electric motors for the steel, rail, and renewable energy industries from five locations in the Midwest and California; repair and manufacture of industrial lifting magnets for the steel and scrap industries from two locations in the Midwest; and manufacturing and remanufacturing of power assemblies, engine parts and other components related to large diesel engines from two locations on the East Coast.

The severity and extended nature of the recent economic decline resulted in a steep decline in demand for products and services in the industries that we support.  In 2009 and into early 2010 we undertook a number of actions to reduce our fixed costs and increase operating margins.  We suspended non-essential cash expenditures and significantly reduced capital expenditures.  These efforts were an endeavor to align our operating costs to the decline in sales and respond to debt service and supplier demands.

In December 2009 we announced a restructuring plan in response to the economic issues and banking environment.  This plan established a focus on our industrial services businesses providing repair and maintenance services for electric motors and electric magnets, with the intent to divest our other operations, including our operations specializing in the manufacturing and remanufacturing of diesel engine components, our operations that specialized in the repair and remanufacture of locomotives, and our construction and engineering services businesses

The restructuring plan also included relocating our corporate offices to Massillon, Ohio in order to more centrally locate our management team within our operational area and reduce selling, general and administrative expenses.  We have progressed with the divestiture of the construction and engineering businesses as well as two of our subsidiaries that specialized in the repair and remanufacturing of locomotives.   We plan to complete the divestiture of our diesel engine components subsidiary during our 2010 fiscal year.  Relocation of our corporate offices to Massillon, Ohio was completed within the second quarter of 2010.

We are continuing to assess the strategic fit of our various businesses and will explore a number of strategic alternatives for our non-strategic businesses including possible divestures.

On January 14, 2008, we entered into a credit facility with Wells Fargo.  The credit facility was originally comprised of a $1,250,000 real estate term note and a $13,750,000 revolving note.  On January 16, 2008, we borrowed $7,500,000 under the revolving note and used the net proceeds of the loans for working capital and to acquire all of the outstanding shares of common stock of American Motive Power, Inc. (“AMP”).  As of April 4, 2010, the outstanding balance on the revolving note was $3,405,000.

On February 8, 2008 we amended our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 12,000,000 to 20,000,000 shares (the “First Stock Increase”). The First Stock Increase was approved by our shareholders at a special meeting on February 7, 2008, and became effective on February 8, 2008, by the filing of articles of amendment to our Amended and Restated Articles of Incorporation with the Indiana Secretary of State.

In April 2008, the Company and Wells Fargo amended the credit facility entered into in January 2008. The amendment revised the formula for the maximum aggregate principal amount that may be borrowed under the revolving note. Specifically, the percentage of a portion of the Company’s eligible construction related trade receivables resulting from time and material services and completed contracts was increased from 40% to 85% and the related borrowings were removed from the $2,000,000 limitation.

The April 2008 amendment also provided for a four year equipment term note in the amount of $1,000,000 secured by substantially all of the machinery and equipment of the Company. The original maturity date of the note was June 1, 2012 and was payable in monthly installments of $20,833 plus interest at the bank’s prime rate.  The outstanding balance under the equipment term note as of April 4, 2010 was $517,174. Effective January 1, 2009, the interest rate on the real estate term note was increased to the bank’s prime rate plus 3%. Effective April 14, 2009, the interest rate on the real estate term note was increased to the Three Month Daily LIBOR plus 5.25%.  Effective June 1, 2009, the interest rate on the real estate term note was increased to the Three Month Daily LIBOR plus 8.25% (approximately 8.54% as of April 4, 2010).  Effective January 14, 2010 the required principal payment was increased by $10,000 per week.

On May 20, 2008, we amended our Amended and Restated Articles of Incorporation to further increase the number of authorized shares of our common stock form 20,000,000 to 30,000,000 shares (the “Second Stock Increase”). The Second Stock Increase was approved by our shareholders at the annual meeting of shareholders on May 15, 2008, and became effective on May 20, 2008 by the filing of articles of amendment to our Amended and Restated Articles of Incorporation with the Indiana Secretary of State.

In May 2008, AMP formed a subsidiary in Montreal, Canada named AMP Rail Services Canada, ULC (“AMP Canada”). AMP Canada repairs, remanufactures and rebuilds locomotives.

In September 2008, our wholly-owned subsidiary, Magnetech, acquired certain business assets of Visalia Electric Motor Shop, Inc. (“VEMS”). VEMS is engaged in the business of providing maintenance and repair services for both alternating current and direct current electric industrial motors and generators.

In September 2008, we entered into a Second Amendment to our credit facility with Wells Fargo. The second amendment revised a financial covenant which increased the maximum amount of capital expenditures for 2008 to $2 million, no more than $1.25 million of which could be paid for from our working capital. The amendment also limited the investment and loan from AMP to AMP Canada to $1 million.

In November 2008, we entered into a Third Amendment to our credit facility with Wells Fargo to further revise a financial covenant which increased the maximum amount of capital expenditures for 2008 to $2.75 million, no more than $2.25 million of which could be paid for from our working capital.

In 2008, certain debenture holders exercised their options under the debenture offering to convert $2,690,000 into 316,013 shares of our common stock at a price of $8.512316 per share. In accordance with the provisions of the debenture offering, the debenture holders did not receive any payment of accrued interest. In 2008, we redeemed the remaining outstanding debentures in the amount of $342,000, including interest of $52,000.

On February 6, 2009, Richard J. Mullin, our former Vice President, Treasurer and Chief Financial Officer, resigned his positions with MISCOR effective February 15, 2009. In conjunction with Mr. Mullin’s resignation, the Employment Agreement dated September 30, 2005 between MISCOR and Mr. Mullin terminated, other than those provisions of the agreement that by their terms survive termination of employment.

On March 5, 2009, we received a default notification from Wells Fargo, due to the violation of a financial covenant regarding minimum net income for the year ended December 31, 2008. Additionally, we were in default of the debt service coverage ratio covenant. The defaults resulted in an increase in the interest rate on the revolving note, the real estate term note and the machinery and equipment note to the prime rate (3.25% at July 31, 2009) plus 3%. In addition, due to the covenant violation, Wells Fargo has reduced the loan availability on the revolving note related to certain receivable accounts held by Martell Electric and Ideal. The interest rate increase was made effective retroactive to January 1, 2009 and remained in effect until the default was subsequently waived on April 14, 2009.

On April 14, 2009, the Company and Wells Fargo signed a Fourth Amendment to the credit facility and waiver of the default notification received on March 5, 2009. The amendment and waiver amended the credit facility as follows:

•	waived our noncompliance with the minimum net income and debt service coverage ratio covenants for the year ending December 31, 2008;

•	eliminated the minimum net income and debt service coverage ratio covenants for the year ending December 31, 2009;

•	adjusted the minimum book net worth covenant to $38.75 million as of December 31, 2009;

•	incorporated a monthly minimum EBITDA covenant commencing in April 2009;

•	reduced the revolving credit line limit to $11 million (from $13.75 million);

•	reset the interest rate on the revolving credit line and term notes to the Daily Three Month LIBOR plus 5.25% effective April 14, 2009; and

•	suspended interest payments on our subordinated debt to our Chairman and former CEO, John A. Martell.

Also on April 14, 2009, our $3.0 million note payable to Mr. Martell was amended whereby monthly principal and interest payments under the note were suspended until February 1, 2010. Interest was to continue to accrue at the new rate of the greater of 5% or the prime rate plus 1%. All accrued interest on the note would be paid on February 1, 2010, and interest would be paid monthly thereafter. Monthly principal payments in the amount of $50,000 would commence on February 1, 2010.  As part of the CES Sale, the note payable to Mr. Martell was reduced and revised and is described below.

On July 22, 2009, the Company and Wells Fargo executed a second Fourth Amendment to the credit facility, which amended the credit facility in the following respects:

•	revised the definition of “Borrowing Base,” resulting in lower available borrowings;

•	adjusted the interest rate on the revolving line of credit and term notes to the Daily Three Month LIBOR plus 8.25%;

•	lowered the amount of the minimum EBITDA that we are required to achieve in future periods; and

•	added conditions regarding marketing assets, the validation of our cash flow forecast, capital raising efforts, and future financial projections.

On September 16, 2009, the Company and Wells Fargo executed a Fifth Amendment to the Credit Agreement (the “Fifth Amendment”).  The Fifth Amendment amended the Credit Agreement in the following respects:

•	Revised the definition of “Borrowing Base,” resulting in lower available borrowings; and

•	Extended until October 31, 2009, the requirement to raise $2,000,000 of additional capital through subordinated debt or equity contributions

In December 2009, the Company notified Wells Fargo that it intended to sell its Construction and Engineering Services business to the Company’s Chairman and former President and CEO, John A. Martell, and his wife, Bonnie M. Martell, consisting of the consisting of the outstanding capital stock of Ideal Consolidated, Inc. (“Ideal”) and the membership units of Martell Electric, LLC (“Martell”) (the “CES Sale”).  On January 14, 2010, the Company and Wells Fargo executed a Sixth Amendment to the Credit facility (the “Sixth Amendment”) that included the consent of Wells Fargo to the CES Sale and a modification of the credit facility.  The Sixth Amendment amended the credit facility to, among other things, revise the definition of “Borrowing Base,” resulting in lower available borrowings.

On February 3, 2010 the Company completed the CES Sale for $3.5 million, subject to a working capital adjustment.  The Company recorded a working capital reduction of $1,654,000, bringing the final sale price to $1,846,000, comprised of $528,000 for Ideal and $1,319,000 for Martell Electric.  The sale proceeds consisted of a cash payment of $750,000 and a reduction to the $3,000,000 note owed to Mr. Martell by the Company for the balance of $2,750,000.  In accordance with the terms of the purchase agreement the Company increased the balance of the note owed to Mr. Martell by the amount of the working capital adjustment.  The Company and Mr. Martell are in discussions regarding whether some or all of the working capital adjustment will be paid in cash to Mr. Martell in place of adjusting the note.

In April 2010 the Company and Wells Fargo executed a Seventh Amendment to the credit facility.  The Seventh Amendment amended the credit facility as follows:  (i) waived our noncompliance with the minimum book net worth and maximum capital expenditures from working capital covenants for the year ended December 31, 2009;  (ii)adjusted the minimum book net worth covenant to $21.5 million as of December 31, 2009;  (iii) eliminated the automatic renewal of our revolving credit line in January 2011;  (iv) adjusted the allowable capital expenditures for the year ending December 31, 2010 to a maximum of $500,000;  (v) incorporated a monthly minimum EBITDA covenant commencing in April 2010; and (vi) eliminated the previously agreed upon requirement to raise additional capital.

During the first three quarters of 2008, we experienced significant growth and profitability compared to 2007. But during the fourth quarter of 2008, specifically December 2008, we incurred significant losses. Beginning in October 2008 and continuing through 2009, we have experienced a decline in backlog and revenues driven by the downturn in the U.S. economy. As a result, we are experiencing cash flow constraints resulting in an impairment of our ability to meet our short-term cash needs.

We initiated a number of actions beginning in the fourth quarter of 2008 to mitigate the impact on the company of the unprecedented deterioration of market conditions, including downsizing and workforce furloughs, suspending pay increases and bonuses, working capital initiatives and consolidating operations.

The severity and extended nature of the economic decline required further actions in 2009 and into 2010 whereby we undertook a number of actions to reduce our fixed costs and increase operating margins.  We suspended non-essential cash expenditures and significantly reduced capital expenditures.  These efforts were an endeavor to further align our operating costs to the decline in sales and respond to debt service and supplier demands.

In December 2009 we announced a restructuring plan in response to the economic issues and banking environment.  This plan established a focus on our industrial services business providing repair and maintenance services for electric motors and electric magnets, with the intent to divest our other operations, including operations specializing in the manufacture and remanufacture of diesel engine components, our operations specializing in the repair of locomotives, and our construction and engineering services business.  We were successful in divesting our operations specializing in the repair of locomotives, and our construction and engineering services business.  While these divestitures did not result in significant additional cash, the reduction in debt and other obligations were important.  Our past due accounts payable have been reduced, but certain suppliers continue to place us on credit hold or require cash in advance terms.  These restrictions have impacted our sales and operating margins.  Additionally a new CEO has been hired.  Our former CEO, John A. Martell, will remain as Chairman of the Board.

The restructuring plan included relocating our corporate offices to Massillon, Ohio in order to centrally locate our management team within our operational area and reduce selling, general and administrative expenses.  This relocation is principally complete, with only a few positions remaining in South Bend to support the transition.

Critical Accounting Policies and Estimates

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Principles of consolidation. The consolidated financial statements for the year ended December 31, 2009 include our accounts and those of our wholly-owned subsidiaries, Magnetech, Martell Electric, LLC, HK Engine Components, LLC, Ideal Consolidated, Inc, and American Motive Power, Inc. The consolidated financial statements for the year ended December 31, 2008 include the accounts of American Motive Power, Inc. for the eleven months ended December 31, 2008. All significant intercompany balances and transactions have been eliminated.

Use of estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant estimates are required in accounting for inventory costing, asset valuations, costs to complete and depreciation. Actual results could differ from those estimates.

Revenue recognition. Revenue in our Industrial Services segment consists primarily of product sales and service of industrial magnets and electric motors. Product sales revenue is recognized when products are shipped and both title and risk of loss transfer to the customer. Service revenue is recognized when all work is completed and the customer’s property is returned. For services to a customer’s property provided at our site, property is considered returned when the customer’s property is shipped back to the customer and risk of loss transfers to the customer. For services to a customer’s property provided at the customer’s site, property is considered returned upon completion of work. We provide for an estimate of doubtful accounts based on specific identification of customer accounts deemed to be uncollectible and historical experience. Our revenue recognition policies are in accordance with Staff Accounting Bulletin No. 101 and No. 104.

Revenues from the Rail Services and Construction and Engineering Services segments were recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs to complete for each contract. Costs incurred on contracts in excess of customer billings were recorded as part of other current assets. Amounts billed to customers in excess of costs incurred on contracts were recorded as part of other current liabilities.

Cash Equivalents.  The Company considers all highly liquid investments with maturities of three months or less from the purchase date to be cash equivalents.

Concentration of Credit Risk.  The Company maintains its cash and cash equivalents primarily in bank deposit accounts.  The Federal Deposit Insurance Corporation insures these balances up to $250,000 per bank. The Company has not experienced any losses on its bank deposits and management believes these deposits do not expose the Company to any significant credit risk.

Discontinued operations and assets and liabilities held-for-sale.  For those businesses where we have committed to a plan to divest, each business is valued at the lower of its carrying amount or estimated fair value less cost to sell.  If the carrying amount of the business exceeds its estimated fair value, an impairment loss is recognized. The fair values have been estimated using accepted purchase agreements or expected selling price based on consultations with third parties.  Depreciation and amortization expense is not recorded on assets of businesses to be divested once they are classified as held-for-sale.

Businesses to be divested are classified in the Consolidated Financial Statements as either discontinued operations or held-for-sale. For businesses classified as discontinued operations, the balance sheet amounts and results of operations are reclassified from their historical presentation to assets and liabilities of operations held-for-sale on the Consolidated Balance Sheets and to discontinued operations on the Consolidated Statement of Operations for all periods presented.  The gains or losses associated with these divested businesses are recorded within discontinued operations on the Consolidated Statement Operations.  We do not expect any significant continuing involvement with these businesses following their divestiture, and these businesses are expected to be disposed of within one year.

Earnings per share. We account for earnings (loss) per common share under the provisions of the Financial Accounting Standards Board’s Accounting Standards Codification Topic (“ASC”) 260, Earnings Per Share, which requires a dual presentation of basic and diluted earnings (loss) per common share.  Basic earnings (loss) per common share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the year.  Diluted earnings (loss) per common share is computed assuming the conversion of common stock equivalents, when dilutive.

Segment Information. We report segment information in accordance with ASC 280, Segment Reporting.

Goodwill and Intangibles.  We account for goodwill and other intangible assets in accordance with ASC 350, Intangibles – Goodwill and Other. Goodwill represents the excess of the cost of acquired businesses over the fair market value of their net assets at the dates of acquisition. Goodwill, which is not subject to amortization, is tested for impairment annually during the fourth quarter.  We test goodwill and other intangible assets for impairment on an interim basis if an event occurs that might reduce the fair value of a reporting unit below its carrying value. Recoverability of goodwill is evaluated using a two-step process.  The first step involves a comparison of the fair value of a reporting unit with its carrying value. If the carrying amount of the reporting unit exceeds its fair value, then the second step of the process involves a comparison of the implied fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill of a reporting unit exceeds the fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess.  Reporting units are determined based on our operating segments.   We re-evaluate our reporting units and the goodwill and intangible assets assigned to the reporting units annually, prior to the completion of the impairment testing. The fair value of our reporting units is determined based upon management’s estimate of future discounted cash flows and other factors. Management’s estimates of future cash flows include assumptions concerning future operating performance and economic conditions and may differ from actual future cash flows.  Due to the current size of the company, the low trading volumes of the Company’s stock and the closely held nature of the Company (three shareholders control approximately 75% of the Company’s stock), management does not believe that the Company’s market capitalization is an accurate indicator of the Company’s overall value or potential goodwill impairment.

Other intangible assets consisting mainly of customer relationships, a technical library, and non-compete agreements were all determined to have a definite life and are amortized over the shorter of the estimated useful life or contractual life of the these assets, which range from 1 to 20 years. Intangible assets with definite useful lives are periodically reviewed to determine if facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances do exist, the recoverability of intangible assets is assessed by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets.

Inventory. We value inventory at the lower of cost or market. Cost is determined by the first-in, first-out method. We periodically review our inventories and make adjustments as necessary for estimated obsolescence and excess goods. The amount of any markdown is equal to the difference between cost of inventory and the estimated market value based upon assumptions about future demands, selling prices and market conditions.

Property, Plant and Equipment. Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the related assets using the straight-line method. Useful lives of property, plant and equipment are as follows:

Buildings	30 years
Leasehold improvements	Shorter of lease term or useful life
Machinery and equipment	5 to 10 years
Vehicles	3 to 5 years
Office and computer equipment	3 to 10 years

Long-Lived Assets. We assess long-lived assets for impairment whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable.

Debt Issue Costs. We capitalize and amortize costs incurred to secure senior debt financing and revolving notes over the term of the financing, which is three years. Modifications related to the Company’s revolving note and term notes are accounted for under the provisions of ASC Subtopic 470-50, “Debt – Modifications and Extinguishments”.

Advertising Costs.  Advertising costs consist mainly of product advertisements and announcements published in trade publications, and are expensed when incurred.

Warranty Costs. We warrant workmanship after the sale of our products. We record an accrual for warranty costs based upon the historical level of warranty claims and our management’s estimates of future costs.

Income Taxes. We account for income taxes in accordance with ASC 740, Income Taxes.

Stock-Based Compensation.  We account for stock based compensation in accordance with ASC 718, Compensation – Stock Compensation, using the Modified Prospective Approach.  ASC 718 requires the cost of all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values at grant date, or the date of later modification, over the requisite service period. In addition, ASC 718 requires unrecognized cost (based on the amounts previously disclosed in our pro forma footnote disclosure) related to options vesting after the initial adoption to be recognized in the financial statements over the remaining requisite service period.

Under the Modified Prospective Approach, the amount of compensation cost recognized includes (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of ASC 718, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of ASC 718. Prior to the adoption of ASC 718, we accounted for our stock-based compensation plans under the recognition and measurement provisions of APB No. 25.

New Accounting Standards.

In December 2007, the FASB issued new guidance establishing accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. The new guidance also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners, and is effective for fiscal years beginning after December 15, 2008. In January 2010 the FASB issued Accounting Standards Update (“ASU”) 2010-02, which amends ASC Subtopic 810-10 (originally issued as FASB Statement 160) to clarify the scope of the Subtopic and expand the disclosures about the deconsolidation of a subsidiary or derecognition of a group of assets within the scope of Subtopic 810-10.  Our adoption of this new guidance on January 1, 2009 impacted the disclosures of our discontinued and held-for-sale operations, but did not have a material impact on our consolidated financial statements.

In June 2009, the FASB issued new accounting guidance on transfers of financial assets (originally issued as FASB Statement 166, and subsequently issued as ASU 2009-16).  This new guidance limits the circumstances in which a financial asset may be de-recognized when the transferor has not transferred the entire financial asset or has continuing involvement with the transferred asset.  The concept of a qualifying special-purpose entity, which had previously facilitated sale accounting for certain asset transfers, is removed by the new guidance.  This new guidance is effective for annual reporting periods beginning after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter.  Our adoption of this new guidance on January 1, 2010 did not have a material impact on our consolidated financial statements.

In June 2009, the FASB issued new accounting guidance (originally issued as FASB Statement 167, and subsequently issued as ASU 2009-17) on consolidation of variable interest entities, which include:  (1) the elimination of the exemption for qualifying special purpose entities; (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity.  The new guidance is effective for fiscal years beginning after November 15, 2009, and for interim periods within that first annual reporting period.  Our adoption of this new guidance on January 1, 2010 did not have a material impact on our consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13, “Multiple-Deliverable Revenue Arrangements, (amendments to ASC Topic 605, Revenue Recognition)” (“ASU 2009-13”). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method.  ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. We do not expect the adoption of ASU 2009-13 to have a material impact on our consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06 “Improving Disclosures about Fair Value Measurements” (“ASU 2010-06”).  ASU 2010-06 requires additional disclosures relating to recurring or non-recurring fair value measurements by requiring entities to disclose the amounts of significant transfers into and out of level 1 and level 2 fair value measurements and describe the reasons for the transfers.  Entities are also required to present separately (on a gross basis, rather than as one net number) information about purchases, sales, issuances and settlements in the reconciliation for fair value measurements for items measured using significant unobservable (level 3) inputs.  ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for information about the purchases, sales, issuances and settlements in the roll forward of activity in level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Our adoption of this new guidance for level 1 and level 2 fair value measurements on January 1, 2010 did not have a material impact on our consolidated financial statements.  We do not expect the adoption of this new guidance for level 3 fair value measurements to have a material impact on our consolidated financial statements.

Operating Results

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Revenues. Total revenues decreased by $30.1 million or 48.9% to $31.4 million in 2009 from $61.5 million in 2008.  For both 2009 and 2008 our Construction and Engineering and Rail Services segments have been classified as discontinued operations.  The decrease in the Industrial Services revenues represented the downturn in the economy and liquidity pressures.

Gross Profit. Total gross profit in 2009 was $2.7 million or 8.6% of total revenues compared to $12.5 million or 20.3% of total revenues in 2008.    For both 2009 and 2008 our Construction and Engineering and Rail Services segments have been classified as discontinued operations.  The Industrial Services gross profit declined with much lower sales and pricing pressures.

Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased to $11.0 million in 2009 from $12.6 million in 2008. Selling expenses decreased 17% to $3.5 million in 2009 from $4.2 million in 2008 reflecting substantially lower revenues and corresponding reduced commissions.  Selling expenses were 11% and 7% of total revenues in 2009 and 2008, respectively. General and administrative expenses decreased 11% to $7.5 million in 2009 from $8.4 million in 2008. Reduced staffing and elimination of profit sharing contributed to the decline.  This was offset by higher bank fees for multiple credit facility amendments, higher consulting fees and increased bad debt expense.  General and administrative expenses were 24% and 14% of total revenues for 2009 and 2008, respectively.

Goodwill impairment.  During 2009 we recognized goodwill impairment charges of $4.5 million related to AMP, a component of our Rail Services segment, and $.6 million related to Ideal Consolidated, Inc. (“Ideal”), a component of our Construction and Engineering Services (“CES”) segment, which was included in Loss from Discontinued Operations.  This represents a write-down of goodwill in the amount of the excess of the previous carrying value of goodwill over the implied fair value of goodwill.

Loss from Operations. Loss from operations increased $8.2 million from $.1 million in 2008 to $8.3 million in 2009.

Interest Expense and Other Income. Interest expense increased in 2009 to $1.0 million from $.8 million in 2008 reflecting higher interest rates for the Wells Fargo credit facility and related party notes payable.  Other Income increased $.5 million to $.6 million in 2009 from $.1 million in 2008.  The increase was due to an unrealized gain on a conversion option on a note payable held by our CEO.

Provision for Income Taxes. We have experienced net operating losses in each year since we commenced operations. We are uncertain as to whether we will be able to utilize these tax losses before they expire. Accordingly, we have provided a valuation allowance for the income tax benefits associated with these net future tax assets which primarily relates to cumulative net operating losses, until such time profitability is reasonably assured and it becomes more likely than not that we will be able to utilize such tax benefits.

Net Loss. Net loss was $20.5 million and $1.5 million in 2009 and 2008, respectively. The increase in the net loss was due primarily to lower gross margins within Industrial Services and general and administrative expenses, along with goodwill and other asset impairment charges in our Rail Services and CES segments.

Three Months Ended April 4, 2010 Compared to Three Months Ended April 5, 2009

Revenues. Revenues from continuing operations decreased by $2.2 million or 22% to $8.0 million for the three months ended April 4, 2010 from $10.3 million for the three months ended April 5, 2009. The decline in revenue is generally related to the recent global economic recession, as well as our continuing liquidity pressures.

Gross Profit. Total gross profit for the three months ended April 4, 2010 was $1.2 million or 15.0% of revenues from continuing operations compared to $0.7 million or 6.7% of revenues from continuing operations for the three months ended April 4, 2009.  The increase of $0.5 million or 71% was due to a decrease in unabsorbed overhead costs mainly as a result of staff reductions enacted in the latter part of 2009.  The decrease in unabsorbed overhead costs was partially offset by lower overall revenue from continuing operations.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses were $2.4 million for the three months ended April 4, 2010 compared to $3.6 million for the three months ended April 5, 2009, reflecting cost reduction efforts, mainly staff reductions, enacted throughout the latter part of 2009.

Interest Expense and Other Income.  Interest expense decreased slightly from the three months ended April 5, 2009 to the three months ended April 4, 2010 mainly due to an approximately 14% decrease in debt levels.  The decrease in debt was partially offset by increases in the interest rates paid on the Wells Fargo credit facility as well as on our outstanding obligation to our Chairman and former President and CEO, John A. Martell.

Provision for Income Taxes.  We have experienced net operating losses in each year since we commenced operations. We are uncertain as to whether we will be able to utilize these tax losses before they expire. Accordingly, we provided a valuation allowance for the income tax benefits associated with these net future tax assets that primarily relate to cumulative net operating losses, until such time profitability is reasonably assured and it becomes more likely than not that we will be able to utilize such tax benefits.

Loss from Continuing Operations. Loss from continuing operations decreased by $1.5 million or 54% to $(1.3) million for the three months ended April 4, 2010 from $(2.8) million for the three months ended April 5, 2009.  The decrease in loss from continuing operations is primarily attributable to a $1.2 million decrease in selling, general and administrative expenses along with a $0.5 million increase in gross profit, as discussed in the gross profit and selling, general and administrative expenses sections above, offset by a $0.4 million gain on a conversion option recorded during the three months ended April 5, 2009.

Income (Loss) from Discontinued Operations. We recorded income from discontinued operations of $0.3 million for the three months ended April 4, 2010 compared to a loss of $0.5 million for the three months ended April 5, 2009.  This increase of $0.8 million is due to a decrease of $0.1 million in operating loss for our Construction and Engineering services businesses and a decrease of $0.7 million in operating loss for our AMP subsidiary, along with a gain on sale of $0.3 million recorded during the three months ended April 4, 2010 for the sales of our Construction and Engineering Services businesses and our AMP subsidiary.  These items were partially offset by a decrease of $0.3 million in operating income for our HK Engine Components subsidiary for the three months ended April 4, 2010 as compared with the three months ended April 5, 2009.

Net Loss. Net loss for the three months ended April 4, 2010 was $1.0 million compared to a net loss of $3.3 million for the three months ended April 4, 2009. The $2.3 million decrease was mainly due to the divestiture of two of our Rail Services subsidiaries and our Construction and Engineering Services subsidiaries.  These four subsidiaries accounted for approximately $1.3 million of our net loss recorded for the three months ended April 5, 2009.  In addition, for the three months ended April 4, 2010, we recorded a gain on sale of three of the divested subsidiaries of $0.4 million. Additional reductions in net loss for the three months ended April 4, 2010 from the three months ended April 5, 2009 are attributed to increased gross profit levels and a decrease in selling, general and administrative expenses as discussed in the gross profit and selling, general, and administrative sections above.

Liquidity and Capital Resources

At April 4, 2010 we had approximately $(2.7) million of working capital an improvement of $9.6 million as compared to the fourth quarter of 2009.  This increase is attributable to the divestitures of our Martell Electric, Ideal Consolidated and American Motive Power subsidiaries.  Our negative working capital reflects the November, 2010 maturity of $4 million of related party debt that is subordinated to our senior credit facility.  Accelerated term debt repayments required by previous bank amendments and the inability to use inventory as collateral under our asset-based lending agreement constrains working capital and our ability to meet the immediate cash needs of the Company.

The company will focus efforts to refinance the existing senior credit facility to provide increased availability and long-term debt and subordinated notes due in 2010 to provide working capital.   Prior operating results and the banking environment offer challenges in modifying or establishing a new senior credit facility.  Consequently, capital may not be available on acceptable terms, or at all.

Certain of our trade accounts payable are extended beyond the terms acceptable to the vendor.  As a result, certain vendors have placed us on credit hold or require cash in advance which has resulted in delays in the receipt of necessary materials and parts.  Disruptions of this nature have resulted in the loss of sales orders, and future delays may have an adverse affect on our business.

We continue our efforts to enhance our future cash flows. These improvements include efforts to collect accounts receivable at a faster rate, decrease inventory levels, improve operating margins, review alternative financing sources, and negotiate extended terms with our vendors.

Through April 4, 2010, we have completed our planned divestitures of our CES businesses and two of the three operating units of our Rail Services business.  These divestitures have resulted in a reduction of our working capital requirements, and will allow Management to focus on and devote appropriate resources to our Industrial Services businesses.  Although we have been in violation of our bank covenants in the past, we were successful in negotiating waivers and amendments to our credit facilities. Based on our fiscal 2010 budget, and our operating results for the quarter ended April 4, 2010, we believe we will be able to meet the financial covenants required by the senior debt agreement for fiscal 2010. In the event we are unable to attain the results expected based on the budget, we may have future debt covenant violations and the lender could claim a default and demand repayment.  If the lender demands immediate repayment of our outstanding borrowings under the bank credit facilities, we do not currently have means to repay or refinance the amounts that would be due.  If demanded, and if we were unable to repay or refinance the amounts due under the bank credit facilities, the lender could exercise its remedies under the bank credit facilities, including foreclosing on substantially all our assets, which we pledged as collateral to secure our obligations under the bank credit facilities.

As of April 4, 2010, we did not have any material commitments for capital expenditures.

From March through May of 2005, we issued $4.0 million aggregate principal amount of subordinated convertible debentures. The debentures originally were scheduled to mature on February 28, 2007; however, in April 2006, the debenture holders agreed to extend the maturity date to February 28, 2008. The debentures bore interest at a fixed annual rate of 6%, payable in cash upon redemption or at maturity if the holders did not elect to convert their debentures. Each debenture holder had the option to convert principal and accrued interest under the debentures into shares of our common stock at a fixed conversion price of $8.512316 per share. In 2008, debentures in the amount of $2.69 million were converted into 316,016 shares of our common stock. In 2008 we paid off the remaining debenture holders for $0.3 million, including accrued interest.

On January 14, 2008, we entered into a credit facility with Wells Fargo. The credit facility is comprised of a $1.3 million real estate term note, $1.0 million machinery and equipment term note, and a $13.8 million revolving note. On January 16, 2008, we borrowed $7.5 million under the revolving note and used the net proceeds of the loans for working capital and to acquire all of the outstanding shares of common stock of AMP.

The original maturity date of the notes is January 1, 2011, at which time the notes will automatically renew for one-year periods until terminated.  The notes are secured by (1) a first priority lien on our assets; (2) a mortgage on certain real property; and (3) the pledge of the equity interests in our subsidiaries. The term note bears interest at an annual rate equal to the rate of interest most recently announced by Wells Fargo at its principal office as its prime rate (the “Prime Rate”), subject to certain minimum annual interest payments. The revolving note bears interest at an annual rate of either (i) the Prime Rate, or (ii) Wells Fargo’s LIBOR rate plus 2.8%, depending on the nature of the advance.  Interest is payable monthly, in arrears, under the revolving note beginning on February 1, 2008.  The term note requires monthly principal payments of ten thousand dollars, plus interest, beginning on the first day of the month following receipt of the advance.

We may prepay the term note at any time, subject to certain prepayment penalties.  With respect to the revolving note, we may borrow, pay down and re-borrow under the note until the maturity date.  The maximum aggregate principal amount that may be borrowed under the revolving note is the lesser of (1) the sum of 40% of our eligible construction related trade receivables up to $2.0 million and 85% of certain remaining eligible trade accounts receivable less any reserves established by Wells Fargo from time to time and (2) $13.8 million less any reserves established by Wells Fargo.

On March 5, 2009, the Company received a default notification from Wells Fargo, due to the violation of a financial covenant regarding minimum net income for the year ended December 31, 2008.  Additionally, the Company was in default of the debt service coverage ratio.  The defaults resulted in an increase in the interest rate on the revolving note, the real estate term note and the machinery and equipment note at the Prime rate plus 3% (6.25% at December 31, 2008).  In addition, due to the covenant violation, Wells Fargo has reduced the loan availability on the revolving note related to certain receivable accounts held by Martell Electric and Ideal.  The interest rate increase was made effective retroactively to January 1, 2009 and remained in effect until the default was subsequently waived on April 14, 2009.

On April 14, 2009, the Company and Wells Fargo signed a Fourth Amendment to the Credit Facility and waiver of the default notification received on March 5, 2009.  The amendment and waiver amended the credit facility as follows:

•	Waived the Company’s noncompliance with the minimum net income and debt service coverage ratio covenants for the year ending December 31, 2008

•	Eliminated the minimum net income and debt service coverage ratio covenants for the year ending December 31, 2009.

•	Adjusted the minimum book net worth covenant to $38.75 million as of December 31, 2009

•	Adjusted the allowable capital expenditures for the year ending December 31, 2009 to a maximum of $1.5 million, of which no more than $500,000 can be from working capital

•	Incorporated a monthly minimum EBITDA covenant commencing in April, 2009

•	Reduced the revolving credit line limit to $11 million (from $13.75 million)

•	Reset the interest rate on the revolving credit line and term notes to the Daily Three Month LIBOR plus 5.25% effective April 14, 2009

•	Suspended interest payments on the Company’s subordinated debt to the Company’s Chairman and former CEO, John A. Martell.

On July 22, 2009, the Company and Wells Fargo executed a second Fourth Amendment to the Credit Agreement (the “second Fourth Amendment”).  The second Fourth Amendment amended the Credit Agreement in the following respects:

•	Revised the definition of “Borrowing Base”, resulting in lower available borrowings

•
Adjusted the interest rate on the revolving credit line and term notes (defined in the Credit Agreement as the “LIBOR Advance Rate”) to the Daily Three Month LIBOR (0.56% at July 5, 2009) plus 8.25%, effective June 1, 2009

•	Lowered the amount of the minimum EBITDA that the Company is required to achieve in future periods

•	Requires the Company to raise $2 million in additional capital by August 31, 2009 through subordinated debt, asset sales or additional cash equity

•	Lowered eligible progress accounts advance rates by $50,000 per week commencing August 3, 2009.

•	Lowered the special accounts advanced rate to 35% effective July 22, 2009 further reducing it to 30% effective August 31, 2009 or such lesser rate the lender may determine

•	Added conditions regarding marketing assets, the validation of the Company’s cash flow forecast and future financial projections

On September 16, 2009 the Company and Wells Fargo executed a Fifth Amendment to the Credit Agreement (the “Fifth Amendment”).  The Fifth Amendment amended the Credit Agreement in the following respects:

•	Revised the definition of “Borrowing Base”, resulting in lower available borrowings; and

•	Extended until October 31, 2009 the previously agreed upon requirement for the Company to raise $2,000 in additional capital through subordinated debt, asset sales, or additional cash equity.

On January 14, 2010 the Company and Wells Fargo executed a Sixth Amendment to the Credit Agreement (the “Sixth Amendment”).  The Sixth Amendment amended the Credit Agreement in the following respects:

•	Consented to the Company’s planned sale of its CES Business;

•	Revised the definition of “Borrowing Base”, resulting in lower available borrowings;

•	Required additional weekly principal payments of $10,000 on the real estate term note; and

•
Extended until January 27, 2010, and reduced to $1 million the previously agreed upon requirement for the Company to raise $2 million additional capital through subordinated debt, asset sales, or additional cash equity.

On February 14, 2010 the Company received a letter agreement from Wells Fargo which amended the Credit Agreement as follows:

•	Revised the terms of Wells Fargo’s consent to the sale of the Company’s CES Business; and

•	Extended until February 19, 2010 the previously agreed upon requirement for the Company to raise $1 million additional capital through subordinated debt, asset sales, or additional cash equity.

On April 15, 2010 the Company and Wells Fargo executed a Seventh Amendment to the Credit Agreement (the “Seventh Amendment”).  The Seventh Amendment amended the Credit Agreement in the following respects:

•	Waived the Company’s noncompliance with the minimum book net worth and maximum capital expenditures from working capital covenants for the year ending December 31, 2009;

•	Adjusted the minimum book net worth covenant to $21.5 million as of December 31, 2009;

•	Eliminated the automatic renewal of our revolving credit line in January, 2011;

•	Adjusted the allowable capital expenditures for the year ending December 31, 2010 to a maximum of $500,000;

•	Incorporated a monthly minimum EBITDA covenant commencing in April, 2010; and

•	Eliminated the previously agreed upon requirement for the Company to raise $1 million additional capital through subordinated debt, asset sales, or additional cash equity.

We have promissory notes outstanding to BDeWees, Inc., XGen III, Ltd., and John A. Martell, in the original principal amounts of $2.0 million, $2.0 million and $2.0 million, respectively (together, the “Subordinated Indebtedness”). Subordination agreements have been executed that subordinate our obligations under the Subordinated Indebtedness to the Wells Fargo credit facility.

Off-Balance Sheet Transactions

As of April 4, 2010 and December 31, 2009, 2008, 2007, 2006 and 2005, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

DESCRIPTION OF BUSINESS
Overview

We provide electro-mechanical repair and maintenance solutions to industrial customers primarily in the United States. Our services include repair, maintenance and remanufacturing of electric motors for the steel, rail, and renewable energy industries from five locations in the Midwest and California; repair and manufacture of industrial lifting magnets for the steel and scrap industries from two locations in the Midwest; and manufacturing and remanufacturing of power assemblies, engine parts and other components related to large diesel engines from two locations on the East Coast.

The severity and extended nature of the recent economic decline resulted in a steep decline in demand for products and services in the industries that we support.  In 2009 and into early 2010 we undertook a number of actions to reduce our fixed costs and increase operating margins.  We suspended non-essential cash expenditures and severely reduced capital expenditures.  These efforts were an endeavor to align our operating costs to the decline in sales and respond to debt service and supplier demands.

In December 2009 we announced a restructuring plan in response to the economic issues and banking environment.  This plan established a focus on our industrial services businesses providing repair and maintenance services for electric motors and electric magnets, with the intent to divest our other operations, including our operations that specialize in the manufacturing and remanufacturing of diesel engine components, our operations specializing in the repair and remanufacture of locomotives, and our construction and engineering services businesses.

The restructuring plan also included relocating our corporate offices to Massillon, Ohio in order to more centrally locate our management team within our operational area and reduce selling, general and administrative expenses.  We have progressed with the divestiture of the construction and engineering businesses as well as two of our subsidiaries specializing in the repair and remanufacturing of locomotives.   We plan to complete the divestiture of our diesel engine components subsidiary during our 2010 fiscal year.  Relocation of our corporate offices to Massillon, Ohio was completed within the second quarter of 2010.

We are continuing to assess the strategic fit of our various businesses and will explore a number of strategic alternatives for our non-strategic businesses including possible divestures.

We began operations in July 2000 with the purchase of the operating assets of an electric motor and magnet shop in South Bend, Indiana. In April 2004, we reorganized our operations into a holding company structure, forming Magnetech Integrated Services Corp. to act as the parent company. In September 2005, we changed our name from Magnetech Integrated Services Corp. to MISCOR Group, Ltd.

We developed our Industrial Services business to take advantage of certain market trends that we have observed. First is a shift among industrial companies toward outsourcing maintenance and other non-core services. These companies are increasing their use of outside contractors to control their internal labor and insurance costs and to eliminate the need for maintaining expensive, under-utilized equipment. Second, the mounting costs of training skilled employees, maintaining a satisfactory safety record and complying with rapidly changing government regulations are causing many industrial companies to seek experienced outsourcing providers. Third, many industrial companies prefer to simplify vendor management by working with larger providers that have broad geographic coverage. In response to these trends, we have made certain strategic business acquisitions to consolidate regionally fragmented service providers in the Midwest.

In December 2009, we announced the planned divestiture of our Construction and Engineering Services and Rail Services subsidiaries in order to focus on our core business of Industrial Services.  In December 2009, we divested AMP Canada in a sale of 100% of the capital stock of the subsidiary.  In February 2010, we completed the sale of our Construction and Engineering Services subsidiaries Martell Electric, LLC and Ideal Consolidated, Inc.  In March 2010, we completed the sale of our AMP subsidiary.  We expect to complete the sale of our remaining Rail Services segment subsidiary, HKEC, in 2010.

Business Strategy

Our objective is to be a leading provider of integrated mechanical and electrical products and services to industry. To achieve that, we intend to structure the company in order to capitalize on long term growth opportunities in the wind power and utility markets as well as the heavy industry market.

The Company has initiated a comprehensive restructuring plan designed to refocus the Company on its core industrial services business.  The restructuring plan includes a number of organizational changes and the sale of non-core businesses based on the Company’s refocused vision.

As part of its current restructuring, MISCOR is reorganizing and reducing the cost of its management structure.  James Lewis, Vice President, Secretary and General Counsel, has resigned from the Company effetive August 11, 2010.  Bernard L.  DeWees has stepped down as President of Magnetech Industrial Services but continues to serve Magnetech as a consultant to the Industrial Services leadership team.  Edward Matheny, Vice President, Sales and Marketing of Magnetech Industrial Services, has been elevated to Executive Vice President and will oversee Magnetech operations while continuing to lead Magnetech’s sales and marketing team.  John A. Martell has resigned his position as President and Chief Executive Officer following the appointment of Michael P. Moore as President and Chief Executive Officer.

The Company has retained Western Reserve Partners LLC, based in Cleveland, to help with the divestiture of its remaining Rail Services subsidiary.  The Company recently completed the CES Sale, as described above.

Employees

At April 4, 2010 we had 253 employees. At that date, approximately 13% of our employees were covered by collective bargaining agreements with several trade unions. All of the union employees are currently working under collective bargaining agreements. We believe our relations with our employees to be good.

Segment Information

Through December 31, 2009, we operated in three business segments: the Industrial Services segment, the Construction and Engineering Services segment and the Rail Services segment. In December 2009, we announced the planned divestiture of our Construction and Engineering Services and Rail Services subsidiaries in order to focus on our core business of Industrial Services.  In December 2009, we divested AMP Canada in a sale of 100% of the capital stock of the subsidiary.  In February 2010, we completed the sale of our Construction and Engineering Services subsidiaries Martell Electric, LLC and Ideal Consolidated, Inc.  In March 2010, we completed the sale of our AMP subsidiary.  We expect to complete the sale of our remaining Rail Services segment subsidiary, HKEC, in 2010.

Following is additional information regarding our three business segments.

Industrial Services Segment

We have organized our Industrial Services segment into two primary business groups: the Motor Group and the Magnet Group. To supplement the services provided by these groups, we provide on-site equipment maintenance and education and training services.

Principal Products, Services, Markets and Distribution

Our Motor Group provides maintenance and repair services for both alternating current (AC) and direct current (DC) electric motors. Our customers operate in a broad range of major industries, including steel, railroad, marine, petrochemical, pulp and paper, wind energy, mining, automotive and power generation.

Our Magnet Group repairs and manufactures industrial lifting magnets. Our customers include scrap yards, steel mills and steel processing centers. Based on industry experience and market information, we believe that we are one of the largest magnet repair operations in the United States and one of the top three manufacturers of industrial lifting magnets in the United States based on revenue for 2008.

The Industrial Services segment accounted for 100% of consolidated revenues from continuing operations for the years ended December 31, 2009 and 2008.

Smith Alabama Acquisition

In May 2006, we acquired substantially all of the assets of Smith Alabama. Smith Alabama provided electric motor repair, preventive maintenance and refurbishment for industrial companies such as utilities and manufacturers.

3-D Acquisition

In November 2007, our wholly-owned subsidiary, Magnetech, acquired all of the issued and outstanding units of membership interest in 3-D. 3-D is engaged in the business of selling, repairing, remanufacturing, and maintaining industrial electrical and mechanical equipment primarily in the steel, utilities and wind energy industries.

VEMS Acquisition

In September 2008, we acquired certain assets of VEMS. VEMS is engaged in the business of providing maintenance and repair services for both alternating current and direct current electric industrial motors and generators.

Marketing and Customers

The products and services comprising our Industrial Services segment are marketed principally by personnel based at our seven locations and independent sales representatives. We believe that these locations are situated to facilitate timely response to our customers’ needs, which is an important feature of our services. No customer of our Industrial Services segment accounted for more than 10% of our consolidated revenue for the years ended December 31, 2009 or 2008 or for the three months ended April 5, 2009.  One customer of our Industrial Services segment accounted for approximately 13% of revenue from continuing operations for the three months ended April 4, 2010.

Business Strategy

We seek to continue to strengthen and broaden our position as a provider of outsourced maintenance and repair, industrial education and training and complimentary services to the industries we serve throughout the United States.  To achieve these objectives, we are pursuing the following business strategies:

•
Strengthen Competitive Position in Growing Market for Outsourcing Industrial Services. We believe that participants in the steel, power generation and other industries we serve, in an effort to remain competitive, will increasingly rely on independent contractors to provide maintenance and repair services. We intend to expand our capabilities to provide our customers an outsourcing solution for their maintenance and repair services and other industrial needs.

•	Expand our presence in industries with long term growth potential, including the wind energy, utility, and heavy industry markets.

Raw Materials

The principal raw materials used in our Motor and Magnet Groups are scrap and raw steel, aluminum and various flexible materials. Certain raw materials are obtained from a number of commercial sources at prevailing prices and we do not depend on any single supplier for any substantial portion of raw materials. However, it is sometimes difficult to obtain adequate quantities of scrap steel and alloys at competitive prices. The cost to deliver scrap steel can limit the geographic areas from which we can obtain this material. We attempt to minimize this risk by stocking adequate levels of key components. However, we may encounter problems at times in obtaining the raw materials necessary to conduct our business.

Competition

The level of competition we face varies depending on the business group involved. With respect to our Motor Group, we believe that the largest single supplier of new motors is General Electric Company, which also operates a national network of motor repair centers. In addition to General Electric, there are a number of other regional and local suppliers throughout the United States.

In the magnet market, there are four other principal suppliers of magnets based in the United States: Walker Magnetics Group; Ohio Magnetics, Inc.; Winkle Magnetics; and City Machine Technologies, Inc. We believe that we are one of the largest magnet repair operations in the United States, and one of the top three manufacturers of industrial lifting magnets, based on revenues for 2008.

Participants in our industry compete primarily on the basis of service, quality, timeliness and price. In general, competition stems from other outside service contractors and customers’ in-house maintenance departments. We believe we have a competitive advantage over most service contractors due to the quality, training and experience of our technicians, our regional service capability and the broad range of services we provide, as well as the technical support and manufacturing capabilities supporting our service network.

Foreign Sales

Our Industrial Services segment derives a portion of its revenues from foreign customers. Foreign sales for the years ended December 31, 2009 and 2008 were approximately $0.1 million or 0.3%, and $4.6 million or 7.0%, of the total revenues of this segment, respectively. Revenues from sales to foreign customers for the Industrial Services segment are denominated in U.S. dollars.

Backlog

At April 4, 2010, the backlog of our Industrial Services segment was approximately $6.7 million compared to $3.8 million at December 31, 2009. Backlog represents the amount of revenue that we expect to realize from work to be performed on uncompleted contracts, work in progress, time and material work orders, and from contractual agreements upon which work has not commenced. Contracts included in backlog may have provisions which permit cancellation or delay in their performance by the customer, and there can be no assurance that any work orders included in backlog will not be modified, canceled or delayed.

Working Capital

With respect to our Motor and Magnet Groups, our customers typically compensate us for services performed upon completion of a given project or on an agreed upon progress payment schedule for larger projects. Therefore, we must have sufficient working capital to permit us to undertake our services and to carry the appropriate inventory level of spare parts and equipment throughout the duration of a project.

Seasonality and Quarterly Fluctuations

Our revenues from the Motor and Magnet Groups may be affected by the timing of scheduled outages at our industrial customers’ facilities and by weather conditions with respect to projects conducted outdoors, but the effects of seasonality on revenues in our diesel engine components business are insignificant. The effects of seasonality may be offset by the timing of large individual contracts, particularly if all or a substantial portion of the contracts fall within a one- to two-quarter period. Accordingly, our quarterly results may fluctuate and the results of one fiscal quarter may not be representative of the results of any other quarter or of the full fiscal year.

Construction and Engineering Services Segment

Principal Products, Services, Markets and Distribution

Our Construction and Engineering Services segment provided electrical and mechanical contracting services to a variety of customers throughout northern Indiana and southwest Michigan on a contract and fee basis. These services included maintenance and repair services primarily for industrial, commercial and institutional operations, and engineering and repair services for electrical power distribution systems within industrial and commercial facilities. On February 3, 2010, we sold the Construction and Engineering Services business to the Company’s Chairman and former President and CEO, John A. Martell, and his wife, Bonnie M. Martell, consisting of the outstanding capital stock of Ideal Consolidated, Inc. and the membership units of Martell Electric, LLC.  The transaction was comprised of $750,000 in cash and a reduction of $1,096,000 of a $3 million note that was owed to Mr. Martell by MISCOR.

Rail Services Segment

Principal Products, Services, Markets and Distribution

Our Rail Services Group repaired and remanufactured locomotives for the railroad industry and manufactured, remanufactured, repaired power assemblies, engine parts and other components related to large diesel engines.

In December 2009 MISCOR completed the sale of its AMP-Montreal business unit, one of its businesses in the Rail Service Segment.  AMP was sold to Novatech, Inc. of Montreal for $1.5 million, including $1.1 million in cash and a note for $400,000 to be paid over three years.

In March 2010, we completed the sale of our AMP subsidiary to LMC Transport, LLC in exchange for the assumption of the net liabilities of AMP.

The Company has retained Western Reserve Partners LLC, based in Cleveland, OH, to help with the divestiture of its remaining Rail Services subsidiary, HKEC, which it expects to complete in 2010.

Properties

We conduct our business from ten locations in the United States. We lease facilities in South Bend, Hammond, and Merrillville, Indiana; Boardman, and Massillon, Ohio; Hagerstown, Maryland; Huntington, West Virginia and Visalia, California.. Our leases have terms expiring at various times through November 2017, with annual base rental payments ranging from $40,000 to $757,000. We own our facilities in Weston, West Virginia and Saraland, Alabama.

The Hagerstown, Maryland and Weston, West Virginia facilities are used by our HKEC subsidiary.  Our South Bend, Indiana facility is used for certain administrative functions.  The other facilities are used in the Industrial Services segment of our business. We maintain our executive offices at our Massillon, Ohio facility. We believe that our existing facilities are adequate to meet current requirements, and that suitable additional or substitute space would be available on commercially reasonable terms as needed to accommodate any expansion of our operations.

We lease our facilities in South Bend and Hammond, Indiana and Boardman, Ohio from several limited liability companies, all of which are indirectly owned by John A. Martell, our Chairman and former President and Chief Executive Officer.  We lease our Hagerstown, Maryland facility from a partnership of which J. Cullen Burdette, a Vice President of our subsidiary HK Engine Components, LLC, is a partner. We lease our Massillon, Ohio facility from a limited liability company of which BDeWees is a member. Bernard L. DeWees, former President of Magnetech, is a beneficial owner of BDeWees. We lease our Visalia, California facility, along with substantially all of the equipment used at our Visalia, California facility, from Gene Quesnoy, the former owner of VEMS. See “Transactions With Certain Related Persons” in this prospectus.

Legal Proceedings

We are periodically involved in ordinary routine litigation incidental to our business. In our opinion, there are no material pending legal proceedings the resolution of which is expected to have a material adverse effect on our consolidated results of operations, cash flows or financial position.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information concerning our executive officers and directors as of August 10, 2010:

Name	Age	Position
John A. Martell	55	Chairman of the Board
Michael Moore	53	President and Chief Executive Officer
Michael D. Topa	53	Interim Chief Financial Officer; Director
James M. Lewis	46	Secretary and General Counsel
William J. Schmuhl, Jr.	67	Director

John A. Martell (age 55) is the founder of our company and has been Chairman of the Board since April 2004, and served as President and Chief Executive Officer from April 2004 until June 2010. Mr. Martell served as Chief Executive Officer of our subsidiary Magnetech Industrial Services, Inc. from November 2001 until June 2010, and President of our subsidiary HK Engine Components, LLC from February 2005 until June 2010. On February 3, 2010, we sold our Construction and Engineering Services business, consisting of Ideal Consoliated, Inc., of which Mr. Martell has been President since October 2008, and Martel Electric, LLC, of which Mr. Martell has been President since December 2001, to Mr. Martell and his wife.  Mr. Martell continues to serve as President of Ideal Consolidated and as President of Martell Electric.  Mr. Martell is registered as a Professional Engineer in Indiana and Michigan. His term as director will expire in 2012.

Mr. Martell’s educational and professional background in electrical engineering make him uniquely suited to guide evaluation of technical matters before the Board.  Mr. Martell’s professional experience as a board member for other companies, including other publicly-traded companies, has proved valuable to the Board in considering strategic alternatives.  Mr. Martell’s educational and professional experience in business management have served as resources in personnel matters.  For these reasons the Board has concluded that Mr. Martell should continue to serve as a director of MISCOR and as Chairman of the Board.

Michael P. Moore (age 53) joined the company in June 2010 as MISCOR’s President and Chief Executive Officer.  From 2007 to 2009 Mr. Moore served as president of the Polymer Additives Division of Akron, Ohio-based Emerald Performance Materials, a Lubrizol divestiture and leading supplier of niche chemicals to automotive, food, textile and other industrial and consumer markets with annual revenues of approximately $400 million.  From 2006 to 2007 Mr. Moore served as Vice President of Operations and Corporate Secretary for Emerald Performance Materials, LLC.  From 2004 to 2006 Mr. Moore served as Director of North American Manufacturing, Advanced Materials for Lubrizol, Inc.  Prior to 2004 Mr. Moore held a variety of senior management positions with Lubrizol, Noveon, LLC and BF Goodrich.  In addition to a bachelor’s degree in chemical engineering from Ohio State University, Moore holds an MBA from Baldwin Wallace College in Berea, Ohio.

Michael D. Topa (age 53) joined the company in May 2009 as MISCOR’s treasury consultant and was appointed MISCOR’s interim Chief Financial Officer in June 2009.  Mr. Topa was appointed to serve as a member of the Company’s Board of Directors on January 21, 2010.  Prior to joining the company, from 2008 to 2009 Mr. Topa served as Chief Financial Officer of Attwood Mobile Products LLC, an Elkhart, Indiana-based manufacturer of doors, windows and appliances for the RV industry.  From 2006 to 2008, Mr. Topa served as President of Advanced Repair Technology LLC, an advanced technology services company based in Dallas, Texas, and as Managing Director of Evans Composites, Inc., a company specializing in composite and metal component repair and overhaul also based in Dallas.  During this time, Mr. Topa also served in an advisory role to Weir Bros., a privately owned excavation company.  From 1998 to 2006, Mr. Topa served as President of Composite Technology, Inc., a company engaged in the component repair and overhaul of helicopter rotor blades with facilities in the US, Canada, Singapore, UK and Brazil.  Mr. Topa is a certified public accountant.  His term as director will expire in 2011.

Mr. Topa’s educational and professional background in finance and accounting add depth and breadth to the Board’s ability to process and analyze financial information.  Mr. Topa’s professional experience as a business manager and an entrepreneur provides a basis for his insight and guidance on issues of business strategy.  Mr. Topa’s international business experience and professional network provide an additional perspective on MISCOR’s international sales.  For these reasons, the Board has concluded that Mr. Topa should continue to serve as a director of MISCOR.

William J. Schmuhl, Jr. (age 67) has been a director of our company and a member of the Compensation Committee of our Board since October 2005. He is currently a member of the teaching faculty in the Mendoza College of Business at the University of Notre Dame. He also serves as Chairman of Heywood Williams USA, Inc., a manufacturer and distributor of products for the manufactured housing and recreational vehicle industries, where he has served since 1996. Mr. Schmuhl is also a director of JSJ Corporation, a manufacturer of automotive parts, furniture and specialty products, and Rieth-Riley Construction Co., Inc., a paving contractor. Mr. Schmuhl chairs the audit committees of the boards of directors of JSJ Corporation and Rieth-Riley Construction Co., Inc.  Mr. Schmuhl served as a director of Heywood Williams Group, PLC, a UK-based specialty distributor, until November 2009.  He is an attorney and certified public accountant.  His term as director will expire in 2013.

Mr. Schmuhl’s educational and professional background in finance and accounting have made him an invaluable resource to the Board on all financial matters.  His professional work as Chief Executive Officer for over 10 years in manufacturing and distribution has also given him insight to help guide the Board on operational decisions.  Mr. Schmuhl’s service on boards of directors of other companies, including other publicly-traded companies, has also been a valuable resource.  For these reasons the Board has concluded that Mr. Schmuhl should continue to serve as a director of MISCOR.

Board Composition

Our Board of Directors currently consists of the three directors named above, each holding office in staggered terms as follows:

Director Name	Term Expiring at Annual Meeting in:

John A. Martell	2012
William J. Schmuhl, Jr.	2013
Michael D. Topa	2011

At each annual meeting of shareholders, directors elected by the shareholders to succeed each director whose term expires will be elected for a three-year term.

In connection with our sale of common stock to Tontine in January 2007, we granted Tontine the right to designate nominees to our Board of Directors.  In addition to Tontine’s right to appoint directors, we also granted Tontine the right to have a representative attend all meetings of our Board of Directors, our subsidiaries and their respective committees, for so long as Tontine or its affiliates continue to hold at least 10% of our outstanding common stock. Pursuant to the New Securities Purchase Agreement we entered into with Tontine in November 2007 relating to our sale of 83,333,333 shares of common stock (3,333,333 shares after giving effect to the Reverse Stock Split) to Tontine, we affirmed these provisions relating to the designation of directors. See “Prior Financing Transactions – January 2007 Private Equity Financing – Board Designee(s)” and “– November 2007 Private Equity Financing – Board Designee(s)” in this prospectus.

Committees of the Board of Directors

Audit Committee Function.  Our Board of Directors does not have a separate audit committee. Rather, the functions typically performed by an audit committee are performed by our entire Board. This arrangement allows each of our directors to participate in and contribute to these important functions, and increases their familiarity with our business and operations. Although we do not having a separate audit committee, we have designated Mr. Schmuhl as our “audit committee financial expert” as defined under SEC rules. Mr. Schmuhl is “independent” under the listing standards of the NASDAQ Stock Market which, for purposes of determining the independence of audit committee members, also incorporate the standards of the SEC included in Rule 10A-3(b)(1) under the Exchange Act. Neither Mr. Martell nor Mr. Topa are independent under these standards.

Our Board of Directors intends to establish a separate Audit Committee.  In preparation for establishing an Audit Committee, our Board of Directors adopted an Audit Committee Charter at its meeting on November 12, 2008.  Although the Audit Committee has not been formed, the preliminary Audit Committee Charter is available on our website at http://www.miscor.com.  Until the Audit Committee is formed, our Board will continue its audit committee function without a specific charter.

Nominating Committee Function.  Our Board of Directors does not have a separate nominating committee. Rather, our entire Board performs the functions typically performed by a nominating committee. This allows each director to be involved in the process of identifying and assessing nominees and any appropriate qualification standards. The Board has not set specific, minimum qualifications that nominees must meet to be nominated for election to the Board of Directors, but will evaluate each nominee based on his or her individual merits, taking into account our needs and the composition of the Board of Directors. The Board seeks input from individual members of the Board in identifying possible candidates, and, in its discretion, may engage one or more search firms to assist in the recruitment of director candidates. The Board will consider candidates recommended by shareholders against the same criteria as nominees not proposed by shareholders. Shareholders who wish to submit nominees for director for consideration by the Board for election at our 2011 Annual Meeting of Shareholders should follow the process detailed in the section entitled “Additional Information – Director Nominations by Shareholders for 2011 Meeting” in our 2010 annual proxy statement.

Our Board of Directors intends to establish a separate Governance and Nominating Committee.  In preparation for establishing a Governance and Nominating Committee, our Board of Directors adopted a Governance and Nominating  Committee Charter at its meeting on November 12, 2008.  Although the Governance and Nominating Committee has not been formed, the preliminary Governance and Nominating Committee Charter is available on our website at http://www.miscor.com.  Until the Governance and Nominating Committee is formed, our Board will continue its nominating committee function without a specific charter.

Compensation Committee.  The Board of Directors established the Compensation Committee and adopted a committee charter in October 2005. The current members of the Compensation Committee are Mr. Topa (Chairman) and Mr. Schmuhl. The Compensation Committee’s charter is available on our website at http://www.miscor.com. The Compensation Committee met four times in 2009.

The Compensation Committee reviews and approves our compensation goals and objectives for our Chief Executive Officer and our other executive officers. The Compensation Committee evaluates the performance of our executive officers in light of those goals and objectives, and determines and approves the appropriate level and structure of the executive officers’ compensation based on this evaluation. The Compensation Committee also makes recommendations to the full Board of Directors regarding compensation of our directors, and recommends and directs the implementation and administration of our incentive and equity-based compensation plans.

John A. Martell, our Chairman of the Board, evaluates the performance of each of the executive officers annually. He confers with the Compensation Committee and makes compensation recommendations for each executive officer’s total compensation. The Compensation Committee can adopt or amend the recommendations of Mr. Martell.

In determining and approving the salaries of our executive officers, the Compensation Committee may access and review compensation data for comparable industrial and manufacturing companies in the Midwest. In determining 2010 compensation, the Compensation Committee did not elect to review any such surveys. The Compensation Committee has the authority under its charter to retain outside consultants or advisors to assist the Committee. The Compensation Committee elected not to engage outside consultants or advisors in 2009. The Compensation Committee meets annually, or on an as needed basis, to review the compensation of all executive officers.

Compensation of Directors

We pay each of our non-employee directors an annual retainer of $4,000, plus $750 for each full board meeting and $500 for each committee meeting attended. If, however, a director attends the meeting by telephone rather than in person, the fees are reduced to $500 for a full board meeting and $300 for a committee meeting. In addition, our directors are eligible to receive stock option grants under our 2005 Stock Option Plan and offers to purchase restricted stock under our 2005 Restricted Stock Plan. We reimburse our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings.

In 2009 and 2010, two of our directors, John A. Martell and Richard A. Tamborski, were employed by MISCOR as named executive officers.  In 2010 Michael D. Topa has been employeed by MISCOR on a contract basis as Interim Chief Financial Officer.  As employees, Mr. Martell and Mr. Tamborski were not eligible for any compensation for their services as directors.  Mr. Topa receives a fee for meetings attended as described above, but does not receive an annual retainer.

The following table summarizes compensation awarded to our non-employee director, Mr. William J. Schmuhl, Jr., for 2009:

Director Compensation in 2009
Name	Fees Earned or Paid in Cash ($)1	Option Awards ($)2	Total ($)
William J. Schmuhl, Jr.	$20,500	–	$20,500

(1)	In 2009, we paid Mr. Schmuhl $20,500 for attending regular meetings of the Board of Directors and meetings of the Compensation Committee.
(2)
No option awards were made under our 2005 Stock Option Plan during 2009 to Mr. Schmuhl. As of December 31, 2009, Mr. Schmuhl had 2,000 options outstanding under our 2005 Stock Option Plan, of which 500 were unvested and not exercisable.

Executive Compensation

The following table presents information for compensation awarded to, earned by, or paid to the Named Executive Officers for our fiscal years ended December 31, 2009 and 2008.

Summary Compensation Table for 2009 and 2008
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)1	Non-Equity Incentive Plan Compensation ($)	Other Compen-sation ($)	Total ($)
John A. Martell Chief Executive Officer, President and Chairman of the Board2	2009 2008	$150,000 $150,000	— —	— —	— —	$11,0963 $13,2293	$161,096 $163,229

Michael D. Topa Interim Chief Financial Officer3	2009 2008	— —	— —	— —	— —	$129,297 —	$129,297 —

Michael P. Moore President and Chief Executive Officer	2009 2008	— —	— —	— __	— —	— —	— —

Richard A. Tamborski Former Executive Vice President and Chief Operating Officer5	2009 2008	$200,000 $192,308	— $8,521	— $5,838	— —	$10,0924 —	$210,092 $206,667

Richard J. Mullin6 Former Vice President, Treasurer and Chief Financial Officer	2009 2008	$23,354 $130,461	— —	— —	— —	— —	$23,354 $130,461

(1)
We have made certain assumptions in determining the value of option awards. We account for option awards in accordance with FASB ASC 718, Compensation – Stock Compensation.  ASC 718 requires the cost of all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values at grant date, or the date of later modification, over the requisite service period. We discuss the assumptions we used in determining the fair value of the option awards under the caption “Equity Incentive Plans – 2005 Stock Option Plan” in Note G to our financial statements, which are included in this prospectus.

(2)	Mr. Martell served as our President and Chief Executive Officer through June 16, 2010. He continues to serve as the Chairman of our Board of Directors.
(3)	Includes automobile allowance of $9,746 in 2009 and $10,558 in 2008 and 401(k) matching contribution of $1,350 in 2009 and $2,671 in 2008.
(4)	Mr. Topa is employed on an interim basis as an external contract employee.
(5)
On January 6, 2010, Richard A. Tamborski, Executive Vice President and Chief Operating Officer of the Company resigned his positions with the Company and its subsidiaries effective January 6, 2010, to pursue other business opportunities.  On January 10, 2010, Mr. Tamborski resigned his position as a member of MISCOR’s Board of Directors.  In conjunction with Mr. Tamborski’s resignation, the Employment Agreement dated January 14, 2008, between the Company and Mr. Tamborski terminated on the effective date of resignation, other than those provisions of the Employment Agreement that by their terms survive termination of employment.

(6)	Mr. Mullin is our former Vice President, Treasurer and Chief Financial Officer who resigned his positions with MISCOR effective February 15, 2009.

Option Grants

On May 15, 2008, Richard A. Tamborski, our former Executive Vice President and Chief Operating Officer, received a grant of options under the 2005 Stock Option Plan to acquire 8,000 shares of our common stock. On May 15, 2008, the time of issuance of the stock options to Mr. Tamborski, the estimated fair value of our common stock was $10.25 per share. The fair value of our common stock was determined contemporaneously and based upon the average of the high and low selling prices of our common stock on the date of grant. The options may be deemed cancelled upon, or within certain prescribed periods after, termination of employment, depending on the reason for such termination. In the event of any change in control of the company, options granted under the plan become immediately exercisable in full, and any option holder employed as of the date of the change of control will have 30 days after such date to exercise his or her option.

On June 18, 2010, Michael P. Moore, our President and Chief Executive Officer, received a grant of options under the 2005 Stock Option plan to acquire 50,000 shares of our common stock.  On June 18, 2010, the time of issuance of the stock options to Mr. Moore, the estimated fair value of our common stock was $0.35 per share.  The fair value of our common stock was determined contemporaneously and based upon the average of the high and low selling prices of our common stock on the date of grant. The options may be deemed cancelled upon, or within certain prescribed periods after, termination of employment, depending on the reason for such termination. In the event of any change in control of the company, options granted under the plan become immediately exercisable in full, and any option holder employed as of the date of the change of control will have 30 days after such date to exercise his or her option.

Restricted Stock Grants

On May 15, 2008, Mr. Tamborski received an offer under our 2005 Restricted Stock Purchase Plan to purchase 4,000 shares of our common stock at a nominal price of $0.025 per share. Mr. Tamborski accepted his offer on May 16, 2008 and he was issued 4,000 shares of common stock on that date.

On June 18, 2010, Mr. Moore received an offer under our 2005 Restricted Stock Purchase Plan to purchase 10,000 shares of our common stock at a nominal price of $0.01 per share.  Mr. Moore has not yet accepted his offer.

Dividends on shares purchased under the 2005 Restricted Stock Purchase Plan are payable when, and if declared by the Board of Directors. The shares of restricted stock may be forfeited during the three-year period after purchase upon a termination of employment for any reason other than death or disability. Accordingly, at the time of his termination of employment on January 6, 2010, Mr. Tamborski forfeited 4,000 shares of restricted stock.

Equity Incentive Plans

2005 Stock Option Plan. Our Board of Directors adopted the 2005 Stock Option Plan in August 2005, and it was later approved by our shareholders. The Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, and non-statutory stock options to our executive employees who are materially responsible for the management and operation of our business, and to our directors.

A total of 200,000 shares of common stock (5,000,000 shares before giving effect to the Reverse Stock Split) are reserved for issuance under the Plan. This number is subject to adjustment as a result of a stock split, combination of shares, recapitalization, merger or other transaction resulting in a change in our shares. If any option expires or is otherwise terminated, unexercised shares subject to the option become available for other option grants under the Plan.

The Plan is administered by our Board of Directors or a committee of the board designated for that purpose. The grants described above were approved by our full Board of Directors, which has since designated the compensation committee to act as administrator of the Plan. The administrator has the power to determine the persons eligible to participate in the Plan and the terms of each option, including the exercise price, the number of shares subject to the option, whether the option is an incentive stock option or a non-statutory option, and the duration of the option.

The Plan provides that no option may have a duration longer than five years, and that an outstanding option may be deemed cancelled upon, or within certain prescribed periods after, termination of employment or removal as a director, as applicable, depending on the reason for such termination or removal. In addition, after a change in control of our company, options granted under the Plan will be immediately exercisable in full, and any option holder employed as of the date of the change of control will have 30 days after such date to exercise his or her option. The Plan defines a change of control as any merger or consolidation of our company the result of which is that holders of our voting capital stock hold less than 50% of the voting capital stock of the surviving entity, the sale, lease or transfer of all or substantially all of our assets, or approval by our shareholders of a plan of liquidation or dissolution of our company.

During 2008, options to acquire 27,200 shares of common stock were granted under the Plan. During 2009, options to acquire 8,000 shares of common stock were granted under the Plan.  During 2010, options to acquire 50,000 shares of common stock have been granted under the Plan.  As of August 10, 2010, options to acquire a total of 173,000 shares had been granted to participants, of which 82,200 have been forfeited, leaving 109,000 shares available for future option grants under the Plan.

 Restricted Stock Purchase Plan. Our Board of Directors adopted the 2005 Restricted Stock Purchase Plan in August 2005, and it became effective as of September 30, 2005. The purpose of the Plan is to attract and retain directors, officers and key employees of MISCOR and instill in them a personal financial interest in causing the equity of MISCOR to grow throughout their careers. We intend on accomplishing these goals by giving eligible directors, officers and key employees the opportunity to purchase shares of MISCOR’s common stock under the Plan. We believe this provides participants in the plan with an increased incentive to work for the success of MISCOR and promotes our long term interests and those of the participants. The Compensation Committee of our Board administers the Restricted Stock Plan.

The Board has reserved 100,000 shares of our common stock (2,500,000 shares before giving effect to the Reverse Stock Split) for issuance under the Plan. If the shares of our common stock are increased, decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the company or another corporation as a result of a stock split, stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, redesignation, merger, consolidation, recapitalization, or otherwise, then the number of shares reserved under the plan will be adjusted to reflect such action. The Plan will continue indefinitely, provided that our Board may terminate the plan at any time as it deems advisable. However, the Plan may not be terminated to affect any right or obligation created under the plan prior to such termination, unless the affected person consents.

Those directors, officers and key employees of MISCOR and of each of MISCOR’s subsidiaries who are designated by the Compensation Committee for participation in the Plan are eligible to be issued shares of restricted stock under the plan. The restricted shares purchased by a participant under the plan are subject to complete forfeiture if, during the three-year period after the shares are purchased, the participant’s employment is terminated for any reason other than death or disability. If a participant’s employment is terminated during the three-year restriction period as a result of death or disability, or after the expiration of the restriction period for any reason, the participant must sell the restricted shares back to the company at their fair market value (which generally will be equal to an average of the closing bid and asked prices of the company’s common stock as quoted on the NASD’s OTC Bulletin Board for the five days immediately preceding the date of termination of employment). In the event of a sale of our company or our company’s liquidation, the foregoing restrictions will lapse. Any other transfer or attempted transfer of a participant’s shares except as described above will be null and void. The Plan defines a sale of our company as the sale of all of our capital stock (whether by direct sale or through a merger, share exchange or other business combination) or the sale of substantially all of our assets.

During 2008, 17,000 shares of restricted stock were granted under the Plan (425,000 shares before giving effect to the Reverse Stock Split). During 2009, 1,500 shares of restricted stock were granted under the Plan (37,500 shares before giving effect to the Reverse Stock Split).  During 2010 10,000 shares of restricted stock have been granted under the Plan (250,000 shares before giving effect to the Reverse Stock Split).  As of August 10, 2010, 46,700 shares of restricted stock had been granted to participants, of which 27,500 have been forfeited and 5,000 have been re-purchased, leaving 85,800 shares available for future offers and issuance under the plan (2,145,000 shares before giving effect to the Reverse Stock Split).

The following table sets forth information concerning equity awards outstanding at the end of fiscal year 2009.

Outstanding Equity Awards at Fiscal Year End 2009
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable1,2	Number of Securities Underlying Unexercised Options (#) Unexercisable1,2	Option Exercise Price ($)1	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)1,3	Market Value of Shares or Units of Stock That Have Not Vested ($)
Richard A. Tamborski5	1,500	(12) 500	$6.25	8/3/11	4,000	$1,7604
	2,000	(13) 6000	$10.25	5/15/13

(1)	Gives effect to the 1-for-25 Reverse Stock Split approved by our Board of Directors on November 30, 2007, and which became effective on January 14, 2008.
(2)
Represents options awarded under the 2005 Stock Option Plan by our Compensation Committee. The options may be deemed cancelled upon, or within certain prescribed periods after, termination of employment, depending on the reason for such termination. In the event of any change in control of MISCOR, options granted under the plan become immediately exercisable in full, and any option holder employed as of the date of the change of control will have 30 days after such date to exercise his or her option. The options are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date.

(3)
Represents shares issued pursuant to an accepted offer to purchase such shares at a nominal price equal to $0.025 per share (giving effect to the Reverse Stock Split) under the 2005 Restricted Stock Purchase Plan. Dividends are payable on these shares when, and if declared by the Board of Directors. The transfer and forfeiture restrictions applicable to these shares lapse on the third anniversary of the date the restricted shares were initially purchased.

(4)	Based on the $0.44 closing price of our common stock on December 31, 2009.
(5)
On January 6, 2010, Richard A. Tamborski, Executive Vice President and Chief Operating Officer of the Company resigned his positions with the Company and its supsidiaries effective January 6, 2010, to pursue other business opportunities.  On January 10, 2010, Mr. Tamborski resigned his position as a member of MISCOR’s Board of Directors.  In conjunction with Mr. Tamborski’s resignation, his unexercised options and stock awards expired.

Employee Stock Purchase Plan

Our Board of Directors adopted the Employee Stock Purchase Plan as of January 1, 2007, and it became effective on March 23, 2007.  The Plan, which is tax qualified, was approved by our shareholders, and is administered by the Compensation Committee of our Board.  The purpose of the Plan is to provide a benefit and retention incentive to eligible employees by providing them with the opportunity to purchase shares of our common stock at a discounted price.  All of our and our subsidiaries’ employees are eligible to participate in the Plan, other than any employee who is employed for less than six months, works less than 20 hours per week, or is an officer who is also a “highly compensated employee” within the meaning of the Internal Revenue Code.

Our Board reserved 640,000 shares of our common stock (16,000,000 before giving effect to the Reverse Stock Split) for issuance under the Plan, subject to adjustment if the outstanding shares of common stock changes due to any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or similar transaction.  We may issue up to 64,000 shares under the Plan during any calendar year.  The Plan will terminate on December 31, 2016 or, if earlier, when participants have purchased all of the shares reserved for issuance under the Plan.

Eligible employees elect to participate in the Plan through regular payroll deductions, on an after-tax basis, of between 2% and 8% of total compensation. The annual maximum deduction per employee is $5,000.  Each quarter, we offer shares to eligible employees under the Plan.  At the end of each offering period, we use all the contributions in the participating employees’ respective accounts to purchase common stock at a price equal to 90% of the fair market value of the stock on the first day of the offering period or last day of the offering period, whichever is less.  After each offering period the purchased shares are issued to the respective participating employees, who have all the rights and privileges of a shareholder with respect to such shares.

We issued 10,171 shares of our common stock to participating employees for payroll deductions withheld during 2007. We issued 17,282 shares of our common stock to participating employees for payroll deductions withheld during 2008.  We issued 53,680 shares of our common stock to participating employees for payroll deductions withheld during 2009, leaving 558,867 shares available for issuance under the Plan.

On September 30, 2009 we indefinitely suspended our employee stock purchase plan.

401(k) Plan

In 2002, our Board of Directors adopted the Magnetech 401(k) Plan for non-union employees, which is intended to be a tax-qualified defined contribution plan under Sections 401(a) and 401(k) of the Internal Revenue Code. Under the terms of the Plan, eligible employees may elect to contribute up to 75% of their eligible compensation as salary deferral contributions to the Plan, subject to certain statutorily prescribed limits. In addition, eligible employees may elect to contribute an additional amount of their eligible compensation as a catch-up contribution to the Plan, provided that such eligible employees are anticipated to reach age 50 before the end of the applicable year and subject to certain statutorily prescribed limits.

The Plan also permits, but does not require, that we make discretionary matching contributions. We made discretionary matching contributions to the Plan in 2007, 2008 and 2009.  Because the Plan is a tax-qualified plan, we can generally deduct contributions to the Plan when made, and such contributions are not taxable to participants until distributed from the Plan. Pursuant to the terms of the Plan, participants may direct the trustees to invest their accounts in selected investment options.

We also have adopted a 401(k) plan for union employees.

Employment Agreements

On September 30, 2005, we entered into employment agreements with John A. Martell and Richard J. Mullin. Each agreement had an initial three-year term that provided for automatic renewals for successive one-year periods unless either party, at least three months before the end of the initial term or any renewal term, requested termination or renegotiation of the agreement.  Mr. Martell’s agreement automatically renewed for an additional one-year period ending December 31, 2010.

On August 20, 2008, we entered into an employment agreement with Richard A. Tamborski, which agreement contains terms substantially similar to the terms of the employment agreements with Messrs. Martell and Mullin.

On June 18, 2010, we entered into an employment agreement with Michael P. Moore, which agreement contains terms substantially similar to the terms of the employment agreements with Messrs. Martell, Mullin, and Tamborski.

Each employment agreement provides for certain benefits to the executive if employment is terminated by us for cause, by the executive without good reason, or due to death or disability. In those events, we are obligated to pay the executive his base salary through the date of termination with credit for earned but unused vacation, and to honor any vested benefits under our existing benefit plans and any other agreements with the executive.

On February 15, 2009, Richard J. Mullin’s employment agreement terminated in connection with his resignation from the company.  Mr. Mullin terminated his employment with the company without good reason, and thus was not entitled to the foregoing benefits in connection with his resignation.

On January 6, 2010, Mr. Tamborski’s employment agreement terminated in connection with his resignation from the Company.  Mr. Tamborski terminated his employment with the company without good reason, and thus was not entitled to the foregoing benefits in connection with his resignation.

If the executive’s employment is terminated by us without cause, or by the executive for good reason, we are required to pay the executive, as severance pay, the following:

•	within two business days following termination, his base pay through the end of the month with credit for earned but unused vacation;

•	an amount equal to a multiple of the executive’s base salary in installments over varying periods in accordance with our usual payroll periods. The multiple and periods are as follows:

Name	Multiple of Base Salary	Period
John A. Martell	1.9 (up to $180,000 per year)	3 years
Michael P. Moore	1	6 months

•
an amount equal to the most recent annual profit sharing and/or incentive bonus received by the executive, prorated for the portion of the current year for which the Named Executive Officer was employed, or, if greater, the amount which would be due under the profit sharing and/or incentive bonus plans applicable to the executive for the then current year calculated as of the effective date of termination, such amount to be reduced by any payment previously received during the current year as part of the profit sharing and/or incentive bonus plans. This payment is to be made in substantially equal installments in accordance with our usual payroll periods over the time period that the Named Executive Officer receives base salary payments;

•	up to $10,000 for outplacement services by an outplacement firm; and

•
for six months or one year and at our expense, we are required to maintain (or provide substantially similar) medical insurance and reimbursement plans and other programs or arrangements in which the executive was entitled to participate immediately prior to the date of termination.

Nonequity Bonus Incentive Plan

Mr. Moore is eligible for annual incentive payments of up to 10% of his base salary, with payments to be made annually within 30 days of the filing of the Company’s annual report on Form 10-K, based on performance goals or criteria as set forth in Mr. Moore’s employment agreement.

Mr. Mullin participated in an incentive program that allowed for an annual incentive of up to 30% of his base salary, with payments to be made quarterly within sixty (60) days of the end of each quarter, based on performance goals or criteria to be determined jointly by Mr. Martell and Mr. Mullin. Under this program, Mr. Mullin was paid $38,100 in 2008.

Limitation of Liability and Indemnification Matters

Our articles of incorporation limit the liability of our directors and officers for any loss or damage caused by their actions or omissions if they acted in good faith, with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and in a manner they reasonably believed was in the best interests of our company. If they did not meet these standards, our directors and officers also would not be liable for any loss or damage caused by actions or omissions that did not constitute willful misconduct or recklessness.

Our articles of incorporation provide that we are required to indemnify our directors and officers to the fullest extent permitted by Indiana law. Indiana law authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made parties by reason of their relationships to the corporation. Officers and directors may be indemnified where they have acted in good faith, the action taken was not against the interests of the corporation, and the action was lawful or there was no reason or cause to believe the action was unlawful. In addition, Indiana law requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred in connection with the proceeding. A corporation also may, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding.

We also maintain liability insurance for our directors and officers.

The limitation of liability and indemnification provisions in our articles of incorporation and by-laws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Policies for Transactions with Related Persons

Transactions and relationships that involve directors, executive officers or other related persons and that constitute a conflict with the company’s interests are prohibited. The Board of Directors must approve any exceptions to this policy. Any transaction between us and a related person must be made or entered into on terms that are no less favorable to us than those that we can obtain from unaffiliated third parties. In addition, all material affiliated transactions and loans and any forgiveness of loans must be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or to independent legal counsel. In connection with related party transactions, the Board may engage independent consultants to provide opinions regarding fair market value. Except as otherwise noted, the transactions described below were approved by a majority of those directors who did not have an interest in the described transactions.

Transactions with Related Persons

Leases with Martell Entities.  We lease several buildings from various entities owned by JAM Fox Investments, LLC. Mr. Martell owns JAM Fox Investments. Following is a summary of such leases in effect as of April 4, 2010.

Lessor	Location	Expiration Date	Monthly Rental
JAM Summer Properties LLC	Hammond, Indiana	August 3, 2010	$9,371
JAM Bev Properties LLC	Boardman, Ohio	May 5, 2012	$4,851
JAM Walnut Properties LLC	South Bend, Indiana	December 31, 2012	$10,143

We lease our Hagerstown, Maryland, facility from a partnership, one partner of which is an officer of our subsidiary, HK Engine Components, LLC.  The annual rent under this lease is approximately $158,000, and the lease expires in July 2011.

We lease our Massillon, Ohio, facility from a limited liability company, one member of which is a corporation of which a former officer of our subsidiary, Magnetech Industrial Services, Inc., is a beneficial owner.  The annual rent under this lease is approximately $540,000, and the lease expires in November 2017.

Equity Transactions.  On November 30, 2007, pursuant to the New Securities Purchase Agreement we sold 83,333,333 shares of our common stock (3,333,333 shares after giving effect to the Reverse Stock Split) in a private placement to Tontine for an aggregate purchase price of $20,000,000, or $0.24 per share ($6.00 per share after giving effect to the Reverse Stock Split). Prior to this private placement, Tontine owned approximately 33.1% of our issued and outstanding shares of common stock.  We used $16,700,000 of the proceeds from the sale to finance the cash portion of the purchase price of all of the issued and outstanding membership interest units of 3-D, we paid off the outstanding balance under our revolving credit facility of $2.2 million, and we used the remaining proceeds for general working capital purposes.

Note Payable to Chairman.  On December 31, 2003, our subsidiary, Magnetech Industrial Services, Inc., issued a promissory note to Mr. Martell in the original principal amount of $3,000,000.  The loan evidenced by the promissory note bears interest at an annual rate of 1% below the prime rate as published by The Wall Street Journal, and is payable monthly.  The loan matures on December 31, 2013, subject to earlier prepayment at our option.  The repayment obligations under the promissory note are subordinated in priority and right of payment to our senior credit facility.  On September 12, 2005, MISCOR and Magnetech Industrial Services, Inc. granted Mr. Martell an option to convert the obligations owed to him under the promissory note into our common stock at a fixed conversion price of $2.50 per share, after giving effect to the Reverse Stock Split.    The amount of interest paid to Mr. Martell on the promissory note during 2009 and 2008 was $144,000 and $114,000.

On April 14, 2009, the Company’s $3,000,000 note payable to John A. Martell was amended whereby monthly principal and interest payments under the note were suspended until February 1, 2010. Interest accrued at the new rate of the greater of 5% or the prime rate plus 1%. All accrued interest on the note would have been paid on February 1, 2010, and interest would have been paid monthly thereafter. Monthly principal payments in the amount of $50,000 were due and payable beginning on February 1, 2010 and continuing until December 31, 2014, when all remaining principal and accrued interest on the Note would have become due and payable in one lump sum amount.

On February 3, 2010 the $3,000,000 note payable to Mr. Martell was exchanged as part of the CES sale described below, and a new note payable in the amount of $2,079,000 was issued to Mr. Martell with a maturity date of February 28, 2012.  This exchange resulted in the expiration of the conversion option on the $3.0 million note.  The note payable issued February 3, 2010 does not have a conversion option.  The new note payable consists of $250,000 of principal remaining on the original note payable to Mr. Martell after the completion of the CES sale, along with $175,149 in accrued interest and rents owed to Mr. Martell and a $1,654,000 working capital adjustment.  The Company and Mr. Martell are in discussions regarding whether some or all of the working capital adjustment will be paid in cash to Mr. Martell in place of adjusting the note.  The new note bears interest at an annual rate of the greater of the prime rate plus 2% or 5%.  The note requires monthly principal payments of $5,000 beginning on April 1, 2010 (subject to the approval of Wells Fargo), with a final payment of all unpaid principal and unpaid accrued interest due upon the maturity of the note.

Sale of CES business unit. On February 3, 2010 the Company completed the CES Sale for $3.5 million, subject to a working capital adjustment.  The Company recorded a working capital reduction of $1,654,000, bringing the final sale price to $1,846,000, comprised of $528,000 for Ideal and $1,319,000 for Martell Electric.  The sale proceeds consisted of a cash payment of $750,000 and a reduction to the $3,000,000 note owed to Mr. Martell by the Company for the balance of $2,750,000.  In accordance with the terms of the purchase agreement the Company increased the balance of the note owed to Mr. Martell by the amount of the working capital adjustment.  The Company and Mr. Martell are in discussions regarding whether some or all of the working capital adjustment will be paid in cash to Mr. Martell in place of adjusting the note.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation authorize us to issue 30,000,000 shares of common stock, without par value, and 800,000 shares of preferred stock. As of August 10, 2010, we had 11,785,826 shares of common stock outstanding and no shares of preferred stock outstanding.

The following summary highlights the material provisions of our articles of incorporation, our by-laws and the Indiana Business Corporation Law relating to our capital stock. This summary is not complete and is subject to, and qualified in its entirety by, our articles of incorporation and by-laws, which are exhibits to the registration statement of which this prospectus is a part.

Common Stock

Voting. Holders of our common stock possess exclusive voting power in matters determined by a vote of our shareholders, unless preferred stock is issued and voting rights are granted to the holders of the preferred stock. The holders of shares of common stock are entitled to one vote per share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights for election of directors.

Distributions upon Shares. Our Board of Directors has authority to authorize and direct the payment of dividends and the making of other distributions in respect of the issued and outstanding shares of common stock, subject to the rights of the holders of any series of preferred stock. We currently plan to retain earnings to promote growth and do not anticipate paying dividends in the foreseeable future. Our financing agreements also prohibit us from paying dividends on our common stock.

Rights upon Liquidation. If we are liquidated or dissolved, the holders of our common stock would be entitled to receive (after payment or provision for payment of all of our debts and liabilities) our remaining net assets available for distribution, in cash or in kind. If we issue preferred stock, the holders of the preferred stock may have priority over the holders of our common stock if we are liquidated or dissolved.

Other. Other than Tontine, the holders of our common stock have no pre-emptive rights to acquire additional shares of common stock, have no conversion or redemption rights, and are not subject to further assessments by us. Pursuant to the sale of our shares of common stock to Tontine in January 2007, we granted Tontine the right to participate in future equity offerings to allow Tontine to maintain its percentage ownership, on a fully diluted basis, of our common stock, immediately prior to such offering. This right was affirmed by Tontine and us pursuant to the New Securities Purchase Agreement we entered into with Tontine in November 2007. See “Prior Financing Transactions – January 2007 Private Equity Financing” and “– November 2007 Private Equity Financing.” All of the outstanding shares of our common stock are validly issued, fully paid and nonassessable.

Preferred Stock

Our Board of Directors is authorized to issue any or all of the authorized but unissued shares of our preferred stock from time to time, without shareholder authorization, in one or more designated series. Any series so authorized will have such dividend, redemption, conversion and exchange provisions as may be provided for the particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of the common stock. The rights of holders of common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued in the future. While providing desirable flexibility in connection with possible acquisitions and other corporate purposes, issuance of a new series of preferred stock could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, our outstanding voting stock, and could make removal of our present Board of Directors more difficult. We will not offer preferred stock to any of our directors, officers or 5% shareholders except on the same terms as the preferred stock is offered to all other existing shareholders or to new shareholders. We have no plans as of the date of this prospectus to issue shares of preferred stock. In addition, our financing agreements prohibit us from issuing any preferred stock.

Anti-Takeover Provisions

Certain provisions of our articles of incorporation and by-laws, as well as certain provisions of the Indiana Business Corporation Law, may have the effect of discouraging, delaying or preventing a person from acquiring or seeking to acquire a substantial equity interest in, or control of, our company.

Directors.  Certain provisions of our articles of incorporation and by-laws will impede changes in control of our Board of Directors. These provisions include the following:

•	our directors can decide to classify the board so that not all members of our board would be elected at the same time, making it more difficult to gain control of our board;

•	our Board of Directors may not remove a director without cause, also making it more difficult to gain control of our board;

•	only our Board of Directors, and not our shareholders, may elect directors to fill vacancies in the board, including vacancies created by expansion of the board;

•	shareholders are not granted cumulative voting rights, which enhance the ability of minority shareholders to elect directors; and

•
shareholders must follow certain advance notice and information requirements to nominate individuals for election to our Board of Directors or to propose matters that may be acted upon at a shareholders’ meeting, which may discourage a potential acquirer from conducting a proxy contest to elect directors or otherwise attempting to influence or gain control of our company.

Restrictions on Call of Special Meetings.  Our articles of incorporation provide that a special meeting of shareholders may be called only by the Chairman of our Board of Directors or pursuant to a resolution adopted by a majority of the total number of our directors. Shareholders are not authorized to call a special meeting.

Authorization of Preferred Stock.  Our Board of Directors is authorized, without shareholder approval, to issue preferred stock in series and to fix and state the voting rights and powers, designation, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to the common stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. Accordingly, the issuance of shares of preferred stock could decrease the voting power of holders of common stock or could have the effect of deterring or delaying an attempt to obtain control of our company. Our financing agreements prohibit us from issuing any preferred stock.

Amendments to Articles and By-laws.  Generally, amendments to our articles of incorporation must be approved by a majority vote of our Board of Directors and also by a majority of our outstanding voting shares. However, to amend certain provisions of the articles, including those pertaining to our directors and to certain business combination transactions, approval by at least 80% of the outstanding voting shares is required. Our articles also provide that only our Board of Directors has the authority to make, amend or repeal our by-laws. Shareholders do not have this authority.

Restrictions on Certain Business Combinations.  Our articles of incorporation impose approval and other requirements on certain business combination transactions between our company and any shareholder beneficially owning 10% or more of the voting power of our outstanding capital stock. Types of business combination transactions subject to these requirements include mergers, consolidations, certain sales, leases or other transfers of our assets, certain issuances of our voting securities, plans of dissolution or liquidation proposed by the interested shareholder, and certain other transactions. Our articles prohibit any such transaction within five years following the date on which the shareholder obtained 10% ownership unless the transaction meets the requirements of the Business Combinations Statute of the Indiana Business Corporation Law (if applicable), which is described below, and is approved by a majority of our directors who are not affiliated with the shareholder or by shareholders holding at least 80% of the voting power of our outstanding capital stock. After such five-year period, the transaction still must satisfy the requirements of the Business Combinations Statute (if applicable) as well as certain price and procedural requirements set forth in our articles.

Provisions of Indiana Law.  The Indiana Business Corporation Law requires each of our directors to discharge his or her duties based on the facts then known to him or her, in good faith, with the care an ordinary, prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the company. No director is liable for any action taken as a director, or any failure to take any action, unless the director has breached or failed to perform the duties of the director’s office in compliance with the foregoing standard, and the breach or failure to perform constitutes willful misconduct or recklessness. Our articles of incorporation contain provisions having similar effect.

In determining how to discharge their duties in a manner reasonably believed to be in the best interests of the company, directors are authorized by the Indiana Business Corporation Law to consider the effects of any action on our shareholders, employees, suppliers and customers, and on the communities in which our offices or other facilities are located. The directors may also consider any other factors they consider pertinent. Our articles of incorporation contain provisions having similar effect. Under the Indiana Business Corporation Law, our directors are not required to approve a proposed business combination or other corporate action if they determine in good faith that such approval is not in the best interests of our company. The Indiana Business Corporation Law explicitly provides that the different or higher degree of scrutiny imposed in Delaware and certain other jurisdictions upon director actions taken in response to potential changes in control will not apply. The Delaware Supreme Court has held that defensive measures in response to a potential takeover must be reasonable in relation to the threat posed.

Chapter 42, the Control Share Acquisitions Chapter, and Chapter 43, the Business Combinations Chapter, of the Indiana Business Corporation Law may affect the acquisition of shares of our common stock or the acquisition of control of our company. Indiana companies may elect to opt out of the Control Share Acquisitions Chapter and the Business Combinations Chapter. Our articles of incorporation do not opt out of these statutes. Both statutes, however, apply only to certain corporations that have at least 100 shareholders. As of August 5, 2010, we had 74 shareholders of record. Consequently, as of August 5, 2010, neither statute applied to us, although they may apply to us in the future.

The Business Combinations Chapter prohibits certain business combinations, including mergers, sales of assets, recapitalizations and reverse stock splits, between certain corporations and any shareholder beneficially owning 10% or more of the voting power of the outstanding voting shares of that corporation for a period of five years following the date on which the shareholder obtained 10% beneficial voting ownership, unless the business combination was approved prior to that date by the board of directors. If prior approval is not obtained, several price and procedural requirements must be met before the business combination may be completed. The Business Combinations Statute does not apply to business combinations between a corporation and any shareholder who obtains 10% beneficial voting ownership before such corporation has a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934, unless the corporation has elected to be subject to the Business Combination Statute. As of the date of this prospectus, we have not made such as election.

The Control Share Acquisitions Chapter contains provisions designed to protect minority shareholders if a person makes a tender offer for or otherwise acquires shares giving the acquirer more than certain levels of ownership (20%, 33 ⅓% and 50%) of the outstanding voting securities of certain Indiana corporations. Under the Control Share Acquisitions Chapter, if an acquirer purchases such shares of a corporation that is subject to the Control Share Acquisitions Chapter, then the acquirer cannot vote such shares until each class or series of shares entitled to vote separately on the proposal approves the rights of the acquirer to vote the shares in excess of each level of ownership, by a majority of all votes entitled to be cast by that group (excluding shares held by our officers, by employees of the company who are directors of the company and by the acquirer).

Because of the foregoing provisions of Indiana law, our Board of Directors will have flexibility in responding to unsolicited takeover proposals, and accordingly it may be more difficult for an acquirer to gain control of our company in a transaction not approved by our Board of Directors.

OTC Bulletin Board

Our common stock is traded on the OTC Bulletin Board under the symbol MIGL. While trading is our stock has occurred, an established public trading market has not yet developed. If an established trading market does not develop, you may not be able to sell your shares promptly or perhaps at all, or sell your shares at a price equal to or above the price you paid for them.

Transfer Agent and Registrar

Registrar and Transfer Company has been appointed as the transfer agent and registrar for our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our common stock after this offering and from time to time, and the availability of shares for future sale, may reduce the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our common stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the registration statement of which this prospectus is a part, all of the shares sold in this offering will be freely tradeable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 a person who is our affiliate and has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of restricted shares within any three-month period that does not exceed the greater of (i) 1 percent of the number of shares of our common stock then outstanding, or 11,785,826 shares as of August 10, 2010, and (ii) the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Sales of restricted shares under Rule 144 are also subject to requirements regarding the manner of sale, notice, and the availability of current public information about us. Rule 144 also provides that affiliates who sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

Under Rule 144(b)(1), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, so long as there is available current public information about us. If such non-affiliate has owned the shares for at least one year, he or she may sell the shares without complying with any of the restrictions of Rule 144 regardless of whether there is available current public information about us.

Form S-8 Registration Statements

In March 2007 we filed a registration statement on Form S-8 under the Securities Act to register the shares of our common stock issuable under our Employee Stock Purchase Plan.  This registration statement became effective upon filing.  Shares covered by this registration statement are eligible for sale in the public markets, subject to Rule 144 limitations applicable to affiliates.

In June 2007 we filed registration statements on Forms S-8 under the Securities Act to register the shares of our common stock issued and issuable under our 2005 Stock Option Plan and Restricted Stock Purchase Plan. These

registration statements became effective upon filing. Shares covered by these registration statements are eligible for sale in the public markets, subject to Rule 144 limitations applicable to affiliates.

As of August 10, 2010, options granted under our 2005 Stock Option Plan to purchase a total of 70,600 shares of common stock were outstanding. The options are exercisable at a price range of $0.35 to $10.25 per share, subject to certain anti-dilution adjustments, in 25% cumulative increments on and after the first four anniversaries of their grant date (September 30, 2005, August 3, 2006, January 19, 2007, November 19, 2007, November 30, 2007, May 15, 2008, June 17, 2008, August 11, 2008, August 13, 2008, November 12, 2008,  February 10, 2009, and June 18, 2010). As of August 10, 2010, a total of 36,700 shares had been issued under our Restricted Stock Purchase Plan pursuant to accepted offers to purchase stock at nominal prices of $0.01 per share (of which, 32,700 shares have been forfeited or repurchased by the Company), and an option to purchase 10,000 shares under our Restricted Stock Purchase Plan at a nominal price of $0.01 per share was outstanding.  As of August 10, 2010, a total of 81,133 shares had been issued under our Employee Stock Purchase Plan.  See “Management — Executive Compensation — Equity Incentive Plans” in this prospectus.

Registration Rights

In connection with our January 2007 sale of an aggregate of 62,500,000 shares of our common stock (2,500,000 shares after giving effect to the Reverse Stock Split) to Tontine, we agreed to register these shares for resale. To comply with this obligation, we filed a registration statement with the SEC on July 13, 2007, which the SEC declared effective on September 2, 2008. Additionally, in connection with our November 2007 sale of an aggregate of 83,333,333 shares of our common stock (3,333,333 shares after giving effect to the Reverse Stock Split) to Tontine, we entered into the Amended and Restated Registration Rights Agreement, pursuant to which we agreed to register for resale the additional shares issued to Tontine in the November 2007 transaction. To comply with this requirement, we filed a registration statement with the SEC on October 22, 2008 covering the 3,333,333 shares issued to Tontine.  This registration statement has not yet been declared effective by the SEC.

PLAN OF DISTRIBUTION

The selling shareholders named in this prospectus may sell the shares being offered from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	on any national securities exchange or quotation system on which our common stock may become traded or quoted;

•	through the writing of options on shares, whether the options are listed on an options exchange or otherwise; or

•	through a combination of such methods of sale.

The selling shareholders will sell the shares from time to time at prevailing market prices or privately negotiated prices. Our common stock is traded on the OTC Bulletin Board under the symbol MIGL. While trading in our stock has occurred, an established public trading market has not yet developed. The high and low bid prices of our common stock on the OTC Bulletin Board from January 1, 2007 to August 9, 2010 were $17.00 and $0.30, respectively, giving retroactive effect to the Reverse Stock Split. In addition, the bid and ask prices of our common stock on August 9, 2010, were $0.28 and $0.52, respectively. These prices may or may not be similar to the price or prices at which the selling shareholder offers shares in this offering.

The selling shareholders may effect transactions by selling shares directly to purchasers or to or through brokers or dealers. The brokers or dealers may act as agents or principals. The brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the shares. The compensation of any particular broker or dealer may be in excess of customary commissions.

Because the selling shareholders and brokers or dealers that participate with the selling shareholders in the distribution of shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

Strasbourger and Vertical Capital Partners are registered broker-dealers that acted as placement agent and finder, respectively, with regard to certain prior financing transactions. See “Prior Financing Transactions” in this prospectus. We agreed to issue warrants to Strasbourger and Vertical Capital Partners as partial compensation for their services and to include the common stock issuable upon exercise of the warrants in this prospectus for resale. They designated the following selling shareholders to receive the warrants: Strasbourger designees - Mark Angelo, Barry Clark, Andrew Gonchar, Adam Gottbetter, Donna Kress (who subsequently has transferred the warrants), Weikei Lang, Ronald Moschetta, Tony Polyviou, Marcel Riedel and Alfred Schneider; Vertical Capital Partners designees - Robert DePalo, Robert Fallah, John Kidd and Myra Logan. Based on information known to us, we believe that these selling shareholders are affiliated with Strasbourger or Vertical Capital Partners. Consequently, Strasbourger, Vertical Capital Partners and these selling shareholders are deemed to be underwriters with respect to the shares that such selling shareholders are offering for sale.

Any shares of our common stock that qualify for sale under Rule 144 or Rule 144A under the Securities Act may be sold under such rules rather than through this prospectus.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to commencement of such distribution. In addition, each selling shareholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

Laurus, our former secured lender and a selling shareholder in this offering, has agreed to not sell “short” any of our common stock as long as any of the notes we issued to it are outstanding and for a period of one year after all obligations under the notes have been paid in full. We paid the notes in full in January 2007. For a description of these notes, see “Prior Financing Transactions” in this prospectus. A short seller expects to profit from the decline in the price of a stock by selling stock that is borrowed from a third party, and then buying the stock later at a lower price to return to the lender. The other selling shareholders in this offering are not subject to any contractual restrictions on selling short any of our common stock. Short sales can depress the market price of our stock if and when a public trading market for our common stock develops. Regulation SHO and other rules and regulations under the Securities Exchange Act of 1934 regulate short sales and prohibit certain short-selling tactics considered abusive or manipulative.

We have agreed with certain of the selling shareholders in this offering to use our best efforts to maintain the effectiveness of the registration statement of which this prospectus is a part until the earlier of (i) all shares of such selling shareholders offered by this prospectus have been sold by the selling shareholders, and (ii) such selling shareholders may sell all of their shares offered by this prospectus without registration under the Securities Act under Rule 144 of that Act.

We will bear all costs, expenses and fees in connection with the registration of the shares being offered through this prospectus. The selling shareholders will bear all commissions, concessions and discounts, if any, attributable to the sales of the shares. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Applicable state securities laws may require that shares be sold only through registered or licensed brokers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. We did not receive clearance from the following states in which we filed a registration statement under applicable state securities laws: Alabama, North Carolina and Pennsylvania.

We have registered and/or qualified this offering of our common stock in various states. As a condition to the registration and qualification of our common stock in California and Kentucky, the California Corporations Commissioner and the Kentucky Securities Commissioner require various investor suitability standards to be met with respect to sales of our common stock to residents of those states. Accordingly, if you are a resident of California or Kentucky you must, at a minimum, meet the requirements described below to purchase shares of our common stock in this offering. The selling shareholders, or any broker-dealer selling shares of our common stock, must have reasonable grounds to believe that a purchaser meets these requirements and will rely on information provided by the purchaser for that purpose.

The suitability requirements for California residents are as follows:

•	a liquid net worth of at least $250,000 (which does not include the values of your home, home furnishings, and automobiles), and an annual gross income of at least $65,000; or

•	a liquid net worth of at least $500,000 (which does not include the values of your home, home furnishings, and automobiles); or

•	a net worth of at least $1,000,000 (which includes the values of your home, home furnishings, and automobiles; or

•	an annual gross income of at least $200,000.

The suitability requirements for Kentucky residents are as follows:

•
your investment in our common stock may not exceed 20% of your liquid net worth, and you must evidence a high degree of risk tolerance and understanding of risky investments through a history of such investments in the past; or

•
if you have no investment history to document an understanding of and tolerance for risk, the investment goal selected by you in investing in our common stock must indicate that growth with risk is your primary objective, and your investment in our common stock cannot exceed 10% of your liquid net worth.

We have not undertaken to qualify this offering for offers to individual investors in any jurisdiction outside of the United States; therefore, individual investors outside the United States should not expect to be able to participate in this offering.

LEGAL MATTERS

Certain legal matters, including the legality of the issuance of the shares of common stock offered in this prospectus, have been passed upon for us by our counsel, Barnes & Thornburg LLP, 600 1st Source Bank Center, 100 North Michigan St., South Bend, Indiana 46601.

EXPERTS

Asher & Company, Ltd., independent registered public accounting firm, has audited our balance sheet as of December 31, 2008 and the related consolidated statements of operations, changes in shareholder’s equity and cash flows for the year ended December 31, 2008, as set forth in their report. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on Asher & Company’s report, given on their authority as experts in accounting and auditing.

BDO USA, LLP (formerly known as BDO Seidman, LLP), our independent registered public accounting firm, has audited our balance sheet as of December 31, 2009 and the related statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2009, as set forth in their report. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on BDO USA, LLP’s (formerly known as BDO Seidman, LLP) report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC, under the Securities Act, a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other documents are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and to the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 A.M. to 3:00 P.M. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information that are filed electronically with the SEC. The web site can be accessed at http://www.sec.gov.

We file current reports on Form 8-K, quarterly reports on Form 10-Q, annual reports on Form 10-K and other information with the SEC. Those reports and other information are available for inspection and copying at the Public Reference Room and internet site of the SEC referred to above. We intend to furnish our shareholders with annual reports containing consolidated financial statements certified by an independent public accounting firm.

MISCOR GROUP, LTD. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MISCOR Group, Ltd. and Subsidiaries
South Bend, Indiana

We have audited the accompanying consolidated balance sheet of MISCOR Group, Ltd. and Subsidiaries (the “Company”) as of December 31, 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2008. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MISCOR Group, Ltd. and Subsidiaries as of December 31, 2008, and the consolidated results of its operations and its cash flows for the year ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

For comparative financial statement presentation purposes, the Company has adjusted its 2008 consolidated financial statements to reflect the reclassification of certain assets and liabilities as held-for-sale on the consolidated balance sheet and certain revenues and expenses as discontinued operations on the consolidated statement of operations for subsidiaries that were either sold in 2009 or will be sold in the near future.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
April 15, 2009, except for held-for-sale and discontinued operations financial statement reclassification adjustments as described in
Notes B and C, as to which the date is April 15, 2010

Report of Independent Registered Public Accounting Firm

The Board of Directors
MISCOR Group, Ltd. and Subsidiaries
South Bend, Indiana

We have audited the accompanying consolidated balance sheet of MISCOR Group, Ltd. and Subsidiaries (the “Company”) as of December 31, 2009 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MISCOR Group, Ltd. and Subsidiaries at December 31, 2009, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note O to the Consolidated Financial Statements, the Company has changed its method of accounting for convertible debt, due to the adoption of FASB ASC 815 (EITF 07-5), Determining Whether an Instrument (or embedded feature) is Indexed to an Entity’s Own Stock) as of January 1, 2009.

 /s/  BDO USA, LLP (formerly known as BDO Siedman, LLP)

Kalamazoo, Michigan

April 15, 2010

MISCOR GROUP, LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31,
	2009	2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$76
Accounts receivable, net of allowance for doubtful accounts of $766 and $639, respectively	4,083	9,547
Inventories, net	5,349	8,405
Other current assets	261	497
Total current assets	9,693	18,525

PROPERTY AND EQUIPMENT, net	7,050	8,483

OTHER ASSETS
Goodwill	7,831	7,831
Customer relationships, net	6,922	7,308
Other intangible assets, net	643	680
Deposits and other assets	117	200
Assets held for sale	15,914	35,763
Total other assets	31,427	51,782

Total Assets	$48,170	$78,790

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Revolving credit line, net of discount of $100 and $117, respectively	$3,207	$7,343
Current portion of long-term debt	430	427
Current portion of long-term debt, Officers	4,600	-
Accounts payable	2,549	6,304
Liabilities of operations held-for-sale	9,581	10,081
Accrued expenses and other current liabilities	1,636	2,243
Total current liabilities	22,003	26,398

LONG TERM LIABILITIES
Long-term debt	2,003	4,635
Long-term debt, Officers	2,418	5,000
Total long-term liabilities	4,421	9,635

Total liabilities	26,424	36,033

Commitments and Contingencies

STOCKHOLDERS' EQUITY
Preferred stock, no par value; 800,000 shares authorized; no shares issued and outstanding	-	-
Common stock, no par value; 30,000,000 shares authorized; 11,801,326 and 11,748,448 shares issued and outstanding, respectively	50,920	50,859
Additional paid in capital	8,452	9,056
Accumulated deficit	(37,626)	(17,158)
Total Stockholders' equity	21,746	42,757

Total Liabilities and Stockholders' Equity	$48,170	$78,790

The accompanying notes are an integral part of these consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

	Years Ended December 31,
	2009	2008

Revenues
Product Sales	$3,972	$10,510
Service Revenue	27,418	50,989
Total Revenues	31,390	61,499

Cost of Revenues
Cost of Product Sales	3,326	7,855
Cost of Service Revenue	25,375	41,139
Total Cost of Revenues	28,701	48,994

Gross Profit	2,689	12,505

Selling, General and Administrative Expenses	10,991	12,610

Loss From Operations	(8,302)	(105)

Other (Income) Expense
Interest Expense	1,018	795
Other (Income)	(610)	(102)
	408	693

Loss From Continuing Operations Before Taxes	(8,710)	(798)

Income Tax Expense	-	101

Loss From Continuing Operations	(8,710)	(899)

Loss From Discontinued Operations	(11,758)	(556)
(See Note C, Discontinued and Held-for-Sale Operations)

NET LOSS	$(20,468)	$(1,455)

Basic and Diluted Loss per Common Share
From Continuing Operations	$(0.74)	$(0.07)
From Discontinued Operations	(1.00)	(0.05)
Basic and Diluted Loss per Common Share	$(1.74)	$(0.12)

Weighted Average Number of Common Shares Outstanding	11,775,245	11,647,828

The accompanying notes are an integral part of these consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Amounts in thousands, except share and per share data)

	Shares	Common Stock	Additional Paid In Capital	Accumulated Deficit	Total

Balances, December 31, 2007	11,129,012	$43,967	$8,964	$(15,703)	$37,228

Issuance of MISCOR common stock in connection with acquisition of American Motive Power, Inc.	253,623	3,500			3,500

Issuance of MISCOR common stock In connection with exercise of stock warrants	13,065	16	(16)		-

Conversion of Subordinate Debentures into MISCOR Common Stock	316,016	3,233			3,233

Issuance of MISCOR common stock in connection with 2005 Restricted Stock Plan	17,000				-

Amortization of restricted stock			61		61

Issuance of MISCOR common stock In connection with exercise of stock options	8,450	51			51

Stock Based Compensation			47		47

Issuance of MISCOR common stock in connection with 2005 Employee Stock Purchase Plan	17,282	110			110

Stock Repurchase	(6,000)	(18)			(18)

Loss - 2008				(1,455)	(1,455)

Balances, December 31, 2008	11,748,448	$50,859	$9,056	$(17,158)	$42,757

Effect of adopting new accounting guideline			(638)		(638)

Issuance of MISCOR common stock in connection with 2005 Restricted Stock Plan	2,500				-

Issuance of MISCOR common stock in connection with 2005 Employee Stock Purchase Plan	53,680	66			66

Amortization of restricted stock			1		1

Stock Based Compensation			33		33

Stock Repurchase	(3,302)	(5)			(5)

Loss - 2009				(20,468)	(20,468)

Balances, December 31, 2009	11,801,326	$50,920	$8,452	$(37,626)	$21,746

The accompanying notes are an integral part of these consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except share and per share data)

	Years ended December 31,
	2009	2008

OPERATING ACTIVITIES
Net income (loss)	$(20,468)	$(1,455)
Adjustments to reconcile net loss to net cash utilized by operating activities:
Depreciation and amortization	2,988	2,912
Goodwill impairment	5,135	887
Long lived assets impairment	4,845	-
Bad Debts	319	283
Inventory reserves	74	349
Gain on sale of equipment	-	(42)
Loss on disposal of discontinued operations	329	-
Amortization of stock-based compensation plans	34	108
Amortization of debt issuance costs and debt discount	192	124
Unrealized gain on conversion option	(620)	-
Changes in:
Accounts receivable	10,648	(5,779)
Inventories	4,343	(2,158)
Prepaid expenses and other current assets	(668)	(1,149)
Deposits and other non-current assets	195	(179)
Accounts payable	(2,222)	2,960
Accrued expenses and other current liabilities	(1,299)	1,345
Net cash provided (utilized) by operating activities	3,825	(1,794)

INVESTING ACTIVITIES
Acquisition of business assets, net of cash acquired	-	(8,148)
Proceeds from disposal of discontinued operations	1,083	-
Acquisition of property and equipment	(433)	(1,971)
Proceeds from disposal of property and equipment	303	157
Net cash provided (utilized) by investing activities	953	(9,962)

FINANCING ACTIVITIES
Payments on capital lease obligations	(117)	(44)
Short term borrowings (repayments), net	(4,153)	7,288
Borrowings of long-term debt	223	2,250
Repayments of long-term debt	(691)	(567)
Proceeds from the issuance of shares and exercise of warrants	65	143
Cash repurchase of restricted stock	(5)	-
Debt issuance costs	(176)	(45)
Net cash provided (utilized) by financing activities	(4,854)	9,025

DECREASE IN CASH	(76)	(2,731)
Cash, beginning of period	76	2,807

Cash, end of period	$-	$76

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$942	$851

The accompanying notes are an integral part of these consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

NOTE A - BUSINESS OVERVIEW

Magnetech Integrated Services Corp. (the “Company” or “MISCOR”), an Indiana Corporation, was organized in April 2004 as a holding company for Magnetech Industrial Services, Inc. (“MIS”) and its wholly owned subsidiary Martell Electric, LLC.  Upon the Company’s formation in April 2004, the sole stockholder of MIS contributed all 40 issued and outstanding shares of MIS common stock in exchange for 3,178,000 shares of MISCOR common stock.  The exchange of shares has been accounted for as a recapitalization of the Company (“Recapitalization”). In September 2005, the Company changed its name to MISCOR Group, Ltd. In 2006, Martell Electric, LLC became a wholly owned subsidiary of MISCOR.

On November 30, 2007, the Company’s board of directors approved a 1 for 25 reverse stock split of the Company’s common stock. The reverse stock split became effective on January 14, 2008 by the filing of articles of amendment to the Company’s Amended and Restated Articles of Incorporation.  Under Indiana state law, the reverse stock split did not require shareholder approval.  The effect of this reverse stock split has been retroactively reflected throughout the consolidated financial statements, including these notes to the consolidated financial statements.

MIS, an Indiana corporation, is an Industrial Services company which through its eight operating facilities, provides maintenance and repair services to the electric motor industry, repairs and manufactures industrial lifting magnets, provides engineering and repair services for electrical power distribution systems within industrial plants and commercial facilities, provides on-site services related to all services offered by MIS, and provides custom and standardized training in the area of industrial maintenance.

Martell Electric, LLC, provides electrical contracting services to institutions, and commercial business.

In May 2006, MIS acquired certain operating assets of Smith Services of Alabama, Inc. from Smith Services, Inc. and formed a subsidiary, Magnetech Industrial Services of Alabama, LLC (“Magnetech of Alabama”). Magnetech of Alabama provides maintenance and repair services to the electric motor industry, and engineering and repair services for electrical power distribution systems within industrial plants and commercial facilities. In January 2007, Magnetech of Alabama was merged into MIS.

In October 2007, MISCOR acquired 100% of the outstanding shares of Ideal Consolidated, Inc. (“Ideal”). Ideal is a provider of mechanical contracting services, including plumbing, HVAC and industrial piping and provides maintenance services for mechanical systems.

In November 2007, MIS acquired all of the issued and outstanding units of membership interest in 3-D Service, Ltd. (“3-D”). 3-D is engaged in the business of selling, repairing, remanufacturing, and maintaining industrial electrical and mechanical equipment.  In January 2009 3-D was merged into MIS.

In January 2008, MISCOR acquired 100% of the outstanding shares of American Motive Power, Inc. (“AMP”).  AMP is engaged in the business of repairing, remanufacturing, and rebuilding locomotive engines as well as providing related goods and services to the Rail industry.

In September 2008, MIS acquired certain assets of Visalia Electric Motor Shop, Inc. (“VEMS”).  VEMS is engaged in the business of providing maintenance and repair services for both alternating current and direct current electric industrial motors and generators.

In December 2009, the Company announced its intention to divest its CES and Rail Services operations in order to concentrate on its core business of industrial services.

In December 2009, the Company completed the sale of 100 percent of the outstanding shares of its AMP Canada subsidiary (See Note C, Discontinued and Held-for-sale Operations).

In February 2010, the Company completed the sale of 100 percent of the membership units of its Martell Electric subsidiary and 100 percent of the outstanding shares of its Ideal subsidiary to the Company’s CEO, John A. Martell and his wife Bonnie M. Martell (See Note C, Discontinued and Held-for-sale Operations, and Note W, Subsequent Events).

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

In March 2010, the Company completed the sale of 100 percent of the outstanding shares of its AMP subsidiary (See Note C, Discontinued and Held-for-sale Operations and Note W, Subsequent Events).

The Company’s customers are primarily located throughout the United States of America.  As of December 31, 2009 the Company operated from fourteen locations in Alabama, Indiana, Ohio, West Virginia, Maryland, New York, and California.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements for the year ended December 31, 2009 include the accounts of MISCOR and its wholly owned subsidiaries, Magnetech Industrial Services, Inc., Martell Electric, LLC, HKEC, Ideal, and AMP.  The consolidated financial statements for the year ended December 31, 2008 include the accounts of AMP for the eleven months ended December 31, 2008.  All significant intercompany balances and transactions have been eliminated.

Reclassifications

Certain amounts from the prior year financial statements have been reclassified to conform to the current year presentation. Deferred compensation was reclassified to Additional paid in capital on the Consolidated Balance Sheets. This reclassification had no impact on the Company’s Consolidated Statement of Operations or Cash Flows. As a result of the sale or planned sale of the Company’s Construction and Engineering Services operations and Rail Services operations, the financial results associated with these operations were classified as discontinued operations on the Company’s Consolidated Statement of Operations and held-for-sale on the Consolidated Balance Sheets (See Note C, Discontinued and Held-for-sale Operations).  These reclassifications had no impact on the Company’s Consolidated Cash Flows.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less from the purchase date to be cash equivalents.

Concentration of credit risk

The Company maintains its cash and cash equivalents primarily in bank deposit accounts.  The Federal Deposit Insurance Corporation insures these balances up to $250 per bank. The Company has not experienced any losses on its bank deposits and management believes these deposits do not expose the Company to any significant credit risk.

Accounts receivable and allowance for doubtful accounts

The Company carries accounts receivable at sales value less an allowance for doubtful accounts. The Company periodically evaluates accounts receivable and establishes an allowance for doubtful accounts based on a combination of specific customer circumstances, credit conditions and the history of write-offs and collections. The Company evaluates items on an individual basis when determining accounts receivable write-offs. The Company’s policy is to not charge interest on trade receivables after the invoice becomes past due. A receivable is considered past due if payment has not been received within agreed upon invoice terms.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

Discontinued operations and assets and liabilities held-for-sale

For those businesses where the Company has committed to a plan to divest, each business is valued at the lower of its carrying amount or estimated fair value less cost to sell. If the carrying amount of the business exceeds its estimated fair value, an impairment loss is recognized. The fair values have been estimated using accepted purchase agreements or expected selling price based on consultations with third parties.  Depreciation and amortization expense is not recorded on assets of businesses to be divested once they are classified as held-for-sale.

Businesses to be divested are classified in the Consolidated Financial Statements as either discontinued operations or held-for-sale. For businesses classified as discontinued operations, the balance sheet amounts and results of operations are reclassified from their historical presentation to assets and liabilities of operations held-for-sale on the Consolidated Balance Sheets and to discontinued operations on the Consolidated Statement of Operations for all periods presented.  The gains or losses associated with these divested businesses are recorded within discontinued operations on the Consolidated Statement Operations.  The Company does not expect any significant continuing involvement with these businesses following their divestiture, and these businesses are expected to be disposed of within one year.

Inventory

The Company values inventory at the lower of cost or market.  Cost is determined by the first-in, first-out method. The Company periodically reviews its inventories and makes provisions as necessary for estimated obsolescence and slow-moving goods. The amount of such markdown is equal to the difference between cost of inventory and the estimated market value based upon assumptions about future demands, selling prices and market conditions.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation.  Depreciation is computed over the estimated useful lives of the related assets using the straight-line method.  Useful lives of property and equipment are as follows:

Building	30 years
Leasehold improvements	Shorter of lease term or useful life
Machinery and equipment	5 to 10 years
Vehicles	3 to 5 years
Office and computer equipment	3 to 10 years

Debt issue costs

Costs incurred by the Company to secure senior debt financing are capitalized and amortized, as a charge to interest expense, over the term of the senior debt financing agreement which is three years (See Note H, Senior Credit Facility and Note I, Long Term Debt).

Costs incurred by the Company to secure subordinated debenture financing were capitalized and amortized over the term of the subordinated debentures which initially was two years. However, in April 2006, the debenture holders agreed to extend the maturity date one year from February 28, 2007 to February 28, 2008. Accordingly, the balance of debt issue costs were amortized through February 28, 2008.

As of December 31, 2009 and 2008, debt issuance costs were $14 and $31, net of accumulated amortization of $31 and $14, respectively.

Segment information

The Company reports segment information in accordance with the Financial Accounting Standards Board Accounting Standards Codification topic (“ASC”) 280 Segment Reporting (See Note T, Segment Information).

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

Goodwill and other intangible assets

The Company accounts for goodwill and other intangible assets in accordance with ASC 350, Intangibles - Goodwill and Other (“ASC 350”). Goodwill represents the excess of the cost of acquired businesses over the fair market value of their net assets at the dates of acquisition. Goodwill, which is not subject to amortization, is tested for impairment annually during the fourth quarter.  The Company tests Goodwill and other intangible assets for impairment on an interim basis if an event occurs that might reduce the fair value of a reporting unit below its carrying value. Recoverability of goodwill is evaluated using a two-step process.  The first step involves a comparison of the fair value of a reporting unit with its carrying value. If the carrying amount of the reporting unit exceeds its fair value, then the second step of the process involves a comparison of the implied fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill of a reporting unit exceeds the fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess.  Reporting units are determined based on the Company’s operating segments.  The AMP, MIS, and Ideal operating segments, which were also determined to be reporting units under ASC 350, contain goodwill and are thus tested for impairment.  The Company re-evaluates our reporting units and the goodwill and intangible assets assigned to the reporting units annually, prior to the completion of the impairment testing.  The fair value of our reporting units is determined based upon various factors, including estimated market prices obtainable for identified disposal groups and management’s estimate of future discounted cash flows. Management’s estimates of future cash flows include assumptions concerning future operating performance and economic conditions and may differ from actual future cash flows.

Other intangible assets consisting mainly of customer relationships, a technical library, and non-compete agreements were all determined to have a definite life and are amortized over the shorter of the estimated useful life or contractual life of the these assets, which range from 1 to 20 years.  Amortization expense for the other intangible assets was $811 and $889 for the years ended December 31, 2009 and 2008, respectively.  Intangible assets with definite useful lives are periodically reviewed to determine if facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances do exist, the recoverability of intangible assets is assessed by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets (See Note F, Goodwill and Other Intangible Assets).

Long-lived assets

The Company performs reviews for impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.  An impairment loss is recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.  When an impairment is identified, the carrying amount of the asset is reduced to its estimated fair value.  Assets to be disposed of are recorded at the lower of net book value or fair market value less cost to sell at the date management commits to a plan of disposal (See Note G, Asset Impairment).

Revenue recognition

Revenue consists primarily of sales and service of industrial magnets, electric motors, electrical power distribution systems, and diesel power assemblies.  Product sales revenue is recognized when products are shipped and both title and risk of loss transfer to the customer. Service revenue is recognized when all work is completed and the customer’s property is returned. For services to a customer’s property provided at the Company’s site, property is considered returned when the customer’s property is shipped back to the customer and risk of loss transfers to the customer. For service to a customer’s property provided at the customer’s site, property is considered returned upon completion of work.  The Company provides for an estimate of doubtful accounts, based on specific identification of customer accounts deemed to be uncollectible and historical experience.  The Company’s revenue recognition policies are in accordance with Staff Accounting Bulletin (“SAB”) No. 101 and SAB No. 104.

Revenues from Martell Electric, LLC’s electrical contracting business, Ideal’s mechanical contracting business, and long-term contracts from the remanufacturing and rebuilding of locomotives and locomotive engines at AMP are recognized on the percentage-of-completion method in accordance with ASC Subtopic 605-35 Construction-type and Production-type Contracts, measured by the percentage of cost incurred to date to estimated total costs to complete for each contract.  Costs incurred on contracts in excess of customer billings are recorded as part of other current assets.  Amounts billed to customers in excess of costs incurred on contracts are recorded as part of other current liabilities.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

Advertising costs

Advertising costs consist mainly of product advertisements and announcements published in trade publications, and are expensed when incurred.  Advertising expense was $88 and $125 for the years ended December 31, 2009 and 2008, respectively

Warranty costs

The Company warrants workmanship after the sale of its products and services, generally for a period of one year.  An accrual for warranty costs is recorded based upon the historical level of warranty claims and management’s estimates of future costs.  Warranty expense was $84 and $268 for the years ended December 31, 2009 and 2008, respectively.

Product warranty activity is as follows:

	2009	2008

Balance at beginning of year	$589	$559
Warranty claims paid	(279)	(395)
Warranty expense	84	268
Other1	-	157
Balance at end of year	$394	$589

1 Includes $157 in 2008 related to the AMP acquisition. This amount was not charged to expense.

Income taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes  The Company classifies interest and penalties, if any, associated with its uncertain tax positions as a component of income tax expense. There were no interest or penalties recorded for the years ended December 31, 2009 and 2008 (See Note L, Income Taxes).

Stock based compensation

The Company accounts for stock based compensation in accordance with ASC 718, Compensation – Stock Compensation (“ASC 718”).  ASC 718 requires the cost of all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values at grant date, or the date of later modification, over the requisite service period. In addition, ASC 718 requires unrecognized cost related to options vesting after the initial adoption to be recognized in the financial statements over the remaining requisite service period.

Foreign Currency Translation

The assets and liabilities of the Company’s Canadian operations are translated into U.S. dollars at the rate of exchange in effect at the balance sheet date, except for non-monetary assets and liabilities, which are translated using the historical exchange rate. Income and expense accounts are translated into U.S. dollars at the year-to-date average rate of exchange, except for expenses related to those balance sheet accounts that are translated using historical exchange rates. The impact of foreign exchange translation on the Company’s financial statements was not material for the years ended December 31, 2009 and 2008.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

Earnings per share

The Company accounts for earnings per common share under the provisions of ASC 260, Earnings Per Share, which requires a dual presentation of basic and diluted earnings per common share.  Basic earnings per common share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the year.  Diluted earnings per common share is computed assuming the conversion of common stock equivalents, when dilutive.

For the year ended December 31, 2009, the Company’s common stock equivalents, consisting of warrants to purchase 310,254 shares of common stock, subordinated debt convertible into 1,255,000 common shares, and options to purchase 38,000 shares of common stock issued to employees under the 2005 Stock Option Plan were not included in computing diluted loss per share because their effects were anti-dilutive.

For the year ended December 31, 2008, the Company’s common stock equivalents, consisting of warrants to purchase 310,254 shares of common stock, subordinated debt convertible into 1,200,000 common shares, and options to purchase 76,600 shares of common stock issued to employees under the 2005 Stock Option Plan were not included in computing diluted loss per share because their effects were anti-dilutive.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Significant estimates are required in accounting for inventory costing, asset valuations, costs to complete and depreciation.  Actual results could differ from those estimates.

Variable Interest Entities

In January 2003, the FASB issued guidance that addresses consolidation by business enterprises of variable interest entities, which are entities that either (a) do not have equity investors with vesting rights or (b) have equity investors that do not provide sufficient financial resources for the entity to support its activities.

The Company is involved with JAM Fox Investments LLC, which qualifies as a variable interest entity. The variable interest entity is 100% owned by the CEO of the Company. The Company’s involvement with the entity began on August 3, 2001, and is limited to lease agreements for the use of three of its facilities. The entity was formed for the purpose of acquiring real estate, and its activities primarily relate to the leasing of such real estate to the Company. Management has determined that the Company is not the primary beneficiary, thus no consolidation is required. As of December 31, 2009, total assets and liabilities of JAM Fox Investments LLC were $2,505 and $677, respectively. Management does not believe that the Company has any exposure to loss resulting from its involvement with JAM Fox Investments LLC as of December 31, 2009.

New Accounting Standards

In June 2007, the FASB issued new guidance regarding the classification of financial instruments that are indexed to a company’s own stock.  The new guidance revised the criteria for determining whether an instrument is indexed to a company’s own stock and the resultant accounting treatment of those instruments.  The new guidance is effective for annual periods beginning after December 15, 2008.  The adoption of this new guidance by the Company on January 1, 2009 resulted in the re-classification of a certain conversion option on a note payable from equity to liability effective January 1, 2009 (See Note N, Related Party Transactions).

In December 2007, the FASB issued new guidance regarding the accounting for business combinations.  The new guidance retained the fundamental requirements to account for all business combinations using the acquisition method (formerly the purchase method) and for an acquiring entity to be identified in all business combinations. However, the new standard requires the acquiring entity in a business combination to recognize all (and only) the

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; requires transaction costs to be expensed as incurred; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. The new guidance is effective for annual periods beginning after December 15, 2008. The adoption of the new guidance on January 1, 2009 did not have a material impact on the Company’s consolidated financial statements.

In September 2006, the FASB issued ASC 820, Fair Value Measurements and disclosures (“ASC 820”) (Originally FAS 157). ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  ASC 820 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years for financial assets and liabilities recognized at fair value in the financial statements on a recurring basis, and for fiscal years beginning after November 15, 2008 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The Company adopted this guidance on January 1, 2008 for financial assets and liabilities and on January 1, 2009 for non-financial assets and liabilities.  The Company applied the provisions of ASC 820 to the fair value measurements recorded for a conversion option on a note payable to the Company’s CEO (See Note N, Related Party Transactions), to the fair value measurements recorded as a result of the Company’s annual goodwill impairment testing (See Note F, Goodwill and Other Intangible Assets) and to the fair value measurements recorded as a result of the classification of certain operations of the Company as held-for-sale (See Note C, Discontinued and Held-for-sale Operations and Note G, Asset Impairment).

In December 2007, the FASB issued new guidance establishing accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. The new guidance also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners, and is effective for fiscal years beginning after December 15, 2008. In January 2010 the FASB issued Accounting Standards Update (“ASU”) 2010-02, which amends ASC Subtopic 810-10 (originally issued as FASB Statement 160) to clarify the scope of the Subtopic and expand the disclosures about the deconsolidation of a subsidiary or derecognition of a group of assets within the scope of Subtopic 810-10.  The adoption of this new guidance by the Company on January 1, 2009 impacted the disclosures of its discontinued and held-for-sale operations, but did not have a material impact on its consolidated financial statements.

In March 2008, the FASB issued new guidance which changes the disclosure requirements for derivative instruments and hedging activities. The new guidance will require enhanced disclosures about (a) how and why derivative instruments are used, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affects our financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this new guidance by the Company on January 1, 2009 did not have a material impact on its consolidated financial statements.

In April 2008, the FASB issued new guidance regarding the determination of the useful life of intangible assets.  The new guidance amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350, Intangibles - Goodwill and Other, and is effective for fiscal years beginning after December 15, 2008. The adoption of this new guidance by the Company did not have a material impact on its consolidated financial statements.

 In May 2008, the FASB issued new guidance identifying the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (“GAAP”) in the United States.  The adoption of this new guidance by the Company did not have a material impact on its consolidated financial statements.

In February 2009, the FASB issued new guidance regarding the accounting for assets acquired and liabilities assumed in a business combination that arise from contingencies.  This new guidance amends the provisions related to the initial recognition and measurement, subsequent measurement, and disclosure of assets and liabilities arising

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

from contingencies in a business combination, and applies to all assets acquired and liabilities assumed in a business combination that arise from contingencies that would be within the scope of ASC 450, Contingencies, if not acquired or assumed in a business combination, except for assets or liabilities arising from contingencies that are subject to specific guidance in ASC 805, Business Combinations.  The new guidance applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The adoption of this new guidance by the Company on January 1, 2009, did not have a material impact on its consolidated financial statements.

In April 2009, the FASB issued new guidance requiring fair value disclosures of financial instruments for interim reporting periods for publicly traded companies as well as in annual financial statements.  This new guidance is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The adoption of this new guidance by the Company beginning with its second quarter ending July 5, 2009 did not have a material impact on its consolidated financial statements.

In June 2009, the FASB issued new guidance that establishes the FASB Accounting Standards Codification (the “Codification”) as the single official source of authoritative U.S. GAAP (other than guidance issued by the Securities and Exchange Commission), and supersedes existing FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force, and related literature.   The Codification did not change GAAP, but reorganizes the literature, and is effective for interim and annual reporting periods ending after September 15, 2009.  The application of the Codification by the Company beginning with its third quarter ending October 4, 2009 did not have a material impact on its consolidated financial statements.

In June 2009, the FASB issued new accounting guidance on consolidation of variable interest entities, which include:  (1) the elimination of the exemption for qualifying special purpose entities; (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity.  The new guidance is effective for fiscal years beginning after November 15, 2009, and for interim periods within that first annual reporting period.  The Company is currently evaluating the impact that the adoption of this new guidance may have on its consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, “Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value” (“ASU 2009-05”). ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value of such liability using one or more of the techniques prescribed by the update. ASU 2009-05 is effective for reporting periods (including interim periods) beginning after August 26, 2009. The adoption of ASU 2009-05 by the Company beginning with its fourth quarter ending December 31, 2009 did not have a material impact on its consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13, “Multiple-Deliverable Revenue Arrangements, (amendments to ASC Topic 605, Revenue Recognition)” (“ASU 2009-13”). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method.  ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect the adoption of ASU 2009-13 to have a material impact on its consolidated financial statements.

NOTE C – DISCONTINUED AND HELD-FOR-SALE OPERATIONS

AMP Rail Services Canada, ULC

On December 18, 2009 the Company sold all of the outstanding capital stock of AMP Rail Services Canada, ULC (“AMP Canada”) to 4107730 Canada Inc. (d/b/a Novatech, Inc.) (“Novatech”), one shareholder of which is the former general manager of AMP Canada, for a net sales price of approximately $1,460, net of transaction fees.  The proceeds consisted of $1,100 in cash and a $400 note receivable, secured by the machinery and equipment of AMP Canada, offset by transaction fees of approximately $40.  The note bears interest at a rate of 5% per year and

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

requires monthly principal payments of $12.   A loss on sale of approximately $329 was included on the Consolidated Statement of Operations within Loss from Discontinued Operations for the year ended December 31, 2009.  AMP Canada was a component of the Company’s Rail Services segment.  AMP Canada is no longer a related party to the Company.

The following table provides revenue and pretax loss from the AMP Canada discontinued operations:

	Years Ended December 31,
	2009	2008
Revenue from discontinued operations	$3,863	$1,156
Pretax loss from discontinued operations	(1,091)	(468)

The assets and liabilities of AMP Canada classified as held-for-sale operations at December 18, 2009 (date of sale) and December 31, 2008 are summarized as follows:

	December 18, 2009	December 31, 2008
ASSETS
Accounts receivable	$1,099	$308
Inventories, net	204	172
Other current assets	1,369	1,073
Total current assets	2,671	1,553

PROPERTY AND EQUIPMENT, net	458	655

OTHER ASSETS	56	-
Total other assets	56	-

Total Assets	$3,185	$2,208

LIABILITIES
Accounts payable	$1,028	$576
Accrued expenses and other current liabilities	356	252
Total liabilities	1,384	828

Net Assets	$1,802	$1,380

Construction and Engineering Services Business

In December 2009, the Company announced its plan to sell its Construction and Engineering Services business (“CES business”) consisting of its Martell Electric, LLC (“Martell Electric”) and Ideal Consolidated, Inc. (“Ideal”) (together the “CES disposal group”) subsidiaries in order to raise operating capital and focus on its core industrial services operations.  As a result, the Company has reported Martell and Ideal as held-for-sale, and adjusted the carrying value of Martell Electric’s and Ideal’s long-lived assets based on the sale agreement.  On February 3, 2010 the Company completed the sale of 100 percent of the outstanding capital stock of Ideal and 100 percent of the outstanding membership units of Martell Electric to the Company’s President and CEO, John A. Martell, and his wife, Bonnie M. Martell for approximately $3,500, comprised of $1,000 for Ideal and $2,500 for Martell.  The sale proceeds consisted of a cash payment of $750 and a reduction of $2,750 of a $3,000 note owed to Mr. Martell by the Company.  The sales price is subject to a working capital adjustment.  Under

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

the terms of the sale agreement, any increase or reduction in the purchase price as a result of the working capital adjustment may be settled as a reduction or increase in the amount of the note payable to John A. Martell.   During the first half of 2010 the Company recorded a working capital reduction of $1,654, bringing the final sale price to $1,846, comprised of $528 for Ideal and $1,319 for Martell Electric.  In accordance with the terms of the purchase agreement the Company increased the balance of the note owed to Mr. Martell by the amount of the working capital adjustment.  The Company and Mr. Martell are in discussions regarding whether some or all of the working capital adjustment will be paid in cash to Mr. Martell in place of adjusting the note.

During the year ended December 31, 2009, the Company recognized an impairment on the goodwill recorded in its Ideal Consolidated reporting unit, a component of the Company’s Construction and Engineering Services segment, of $645, which was included in the Company’s Consolidated Statement of Operations within Loss from Discontinued Operations.

The following table provides revenue and pretax income (loss) from the CES disposal group discontinued operations:

	Years Ended December 31,
	2009	2008
Revenue from discontinued operations	$32,831	$34,295
Pretax income from discontinued operations	242	1,564

The assets and liabilities of the CES disposal group classified as held-for-sale operations at December 31, 2009 and 2008 are summarized as follows:

	December 31,
	2009	2008
ASSETS
Accounts receivable, net of allowance for doubtful accounts of $209 and $226, respectively	$6,317	$9,989
Inventories, net	172	198
Other current assets	2,325	931
Total current assets	8,814	11,118

PROPERTY AND EQUIPMENT, net	500	341
Goodwill	-	645

Total Assets	$9,314	$12,104

LIABILITIES
Accounts payable	$5,174	$3,083
Accrued expenses and other liabilities	1,279	2,412
Total liabilities	6,453	5,495

Net Assets	$2,861	$6,609

American Motive Power

In December 2009 the Company announced its plan to sell its American Motive Power, Inc. (“AMP”) subsidiary in order to focus on its core industrial services operations.  As a result, the Company has reported AMP as held-for-sale, and adjusted the carrying value of AMP’s long-lived assets at December 31, 2009 based on the sale agreement enter into in early 2010.  On March 15, 2010 The Company completed the sale of 100 percent of the outstanding capital stock of AMP to LMC Transport, LLC (“LMC”), an unrelated party, for approximately $0, net of transaction fees.  During the year ended December 31, 2009, the Company recognized impairment charges totaling $6,835 on the long lived assets of AMP, which were included in the Company’s Consolidated Statement of Operations within

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

Loss from Discontinued Operations.  AMP is a component of the Company’s Rail Services segment.  AMP will not be a related party to the Company following the completion of the sale.

The following table provides revenue and pretax loss from the AMP discontinued operations:

	Years Ended December 31,
	2009	2008
Revenue from discontinued operations	$4,435	$13,321
Pretax loss from discontinued operations	(11,523)	(2,621)

The assets and liabilities of AMP classified as held-for-sale operations at December 31, 2009 and 2008 are summarized as follows:

	December 31,
	2009	2008
ASSETS
Accounts receivable, net of allowance for doubtful accounts of $55 and $0, respectively	$490	$1,962
Inventories, net	1,152	1,903
Other current assets	723	1,587
Total current assets	2,365	5,452

PROPERTY AND EQUIPMENT, net	-	2,910

Goodwill	-	4,489
Other intangible assets, net	-	2,289
Other assets	262	-
Total other assets	262	6,778

Total Assets	$2,627	$15,140

LIABILITIES
Accounts payable	$643	$834
Accrued expenses and other current liabilities	1,576	1,133
Total liabilities	2,219	1,967

Net Assets	$408	$13,173

HK Engine Components

In December 2009 the Company announced its plan to sell its HK Engine Components (“HKEC”) subsidiary in order to focus on its core industrial services operations.  As a result, the Company has reported HKEC as held-for-sale.  The carrying value of the long lived assets of HKEC were adjusted to their estimated fair market values at December 31, 2009 based on the expected selling price of HKEC.  No impairment was recorded for the long lived assets of HKEC for the years ended December 31, 2009 or 2008.  The Company expects the sale of HKEC to be completed during 2010.  HKEC is a component of the Company’s Rail Services segment.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

The following table provides revenue and pretax loss from the HKEC discontinued operations:

	Years Ended December 31,
	2009	2008
Revenue from discontinued operations	$8,505	$12,975
Pretax income from discontinued operations	614	969

The assets and liabilities of HKEC classified as held-for-sale operations at December 31, 2009 and 2008 are summarized as follows:

	December 31,
	2009	2008
ASSETS
Accounts receivable, net of allowance for doubtful accounts of $142 and $172, respectively	$592	$1,534
Inventories, net	2,094	3,129
Other current assets	30	29
Total current assets	2,716	4,692

PROPERTY AND EQUIPMENT, net	1,233	1,422

Other assets	24	197

Total Assets	$3,973	$6,311

LIABILITIES
Accounts payable	$601	$1,305
Accrued expenses and other liabilities	308	486
Total liabilities	909	1,791

Net Assets	$3,064	$4,520

NOTE D - INVENTORY

Inventory consists of the following:

	December 31,	December 31,
	2009	2008

Raw materials	$2,705	$3,348
Work-in-process	2,486	4,326
Finished goods	855	1,404
	6,046	9,078
Less: allowance for slow moving and obsolete inventories	(697)	(673)
	$5,349	$8,405

At December 31, 2009 and 2008 inventory, net of allowance for slow moving, totaling $3,418 and $5,402, respectively, was classified as held-for-sale, including $172 and $198, respectively,  reported as Construction and Engineering Services and $3,246 and $5,204, respectively, reported as Rail Services for segment reporting purposes (See Note C, Discontinued and Held-for-Sale Operations).

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

NOTE E - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2009	2008

Land and Buildings	$1,600	$1,600
Leasehold Improvements	378	378
Machinery & Equipment	8,063	7,996
Construction in Progress	-	208
Vehicles	978	995
Office & Computer Equipment	1,460	1,314
	12,479	12,491
Less Accumulated Depreciation	(5,429)	(4,008)
	$7,050	$8,483

Depreciation expense was $1,418 and $1,438 for years ended December 31, 2009 and 2008, respectively.

At December 31, 2009 and 2008 property and equipment, net of accumulated depreciation, totaling $1,733 and $5,325 respectively, was classified as held-for-sale, including $500 and $341, respectively,  reported as Construction and Engineering Services and $1,233 and $4,988, respectively, reported as Rail Services for segment reporting purposes.  During the year ended December 31, 2009, the Company recorded a charge of $2,945 for impairment write downs on the held-for-sale assets recorded in the AMP disposal group, which was included in the Company’s consolidated Statement of Operations within Loss from Discontinued Operations (See Note C, Discontinued and Held-for-Sale Operations).

NOTE F – GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The Company evaluates its goodwill for impairment during the fourth quarter of each year, and whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  Goodwill is assigned to reporting units within the company based on the operating and economic characteristics and the management of the various operating segments and components within those operating segments.  The amounts assigned to the various reporting units within the company are as follows:

	Magnetech Industrial Services	American Motive Power	Ideal Consolidated	Total

Balances as of January 1, 2008	$7,370	$-	$633	$8,003
Goodwill Acquired During the Year	461	5,377		5,838
Settlements and Adjustments	-	-	12	12
Impairment Charge	-	(887)	-	(887)
Balances as of December 31, 2008	7,831	4,490	645	12,966

Impairment Charge	-	(4,490)	(645)	(5,135)
Balances as of December 31, 2009	$7,831	$-	$-	$7,831

During the fourth quarter of 2009, the fair value of the Company’s American Motive Power reporting unit was estimated to be approximately equal to the selling price of AMP contained in the agreement for the sale of AMP completed on March 15, 2010.  The fair value of the Company’s Ideal Consolidated reporting unit was estimated to be approximately equal to the sale price of Ideal Consolidated, Inc. contained in the agreement for the sale of the

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

Company’s CES business, completed on February 3, 2010, including an estimate for the requisite working capital adjustment.  The fair value of the Company’s Magnetech Industrial Services (“MIS”) reporting unit was estimated using a discounted cash flow model.  Significant estimates and assumptions involving future cash flows, growth rates, and weighted average cost of capital were used in preparing the discounted cash flow model for the MIS reporting unit.  For the goodwill testing completed during the fourth quarter of 2009 for its MIS reporting unit the Company used a cost of capital of 25%, and determined that the calculated fair value exceeded the carrying value by approximately 12%.  Accordingly, there was not impairment for this reporting unit.  An increase in the discount rate used in the analysis of more than 315 basis points or a decrease in projected 2010 through 2016 revenue of more than 10% would have resulted in a determination of impairment for MIS, however, management believes that the discount rate of 25% and the revenue projections used in its cash flow model are reasonable.

During the fourth quarter of 2008, the fair value of each reporting unit was estimated using a comparative market analysis and a discounted cash flow model.

The comparative market analysis was completed for each reporting unit by comparing the ratio of revenue, EBITDA and EBIT to total invested capital for three to five comparable publicly traded companies to develop a multiple for each.  These multiples were then applied to the respective reporting unit’s revenue, EBITDA, and EBIT to establish an estimated market value for each.  Control premiums were not added to the comparable companies or to multiples applied to the reporting units for the valuation estimates.  Due to the size differences between the Company’s reporting units and comparable publicly traded companies for which information was available, management placed lower weight on the comparative market analysis than the discounted cash flow models when making the final determination of fair value.

The cost of capital for goodwill impairment testing completed during the fourth quarter of  2008 was estimated at 15% for 3-D and MIS, 18% for AMP and 25% for Ideal, and included risk premiums ranging from 8% to 16%.  As a result of its fourth quarter 2008 goodwill impairment testing the Company found that there was not impairment in the goodwill of its 3-D, Ideal and MIS reporting units but the goodwill of its AMP reporting unit was impaired, as described more fully below.

An increase in the discount rate used in the analyses of the Company’s 3-D reporting unit of 200 basis points would have resulted in a determination of impairment for that reporting unit, however management believes that the discount rate of 15% for 3-D which was used in its discounted cash flow model was reasonable.

Determining the fair value of a reporting unit is a matter of judgment and often involves the use of significant estimates and assumptions. The use of different assumptions would increase or decrease the estimated fair values of the reporting units and could increase or decrease an impairment charge. If the use of these assets or the projections of future cash flows change in the future, the Company may be required to record additional impairment charges. An erosion of future business results in any of the Company’s reporting units could create impairment in goodwill or other long-lived assets and require a significant impairment charge in future periods.

The Company has three reporting segments, the Industrial Services segment, the Construction and Engineering Services segment and the Rail Services segment.  The following table summarizes the components of goodwill by reporting segment:

	Industrial Services	Construction and Engineering Services	Rail Services	Total

Balances as of January 1, 2008	$7,370	$633	$-	$8,003
Settlements and Adjustments	-	12	-	12
Goodwill Acquired During the Year	461	-	5,377	5,838
Impairment Charge	-	-	(887)	(887)
Balances as of December 31, 2008	7,831	645	4,490	12,966

Impairment Charge	-	(645)	(4,490)	(5,135)
Balances as of December 31, 2009	$7,831	$-	$-	$7,831

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

During 2008, the Company recorded additional goodwill of $12 in the Construction and Engineering Services reporting segment related to its acquisition of Ideal Consolidated, $5,377 in the Rail Services segment related to its acquisition of AMP and $461 in the Industrial Services segment in relation to its acquisition of VEMS.

Goodwill Impairment - AMP

During the third quarter of 2009 the Company performed an interim evaluation of the goodwill of its American Motive Power (“AMP”) reporting unit for impairment, due to a significant decline in revenue and operating results experienced by the two reporting units.  As a result of the completion of this interim analysis and test for impairment of goodwill it was determined that goodwill related to the Company’s AMP reporting unit, a component of our Rail Services segment, was impaired.  As a result, an estimated goodwill impairment charge of $2,500 was recorded in the Company’s consolidated statement of operations for the quarter ended October 4, 2009.  This represents a write down of goodwill in the amount of the excess of the previous carrying value of goodwill over the implied fair value of goodwill, and is reported in the Company’s Consolidated Statement of Operations within Loss From Discontinued Operations for the year ended December 31, 2009.  The fair value of AMP at October 4, 2009 was estimated to be approximately equal to the expected selling price of AMP obtained from the completion and distribution of an offering memorandum for the sale of the Company’s rail division.

As a result of the completion of our fiscal 2009 annual analysis and test for impairment of goodwill during the fourth quarter of 2009, it was determined that goodwill related to AMP, a component of our Rail Services segment, was further impaired.  As a result, a goodwill impairment charge of $1,990 was recorded in the Company’s Consolidated Statement of Operations within Loss From Discontinued Operations for the year ended December 31, 2009.  This represents a write down of goodwill in the amount of the excess of the previous carrying value of goodwill over the implied fair value of goodwill.  The impairment charge is attributed to a decline in the estimated selling price of AMP due to the prior sale of the Company’s AMP Rail Services Canada, ULC subsidiary and the continuing operating difficulties experienced by AMP.

As a result of the completion of our fiscal 2008 annual analysis and test for impairment of goodwill during the fourth quarter of 2008, it was determined that goodwill related to AMP, a component of our Rail Services segment, was impaired.  As a result, a goodwill impairment charge of $887 was recorded in the Company’s Consolidated Statement of Operations within Loss from Discontinued Operations for the year ended December 31, 2008.  This represents a write down of goodwill in the amount of the excess of the previous carrying value of goodwill over the implied fair value of goodwill.  The impairment charge was attributed to a decline in American Motive Power’s future discounted cash flows expected by the Company.

Goodwill Impairment – Ideal Consolidated

As a result of the completion of our fiscal 2009 annual analysis and test for impairment of goodwill during the fourth quarter of 2009, it was determined that goodwill related to Ideal Consolidated, a component of our Construction and Engineering Services segment, was impaired.  As a result, a goodwill impairment charge of $645 was recorded in the Company’s Consolidated Statement of  Operations within Loss from Discontinued Operations for the year ended December 31, 2009.  This represents a write down of goodwill in the amount of the excess of the previous carrying value of goodwill over the implied fair value of goodwill.  The impairment charge is attributed to a decline in the market value of the CES business caused, in part, by the unfavorable operating results and cash flow of the Company.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

Other intangible assets

Other intangible assets consist of patents and trademarks, a mutual services agreement, a technical library, customer relationships and non-compete agreements, and are reported net of accumulated amortization. The Company amortizes the cost of intangible assets over their expected useful lives which range from 1 to 20 years. The Company acquired customer relationships for $122 and a non-compete agreement for $17 as a result of its acquisition of VEMS in September of 2008, and customer relationships for $1,870, non-compete agreements for $790, and a mutual services agreement for $100 as a result of its acquisition of AMP in January of 2008.  We do not believe there is any significant residual value associated with intangible assets. Other intangible assets consist of the following:

		December 31, 2009				December 31, 2008
	Estimated Useful Lives (in Years)	Gross Carrying Amount	Accumulated Amortization	Impairment (See Note G, Asset Impairment)	Net	Gross Carrying Amount	Accumulated Amortization	Net

Patents and Trademarks	10	$4	$(3)	$-	$1	$4	$(3)	$1
Mutual Services Agreement	1	100	(100)	-	-	100	(100)	-
Technical Library	20	700	(73)	-	627	700	(38)	662
Customer Relationships	15-20	9,592	(1,044)	(1,626)	6,922	9,592	(533)	9,059
Non-Compete Agreements	3	807	(518)	(274)	15	807	(252)	555

Total		$11,203	$(1,738)	$(1,900)	$7,565	$11,203	$(926)	$10,277

Amortization of intangible assets was $812 and $889 for the years ending December 31, 2009 and 2008, respectively.  At December 31, 2008 other intangible assets, net of accumulated amortization, of $2,289, including $1,751 for customer relationships and $538 for non-compete agreements was classified as held-for-sale on the Company’s Consolidated Balance Sheets (See Note C, Discontinued and Held-for-Sale Operations).

The estimated future amortization expense related to intangible assets at December 31, 2009 is as follows:

Year Ending December 31 --

2010	$431
2011	$428
2012	$421
2013	$421
2014	$421
Thereafter	$5,443

Total	$7,565

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

NOTE G – ASSET IMPAIRMENT

During the fourth quarter of 2009 the Company performed an evaluation of its long-lived assets that had indications that the carrying amounts may not be recoverable in accordance with the guidance in ASC 350 - Intangibles – Goodwill and Other and ASC 360 – Property Plant and Equipment.  In performing its evaluation, the company grouped assets classified as held and used with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities of the Company (“asset group”).  For assets classified as held-for-sale, the Company grouped assets to be disposed of together as a group in a single transaction (“disposal group”).  If the carrying amount of an asset group or disposal group exceeded its estimated fair value, an impairment loss was recognized.

The company grouped the long-lived assets of its AMP subsidiary as a disposal group (“AMP disposal group”) and determined that this disposal group had indications that the carrying amounts of its long-lived assets may not be recoverable, and should be evaluated for impairment.  The Company estimated the fair value of the AMP disposal group during the fourth quarter of 2009 based on the stock purchase agreement for AMP.

As a result of its evaluation, the Company determined that certain customer relationships, non-compete agreements and property, plant and equipment within its AMP disposal group, a component of the Company’s Rail Services segment, were impaired.  Accordingly, in the year ended December 31, 2009, the Company recorded $2,945, $1,626 and $274 of impairment charges to write the property, plant and equipment, customer relationships and non-compete agreements, respectively, down to their estimated fair values at December 31, 2009.  The impairment charge was recorded in the Company’s Consolidated Statement of Operations within Loss From Discontinued Operations.  There was no impairment recorded for long-lived assets for the year ended December 31, 2008.

The Company also evaluated the long lived assets, other than goodwill, of its CES disposal group and found that the assets were not impaired at December 31, 2009.

NOTE H – SENIOR CREDIT FACILITY

Senior credit facility with Wells Fargo

On January 14, 2008, the Company entered into a credit facility with Wells Fargo Bank, National Association (“Wells Fargo”).  The credit facility was originally comprised of a 10 year $1,250 real estate term note and a $13,750 revolving note.

On January 16, 2008, MISCOR borrowed $7,500 under the revolving note and used the net proceeds of the loan for working capital and to acquire all of the outstanding shares of common stock of American Motive Power, Inc.  The original maturity date of the note is January 1, 2011, at which time the note will automatically renew for one-year periods until terminated.  The note is secured by (1) a first priority lien on the assets of the Company; (2) a mortgage on certain real property; and (3) the pledge of the equity interests in MISCOR’s subsidiaries.  From its inception through December 31, 2008, the revolving note bore interest at an annual rate of either (i) the Prime Rate, or (ii) Wells Fargo’s LIBOR rate plus 2.8%, depending on the nature of the advance.  Interest is payable monthly, in arrears, under the revolving note beginning on February 1, 2008.  The outstanding balance on the revolving note was $3,307 and $7,460 at December 31, 2009 and 2008.  As of December 31, 2009 and 2008 there was $1,270 and $1,707 available under the revolving credit line. Effective January 1, 2009, the interest rate on the revolving credit line was increased to the bank’s prime rate plus 3% as a result of the default notice as described below.  Effective April 14, 2009, the interest rate on the revolving credit line was reset to the Daily Three Month LIBOR plus 5.25%, as a result of the Fourth Amendment to the Credit Facility as described below.  Effective June 1, 2009, the interest rate on the revolving credit line was reset to the Daily Three Month LIBOR (approximately 0.25% at December 31, 2009) plus 8.25%, as a result of the second Fourth Amendment to the Credit Facility as described below.

The provisions of the revolving note include a lock-box agreement and also allow Wells Fargo, in its reasonable credit judgment, to assess additional reserves against, or reduce the advance rate against accounts receivable used in the borrowing base calculation.  Based on further analysis of the terms of the revolving note, there are certain provisions that could potentially be interpreted as a subjective acceleration clause. More specifically, Wells Fargo, in its reasonable credit judgment, can assess additional reserves to the borrowing base calculation or reduce the advance rate against accounts receivable to account for changes in the nature of the Company’s business that alters the underlying value of the collateral. The reserve requirements may result in an overadvance borrowing position that could require an accelerated repayment of the overadvance portion.  The Company does not anticipate any changes in its business practices that would result in any material adjustments to the borrowing base calculation. However, management cannot be certain that additional reserves will not be assessed by Wells Fargo to the borrowing base calculation. As a result, the Company classifies borrowings under the revolving note as a short-term obligation.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

The real estate term note originally bore interest at an annual rate equal to the rate of interest most recently announced by Wells Fargo at its principal office as its prime rate (the “Prime Rate”), subject to certain minimum annual interest payments.  The real estate term note originally required monthly principal payments of $10, plus interest, beginning on June 1, 2008, the first day of the month following receipt of the advance. In December 2009, the Company began making additional monthly principal payments of $12 as a result of the sale of its AMP Canada, ULC. subsidiary.   Beginning in January 2010, additional weekly principal payments of $10 are required as a result of the Sixth Amendment to the Credit Facility signed on January 14, 2010 (See Note W, Subsequent Events).  The outstanding balance under the real estate term note as of December 31, 2009 and December 31, 2008 was $809 and $1,177.  From its inception through December 31, 2008, the real estate term note bore interest at an annual rate equal to the bank’s prime rate .  Effective January 1, 2009, the interest rate on the real estate term note was increased to the bank’s prime rate plus 3% as a result of the default notification as described below.  Effective April 14, 2009, the interest rate on the real estate term note was increased to the Daily Three Month LIBOR plus 5.25%, as a result of the first Fourth Amendment to the Credit Facility as described below.  During May 2009, the company made an additional payment of $93 to reduce the outstanding principal balance of the real estate term note as a result of an appraisal of the real estate securing the note, as required by the first Fourth Amendment to the Credit Facility signed on April 14, 2009.  Effective June 1, 2009 the interest rate on the real estate term note was increased to the Daily Three Month LIBOR (approximately 0.25% at December 31, 2009) plus 8.25% as a result of the second Fourth Amendment to the Credit Facility as described below.

The Company may prepay the term notes at any time, subject to certain prepayment penalties.  With respect to the revolving note, the Borrowers may borrow, pay down and re-borrow under the note until the maturity date.  The maximum aggregate principal amount that may be borrowed under the revolving note is the lesser of (1) the sum of 40% of the Company’s eligible construction related trade receivables (reduced to 35% July 22, 2009 and further reduced to 30% effective August 31 or lesser rate as determined by the lender) up to $1,750 (with such amount to be reduced by $50 per week beginning on August 3, 2009) and 85% of certain remaining eligible trade accounts receivable less any reserves established by Wells Fargo from time to time and (2) $5,800 less any reserves established by Wells Fargo.

In April 2008, the Company and Wells Fargo amended the Credit Facility entered into in January 2008. This first amendment revised the formula for the maximum aggregate principal amount that may be borrowed under the revolving note. Specifically, the percentage of a portion of the Company’s eligible construction related trade receivables resulting from time and material services and completed contracts was increased from 40% to 85% and the related borrowings were removed from the $2,000 limitation.

The April 2008 amendment also provided a four year equipment term note in the amount of $1,000, secured by substantially all of the machinery and equipment of the Company. The note matures June 1, 2012 and is payable in monthly installments of $21 plus interest at the bank’s prime rate beginning June 1, 2008. The outstanding balance under the equipment term note as of December 31, 2009 and 2008 was $580 and $854.  Effective January 1, 2009, the interest rate on the machinery and equipment term note was increased to the bank’s prime rate plus 3% as a result of the default notification as described below.  Effective April 14, 2009, the interest rate on the machinery and equipment term note was increased to the Daily Three Month LIBOR  plus 5.25%, as a result of the waiver agreement as described below.  Effective June 1, 2009 the interest rate on the machinery and equipment term note was increased to the Daily Three Month LIBOR (approximately 0.25% at December 31, 2009) plus 8.25% as a result of the second Fourth Amendment to the Credit Facility as described below.

As part of the financing and the related amendments, the Company paid debt issue costs of $69 and is amortizing these costs to interest expense over the remaining term of the financing.   Debt issue costs amortized to interest expense were $40 and $14 for the years ended December 31, 2009 and 2008.  Debt issue costs amortization expense for the year ended December 31, 2009 includes an adjustment of $21 to write off a portion of the debt issue costs due to the reduction in the borrowing base as a result of the Second Fourth amendment and the Fifth amendment to the Credit Agreement.  Net debt issue costs at December 31, 2009 and 2008 were $14 and $31.  The Company also paid fees to Wells Fargo as part of the financing and the related amendments in the amount of $346. These fees were recorded as a debt discount. The Company is accreting this debt discount to interest expense over

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

the term of the credit facility.  Debt discount accreted to interest expense was $194 and $54 for the years ended December 31, 2009 and 2008.  Debt discount accretion for the year ended December 31, 2009 includes an adjustment of $105 to write off a portion of the debt discount due to the reduction in the borrowing base as a result of the Second Fourth amendment and the Fifth amendment to the Credit Agreement.  Net debt discount at December 31, 2009 and 2008 was $100 and $117.

Interest expense under the Wells Fargo Credit facility, excluding amortization of debt issue costs and accretion of debt discount, was $519 and $286 for the years ended December 31, 2009 and 2008.

The Company has promissory notes outstanding to BDeWees, Inc., XGen III, Ltd., and John A. Martell, in the original principal amounts of $2,000, $2,000 and $3,000, respectively (together, the “Subordinated Indebtedness”) (See Note N, Related Party Transactions).  Subordination agreements have been executed that subordinate the obligations of the Company under the Subordinated Indebtedness to the Wells Fargo credit facility.

Default and Waiver Agreements

The Wells Fargo notes contain certain financial covenants, including limits on capital expenditures, requirements for minimum book net worth, minimum net income, and minimum debt service coverage ratios.

During the second and third quarters of 2008, the Company exceeded the limits on capital expenditures but received waivers from Wells Fargo for these covenant defaults.  In September 2008, the Company amended the credit facility with Wells Fargo. This second amendment revised the financial covenant limiting capital expenditures, increasing the maximum amount of capital expenditures for 2008 to $2,000, no more than $1,250 of which could be paid for from working capital. The amendment also limited the investment and loans from AMP to AMP Canada to $1,000.

During the fourth quarter of 2008, the Company signed a waiver agreement with Wells Fargo with respect to the Company’s maximum allowable capital spending for 2008.  The agreement increased the amount of allowable capital expenditures during 2008 to $2,750, of which no more than $2,250 could be from working capital.  This amendment also removed the limit on investment and loans from AMP to AMP Canada included in the second amendment signed in September, 2008.

On March 5, 2009, the Company received a default notification from Wells Fargo, due to the violation of a financial covenant regarding minimum net income for the year ended December 31, 2008.  Additionally, the Company was in default of the debt service coverage ratio.  The defaults resulted in an increase in the interest rate on the revolving note, the real estate term note and the machinery and equipment note to the Prime rate plus 3%.  In addition, due to the covenant violation, Wells Fargo reduced the loan availability on the revolving note related to certain receivable accounts held by Martell Electric and Ideal.  The interest rate increase was made effective retroactively to January 1, 2009 and remained in effect until the default was subsequently waived on April 14, 2009.

On April 14, 2009, the Company and Wells Fargo signed a first Fourth Amendment to the Credit Facility and waiver of the default notification received on March 5, 2009 (the “first Fourth Amendment”).  The amendment and waiver amended the credit facility as follows:

•	Waived the Company’s noncompliance with the minimum net income and debt service coverage ratio covenants for the year ended December 31, 2008

•	Eliminated the minimum net income and debt service coverage ratio covenants for the year ending December 31, 2009

•	Adjusted the minimum book net worth covenant to $38,750 as of December 31, 2009

•	Incorporated a monthly minimum EBITDA covenant commencing in April, 2009

•	Reduced the revolving credit line limit to $11,000 (from $13,750)

•	Reset the interest rate on the revolving credit line and term notes to the Daily Three Month LIBOR plus 5.25% effective April 14, 2009

•	Suspended interest payments on the Company’s subordinated debt to the Company’s CEO, John A. Martell.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

In connection with the first Fourth Amendment, the Company agreed to pay Wells Fargo an accommodation fee equal to $100, payable in installments of $50 on the date of execution of the first Fourth Amendment and $50 in June 2009.

On July 22, 2009, the Company and Wells Fargo executed a second Fourth Amendment to the Credit Agreement (the “second Fourth Amendment”).  The second Fourth Amendment amended the Credit Agreement in the following respects:

•	Revised the definition of “Borrowing Base”, resulting in lower available borrowings

•
Adjusted the interest rate on the revolving credit line and term notes (defined in the Credit Agreement as the “LIBOR Advance Rate”) to the Daily Three Month LIBOR (0.25% at December 31, 2009) plus 8.25%, effective June 1, 2009

•	Lowered the amount of the minimum EBITDA that the Company is required to achieve in future periods

•	Requires the Company to raise $2,000,000 in additional capital by August 31, 2009 through subordinated debt, asset sales or additional cash equity

•	Lowered eligible progress accounts advance rates by $50 per week commencing August 3, 2009.

•	Lowered the special accounts advanced rate to 35% effective July 22, 2009 further reducing it to 30% effective August 31, 2009 or such lesser rate the lender may determine

•	Added conditions regarding marketing assets, the validation of the Company’s cash flow forecast and future financial projections

In connection with the second Fourth Amendment, the Company agreed to pay Wells Fargo an accommodation fee equal to $50, payable on the date of execution of the second Fourth Amendment.

On September 16, 2009 the Company and Wells Fargo executed a Fifth Amendment to the Credit Agreement (the “Fifth Amendment”).  The Fifth Amendment amended the Credit Agreement in the following respects:

•	Revised the definition of “Borrowing Base”, resulting in lower available borrowings; and

•	Extended until October 31, 2009 the previously agreed upon requirement for the Company to raise $2,000 in additional capital through subordinated debt, asset sales, or additional cash equity.

In connection with the Fifth Amendment, the Company agreed to pay Wells Fargo an accommodation fee equal to $25, payable on the date of the execution of the Fifth Amendment.
On January 14, 2010 the Company and Wells Fargo executed a Sixth Amendment to the Credit Agreement (the “Sixth Amendment”).  The Sixth Amendment amended the Credit Agreement in the following respects:

•	Consented to the Company’s planned sale of its CES Business;

•	Revised the definition of “Borrowing Base”, resulting in lower available borrowings;

•	Required additional weekly principal payments of $10 on the real estate term note; and

•
Extended until January 27, 2010, and reduced to $1,000 the previously agreed upon requirement for the Company to raise $2,000 additional capital through subordinated debt, asset sales, or additional cash equity.

On February 14, 2010 the Company received a letter agreement from Wells Fargo which amended the Credit Agreement as follows:

•	Revised the terms of Wells Fargo’s consent to the sale of the Company’s CES Business; and

•	Extended until February 19, 2010 the previously agreed upon requirement for the Company to raise $1,000 additional capital through subordinated debt, asset sales, or additional cash equity.

On April 15, 2010 the Company and Wells Fargo executed a Seventh Amendment to the Credit Agreement (the “Seventh Amendment”).  The Seventh Amendment amended the Credit Agreement in the following respects:

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

•	Waived the Company’s noncompliance with the minimum book net worth and maximum capital expenditures from working capital covenants for the year ending December 31, 2009;

•	Adjusted the minimum book net worth covenant to $21,500 as of December 31, 2009;

•	Adjusted the allowable capital expenditures for the year ending December 31, 2010 to a maximum of $500;

•	Incorporated a monthly minimum EBITDA covenant commencing in April, 2010; and

•	Eliminated the previously agreed upon requirement for the Company to raise $1,000 additional capital through subordinated debt, asset sales, or additional cash equity.

In connection with the Seventh Amendment, the Company agreed to pay Wells Fargo an accommodation fee equal to $75, $25 of which is payable on the date of the execution of the Seventh Amendment with $25 due within 30 days and $25 due within 60 days.

NOTE I – LONG TERM DEBT

Long-term debt consists of the following:

	December 31,	December 31,
	2009	2008
Note payable to former members of 3-D Service, Ltd. (XGen III, Ltd.) due November 30, 2010, plus interest at prime rate (3.25% at December 31, 2009 and December 31, 2008) secured by a subordinated interest in machinery and equipment of 3-D Services, Ltd.	$2,000	$2,000

Note payable to former members of 3-D Service, Ltd. (BDeWees, Inc.) due November 30, 2010, plus interest at prime rate (3.25% at December 31, 2009 and December 31, 2008) secured by a subordinated interest in machinery and equipment of 3-D Services, Ltd.	2,000	2,000

Convertible Note payable to Officer, payable in monthly installments of $50 beginning February 1, 2010, plus interest at prime rate (3.25% at December 31, 2009 and December 31, 2008) less 1% through December 31, 2008, interest rate increased to prime plus 1% beginning on January 1, 2009 and was reset to the greater of 5% or prime plus 1% beginning April 14, 2009, secured by a subordinated interest in substantially all assets owned by the Company	3,000	3,000

Liability for conversion option on note payable to Officer (See Note O, Derivative Instruments)	18	-

Note payable to bank in monthly installments of $10 through May 2018, plus interest at prime rate (3.25% at December 31, 2008) through December 31, 2008, increased to prime rate plus 3% through April 13, 2009, reset to Daily Three Month LIBOR plus 5.25% beginning April 14, 2009, increased to Daily Three Month LIBOR (0.25% at December 31, 2009) plus 8.25% beginning June 1, 2009, secured by certain real estate (see Note F, Senior Credit Facility)	809	1,177

Note payable to bank in monthly installments of $21 through May 2012, plus interest at prime rate (3.25% at December 31, 2008) through December 31, 2008, increased to prime plus 3% through April 13, 2009, reset to Daily Three Month LIBOR plus 5.25% beginning April 14, 2009, increased to Daily Three Month LIBOR (0.25% at December 31, 2009) plus 8.25% beginning June 1, 2009, secured by inventory and substantially all machinery and equipment (see Note F, Senior Credit Facility)	580	854

Note payable to bank in monthly installments of $3 through November 16, 2014, plus interest at 8% secured by a security interest in certain equipment	147	173

Notes payable to bank in monthly principal payments of $1 through June 2009, without interest secured by certain vehicles	-	6

Notes payable in monthly installments of $1 through April 2014, without interest, secured by certain equipment.	136	-

Capital lease obligations	1,044	1,082
	9,734	10,292
Less: current portion	5,097	487

	$4,637	$9,805

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

At December 31, 2009 and 2008 debt totaling $283 and $230, respectively, was classified as held-for-sale, including $136 and $6, respectively,  reported as Construction and Engineering Services and $147 and $224, respectively, reported as Rail Services for segment reporting purposes (See Note C, Discontinued and Held-for-Sale Operations).

Long-term debt, debentures

In January 2005, the Company commenced a private offering (the “Debenture Offering”) of a maximum of $4,025 principal amount of subordinated secured convertible debentures.  The debentures, which were payable on February 28, 2007, bore interest at the rate of 6% per year, payable upon conversion or at redemption or maturity.  The Company reserved 472,844 shares of common stock for issuance upon conversion of the debentures. The Company issued the maximum $4,025 principal amount of debentures as of May 5, 2005. The debentures were secured by a second lien on substantially all of the Company’s assets which is subordinate to the lien of the Company’s primary lender.

In April 2006, the debenture holders agreed to extend the maturity from February 28, 2007 to February 28, 2008.  Under the Debenture Offering, investors received interest in cash only if they elected not to convert their debentures. Each holder had the option any time prior to the redemption date to convert principal and accrued interest under the debentures into shares of MISCOR common stock at a fixed conversion price of $8.512315 per share. In 2007 certain debenture holders converted debentures totaling $1,045 into 122,764 shares of MISCOR common stock. Also, in 2008 certain debenture holders converted debentures totaling $2,690 into 316,016 shares of MISCOR common stock. As a result, $544 of accrued interest was forfeited and written off against common stock in conjunction with the conversion of $2,690 of the aggregate principal amount of the debentures.  In addition the Company redeemed the remaining debentures totaling $342, including interest of $52.

Each purchaser of debentures received common stock purchase warrants for no additional consideration.  Each warrant entitled its holder to purchase one share of common stock for a five year period at an exercise price of $0.025 per share. The Company has allocated warrants to purchase 170,224 shares of common stock among all purchasers of the debentures. The Company used the Black-Scholes valuation model in estimating the fair value of common stock purchase warrants.  The following assumptions were used for such estimates:  no dividend yield, no expected volatility, risk-free interest rate of 3.3% and an expected life of the common stock purchase warrants of one year. The estimated fair value of these warrants was $836. This debt discount was amortized to interest expense over the term of the debentures. Interest expense was $0 and $30 for the years ended December 31, 2009 and 2008, respectively.  As of December 31, 2009, warrants to purchase 169,167 shares of common stock had been exercised.

For its services as placement agent in the Debenture Offering, MISCOR issued to its placement agent, ten-year common stock purchase warrants to purchase 247,319 shares of MISCOR common stock at an exercise price of $0.025 per share.  The Company used the Black-Scholes valuation model in estimating the fair value of common stock purchase warrants.  The following assumptions were used for such estimates:  no dividend yield, no expected volatility, risk-free interest rate of 3.3% and an expected life of the common stock purchase warrants of one year.  The estimated fair value of the warrants issued to the placement agent was $1,546. As of December 31, 2009, warrants to purchase 246,320 shares of common stock had been exercised.

The Company also paid the placement agent a fee of 10% of the amount raised in the offerings, or $403. In addition, for its services as securities counsel in the Debenture Offering, MISCOR issued 2,000 shares of its common stock to its securities counsel, the fair value of these shares was $12. The summation of these debt issue costs was $2,095. Interest expense was $0 and $40 for the years ended December 31, 2009 and 2008, respectively.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

Capital Lease Obligations

The Company leases certain equipment under agreements that are classified as capital leases. The following is a summary of capital leases:

	December 31,	December 31,
	2009	2008

Machinery & equipment	$746	$774
Vehicles & trailers	84	84
Computer equipment & software	240	240
Furniture & office equipment	91	84
Less accumulated depreciation	(248)	(108)
	$912	$1,074

Minimum future lease payments required under capital leases as of December 31, 2009 are:

Years ending December 31,

2010	$178
2011	178
2012	178
2013	1,056
1,590

Less Imputed Interest	(546)

Present Value of Net Minimum Lease Payments	$1,044

Maturities of Long Term Debt

Aggregate maturities of long-term debt subsequent to December 31, 2009 are as follows:

Years Ending December 31,	Amount

2010	$5,097
2011	1,116
2012	936
2013	1,650
2014	751
Thereafter	184
$9,734

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

Following is a summary of interest expense for the years ended December 31, 2009 and 2008:

	December 31,	December 31,
	2009	2008

Interest expense on principal	$989	$811

Amortization of debt issue costs	27	69

Amortization of debt discount - debentures and revolving notes payable	194	55

	$1,210	$935

Interest expense for the years ended December 31, 2009 and 2008 includes $192 and $140 allocated to discontinued operations and recorded on the Consolidate Statements of Operations within Loss From Discontinued Operations.

NOTE J – STOCK BASED COMPENSATION

2005 Stock Option Plan

In August 2005, the board of directors adopted the 2005 Stock Option Plan (“the Plan”). The Plan provides for the grant of up to 80,000 shares of Incentive Stock Options (“ISO”), within the meaning of Section 422 of the Internal Revenue Code, or non-statutory stock options (“NQSO”) to the Company’s executive employees who are materially responsible for the management and operation of its business, and to the Company’s directors. In February 2008 the board of directors adopted an amendment to the Plan to increase the number of shares available under the Plan to 200,000.  These options, which expire in five years, are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date.  The exercise price of the ISOs and NQSOs granted under the Plan must be at least equal to 100% of the fair market value of the common stock of the Company at the date of grant. Also, ISOs may be granted to persons owning more than 10% of the voting power of all classes of stock, at a price no lower than 110% of the fair market value of the common stock at the date of grant.

The Company accounts for stock based compensation in accordance with ASC 718, Compensation – Stock Compensation.(“ASC 718”).  ASC 718 requires the cost of all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values at grant date, or the date of later modification, over the requisite service period. In addition, ASC 718 requires unrecognized cost related to options vesting after the initial adoption to be recognized in the financial statements over the remaining requisite service period.

The fair value of the options was estimated using the Black-Scholes valuation model.  The Company has elected to use the simplified method of determining the expected term, as permitted by SEC Staff Accounting Bulletins (“SAB”) 107 and 110 since it does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. The computation of expected volatility for stock-based awards is based on the historical volatility of comparable companies from a representative peer group selected based on industry and market capitalization data.   The risk-free interest rates for the periods within the contractual life of the option are based on the U.S. Treasury yield in effect at the date of the option grant.  No dividend yield is assumed as the Company does not expect to pay dividends. The Company recorded compensation cost based on the grant date fair value of each option award.  The total cost of each grant is recognized on a straight line basis over the four year period during which the employees are required to provide services in exchange for the award – the requisite service period.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

The following table summarizes the weighted-average assumptions that were used to value the Company’s option grants along with the weighted-average fair value of options awards for 2009 and 2008:

	2009	2008

Expected volatility	47.41%	43.37%
Risk free interest rate	1.55%	2.82%
Expected term	3.75 years	3.75 years
Vesting period	4 Years	4 Years
Term	5 Years	5 Years
Weighted average fair value	$1.23	$3.31

The company recorded compensation expense related to stock options of $33 and $47 for the years ended December 31, 2009 and 2008, respectively.

The activity in the Company’s stock option plan for the years ended December 31, 2009 and 2008 is as follows:

2008
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value ($000)

Outstanding at beginning of year	61,600	$6.30

Granted	27,200	$9.04
Exercised	(8,450)	$6.00		$42
Forfeited	(3,750)	$4.92

Outstanding at December 31, 2008	76,600	$7.37	3.21	$(402)

Vested and Exercisable at December 31, 2008	25,150	$6.31	2.38	$(105)

2009
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value ($000)

Outstanding at beginning of year	76,600	$7.37

Granted	8,000	$3.30
Exercised	-	$-		$-
Forfeited	(46,600)	$6.62

Outstanding at December 31, 2009	38,000	$7.43	2.41	$(266)

Vested and Exercisable at December 31, 2009	20,100	$6.84	1.84	$(129)

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

2005 Restricted Stock Purchase Plan

In August 2005, the board adopted the 2005 Restricted Stock Purchase Plan. The Plan provides for the grant of offers to purchase 100,000 shares of restricted stock to the Company’s directors, officers and key employees. A participant may not transfer shares acquired under the Plan except in the event of the sale or liquidation of the Company. If within three years after shares are acquired under the Plan, a participant terminates employment for any reason other than death, disability, retirement or good reason, the Company is required to purchase the participant’s shares for the same price the participant paid. If the participant terminates employment after three years or as a result of death, disability or retirement or for good reason, the Company is required to purchase the shares for a price equal to their fair market value.

Activity in the Company’s restricted stock plan for the years ended December 31, 2009 and 2008 is as follows:

	2009		2008
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value

Non-vested at Beginning of Year	21,200	$8.45	18,200	$6.30
Granted	1,500	3.30	17,000	9.13
Vested	(1,000)	6.23	(10,000)	6.23
Forfeited	(12,700)	7.88	(4,000)	7.14
Non-vested at End of Year	9,000	8.71	21,200	8.45

The total fair value of restricted stock that vested during 2009 and 2008 was $6 and $62.

The issuance of restricted stock was intended to lock-up key employees for a three year period. As a result, restricted stock is valued based on the closing price of the Company’s common stock on the date of the grant, and is amortized on a straight line basis over the three year term of the restriction period.  Compensation expense related to all restricted stock offers of $1 and $61 was recorded for the years ended December 31, 2009 and 2008, respectively.  At December 31, 2009, the total unrecognized restricted stock expense was $33, and is expected to be recognized over a weighted average period of 15 months.

Employee Stock Purchase Plan

In December 2006, the Corporation's Board of Directors and stockholders approved the MISCOR Group, Ltd. Employee Stock Purchase Plan (the "ESPP") under which eligible employees may purchase the Company's common stock at a price per share equal to 90% of the lower of the fair market value of the common stock at the beginning or end of each offering period. Each offering period of the ESPP lasts three months, with the first offering period commencing on April 1, 2007. Participation in the offering may range from 2% to 8% of an employee's base salary (not to exceed $5,000 annually or amounts otherwise allowed under Section 423 of the Internal Revenue Code). Participation may be terminated at any time by the employee, and automatically ends on termination of employment with the company. A total of 640,000 shares of common stock have been reserved for issuance under the ESPP. The common stock to satisfy the stock purchases under the ESPP will be newly issued shares of common stock.  Purchases totaling 53,680 and 17,282 shares were made under the ESPP during the years ended December 31, 2009 and 2008. As of December 31, 2009 there were 558,867 shares available for future offerings. The Company recorded compensation expense of $21 and $35 for the years ended December 31, 2009 and 2008, respectively.  On October 1, 2009 the Company indefinitely suspended its Employee Stock Purchase Plan.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

We estimated the fair value of employee stock plan purchases using the Black-Scholes option pricing model.  The valuation model requires the input of subjective assumptions including the expected volatility and lives.  Actual values of purchases could vary significantly from the results of the calculations.  The following weighted-average assumptions were used to value employee stock plan purchases in 2009 and 2008:

	2009	2008

Expected Volatility	47.55%	43.20%
Risk-free interest rate	0.17%	1.85%
Expected term	0.25 years	0.25 years
Dividend yield	0%	0%

NOTE K – ACQUISITIONS

American Motive Power

On January 16, 2008, the Company acquired 100% of the outstanding shares of common stock of American Motive Power, Inc. (“AMP”) in a transaction accounted for using the purchase method of accounting. Accordingly, the results of operations are included in the Company’s consolidated financial statements from that date forward. AMP is engaged in the business of repairing, remanufacturing, and rebuilding locomotives and locomotive engines and providing related goods and services to the Rail industry.  The acquisition of AMP was made in order to expand the Company’s presence in the rail industry, and take advantage of vertical integration opportunities with the Company’s other operating segments.

The aggregate purchase price was $10,827, including $7,215 paid in cash at closing, costs of acquisition of $112, and 253,623 shares of MISCOR common stock valued at $13.80 per share, or $3,500. The purchase price was allocated to assets acquired and liabilities assumed based on their estimated fair value at the date of acquisition. The excess purchase price over those fair values was recorded as goodwill, which is assigned to the Rail Services segment. No portion of the goodwill is expected to be deductible for income tax purposes. The fair value assigned to assets acquired and liabilities assumed are based on valuations using management’s estimates and assumptions as of January 1, 2008, the effective date of the acquisition.

The allocation of the purchase price is as follows:

Current assets	$2,481
Property, plant and equipment	2,758
Goodwill	5,377
Customer relationships	1,870
Non-compete agreements	790
Mutual services agreement	100
Current liabilities	(2,549)
$10,827

The intangible assets have an 11-year weighted average useful life and are comprised of customer relationships (15-years), non-compete agreements (3-years) and a mutual services agreement (1-year).

In December 2009, the Company announced its planned divestiture of AMP and accordingly the assets and liabilities of AMP were classified as held-for-sale on the Company’s Consolidated Balance Sheets (See Note C, Discontinued and Held-for-sale Operations).

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

Visalia Electric Motor Shop

In September 2008, the Company acquired certain business assets of Visalia Electric Motor Shop Inc. (“VEMS”) in a transaction accounted for using the purchase method. Accordingly, the results of operations from these net assets acquired are included in the Company’s consolidated financial statements from that date forward. VEMS provides maintenance and repair services for both alternating current and direct current electric industrial motors and generators.   The acquisition of net assets was made for the purpose of expanding the Company’s geographic market penetration into the Industrial Services segment. The aggregate purchase price of $1,094, including $1,000 paid in cash at closing and costs of acquisition of $94 was financed through borrowings under the credit facility. Concurrent with this acquisition, the Company leased $804 of equipment from VEMS which is being accounted for as a capital lease. The purchase price was allocated to assets acquired based on their estimated fair values at the date of acquisition, with the residual value allocated to goodwill, which is assigned to the Industrial Services segment. The goodwill is expected to be deductible for income tax purposes.  The fair value assigned to assets acquired is based on valuations using management’s estimates and assumptions as of September 23, 2008, the effective date of the acquisition.  The allocation of the purchase price is as follows:

Inventory	$494
Customer relationships	122
Non-compete agreement	17
Goodwill	461
$1,094

The following table presents the unaudited results of operations of the Company as if all of the acquisitions had been consummated as of January 1, 2008 and includes certain proforma adjustments, including depreciation and amortization on the assets acquired.

2008

Revenues	$125,426
Net loss	(1,478)
Basic and diluted loss per share	(0.13)

 MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

NOTE L - INCOME TAXES

Deferred income taxes result primarily from net operating loss carryforwards and temporary differences in the bases of certain assets and liabilities for financial and income tax reporting purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2009	2008
Deferred Tax Assets:
Net Operating Loss Carryforwards	$6,493	$2,148
Accounts Receivable	413	366
Inventory	527	497
Warranty Reserve	165	188
Accrued Expenses and Other	21	397
Total Gross Deferred Tax Assets	7,619	3,596
Valuation Allowance	(6,977)	(2,111)
	642	1,485
Deferred Tax Liabilities:
Property, Equipment and Intangibles	(642)	(1,485)

Net Deferred Tax Asset	$-	$-

The valuation allowance has been established due to the uncertainty of realizing the benefits of tax loss carryforwards.  The allowance increased $4,866 and $1,180 during the years ended December 31, 2009 and 2008, respectively, due primarily to increases in the loss carryforwards for 2009 and 2008. At December 31, 2009, net operating loss carryforwards of $16,232 were available to be applied against future taxable income that expire in various years from 2020 to 2029. A portion of the net operating loss carryforward is subject to certain annual limitations imposed under Section 382 of the Internal Revenue Code of 1986. In addition, at December 31, 2009 unused work opportunity tax credits of $154 were available to be applied against future income tax that expire in future years from 2026 to 2029.

For the years ended December 31, 2009 and 2008, current income tax expense of $0 and $101 is attributable to various state and local income taxes.

The Company did not identify any uncertain tax positions taken or expected to be taken in a tax return which would require adjustment to the consolidated financial statements.

NOTE M - LEASE COMMITMENTS

The Company leases its South Bend, Indiana; Hammond, Indiana; and Boardman, Ohio facilities from companies controlled by its CEO under agreements expiring between August 2010 and May 2012.  The Company leases its main Martell Electric facility from Martell Properties, LLC under an agreement expiring in December 2011. The facility is owned by the children of the CEO. The Company leases the Hagerstown, Maryland facility from a Partnership, one partner of which is an officer of HKEC, under an agreement expiring in July 2011. The Company leases the Massillon, Ohio facility from a partnership, one partner of which is a former officer of MIS, under an agreement expiring in November 2017. The Company leases its Merrillville, Indiana; Huntington, West Virginia; Cincinnati, Ohio, Dansville, New York; and Visalia California facilities from unrelated parties under agreements expiring between April 2010 and December, 2014. Total rent expense for all facility leases was approximately $2,563 and $2,121 for the years ended December 31, 2009 and 2008, respectively.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

The Company also leases other manufacturing and office equipment and vehicles under operating leases with varying terms expiring through April 2011.  Total rent expense under these leases was approximately $1,316 and $975 for the years ended December 31, 2009 and 2008, respectively.

Future minimum lease payments required under the operating leases in effect as of December 31, 2009 are as follows:

Years Ending December 31,

2010	$2,805
2011	2,345
2012	1,617
2013	1,487
2014	1,487
Thereafter	1,575
$11,316

NOTE N - RELATED PARTY TRANSACTIONS

Long-term debt, officers

The Company is indebted to its CEO for a note payable (“CEO Note”) with a principal balance of $3,000 at December 31, 2009 and 2008 (See Note G, Senior Credit Facility and Note H, Long Term Debt). Interest is payable monthly at prime minus 1% through December 31, 2008.  The CEO Note matured on December 31, 2008, except that the Company can extend the maturity for five years upon 60 days’ prior written notice at an interest rate of prime plus 1%.  In October 2008, the company elected to extend the maturity of the CEO Note for five years.  Under the terms of the note, principal payments are due monthly in the amount of $50 beginning February 1, 2009 through December 31, 2013 when all outstanding principal and any accrued interest is due.  However, the Company’s CEO signed a subordination agreement in relation to the senior credit facility with Wells Fargo that prohibits principal payments on this note as long as there is an outstanding balance on the senior credit facility.  On February 3, 2010, the CEO Note was partially forgiven as part of the purchase price for the Company’s CES business (See Note C, Discontinued and Held-for-sale Operations and Note W, Subsequent Events).  Interest expense on the note was $144 and $114 for the years ended December 31, 2009 and 2008.

The CEO Note also includes a conversion option whereby outstanding principal and accrued interest under the note may be converted to common stock at a price of $2.50 per share at any time at the election of the holder (See Note O, Derivative Instruments).

The Company is indebted to the former members of 3-D, one of whom served as President of MIS through November 20, 2009, for notes payable with a balance of $2,000 at December 31, 2009 and 2008 (See Note H, Senior Credit Facility and Note I, Long Term Debt).  Interest is payable monthly at prime. The loan matures on November 30, 2010.  Interest expense on the note was $60 and $111 for the years ended December 31, 2009 and 2008.

Leases

As discussed in Note M, Lease Commitments, the Company leases its South Bend, Indiana; Hammond, Indiana; and Boardman, Ohio facilities from its CEO.  Total rent expense under these agreements was approximately $295 and $333 for the years ended December 31, 2009 and 2008, respectively.

In 2005, the Company leased a manufacturing facility in Hagerstown, Maryland from a Partnership, one partner of which is an officer of HKEC, under an agreement expiring in July 2011. Rent expense under the lease was approximately $156 and $155 for the years ended December 31, 2009 and 2008, respectively.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

In January 2007, the Company leased a facility in South Bend, Indiana from Martell Properties, LLC under an agreement expiring in December 2011. The facility is owned by the children of the CEO. Rent expense under the lease was approximately $89 for the years ended December 31, 2009 and 2008.

In November 2007, The Company leased a facility in Massillon, Ohio from a partnership, one partner of which is an officer of MIS, under an agreement expiring in November 2017. Rent expense under the lease was $540 for the years ended December 31, 2009 and 2008.

NOTE O – DERIVATIVE INSTRUMENTS

Effective January 1, 2009, the Company adopted new accounting guidance which clarified the determination of whether equity-linked instruments (or embedded features), such as our convertible securities and warrants to purchase our common stock, are considered indexed to our own stock, which would require certain treatment under the guidance for accounting for derivative instruments.  As a result of adopting the new guidance, a conversion option on a note payable to our CEO, which was previously treated as equity, has been considered a derivative liability since the beginning of 2009.  We do not use derivative instruments for hedging of market risks or for trading or speculative purposes.

The impact of the January 1, 2009 adoption of the new accounting guidance is summarized in the following table:

	December 31, 2008	Impact of New Accounting Guidance Adoption	January 1, 2009

Long-term debt, Officers	$5,000	$638	$5,638
Total long-term liabilities	9,635	638	10,273

Total liabilities	$36,033	$638	$36,671

Additional paid in capital	$9,056	$(638)	$8,418

Total Stockholders' equity	$42,757	$(638)	$42,119

The estimated fair values of the derivative liabilities are recorded as Long-term debt, Officers on the Company’s Consolidated Balance Sheets.  Changes in the estimated fair values of the derivative liabilities are recorded in the Company’s Consolidated Statement of Operations.  The effect of marking the derivative liability to its estimated fair value resulted in non-cash income (expense) at the end of each of the Company’s fiscal quarters during 2009 as shown in the table below (in thousands except for per share amounts):

	December 31, 2009	October 4, 2009	July 5, 2009	April 5, 2009	January 1, 2009

Estimated fair value	$18	$154	$83	$262	$638
Income/(Expense)	136	(71)	179	376	-
Net income as filed	(9,538)	(4,406)	(2,819)	(3,706)
Restated for impact of new accounting guidance adoption	(10,021)	(4,477)	(2,640)	(3,330)
Effect on earnings per share	$0.01	$(0.01)	$0.02	$0.03

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

The Company used a Black-Scholes option pricing model to estimate the fair value of the derivative liability at January 1, 2009 and the end of each of the Company’s fiscal quarters during 2009, using a weighted average of 713,750 optionable shares along with the following assumptions:

	December 31, 2009	October 4, 2009	July 5, 2009	April 5, 2009	January 1, 2009

Expected volatility	46.80%	47.24%	47.57%	47.59%	47.48%
Risk-free interest rate	2.69%	2.22%	2.43%	1.87%	1.72%
Expected term	5 years	5.25 years	5.5 years	5.75 years	6.0 years
Dividend yield	0%	0%	0%	0%	0%

NOTE P – FAIR VALUE MEASUREMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•
Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3—Inputs that are both significant to the fair value measurement and unobservable.

Assets measured at fair value on a recurring basis

The following table provides the fair value hierarchy for financial liabilities measured at fair value on a recurring basis:

	Fair Value Measurements at December 31, 2009, using:
	Total Carrying Value at December 31, 2009	Quoted Prices in Active Markets (Level 1)	Significant Observable Other Inputs (Level 2)	Significant Unobservable Other Inputs (Level 3)

Note Payable Conversion Option (See Note N, Related Party Transactions)	$18	-	-	$18

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

Assets measured at fair value on a non-recurring basis

The following table provides the fair value hierarchy for assets measured at fair value on a non-recurring basis:

		Fair Value Measurements at December 31, 2009, using:
	Total Carrying Value at December 31, 2009	Quoted Prices in Active Markets (Level 1)	Significant Observable Other Inputs (Level 2)	Significant Unobservable Other Inputs (Level 3)	Total Gains (Losses)

Long lived assets held for sale (See Note C,
Discontinued and Held-for-Sale
Operations and Note F, Goodwill and
Other Intangible Assets)	$1,733	$-	$1,733	-	$(9,980)

Cash, accounts receivable, accounts payable and accrued expenses

The carrying amounts of these items are a reasonable estimate of their fair values because of the current maturities of these instruments.

Note receivable and debt

As of December 31, 2009, market rates on similar notes for similar terms and remaining maturities are used to estimate the fair value of existing notes receivable at the present value of expected cash flows.  At December 31, 2009, the fair value of the note receivable, with a carrying value of $390 is estimated at $390, and is based on the estimated future cash flows discounted at terms at which the Company estimates the note would be issued at to unrelated parties.

As of December 31, 2009 and 2008, rates currently available to us for long term borrowings with similar terms and remaining maturities are used to estimate the fair value of existing borrowings at the present value of expected cash flows.  As of December 31, 2009, the fair value of debt differed from the carrying amount due to favorable interest terms on the notes with the CEO and former members of 3-D.  At December 31, 2009 and 2008, the aggregate fair value of debt, with an aggregate carrying value of $11,879 and $16,670, respectively, is estimated at $12,597 and $16,670, respectively, and is based on the estimated future cash flows discounted at terms at which the Company estimates it could borrow such funds from unrelated parties.

NOTE Q - RETIREMENT PLANS

In connection with its collective bargaining agreements with various unions, the Company participates with other companies in the unions’ multi-employer pension plans.  These plans cover all of the Company’s employees who are members of such unions.  The Employee Retirement Income Security Act of 1974, as amended by Multi-Employer Pension Plan Amendments Act of 1980, imposes certain liabilities upon an employer’s withdrawal from, or upon termination of, such plans.  The Company has no plan to withdraw from these plans.

The plans do not maintain information of net assets, and the actuarial present value of the accumulated share of the plan’s unfunded vested benefits allocable to the Company, and amounts, if any, for which the Company may be contingently liable, are not ascertainable at this time.  Total contributions to the plans were $1,296 and $1,438 for the years ended December 31, 2009 and 2008, respectively.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

In 2002, the Company adopted two defined contribution profit-sharing plans covering substantially all of its full-time employees.  The plans contain deferred-salary arrangements under Internal Revenue Code Section 401(k).  One plan is for all employees not covered under collective bargaining agreements. Employer contributions may be made at the discretion of the Board of Directors.  Under the second plan, which is for all employees covered by collective bargaining agreements, there is no provision for employer contributions. 3-D Services adopted a defined contribution profit-sharing plan covering substantially all of its full-time employees.  The plan contains deferred-salary arrangements under Internal Revenue Code Section 401(k). Employer contributions may be made at the discretion of the Board of Directors. Employer contributions to the plans were $176 and $154 for the years ended December 31, 2009 and 2008, respectively.

The Company had a simple retirement plan covering certain full-time non-union employees of Ideal, which was terminated in January 2009 when the Company’s other defined contribution plans were made available to the participants in the Ideal simple plan.  The Company contributed to the plan at its discretion.  Through December 31, 2008 the Company contributed 100% of employee contributions to the plan up to a maximum of 3% per year per employee.  Contributions to the plan for the years ended December 31, 2009 and 2008 were $0 and $5.

NOTE R - CONCENTRATIONS OF CREDIT RISK

The Company grants credit, generally without collateral, to its customers, which are primarily in the steel, metal working, scrap, and rail industries.  Consequently, the Company is subject to potential credit risk related to changes in economic conditions within those industries.  However, management believes that its billing and collection policies are adequate to minimize the potential credit risk.  At December 31, 2009 and 2008, approximately 12% and 9% of gross accounts receivable were due from entities in the steel, metal working and scrap industries, and 19% and 17% of gross receivables were due from entities in the rail industry. At December 31, 2009, one customer, of the Construction and Engineering Services segment, accounted for approximately 10% of gross accounts receivable.  At December 31, 2008, one customer, of the Construction and Engineering Services segment, accounted for approximately 13% of gross accounts receivable.  No single customer accounted for more than 10% of sales for the years ended December 31, 2009 and 2008.

NOTE S - COMMITMENTS AND CONTINGENCIES

Collective bargaining agreements

At December 31, 2009 and 2008, approximately 34% and 26% of the Company’s employees were covered by multi-employer collective bargaining agreements.  Four of the collective bargaining agreements expire in 2010 representing 30% of the Company’s employees at December 31, 2009.

Potential lawsuits

The Company is involved in disputes or legal actions arising in the ordinary course of business.  Management does not believe the outcome of such legal actions will have a material adverse effect on the Company’s financial position or results of operations.

Employment Agreements

On September 30, 2005, the Company entered into an employment agreement with its President and CEO. The agreement was for an initial three-year term, subject to earlier termination as provided in the agreement.  Effective January 1, 2009, the agreement automatically renewed for a one-year period.  At each year-end, the agreement will again automatically renew for successive one-year periods unless either party, at least three months before the end of the initial term or any renewal term, requests termination or renegotiation of the agreement.  The employment agreement provides for certain benefits to the executive if employment is terminated by the Company for cause, by the executive without good reason, or due to death or disability. The benefits include continuation of a multiple of the executive’s base salary for three years any earned but unpaid profit-sharing or incentive bonus, and company-paid health insurance for one year.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

On August 20, 2008, the Company entered into an employment agreement with an executive officer for an initial three-year term, effective January 14, 2008, subject to earlier termination as provided in the agreement.  The term will automatically renew for successive one-year periods unless either party, at least three months before the end of the initial term or any renewal term, requests termination or renegotiation of the agreement. The agreement provides for certain benefits to the executive if employment is terminated by the Company for cause, by the executive without good reason, or due to death or disability. The benefits include continuation of executive’s base salary for one year, any earned but unpaid profit-sharing or incentive bonus, and company-paid health insurance for one year (See Note W, Subsequent Events).

NOTE T – SEGMENT INFORMATION

The Company reports segment information in accordance with ASC 280, Segment Reporting.

In the fourth quarter of 2008, the Company re-aligned its segment reporting into three segments to more accurately reflect the way the Company’s CEO, the chief operating decision maker, manages the Company.  In December 2009, the Company announced a restructuring plan to divest its subsidiaries in the Construction and Engineering Services and Rail Services segments in order to concentrate on its core competency of Industrial Services.

The accounting policies of the reporting segments are the same as those described in the summary of significant accounting policies in Note B.  The Company evaluates the performance of its reporting segments based on net income or loss. Summarized financial information concerning the Company’s reportable segments as of and for the years ended December 31, 2009 and 2008 is shown in the following tables:

2009	Industrial Services	Construction & Engineering Services	Rail Services	Corporate	Intersegment Eliminations	Discontinued/ Held-for-Sale Operations	December 31, 2009 Consolidated

External revenue:
Product sales	$3,971	$-	$8,505	$-	$-	$(8,505)	$3,971
Service revenue	27,419	32,831	8,278	-	-	(41,109)	27,419
Intersegment revenue:
Product sales	-	-	-	-	-	-	-
Service revenue	164	100	2	-	(266)	-	-
Depreciation Included in Cost of Revenues	1,246	101	564	-	-	(665)	1,246
Gross profit	2,689	3,223	717	-	-	(3,940)	2,689
Other depreciation & amortization	445	28	2,443	150	-	(2,471)	595
Asset impairment charges	-	-	4,845	-	-	(4,845)	-
Goodwill impairment charges	-	645	4,490	-	-	(5,135)	-
Interest expense	287	1	24	898	-	(192)	1,018
Net income (loss)	(5,331)	(316)	(12,748)	(2,073)	-	-	(20,468)
Total assets	31,723	9,397	6,600	450	-	-	48,170
Capital expenditures	73	288	476	15		(764)	88

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

2008	Industrial Services	Construction & Engineering Services	Rail Services	Corporate	Intersegment Eliminations	Discontinued/ Held-for-Sale Operations	December 31, 2008 Consolidated

External revenue:
Product sales	$10,510	$-	$12,975	$-	$-	$(12,975)	$10,510
Service revenue	50,989	34,295	14,477	-	-	(48,772)	50,989
Intersegment revenue:
Product sales	-	-	-	-	-	-	-
Service revenue	1,085	155	67	-	(1,307)	-	-
Depreciation Included in Cost of Revenues	1,179	85	588	-	-	(673)	1,179
Gross profit	12,505	3,310	1,949	-	-	(5,259)	12,505
Other depreciation & amortization	581	22	201	96	-	(223)	677
Goodwill impairment charges	-	-	887	-	-	(887)	-
Interest expense	273	-	33	629	-	(140)	795
Net income (loss)	2,471	712	(3,269)	(1,369)	-	-	(1,455)
Total assets	41,892	12,113	23,653	1,132	-	-	78,790
Capital expenditures	1,209	40	1,423	398	-	(1,463)	1,607

NOTE U – SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES

	Year Ended December 31,
	2009	2008

Conversion of subordinated debentures	$-	$3,233

Issuance of restricted stock	$5	$155

Assumption of accounts payable and accrued liabilities in conjunction with asset acquisition	$-	$2,549

Issuance of common stock in conjunction with acquisition	$-	$3,500

Cashless exercise of warrants	$-	$16

Reclass of conversion option to liability	$620	$-

Equipment acquired through capital lease obligation	$79	$1,099

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

NOTE V – MANAGEMENT PLAN

During 2009, the Company incurred a net operating loss. In addition, during 2009, the Company was periodically not in compliance with financial and other covenants required under its existing senior debt agreement.  Due to these factors, the Company’s Board of Directors approved a restructuring plan, which led to the public announcement on December 23, 2009, of the Company’s sale of its Montreal-based rail subsidiary and its intent to divest its remaining subsidiaries in the Rail Services and Construction Services subsidiaries, to allow MISCOR to concentrate on industrial and utility services as the refocused vision for the Company.  In February 2010 the Company announced the completion of the Construction Services divestiture and a plan to re-locate its corporate headquarters to Massillon, OH.  The restructuring plan also included reductions in operating expenses through workforce downsizing and furloughs, short term idling of excess production capacity, suspension of pay increases and bonuses, and consolidations of certain operational and administrative functions, which have resulted in a significant reduction of the Company’s ongoing operating expenses.  In addition, the Company’s backlog within its Industrial Services operations has increased by approximately 70% over the past year.  Through April 15, 2010, the Company has completed its divestiture of its CES businesses and two of the three operating units of its Rail Services business.  These divestitures have resulted in a reduction of the Company’s working capital requirements, and will allow Management to focus on and devote appropriate resources to its Industrial Services businesses.  Although the Company has been in violation of its bank covenants in the past, Management was successful in negotiating waivers and amendments to its credit facilities.  Based on its fiscal 2010 budget, the Company believes it will be able to meet the financial covenants required by the senior debt agreement for fiscal 2010.  In the event the Company were unable to attain the results expected based on the budget, the Company may have future debt covenant violations and the lender could claim a default and demand repayment.  If the lender demands immediate repayment of our outstanding borrowings under the bank credit facilities, we do not currently have means to repay or refinance the amounts that would be due.  If demanded, and if we were unable to repay or refinance the amounts due under the bank credit facilities, the lender could exercise its remedies under the bank credit facilities, including foreclosing on substantially all our assets, which we pledged as collateral to secure our obligations under the bank credit facilities.

NOTE W – SUBSEQUENT EVENTS

Officer Resignations

On January 6, 2010, Richard A. Tamborski, Executive Vice President and Chief Operating Officer, resigned his positions with the Company effective January 6, 2010, to pursue other business opportunities.  On January 10, 2010, Mr. Tamborski resigned his position as a member of the Company’s Board of Directors.

In conjunction with Mr. Tamborski’s resignation, the Employment Agreement dated January 14, 2008, between the Company and Mr. Tamborski will terminate on the effective date of resignation, other than those provisions of the Employment Agreement that by their terms survive termination of employment.

On January 21, 2010, the Board of Directors of MISCOR appointed Michael D. Topa to serve as a director.  Mr. Topa’s appointment fills the vacancy left after Richard A. Tamborski resigned as a director.  There is no plan, contract or arrangement with Mr. Topa for his service as a director.

In February 2010, the Company announced its undertaking of a search for a new CEO.  The Company’s current President and CEO, John A. Martell, announced his intention to resign as the Company’s CEO in conjunction with his purchase of the Company’s CES business (See Note C, Discontinued and Held-for-Sale Operations).  Mr. Martell intends to remain with the Company as its CEO while it conducts its search for a new CEO.  Mr. Martell intends to continue as Chairman of the Board of the company after a new CEO is hired.

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

CES sale

On February 3, 2010 the Company completed the sale of 100 percent of the outstanding capital stock of Ideal and 100 percent of the outstanding membership units of Martell Electric to the Company’s President and CEO, John A. Martell, and his wife, Bonnie M. Martell for approximately $3,500, comprised of $1,000 for Ideal and $2,500 for Martell.  The sale proceeds consisted of a cash payment of $750 and a reduction of $2,750 of a $3,000 note owed to Mr. Martell by the Company.  The sales price is subject to a working capital adjustment.  Under the terms of the sale agreement, any increase or reduction in the purchase price as a result of the working capital adjustment may be settled as a reduction or increase in the amount of the note payable to John A. Martell.   During the first quarter of 2010 the Company recorded an estimated working capital reduction of $1,574.  During the second quarter of 2010 the Company recorded a working capital reduction of $80, bringing the final sale price to $1,846, comprised of $528 for Ideal and $1,319 for Martell Electric.  In accordance with the terms of the purchase agreement the Company increased the balance of the note owed to Mr. Martell by the amount of the working capital adjustment.  The Company and Mr. Martell are in discussions regarding whether some or all of the working capital adjustment will be paid in cash to Mr. Martell in place of adjusting the note. (See Note C, Discontinued and Held-for-Sale Operations).

Exchange of Note Payable, Officer

On February 3, 2010 a note payable to the Company’s CEO in the original principal amount of $3,000, originally issued January 1, 2004 (“CEO Note”) was exchanged for a new note in the original principal amount of $425 in conjunction with the sale of the Company’s CES business to its CEO. The new note bears interest at the greater of 5% or the prime rate plus 2%, and requires monthly principal payments of $5, subject to the approval of Wells Fargo, beginning April 1, 2010 with all remaining outstanding principal and any unpaid accrued interest due on February 28, 2012.  The new note is secured by certain personal property of the Company, subject to a subordination agreement that subordinates the obligations of the Company under this note to the Wells Fargo credit facility.  The principal balance of this note will be increased or decreased based on the settlement of the working capital adjustment as specified in the sale agreement for the Company’s CES business.  (See Note C, Discontinued and Held-for-Sale Operations).

The CEO Note included a conversion option whereby outstanding principal and accrued interest under the note may be converted to common stock at a price of $2.50 per share at any time at the election of the holder. The new note does not have a conversion feature, and as a result, the conversion option expired on February 3, 2010 with the cancellation of the original note (See Note N, Related Party Transactions and Note O, Derivative Instruments).

AMP Sale

On March 15, 2010 The Company completed the sale of 100 percent of the outstanding capital stock of AMP to LMC for approximately $0, net of transaction fees (See Note C, Discontinued and Held-for-Sale Operations).  The Company does not have an estimate of the gain or loss that will be recorded in 2010 as a result of this sale.

Amendments to Senior Credit Facility

On January 14, 2010, the Company and Wells Fargo executed a Sixth Amendment to the Credit Agreement (the “Sixth Amendment”) that includes the consent of Wells Fargo to the CES Sale, the requirement that the Company must raise at least $1,000 of additional capital by January 27, 2010, and the requirement that the Company must pay an additional $10 per month to Wells Fargo to reduce the unpaid principal balance relating to the Real Estate Note dated January 14, 2008.

On February 9, 2010 the Company received a letter agreement from Wells Fargo which revised the terms of Wells Fargo’s consent to the CES sale and extended until February 19, 2010 the previously agreed upon requirement for the Company to raise at least $1,000 of additional capital (See Note H, Senior Credit Facility).

On April 15, 2010 the Company and Wells Fargo executed a Seventh Amendment to the Credit Agreement (the “Seventh Amendment”).  The Seventh Amendment amended the Credit Agreement in the following respects:

•	Waived the Company’s noncompliance with the minimum book net worth and maximum capital expenditures from working capital covenants for the year ending December 31, 2009;

MISCOR GROUP, LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2009
(Amounts in thousands, except share and per share data)

•	Adjusted the minimum book net worth covenant to $21,500 as of December 31, 2009;

•	Adjusted the allowable capital expenditures for the year ending December 31, 2010 to a maximum of $500;

•	Incorporated a monthly minimum EBITDA covenant commencing in April, 2010; and

•	Eliminated the previously agreed upon requirement for the Company to raise $1,000 additional capital through subordinated debt, asset sales, or additional cash equity.

In connection with the Seventh Amendment, the Company agreed to pay Wells Fargo an accommodation fee equal to $75, $25 of which is payable on the date of the execution of the Seventh Amendment with $25 due within 30 days and $25 due within 60 days.

NOTE X – SUMMARIZED QUARTERLY DATA (UNAUDITED)

The following is a summary of the unaudited results of operations for each quarter in 2009 and 2008:

	Quarter
	First	Second	Third	Fourth
Year Ended December 31, 2009
Sales	$10,259	$6,951	$7,552	$6,628
Gross Profit	676	663	633	717
Costs and Expenses	3,841	2,861	2,616	2,081
Loss From Continuing Operations	(3,165)	(2,198)	(1,983)	(1,364)
Loss From Discontinued Operations	(541)	(620)	(2,423)	(8,174)
Net Loss	$(3,706)	$(2,819)	$(4,406)	$(9,538)

Basic and Diluted Loss per Common Share
From Continuing Operations	$(0.27)	$(0.19)	$(0.17)	$(0.12)
From Discontinued Operations	(0.05)	(0.05)	$(0.20)	(0.69)
Basic and Diluted Loss per Common Share	$(0.32)	$(0.24)	$(0.37)	$(0.81)

Year Ended December 31, 2008
Sales	$15,419	$14,083	$14,620	$17,377
Gross Profit	3,384	3,040	2,808	3,273
Costs and Expenses	3,238	2,607	3,915	3,644
Income (Loss) From Continuing Operations	146	433	(1,107)	(371)
Income (Loss) From Discontinued Operations	311	177	1,578	(2,622)
Net Income (Loss)	$457	$610	$471	$(2,993)

Basic and Diluted Earnings (Loss) per Common Share
From Continuing Operations	$0.01	$0.04	(0.09)	$(0.03)
From Discontinued Operations	0.03	0.01	0.13	(0.22)
Basic and Diluted Earnings (Loss) per Common Share	$0.04	$0.05	$0.04	$(0.25)

MISCOR GROUP, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	April 4,	December 31,
	2010	2009
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$-	$-
Accounts receivable, net of allowance for doubtful accounts of $239 and $766, respectively	5,208	4,083
Inventories, net	5,777	5,349
Other current assets	691	261
Total current assets	11,676	9,693

PROPERTY AND EQUIPMENT, net	6,646	7,050

OTHER ASSETS
Goodwill	7,831	7,831
Customer relationships, net	6,826	6,922
Other intangible assets, net	632	643
Deposits and other assets	412	117
Assets held-for-sale	4,255	15,914
Total other assets	19,956	31,427

Total Assets	$38,278	$48,170

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Revolving credit line, net of discount of $78 and $100, respectively	3,405	$3,207
Current portion of long-term debt	2,937	430
Current portion of long-term debt, Officers	2,060	4,600
Accounts payable	3,696	2,549
Liabilities of held-for-sale operations	1,182	9,581
Accrued expenses and other current liabilities	1,145	1,636
Total current liabilities	14,425	22,003

LONG TERM LIABILITIES
Long-term debt	1,248	2,003
Long-term debt, Officers	1,939	2,418
Total long-term liabilities	3,187	4,421

Total liabilities	17,612	26,424

Commitments and Contingencies

STOCKHOLDERS' EQUITY
Preferred stock, no par value; 800,000 shares authorized; no shares issued and outstanding	-	-
Common stock, no par value; 30,000,000 shares authorized; 11,786,826 and 11,801,326 shares issued and outstanding, respectively	50,920	50,920
Additional paid in capital	8,418	8,452
Accumulated deficit	(38,672)	(37,626)
Total Stockholders' equity	20,666	21,746

Total Liabilities and Stockholders' Equity	$38,278	$48,170

The accompanying notes are an integral part of these condensed consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

	For the 3 months ended
	April 4, 2010	April 5, 2009
	(Unaudited)	(Unaudited) (Restated)
Revenues
Product Sales	$1,301	$1,598
Service Revenue	6,730	8,661
Total Revenues	8,031	10,259

Cost of Revenues
Cost of Product Sales	1,002	1,254
Cost of Service Revenue	5,824	8,328
Total Cost of Revenues	6,826	9,582

Gross Profit	1,205	677

Selling, General and Administrative Expenses	2,351	3,626

Loss From Operations	(1,146)	(2,949)

Other (Income) Expense
Interest Expense	205	221
Other (Income)	(23)	(382)
	182	(161)

Loss From Continuing Operations Before Taxes	(1,328)	(2,788)

Income Tax Expense	-	-

Loss From Continuing Operations	(1,328)	(2,788)

Income (Loss) From Discontinued Operations (See Note C, Discontinued and Held-for-Sale Operations)	283	(542)

NET LOSS	$(1,045)	$(3,330)

Basic and Diluted Income (Loss) per Common Share
From Continuing Operations	$(0.11)	$(0.24)
From Discontinued Operations	0.02	$(0.04)
Basic and Diluted Loss per Common Share	$(0.09)	$(0.28)

Weighted Average Number of Common Shares Outstanding	11,794,112	11,758,280

The accompanying notes are an integral part of these condensed consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except share and per share data)

	For the Three Months Ended
	April 4, 2010	April 5, 2009
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES

Net loss	$(1,045)	$(3,330)
Adjustments to reconcile net loss to net cash provided (utilized) by operating activities:
Depreciation and amortization	523	713
Bad Debts	-	299
Inventory reserves	33	78
Gain on disposal of discontinued operations	(394)	-
Amortization of stock-based compensation plans	(32)	22
Amortization of debt issuance costs and debt discount	26	18
Unrealized gain on conversion option	(18)	(376)
Changes in:
Accounts receivable	(306)	6,563
Inventories	(413)	1,525
Prepaid expenses and other current assets	(110)	(62)
Deposits and other non-current assets	(25)	(45)
Accounts payable	1,498	(667)
Accrued expenses and other current liabilities	(456)	(1,307)
Net cash provided (utilized) by operating activities	(719)	3,431

INVESTING ACTIVITIES

Proceeds from disposal of discontinued operations	746	-
Acquisition of property and equipment	-	(180)
Proceeds from disposal of property and equipment	7	-
Net cash provided (utilized) by investing activities	753	(180)

FINANCING ACTIVITIES

Payments on capital lease obligations	(14)	(22)
Short term borrowings (repayments), net	213	(3,220)
Borrowings of long-term debt	6	63
Repayments of long-term debt	(237)	(108)
Proceeds from the issuance of shares	-	6
Cash repurchase of restricted stock	(2)	(5)
Net cash utilized by financing activities	(34)	(3,286)

DECREASE IN CASH	-	(35)
Cash, beginning of period	-	76

Cash, end of period	$-	$41

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$165	$165

The accompanying notes are an integral part of these condensed consolidated financial statements.

MISCOR GROUP, LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per share data)

NOTE A - BASIS OF PRESENTATION

The unaudited interim consolidated financial statements of MISCOR Group, Ltd. (the “Company”) as of and for the three months ended April 4, 2010 and April 5, 2009, have been prepared in accordance with generally accepted accounting principles for interim information and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of the Company’s management, all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair statement have been included.  The results for the three months ended April 4, 2010 are not necessarily indicative of the results to be expected for the year ending December 31, 2010.  Refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for the most recent disclosure of the Company’s accounting policies.

Certain amounts from the prior year financial statements have been reclassified to conform to the current year presentation.   As a result of the sale or planned sale of the Company’s Construction and Engineering Services operations and Rail Services operations, the financial results associated with these operations were classified as discontinued operations on the Company’s Condensed Consolidated Statement of Operations and held-for-sale on the Condensed Consolidated Balance Sheets (See Note C, Discontinued and Held-for-sale Operations).  These reclassifications had no impact on the Company’s Condensed Consolidated Statement of Cash Flows.   In addition, the estimated fair value of a conversion option on a note payable to the Company’s President and CEO as of January 1, 2009 was reclassified from equity to liability, and a corresponding adjustment to fair value at April 5, 2009 was included in other (income) on the Company’s Condensed Consolidated Statement of Operations (See Note E, Derivative Instruments).  This reclassification had no impact on the Company’s Condensed Consolidated Balance Sheets or Condensed Consolidated Statement of Cash Flows.

NOTE B - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the FASB issued new guidance establishing accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. The new guidance also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners, and is effective for fiscal years beginning after December 15, 2008. In January 2010 the FASB issued Accounting Standards Update (“ASU”) 2010-02, which amends Accounting Standards Codification (“ASC”) Subtopic 810-10 (originally issued as FASB Statement 160) to clarify the scope of the Subtopic and expand the disclosures about the deconsolidation of a subsidiary or derecognition of a group of assets within the scope of Subtopic 810-10.  The adoption of this new guidance by the Company on January 1, 2009 impacted the disclosures of its discontinued and held-for-sale operations, but did not have a material impact on its consolidated financial statements.

In June 2009, the FASB issued new accounting guidance on transfers of financial assets (originally issued as FASB Statement 166, and subsequently issued as ASU 2009-16).  This new guidance limits the circumstances in which a financial asset may be de-recognized when the transferor has not transferred the entire financial asset or has continuing involvement with the transferred asset.  The concept of a qualifying special-purpose entity, which had previously facilitated sale accounting for certain asset transfers, is removed by the new guidance.  This new guidance is effective for annual reporting periods beginning after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter.  The adoption of this new guidance by the Company on January 1, 2010 did not have a material impact on its consolidated financial statements.
In June 2009, the FASB issued new accounting guidance (originally issued as FASB Statement 167, and subsequently issued as ASU 2009-17) on consolidation of variable interest entities, which include:  (1) the elimination of the exemption for qualifying special purpose entities; (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity.  The new guidance is effective for fiscal years beginning after November 15, 2009, and for interim periods within that first annual reporting period.  The adoption of this new guidance by the Company on January 1, 2010 did not have a material impact on its consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13, “Multiple-Deliverable Revenue Arrangements, (amendments to ASC Topic 605, Revenue Recognition)” (“ASU 2009-13”). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method.  ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect the adoption of ASU 2009-13 to have a material impact on its consolidated financial statements.

In January 2010, the FASB issued ASU 2010-01, “Accounting for Distributions to Shareholders with Components of Stock and Cash—a consensus of the FASB Emerging Issues Task Force” (“ASU 2010-01”).  ASU 2010-01 clarifies the guidance relating to the accounting for a distribution to shareholders that offers them the ability to elect to receive their entire distribution in cash or shares of equivalent value with a potential limitation on the total amount of cash that shareholders can elect to receive in the aggregate.  The amendments in this update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or shares with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is a share issuance.  This update was effective for all periods ending on or after December 15, 2009.  The adoption of this new guidance by the Company as of December 31, 2009 did not have a material impact on its consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06 “Improving Disclosures about Fair Value Measurements” (“ASU 2010-06”).  ASU 2010-06 requires additional disclosures relating to recurring or non-recurring fair value measurements by requiring entities to disclose the amounts of significant transfers into and out of level 1 and level 2 fair value measurements and describe the reasons for the transfers.  Entities are also required to present separately (on a gross basis, rather than as one net number) information about purchases, sales, issuances and settlements in the reconciliation for fair value measurements for items measured using significant unobservable (level 3) inputs.  ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for information about the purchases, sales, issuances and settlements in the roll forward of activity in level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The adoption of this new guidance for level 1 and level 2 fair value measurements on January 1, 2010 did not have a material impact on the Company’s consolidated financial statements.  The Company does not expect the adoption of this new guidance for level 3 fair value measurements to have a material impact on its consolidated financial statements.

NOTE C – DISCONTINUED AND HELD-FOR-SALE OPERATIONS

AMP Rail Services Canada, ULC

On December 18, 2009 the Company sold all of the outstanding capital stock of AMP Rail Services Canada, ULC (“AMP Canada”) to 4107730 Canada Inc. (d/b/a Novatech, Inc.) (“Novatech”), one shareholder of which is the former general manager of AMP Canada, for a net sales price of approximately $1,460, net of transaction fees.  The proceeds consisted of $1,100 in cash and a $400 note receivable, secured by the machinery and equipment of AMP Canada, offset by transaction fees of approximately $40.  The note bears interest at a rate of 5% per year and requires monthly principal payments of $11 through December, 2012.

The following table provides revenue and pretax loss from the AMP Canada discontinued operations:

Three Months Ended
April 5, 2009

Revenue from discontinued operations	$1,335
Pretax loss from discontinued operations	(66)

Construction and Engineering Services Business

In December 2009, the Company announced its plan to sell its Construction and Engineering Services business (“CES business”) consisting of its Martell Electric, LLC (“Martell Electric”) and Ideal Consolidated, Inc. (“Ideal”) (together the “CES disposal group”) subsidiaries in order to raise operating capital and focus on its core industrial services operations.  As a result, the Company has reported Martell and Ideal as held-for-sale, and adjusted the carrying value of Martell Electric’s and Ideal’s long-lived assets based on the sale agreement.  On February 3, 2010 the Company completed the sale of 100 percent of the outstanding capital stock of Ideal and 100 percent of the outstanding membership units of Martell Electric to the Company’s President and CEO, John A. Martell, and his wife, Bonnie M. Martell for approximately $3,500, comprised of $1,000 for Ideal and $2,500 for Martell.  The sale proceeds consisted of a cash payment of $750 and a reduction of $2,750 of a $3,000 note owed to Mr. Martell by the Company.  The sales price is subject to a working capital adjustment.  Under the terms of the sale agreement, any increase or reduction in the purchase price as a result of the working capital adjustment may be settled as a reduction or increase in the amount of the note payable to John A. Martell.   During the first quarter of 2010 the Company recorded an estimated working capital reduction of $1,574.  During the second quarter of 2010 the Company recorded an additional working capital reduction of $80, bringing the final sale price to $1,846, comprised of $528 for Ideal and $1,319 for Martell Electric.  In accordance with the terms of the purchase agreement the Company increased the balance of the note owed to Mr. Martell by the amount of the working capital adjustment.  The Company and Mr. Martell are in discussions regarding whether some or all of the working capital adjustment will be paid in cash to Mr. Martell in place of adjusting the note. (See Note C, Discontinued and Held-for-Sale Operations).   During the three months ended April 4, 2010, the Company recognized a gain on sale, based on the estimated working capital adjustment, of $216 from the sale of its CES disposal group, which was included in the Company’s Condensed Consolidated Statement of Operations within Income (Loss) from Discontinued Operations.

The following table provides revenue and pretax income (loss) from the CES disposal group discontinued operations:

	Three Months Ended
	April 4, 2010	April 5, 2009

Revenue from discontinued operations	$1,721	$6,779
Pretax loss from discontinued operations	(141)	(215)
Pretax gain on disposal of discontinued operations	216	-

The assets and liabilities of the CES disposal group classified as held-for-sale operations at February 3, 2010 (date of sale) and December 31, 2009 are summarized as follows:

	February 3,	December 31,
	2010	2009
ASSETS
Accounts receivable, net of allowance for doubtful accounts of $210 and $209, respectively	$5,116	$6,317
Inventories, net	171	172
Other current assets	2,208	2,325
Total current assets	7,495	8,814

PROPERTY AND EQUIPMENT, net	500	500

Total Assets	$7,995	$9,314

LIABILITIES
Accounts payable	$5,252	$5,174
Accrued expenses and other liabilities	1,033	1,279
Total liabilities	6,285	6,453

Net Assets	$1,710	$2,861

American Motive Power

In December 2009 the Company announced its plan to sell its American Motive Power, Inc. (“AMP”) subsidiary in order to focus on its core industrial services operations.  As a result, the Company has reported AMP as held-for-sale, and adjusted the carrying value of AMP’s long-lived assets at December 31, 2009 based on the sale agreement entered into in early 2010.  On March 15, 2010 The Company completed the sale of 100 percent of the outstanding capital stock of AMP to LMC Transport, LLC (“LMC”), an unrelated party, in exchange for the assumption of the net liabilities of AMP.  During the three months ended April 4, 2010, the Company recognized a gain on sale of $178 from the sale of AMP, which was included in the Company’s Condensed Consolidated Statement of Operations within Income (Loss) from Discontinued Operations.  AMP was a component of the Company’s Rail Services segment.  The following table provides revenue and pretax loss from the AMP discontinued operations:

	Three Months Ended
	April 4, 2010	April 4, 2009
Revenue from discontinued operations	$709	$1,414
Pretax loss from discontinued operations	(241)	(849)
Pretax gain on disposal of discontinued operations	178	-

The assets and liabilities of AMP classified as held-for-sale operations at March 8, 2010 (date of sale) and December 31, 2009 are summarized as follows:

	March 8,	December 31,
	2010	2009
ASSETS
Accounts receivable, net of allowance for doubtful accounts of $56 and $55, respectively	$564	$490
Inventories, net	1,153	1,152
Other current assets	479	723
Total current assets	2,196	2,365

Other assets	-	262

Total Assets	$2,196	$2,627

LIABILITIES
Accounts payable	$683	$643
Accrued expenses and other current liabilities	1,691	1,576
Total liabilities	2,374	2,219

Net Assets	$(178)	$408

HK Engine Components

In December 2009 the Company announced its plan to sell its HK Engine Components (“HKEC”) subsidiary in order to focus on its core industrial services operations.  As a result, the Company has reported HKEC as held-for-sale.  The carrying value of the long lived assets of HKEC were adjusted to their estimated fair market values at December 31, 2009 based on the expected selling price of HKEC.  The Company expects the sale of HKEC to be completed during 2010.  HKEC is a component of the Company’s Rail Services segment.

The following table provides revenue and pretax loss from the HKEC discontinued operations:

	Three Months Ended
	April 4, 2010	April 5, 2009

Revenue from discontinued operations	$2,195	$3,618
Pretax income from discontinued operations	271	588

The assets and liabilities of HKEC classified as held-for-sale operations at April 4, 2010 and December 31, 2009 are summarized as follows:

	April 4, 2010	December 31, 2009
ASSETS
Accounts receivable, net of allowance for doubtful accounts of $142 and $142, respectively	$899	$592
Inventories, net	2,045	2,094
Other current assets	70	30
Total current assets	3,014	2,716

PROPERTY AND EQUIPMENT, net	1,225	1,233

Other assets	16	24

Total Assets	$4,255	$3,973

LIABILITIES
Accounts payable	$883	$601
Accrued expenses and other liabilities	299	308
Total liabilities	1,182	909

Net Assets	$3,073	$3,064

NOTE D - INVENTORY

Inventory consists of the following:

	April 4,	December 31,
	2010	2009

Raw materials	$2,745	$2,705
Work-in-process	3,076	2,486
Finished goods	775	855
	6,596	6,046
Less: allowance for slow moving and obsolete inventories	(819)	(697)
	$5,777	$5,349

At April 4, 2010 and December 31, 2009  inventory, net of allowance for slow moving, totaling $2,045 and $3,418 respectively, was classified as held-for-sale, including $0 and $172, respectively,  reported as Construction and Engineering Services and $2,045 and $3,246, respectively, reported as Rail Services for segment reporting purposes (See Note C, Discontinued and Held-for-Sale Operations).

NOTE E – DERIVATIVE INSTRUMENTS

Effective January 1, 2009, the Company adopted new accounting guidance which clarified the determination of whether equity-linked instruments (or embedded features), such as our convertible securities and warrants to purchase our common stock, are considered indexed to our own stock, which would require certain treatment under the guidance for accounting for derivative instruments.  As a result of adopting the new guidance, a conversion option on a note payable to our CEO, which was previously treated as equity, has been considered a derivative liability since the beginning of 2009.  The Company’s condensed consolidated financial statements for the three months ended April 5, 2009 have been restated to reflect the adoption of this new guidance, which was not incorporated in the condensed consolidated financial statements originally filed for the three months ended April 5, 2009.  We do not use derivative instruments for hedging of market risks or for trading or speculative purposes.

The impact of the January 1, 2009 adoption of the new accounting guidance is summarized in the following table:

	December 31, 2008	Impact of New Accounting Guidance Adoption	January 1, 2009

Long-term debt, Officers	$5,000	$638	$5,638
Total long-term liabilities	9,635	638	10,273

Total liabilities	$36,033	$638	$36,671

Additional paid in capital	$9,056	$(638)	$8,418

Total Stockholders' equity	$42,757	$(638)	$42,119

The estimated fair values of the derivative liabilities are recorded as Long-term debt, Officers on the Company’s Condensed Consolidated Balance Sheets.  Changes in the estimated fair values of the derivative liabilities are recorded in the Company’s Condensed Consolidated Statement of Operations.  In February 2010, the note payable to the Company’s CEO underlying this derivative instrument was exchanged by the CEO for a new note, and as a result, the conversion option expired. The expiration of the conversion option resulted in the Company recording a gain of $18 in the first quarter of 2010, which was equal to the estimated fair value of the conversion option on January 1, 2010.  The effect of marking the derivative liability to its estimated fair value resulted in non-cash income at the end of the Company’s first quarter of 2009 as shown in the table below (in thousands except for per share amounts):

	Three Months Ended
	April 5, 2009	April 5, 2009
	(As restated)	(As previously reported)

Estimated fair value of derivative liability	$262	$-
Income resulting from change in value of derivative liability	376	-
Other Income	382	6

Net Loss	(3,330)	(3,706)

Basic and Diluted Loss per Common Share	$(0.28)	$(0.32)

The Company used a Black-Scholes option pricing model to estimate the fair value of the derivative liability at January 1, 2009 and April 5, 2009, using a weighted average of 713,750 optionable shares along with the following assumptions:

	April 5, 2009	January 1, 2009

Expected volatility	47.59%	47.48%
Risk-free interest rate	1.87%	1.72%
Expected term	5.75 years	6.0 years
Dividend yield	0%	0%

NOTE F – GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

We account for goodwill in accordance with ASC 350, Intangibles - Goodwill and Other.  Goodwill represents the excess of the cost of acquired businesses over the fair market value of their net assets at the dates of acquisition.  Goodwill, which is not subject to amortization, is tested for impairment annually during the fourth quarter.  The Company tests goodwill for impairment on an interim basis if an event occurs that might reduce the fair value of a reporting unit below its carrying value.  There were no occurrences during the three months ended April 4, 2010 that would indicate a potential reduction of the fair value of a reporting unit below its carrying value, and accordingly, the Company did not test goodwill for impairment during the three months ended April 4, 2010.

For its annual impairment test during the fourth quarter of 2009, the Company estimated the fair value of its Magnetech Industrial Services (“MIS”) reporting unit using a discounted cash flow model.  Significant estimates and assumptions involving future cash flows, growth rates, and weighted average cost of capital were used in preparing the discounted cash flow model for the MIS reporting unit.  For the goodwill testing completed during the fourth quarter of 2009 for its MIS reporting unit the Company used a cost of capital of 25%, and determined that the calculated fair value exceeded the carrying value by approximately 12%.  Accordingly, there was not impairment for this reporting unit.  An increase in the discount rate used in the analysis of more than 315 basis points, or a decrease in projected 2010 through 2016 revenue of more than 10% would have resulted in a determination of impairment for MIS, however, management believes that the discount rate of 25% and the revenue projections used in its cash flow model are reasonable.

Other Intangible Assets

Intangible assets consist of the following:

		April 4, 2010			December 31, 2009
	Estimated Useful Lives (in Years)	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Impairment	Net

Patents and Trademarks	10	$4	$(3)	$1	$4	$(3)	$-	$1
Mutual Services Agreement	1	-	-	-	100	(100)	-	-
Technical Library	20	700	(82)	618	700	(73)	-	627
Customer Relationships	15-20	7,722	(896)	6,826	9,592	(1,044)	(1,626)	6,922
Non-Compete Agreements	3	17	(4)	13	807	(518)	(274)	15

Total		$8,443	$(985)	$7,458	$11,203	$(1,738)	$(1,900)	$7,565

The estimated future amortization expense related to intangible assets for the periods subsequent to April 4, 2010 on a calendar year basis is as follows:

Year Ending December 31 --
2010	$323
2011	428
2012	421
2013	421
2014	421
Thereafter	5,445

Total	$7,458

NOTE G – SENIOR CREDIT FACILITY

On January 14, 2008, the Company entered into a credit facility with Wells Fargo Bank, National Association (“Wells Fargo”).  The credit facility was originally comprised of a 10 year $1,250 real estate term note and a $13,750 revolving note.

On January 16, 2008, MISCOR borrowed $7,500 under the revolving note and used the net proceeds of the loan for working capital and to acquire all of the outstanding shares of common stock of American Motive Power, Inc.  The original maturity date of the note is January 1, 2011.  The note is secured by (1) a first priority lien on the assets of the Company; (2) a mortgage on certain real property; and (3) the pledge of the equity interests in MISCOR’s subsidiaries.  From its inception through December 31, 2008, the revolving note bore interest at an annual rate of either (i) the Prime Rate, or (ii) Wells Fargo’s LIBOR rate plus 2.8%, depending on the nature of the advance.  Interest is payable monthly, in arrears, under the revolving note beginning on February 1, 2008.  The outstanding balance on the revolving note was $3,483 and $3,307 at April 4, 2010 and December 31, 2009.  As of April 4, 2010 and December 31, 2009 there was $123 and $1,270 available under the revolving credit line. Effective January 1, 2009, the interest rate on the revolving credit line was increased to the bank’s prime rate plus 3% as a result of the default notice as described below.  Effective April 14, 2009, the interest rate on the revolving credit line was reset to the Daily Three Month LIBOR plus 5.25%, as a result of the Fourth Amendment to the Credit Facility as described below.  Effective June 1, 2009, the interest rate on the revolving credit line was reset to the Daily Three Month LIBOR (approximately 0.29% at April 4, 2010) plus 8.25%, as a result of the second Fourth Amendment to the Credit Facility as described below.

The provisions of the revolving note include a lock-box agreement and also allow Wells Fargo, in its reasonable credit judgment, to assess additional reserves against, or reduce the advance rate against accounts receivable used in the borrowing base calculation.  Based on further analysis of the terms of the revolving note, there are certain provisions that could potentially be interpreted as a subjective acceleration clause. More specifically, Wells Fargo, in its reasonable credit judgment, can assess additional reserves to the borrowing base calculation or reduce the advance rate against accounts receivable to account for changes in the nature of the Company’s business that alters the underlying value of the collateral. The reserve requirements may result in an overadvance borrowing position that could require an accelerated repayment of the overadvance portion.  The Company does not anticipate any changes in its business practices that would result in any material adjustments to the borrowing base calculation. However, management cannot be certain that additional reserves will not be assessed by Wells Fargo to the borrowing base calculation. As a result, the Company classifies borrowings under the revolving note as a short-term obligation.

The real estate term note originally bore interest at an annual rate equal to the rate of interest most recently announced by Wells Fargo at its principal office as its prime rate (the “Prime Rate”), subject to certain minimum annual interest payments.  The real estate term note originally required monthly principal payments of $10, plus interest, beginning on June 1, 2008, the first day of the month following receipt of the advance.  As a result of the Sixth Amendment to the Credit Facility, as described below, the Company is required to make additional weekly principal payments of $10 on the real estate term note.  The outstanding balance under the real estate term note as of April 4, 2010 and December 31, 2009 was $632 and $809.  From its inception through December 31, 2008, the real estate term note bore interest at an annual rate equal to the banks prime rate (3.25% at December 31, 2008).  Effective January 1, 2009, the interest rate on the real estate term note was increased to the bank’s prime rate plus 3% as a result of the default notification as described below.  Effective April 14, 2009, the interest rate on the real estate term note was increased to the Daily Three Month LIBOR plus 5.25%, as a result of the first Fourth Amendment to the Credit Facility as described below.  Effective June 1, 2009 the interest rate on the real estate term note was increased to the Daily Three Month LIBOR (approximately 0.29% at April 4, 2010) plus 8.25% as a result of the second Fourth Amendment to the Credit Facility as described below.

The Company may prepay the term notes at any time, subject to certain prepayment penalties.  With respect to the revolving note, the Borrowers may borrow, pay down and re-borrow under the note until the maturity date.  The maximum aggregate principal amount that may be borrowed under the revolving note is the lesser of (1) 85% of certain eligible trade accounts receivable less any reserves established by Wells Fargo from time to time and (2) $11,000 less any reserves established by Wells Fargo.

In April 2008, the Company and Wells Fargo amended the Credit Facility entered into in January 2008. This first amendment, among other things, provided a four year equipment term note in the amount of $1,000, secured by substantially all of the machinery and equipment of the Company. The original maturity date of the note was June 1, 2012 and is payable in monthly installments of $21 plus interest at the bank’s prime rate beginning June 1, 2008. The outstanding balance under the equipment term note as of April 4, 2010 and December 31, 2009 was $517 and $580.  Effective January 1, 2009, the interest rate on the machinery and equipment term note was increased to the bank’s prime rate plus 3% as a result of the default notification as described below.  Effective April 14, 2009, the interest rate on the machinery and equipment term note was increased to the Daily Three Month LIBOR plus 5.25%, as a result of the waiver agreement as described below.  Effective June 1, 2009 the interest rate on the machinery and equipment term note was increased to the Daily Three Month LIBOR (approximately 0.29% at April 4, 2010) plus 8.25% as a result of the second Fourth Amendment to the Credit Facility as described below.

As part of the financing and the related amendments, the Company paid debt issue costs of $69 and is amortizing these costs to interest expense over the remaining term of the financing.  Debt issue costs amortized to interest expense was $3 for the three months ended April 4, 2010 and $4 for the three months ended April 5, 2009.  Net debt issue costs at April 4, 2010 and December 31, 2009 was $11 and $14.  The Company also paid fees to Wells Fargo as part of the financing and the related amendments in the amount of $346. These fees were recorded as a debt discount. The Company is accreting this debt discount to interest expense over the term of the credit facility.  Debt discount accreted to interest expense was $22 for the three months ended April 4, 2010 and $14 for the three months ended April 5, 2009.   Net debt discount at April 4, 2010 and December 31, 2009 was $78 and $100.

Interest expense under the Wells Fargo Credit facility, excluding amortization of debt issue costs and accretion of debt discount, was $89 and $137 for the three months ended April 4, 2010 and April 5, 2009.

The Company has promissory notes outstanding to BDeWees, Inc., XGen III, Ltd., and John A. Martell, in the original principal amounts of $2,000, $2,000 and $1,999, respectively (together, the “Subordinated Indebtedness”) (See Note I, Related Party Transactions).  Subordination agreements have been executed that subordinate the obligations of the Company under the Subordinated Indebtedness to the Wells Fargo credit facility.

Default and Waiver Agreements

The Wells Fargo notes contain certain financial covenants, including limits on capital expenditures, requirements for minimum book net worth, and minimum EBITDA.

On March 5, 2009, the Company received a default notification from Wells Fargo, due to the violation of a financial covenant regarding minimum net income for the year ended December 31, 2008.  Additionally, the Company was in default of the debt service coverage ratio.  The defaults resulted in an increase in the interest rate on the revolving note, the real estate term note and the machinery and equipment note at the Prime rate plus 3%.  In addition, due to the covenant violation, Wells Fargo reduced the loan availability on the revolving note related to certain receivable accounts held by Martell Electric and Ideal.  The interest rate increase was made effective retroactively to January 1, 2009 and remained in effect until the default was subsequently waived on April 14, 2009.

On April 14, 2009, the Company and Wells Fargo signed a first Fourth Amendment to the Credit Facility and waiver of the default notification received on March 5, 2009 (the “first Fourth Amendment”).  The amendment and waiver amended the credit facility as follows:

•	Waived the Company’s noncompliance with the minimum net income and debt service coverage ratio covenants for the year ended December 31, 2008

•	Eliminated the minimum net income and debt service coverage ratio covenants for the year ending December 31, 2009

•	Adjusted the minimum book net worth covenant to $38,750 as of December 31, 2009

•	Incorporated a monthly minimum EBITDA covenant commencing in April, 2009

•	Reduced the revolving credit line limit to $11,000 (from $13,750)

•	Reset the interest rate on the revolving credit line and term notes to the Daily Three Month LIBOR plus 5.25% effective April 14, 2009

•	Suspended interest payments on the Company’s subordinated debt to the Company’s CEO, John A. Martell.

In connection with the first Fourth Amendment, the Company agreed to pay Wells Fargo an accommodation fee equal to $100, payable in installments of $50 on the date of execution of the first Fourth Amendment and $50 in June 2009.

On July 22, 2009, the Company and Wells Fargo executed a second Fourth Amendment to the Credit Agreement (the “second Fourth Amendment”).  The second Fourth Amendment amended the Credit Agreement in the following respects:

•	Revised the definition of “Borrowing Base”, resulting in lower available borrowings

•
Adjusted the interest rate on the revolving credit line and term notes (defined in the Credit Agreement as the “LIBOR Advance Rate”) to the Daily Three Month LIBOR (0.56% at July 5, 2009) plus 8.25%, effective June 1, 2009

•	Lowered the amount of the minimum EBITDA that the Company is required to achieve in future periods

•	Requires the Company to raise $2,000 in additional capital by August 31, 2009 through subordinated debt, asset sales or additional cash equity

•	Lowered eligible progress accounts advance rates by $50 per week commencing August 3, 2009.

•	Lowered the special accounts advanced rate to 35% effective July 22, 2009 further reducing it to 30% effective August 31, 2009 or such lesser rate the lender may determine

•	Added conditions regarding marketing assets, the validation of the Company’s cash flow forecast and future financial projections

In connection with the second Fourth Amendment, the Company agreed to pay Wells Fargo an accommodation fee equal to $50, payable on the date of execution of the second Fourth Amendment.

On September 16, 2009 the Company and Wells Fargo executed a Fifth Amendment to the Credit Agreement (the “Fifth Amendment”).  The Fifth Amendment amended the Credit Agreement in the following respects:

•	Revised the definition of “Borrowing Base”, resulting in lower available borrowings

•	Extended until October 31, 2009 the previously agreed upon requirement for the Company to raise $2,000 in additional capital through subordinated debt, asset sales, or additional cash equity

In connection with the Fifth Amendment, the Company agreed to pay Wells Fargo an accommodation fee equal to $25, payable on the date of the execution of the Fifth Amendment.

On January 14, 2010 the Company and Wells Fargo executed a Sixth Amendment to the Credit Agreement (the “Sixth Amendment”).  The Sixth Amendment amended the Credit Agreement in the following respects:

•	Consented to the Company’s planned sale of its CES Business;

•	Revised the definition of “Borrowing Base”, resulting in lower available borrowings;

•	Required additional weekly principal payments of $10 on the real estate term note; and

•
Extended until January 27, 2010, and reduced to $1,000 the previously agreed upon requirement for the Company to raise $2,000 additional capital through subordinated debt, asset sales, or additional cash equity.

On February 9, 2010 the Company received a letter agreement from Wells Fargo which amended the Credit Agreement as follows:

•	Revised the terms of Wells Fargo’s consent to the sale of the Company’s CES Business; and

•	Extended until February 19, 2010 the previously agreed upon requirement for the Company to raise $1,000 additional capital through subordinated debt, asset sales, or additional cash equity.

On April 15, 2010 the Company and Wells Fargo executed a Seventh Amendment to the Credit Agreement (the “Seventh Amendment”).  The Seventh Amendment amended the Credit Agreement in the following respects:

•	Waived the Company’s noncompliance with the minimum book net worth and maximum capital expenditures from working capital covenants for the year ending December 31, 2009;

•	Adjusted the minimum book net worth covenant to $21,500 as of December 31, 2009;

•	Eliminated the automatic renewal or our revolving credit line in January, 2011;

•	Adjusted the allowable capital expenditures for the year ending December 31, 2010 to a maximum of $500;

•	Incorporated a monthly minimum EBITDA covenant commencing in April, 2010; and

•	Eliminated the previously agreed upon requirement for the Company to raise $1,000 additional capital through subordinated debt, asset sales, or additional cash equity.

In connection with the Seventh Amendment, the Company agreed to pay Wells Fargo an accommodation fee equal to $75, $25 of which is payable on the date of the execution of the Seventh Amendment with $25 due within 30 days and $25 due within 60 days.

NOTE H - DEBT

Long-term debt

Long-term debt consists of the following:

	April 4,	December 31,
	2010	2009
Note payable to former members of 3-D Service, Ltd. (XGen III, Ltd.) due November 30, 2010, plus interest at prime rate (3.25% at April 4, 2010 and December 31, 2009) secured by a subordinated interest in machinery and equipment of 3-D Services, Ltd.	$2,000	$2,000

Note payable to former members of 3-D Service, Ltd. (BDeWees, Inc.) due November 30, 2010, plus interest at prime rate (3.25% at April 4, 2010 and December 31, 2009) secured by a subordinated interest in machinery and equipment of 3-D Services, Ltd.	2,000	2,000

Note payable to Officer, payable in monthly installments of $5 beginning April 1, 2010, with outstanding balance payable at maturity date of February 28, 2012, plus interest at the greater of 5% or the prime rate (3.25% at April 4, 2010 and December 31, 2009) plus 2%, secured by a subordinated interest in substantially all assets owned by the Company.	1,999	-

Convertible Note payable to Officer, payable in monthly installments of $50 beginning February 1, 2010, plus interest at prime rate (3.25% at December 31, 2009) less 1% through December 31, 2008, interest rate increased to prime plus 1% beginning on January 1, 2009 and was reset to the greater of 5% or prime plus 1% beginning April 14, 2009, secured by a subordinated interest in substantially all assets owned by the Company	-	3,000

Liability for conversion option on note payable to Officer (See Note E, Derivative Instruments)	-	18

Note payable to bank in monthly installments of $10 through May 2018, plus interest at prime rate (3.25% at December 31, 2008) through December 31, 2008, increased to prime rate plus 3% through April 13, 2009, reset to Daily Three Month LIBOR plus 5.25% beginning April 14, 2009, increased to Daily Three Month LIBOR (0.29% at April 4, 2010) plus 8.25% beginning June 1, 2009, secured by certain real estate (see Note G, Senior Credit Facility)	632	809

Note payable to bank in monthly installments of $21 through May 2012, plus interest at prime rate through December 31, 2008, increased to prime plus 3% through April 13, 2009, reset to Daily Three Month LIBOR plus 5.25% beginning April 14, 2009, increased to Daily Three Month LIBOR (0.29% at April 4, 2010) plus 8.25% beginning June 1, 2009, secured by inventory and substantially all machinery and equipment (see Note G, Senior Credit Facility)	517	580

Note payable to bank in monthly installments of $3 through November 16, 2014, plus interest at 8% secured by a security interest in certain equipment	140	147

Notes payable in monthly installments of $1 through April 2014, without interest, secured by certain equipment.	-	136

Capital lease obligations	1,036	1,044
	8,324	9,734
Less: current portion	5,024	5,097

	$3,300	$4,637

At April 4, 2010 and December 31, 2009, debt totaling $140 and $283 was classified as held-for-sale, including $0 and $136, respectively, reported as Construction and Engineering Services and $140 and $147, respectively, reported as Rail Services for segment reporting purposes (See Note C, Discontinued and Held-for-Sale Operations).

Aggregate maturities of long-term debt for the periods subsequent to April 4, 2010 on a calendar year basis are as follows:

Years Ending December 31,	Amount

2010	$4,884
2011	442
2012	2,073
2013	899
2014	26
Thereafter	-
$8,324

Following is a summary of interest expense for the three months ended April 4, 2010 and April 5, 2009:

	Three Months Ended
	April 4, 2010	April 5, 2009

Interest expense on principal	$182	$245

Amortization of debt issue costs	3	4

Amortization of debt discount - revolving notes payable	23	14

	$208	$263

For the three months ended April 4, 2010 and April 5, 2009, interest expense of $3 and $42 was attributable to the Company’s discontinued operations and recorded within Income (Loss) from Discontinued Operations on the Condensed Consolidated Income Statements.

NOTE I - RELATED PARTY TRANSACTIONS

Long-term debt, officers

On February 3, 2010 a note payable to the Company’s CEO in the original principal amount of $3,000, originally issued January 1, 2004 (“CEO Note”) was exchanged for a new note in the original principal amount of $425 in conjunction with the sale of the Company’s CES business to its CEO. The principal amount of this new note was subsequently increased to $1,999 in the first quarter of 2010 and to $2,079 in the second quarter of 2010 as a result of the working capital adjustment according to the terms of the sale agreement for the Company’s CES business.  The Company and Mr. Martell are in discussions regarding whether some or all of the working capital adjustment will be paid in cash to Mr. Martell in place of adjusting the note.  The new note bears interest at the greater of 5% or the prime rate plus 2%, and requires monthly principal payments of $5, subject to the approval of Wells Fargo, beginning April 1, 2010 with all remaining outstanding principal and any unpaid accrued interest due on February 28, 2012.  The new note is secured by certain personal property of the Company, subject to a subordination agreement that subordinates the obligations of the Company under this note to the Wells Fargo credit facility.  (See Note C, Discontinued and Held-for-Sale Operations, Note G, Senior Credit Facility and Note H, Debt).

The original note payable to the Company’s CEO had a balance of $3,000 at December 31, 2009. Interest was payable monthly at prime plus 1%, through April 13, 2009 and 5% or prime plus 1%, whichever is greater, beginning April 14, 2009.  On April 14, 2009, the note was amended in relation to the Wells Fargo senior credit facility waiver and amendment to defer payment of interest and principal on the note (see Note G, Senior Credit Facility).  Interest on the note continued to accrue monthly.  Under the terms of the note, principal payments were due monthly in the amount of $50 beginning February 1, 2010.  However, the Company’s CEO signed a subordination agreement in relation to the senior credit facility with Wells Fargo that prohibited principal and interest payments on this note as long as there was an outstanding balance on the senior credit facility.  The original note also included a conversion option whereby outstanding principal and accrued interest under the note could be converted to common stock at a price of $2.50 per share at any time at the election of the Company’s CEO.  This conversion option expired when the original note was exchanged by the Company’s CEO in conjunction with the sale of the Company’s CES business on February 3, 2010.

Interest expense on the notes was $17 for the three months ended April 4, 2010 and $32 for the three months ended April 5, 2009.

The Company is indebted to the former members of 3-D, one of whom is the former President of Magnetech Industrial Services, Inc. (“MIS”), for a note payable with a balance of $2,000 at April 4, 2010 and December 31, 2009 (see Note G, Senior Credit Facility and Note H, Debt). Interest is payable monthly at prime.  Interest expense on the note was $16 for the three months ended April 4, 2010 and April 5, 2009. The note matures on November 30, 2010.

Leases

The Company leases its South Bend, Indiana; Hammond, Indiana; and Boardman, Ohio facilities from its Chairman of the Board and stockholder. Total rent expense under these agreements was approximately $73 and $80 for the three months ended April 4, 2010 and April 5, 2009.

The Company leases its Hagerstown, Maryland facility from a partnership of which an officer of the Company’s subsidiary, HK Engine Components, LLC, is a partner. Rent expense under this agreement was $40 and $39 for the three months ended April 4, 2010 and April 5, 2009.

The Company leased a facility in South Bend for the electrical contracting business from a limited liability company owned by the adult children of its Chairman of the Board and stockholder. Rent expense under this agreement was approximately $7 and $22 for the three months ended April 4, 2010 and April 5, 2009.  This lease was included in the sale of the Company’s CES business on February 3, 2010, and, as of that date, is no longer an obligation of the Company.

The Company leases a facility in Massillon, Ohio from a partnership, one partner of which is a former officer of MIS, under an agreement expiring in November 2017.  Rent expense under the lease was $135 for the three months ended April 4, 2010 and April 5, 2009.

NOTE J – LOSS PER SHARE

The Company accounts for loss per common share under the provisions of ASC 260, Earnings Per Share, which requires a dual presentation of basic and diluted loss per common share. Basic loss per common share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the year. Diluted loss per common share is computed assuming the conversion of common stock equivalents, when dilutive.

For the three months ended April 4, 2010, the Company’s common stock equivalents, consisting of a weighted average of 434,043 potential shares of common stock related to convertible subordinated debt securities, warrants to purchase a weighted average of 308,526 shares of common stock and options to purchase 23,600 shares of common stock issued to employees under the 2005 Stock Option Plan, were not included in computing diluted loss per share because the effect of including the warrants and options would have been anti-dilutive.

For the three months ended April 5, 2009, the Company’s common stock equivalents, consisting of 1,200,000 potential shares of common stock related to convertible subordinated debt securities, warrants to purchase 310,254 shares of common stock and options to purchase 70,200 shares of common stock issued to employees under the 2005 Stock Option Plan were not included in computing diluted loss per share because the effect of including the warrants and options would have been anti-dilutive.

NOTE K - CONCENTRATIONS OF CREDIT RISK

The Company grants credit, generally without collateral, to its customers, which are primarily in the steel, metal working, scrap and rail industries. Consequently, the Company is subject to potential credit risk related to changes in economic conditions within those industries. However, management believes that its billing and collection policies are adequate to minimize the potential credit risk. At April 4, 2010 and December 31, 2009, approximately 13% and 12%, respectively, of gross accounts receivable were due from entities in the steel, metal working and scrap industries, and approximately 19% and 19%, respectively, of gross receivables were due from entities in the rail industry. One customer, of the Industrial Services segment, accounted for approximately 16% of gross accounts receivable at April 4, 2010.  Additionally, one customer, of the Construction and Engineering Services segment, accounted for approximately 10% of gross accounts receivable at December 31, 2009.  One customer, which did business with the Company’s Industrial Services and Rail Services segments, accounted for approximately 14% of total consolidated revenue for the three months ended April 4, 2010.  Additionally, one other customer, of the Industrial Services segment, accounted for approximately 13% of revenue from continuing operations for the three months ended April 4, 2010.  For the three months ended April 5, 2009, no customer accounted for more than 10% of total consolidated revenue, however, one customer, of the Industrial Services segment, accounted for approximately 17% of revenue from continuing operations.

NOTE L - COMMITMENTS AND CONTINGENCIES

Collective bargaining agreements

At April 4, 2010 and December 31, 2009, approximately 13% and 34%, respectively, of the Company’s employees were covered by collective bargaining agreements.

Warranty reserves

The Company warrants workmanship after the sale of its products and services, generally for a period of one year.  An accrual for warranty costs is recorded based upon the historical level of warranty claims and management’s estimates of future costs.

Product warranty activity for the three months ended April 4, 2010 and April 5, 2009 is as follows:

	Three Months ended April 4, 2010	Three Months ended April 5, 2009

Balance at beginning of period	$394	$589
Warranty claims paid	(26)	(189)
Warranty expense	36	84
Other1	(150)	-
Balance at end of period	$254	$485
1 Warranty reserve for AMP subsidiary divested in February, 2010.

 Employment Agreement

On September 30, 2005, the Company entered into an employment agreement with its President and CEO. The agreement was for an initial three-year term, subject to earlier termination as provided in the agreement.  Effective January 1, 2010, the agreement automatically renewed for a one-year period.  At each year-end, the agreement will again automatically renew for successive one-year periods unless either party, at least three months before the end of the initial term or any renewal term, requests termination or renegotiation of the agreement. The employment agreement provides for certain benefits to the executive if employment is terminated by the Company for cause, by the executive with good reason, or due to death or disability. The benefits include continuation of a multiple of the executive’s base salary for three years, any earned but unpaid profit-sharing or incentive bonus, and company-paid health insurance for one year.  On February 3, 2010 this employment agreement was modified in relation to the sale of the Company’s CES business to remove non-compete and non-solicitation clauses from the agreement.

Potential lawsuits

The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company’s financial position or results of operations.

NOTE M - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and cash equivalents, accounts receivable, accounts payable and accrued expenses

The carrying amounts of these items are a reasonable estimate of their fair values because of the current maturities of these instruments.

Note Receivable and Debt

As of April 4, 2010 and December 31, 2009, market rates on similar notes for similar terms and remaining maturities are used to estimate the fair value of existing notes receivable at the present value of expected cash flows.  At April 4, 2010 and December 31, 2009, the fair value of the note receivable, with a carrying value of $379 and $390, respectively, is estimated at $379 and $390, respectively, and is based on the estimated future cash flows discounted at terms at which the Company estimates the note would be issued at utilizing current market rates.

As of April 4, 2010 and December 31, 2009, rates currently available to us for long term borrowings with similar terms and remaining maturities are used to estimate the fair value of existing borrowings at the present value of expected cash flows.  As of April 4, 2010 and December 31, 2009, the fair value of debt differed from the carrying amount due to favorable interest terms on the notes with the Company’s CEO and former members of 3-D.  At April 4, 2010 and December 31, 2009 the aggregate fair value of debt, with an aggregate carrying value of $10,772 and $11,879, respectively, is estimated at $11,039 and $12,597, respectively, and is based on the estimated future cash flows discounted at terms at which the Company estimates it could borrow such funds from unrelated parties.

NOTE N - SEGMENT INFORMATION

The Company operated in three segments, Industrial Services, Construction and Engineering Services, and Rail Services, through December 31, 2009.  In December 2009, the Company announced an overall restructuring plan, which included the divestiture of its subsidiaries in the Rail Services and Construction and Engineering Services segments in order to align the Company’s operations with its long-term vision and allow the Company to focus on industrial and utility services (See Note C, Discontinued and Held for Sale Operations).

The Industrial Services segment is primarily engaged in providing maintenance and repair services to the electric motor industry and repairing, remanufacturing and manufacturing industrial lifting magnets for the steel and scrap industries. The Construction and Engineering Services segment provided a wide range of electrical and mechanical contracting services, mainly to industrial, commercial and institutional customers.  The Rail Services Segment was engaged in rebuilding and repairing locomotives and locomotive engines for the rail industry, and rebuilding and manufacturing power assemblies, engine parts, and other components related to large diesel engines for the rail, utilities and offshore drilling industries.

Summarized financial information as of and for the three months ended April 4, 2010 and April 5, 2009 concerning the Company’s reportable segments as they were organized during 2009 is shown in the following tables:

2010	Industrial Services	Construction & Engineering Services	Rail Services	Corporate	Intersegment Eliminations	Discontinued/ Held-for-Sale Operations	April 4, 2010 Consolidated

External revenue:
Product sales	$1,301	$-	$2,195	$-	$-	$(2,195)	$1,301
Service revenue	6,730	1,721	709	-	-	(2,430)	6,730
Intersegment revenue:
Product sales	-	-	-	-	-	-	-
Service revenue	-	-	-	-	-	-	-
Depreciation Included in Cost of Revenues	356	-	-	-	-	-	356
Gross profit	1,205	36	414	-	-	(450)	1,205
Other depreciation & amortization	121	-	-	36	-	-	157
Interest expense	73	-	3	132	-	(3)	205
Net income (loss)	(280)	20	113	(898)	-	-	(1,045)
Total assets	32,690	-	4,255	1,333	-	-	38,278
Capital expenditures	-	-	-	-	-	-	-

2009	Industrial Services	Construction & Engineering Services	Rail Services	Corporate	Intersegment Eliminations	Discontinued/ Held-for-Sale Operations	April 5, 2009 Consolidated

External revenue:
Product sales	$1,598	$-	$3,617	$-	$-	$(3,617)	$1,598
Service revenue	8,661	6,779	2,750	-	-	(9,529)	8,661
Intersegment revenue:
Product sales	-	-	-	-	-	-	-
Service revenue	21	35	-	-	(56)	-	-
Depreciation Included in Cost of Revenues	310	18	136	-	-	(154)	310
Gross profit	677	421	572	-	-	(993)	677
Other depreciation & amortization	121	4	113	11	-	(117)	132
Interest expense	70	30	12	151	-	(42)	221
Net income (loss)	(2,119)	(369)	(538)	(304)	-	-	(3,330)
Total assets	36,261	8,657	23,845	1,101	-	-	69,864
Capital expenditures	66	91	10	13	-	(101)	79

NOTE O - SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES

	Three Months Ended
	April 4, 2010	April 5, 2009

Issuance of restricted stock	$-	$5

Reduction of note payable in conjunction with sale of CES business	$1,176	$-

Expiration of conversion option	$18	$-

Equipment acquired through capital lease obligation	$-	$63

NOTE P – MANAGEMENT PLAN

During the three months ended April 4, 2010, the Company incurred a net operating loss.  In addition, during 2009, the Company was periodically not in compliance with financial and other covenants required under its existing senior debt agreement.  Due to these factors, the Company’s Board of Directors approved a restructuring plan, which led to the public announcement on December 23, 2009, of the Company’s sale of its Montreal-based rail subsidiary, its intent to divest its remaining Rail Services and Construction Services subsidiaries to allow MISCOR to concentrate on industrial and utility services as the refocused vision for the Company, and a plan to re-locate its corporate headquarters to Massillon, OH in order to more centrally locate our management team within our operational area and reduce selling, general and administrative expenses.  The restructuring plan also included reductions in operating expenses through workforce downsizing and furloughs, short term idling of excess production capacity, suspension of pay increases and bonuses, and consolidations of certain operational and administrative functions, which have resulted in a significant reduction of the Company’s ongoing operating expenses.  Through April 4, 2010, the Company has completed its planned divestiture of its CES businesses and two of the three operating units of its Rail Services business.  These divestitures have resulted in a reduction of the Company’s working capital requirements, and will allow Management to focus on and devote appropriate resources to its Industrial Services businesses.  Although the Company has been in violation of its bank covenants in the past, Management was successful in negotiating waivers and amendments to its credit facilities. Based on its fiscal 2010 budget, and its operating results for the quarter ended April 4, 2010, the Company believes it will be able to meet the financial covenants required by the senior debt agreement for fiscal 2010. In the event the Company were unable to attain the results expected based on the budget, the Company may have future debt covenant violations and the lender could claim a default and demand repayment.  If the lender demands immediate repayment of our outstanding borrowings under the bank credit facilities, we do not currently have means to repay or refinance the amounts that would be due.  If demanded, and if we were unable to repay or refinance the amounts due under the bank credit facilities, the lender could exercise its remedies under the bank credit facilities, including foreclosing on substantially all our assets, which we pledged as collateral to secure our obligations under the bank credit facilities.

NOTE Q – SUBSEQUENT EVENTS

Credit Facility

As discussed in Note G – Senior Credit Facility, on April 15, 2010 the Company and Wells Fargo executed a Seventh Amendment to the Credit Agreement (the “Seventh Amendment”).  The Seventh Amendment amended the Credit Agreement in the following respects:

•	Waived the Company’s noncompliance with the minimum book net worth and maximum capital expenditures from working capital covenants for the year ending December 31, 2009;

•	Adjusted the minimum book net worth covenant to $21,500 as of December 31, 2009;

•	Adjusted the allowable capital expenditures for the year ending December 31, 2010 to a maximum of $500;

•	Eliminated the automatic renewal or our revolving credit line in January, 2011;

•	Incorporated a monthly minimum EBITDA covenant commencing in April, 2010; and

•	Eliminated the previously agreed upon requirement for the Company to raise $1,000 additional capital through subordinated debt, asset sales, or additional cash equity.

In connection with the Seventh Amendment, the Company agreed to pay Wells Fargo an accommodation fee equal to $75, $25 of which is payable on the date of the execution of the Seventh Amendment with $25 due within 30 days and $25 due within 60 days.

[back cover page]

DEALER PROSPECTUS DELIVERY OBLIGATION

Until November 15, 2010 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the registrant.

Securities and Exchange Commission registration fee	$873
Accounting fees and expenses	$150,000
Legal fees and expenses	$440,000
Blue sky fees and expenses	$32,000
Printing fees and expenses	$500
Transfer agent fees and expenses	$4,200
Miscellaneous	$5,000
Total	$632,573

Item 14. Indemnification of Directors and Officers

Chapter 37 of the Indiana Business Corporation Law, as amended (the “IBCL”), authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made parties by reason of their relationships to the corporation. Officers and directors may be indemnified when they have acted in good faith, the action taken was not against the interests of the corporation, and the action was lawful or there was no reason or cause to believe the action was unlawful. Chapter 37 of the IBCL also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding.

The registrant’s articles of incorporation require the registrant to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (the “Action”), by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant, or is or was serving at the registrant’s request as a director, officer, partner, member, manager, trustee, employee or agent of another entity against expenses, including attorneys’ fees, judgments, settlements, penalties and fines actually or reasonably incurred by him or her in connection with the Action if such person acted in good faith and in a manner he or she reasonably believed, in the case of conduct in his or her official capacity, was in the registrant’s best interests, and in all other cases, was not opposed to the registrant’s best interests and, with respect to any criminal action or proceeding, he or she either had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

The registrant maintains liability insurance for its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the above-described provisions or otherwise, the registrant has been informed that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following describes the securities issued or sold by us since January 1, 2007, which were not registered under the Securities Act.

On January 18, 2007, pursuant to the Initial Securities Purchase Agreement we sold an aggregate of 62,500,000 shares of common stock (2,500,000 shares after giving effect to the Reverse Stock Split) to Tontine for $0.20 per share ($5.00 per share after giving effect to the Reverse Stock Split) or $12.5 million. We used the proceeds to retire all of the outstanding senior debt due to our senior lender, Laurus, as of that date in the amount of approximately $10.0 million, including interest, plus approximately $0.5 million in prepayment penalties. We have used the balance of the proceeds for related legal fees, for working capital and to reduce accounts payable.  TCP and TCOMF are “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

Effective January 19, 2007, we issued options under our 2005 Stock Option Plan to acquire 350,000 shares of our common stock (14,000 shares after giving effect to the Reverse Stock Split) to four executive officers and certain key employees at an exercise price of $0.215 per share ($5.375 per share after giving effect to the Reverse Stock Split) of which 248,750 shares (9,950 shares after giving effect to the Reverse Stock Split) have been forfeited and 41,250 shares (1,650 shares after giving effect to the Reverse Stock Split) have been exercised.  On January 19, 2007 we issued 105,000 shares of restricted common stock (4,200 shares after giving effect to the Reverse Stock Split) to two executive officers and two key employees pursuant to accepted offers to acquire the stock at a nominal price of $0.001 per share ($0.025 per share after giving effect to the Reverse Stock Split) pursuant to our Restricted Stock Purchase Plan.  Of the restricted shares issued on January 19, 2007, 80,000 shares (3,200 shares after giving effect to the Reverse Stock Split) have been forfeited, and 25,000 shares (1,000 shares after giving effect to the Reverse Stock Split) have been re-purchased.  The foregoing grants of options and purchase offers and the related issuance of shares were exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering.

On November 30, 2007, our wholly-owned subsidiary, Magnetech, acquired all of the issued and outstanding units of membership interest in 3-D from BDeWees, Inc. (“BDeWees”) and XGen III, Ltd. (“XGen”), for an aggregate purchase price of $22.7 million pursuant to a membership interest purchase agreement. As part of the purchase price for the 3-D membership interest units pursuant to the purchase agreement, we issued 3,095,975 shares of our common stock (123,839 shares after giving effect to the Reverse Stock Split) to BDeWees and 3,095,975 shares (123,839 shares after giving effect to the Reverse Stock Split) to XGen.  The shares issued to BDeWees and XGen pursuant to the purchase agreement had an aggregate value of $2.0 million at the time of issuance, or $0.323 per share ($8.075 per share after giving effect to the Reverse Stock Split). BDeWees and XGen are “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

On November 30, 2007, pursuant to the New Securities Purchase Agreement we sold an aggregate of 83,333,333 shares of common stock (3,333,333 shares after giving effect to the Reverse Stock Split) to Tontine for $0.24 per share ($6.00 after giving effect to the Reverse Stock Split) or $20.0 million. We used $16.7 million of the proceeds to finance the cash portion of the purchase price by our subsidiary, Magnetech, of all of the issued and outstanding membership interest units of 3-D (as described above), we paid off the outstanding balance under our revolving credit facility of $2.2 million, with the remaining proceeds used for working capital purposes. TCP and TCOMF are “accredited investors,” as that term is defined in Rule 501 of Regulation D, and the issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D.

On February 15, 2008, we issued 253,623 shares of common stock to Lawrence Mehlenbacher in connection with our acquisition of AMP at a price of $13.80 per share or $3.5 million. We did not register the issued shares of common stock with the SEC under the Securities Act in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D promulgated under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The following exhibits are included or incorporated by reference, in this prospectus:

Exhibit Number	Description

2.1*
AMP Stock Purchase Agreement dated January 16, 2008, among MISCOR Group, Ltd., Lawrence Mehlenbacher, Joseph Fearon, Thomas Coll, Richard Rizzieri, and Gary Walsh (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

2.2*
3-D Membership Interest Purchase Agreement dated November 30, 2007, by and among Magnetech Industrial Services, Inc., BDeWees, Inc., and XGen III, Ltd. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

2.3*
Stock Purchase Agreement dated October 19, 2007, by and among MISCOR Group, Ltd., and Darrell L. Graf, Mary A. LaPlace and Kenneth D. Wiegand (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on October 22, 2007)

2.4*
Asset Purchase Agreement dated May 31, 2006 among Magnetech Industrial Services of Alabama, LLC, Magnetech Industrial Services, Inc., E. T. Smith Services of Alabama, Inc. and Smith Services, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 1, 2006)

2.5
Asset Purchase Agreement dated as of March 4, 2005 among HK Machined Parts, LLC, HK Weston Properties, LLC and Hatch & Kirk, Inc. (incorporated by reference to Exhibit 10.31 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

2.6
Asset Purchase Agreement dated as of March 4, 2005 between HK Cast Products, LLC f/k/a HK Engineered Castings, LLC and HK Castings, Inc. (incorporated by reference to Exhibit 10.32 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

3.1a	Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (Reg No. 333-129354))
3.1b
Articles of Amendment to the registrant’s Amended and Restated Articles of Incorporation, effective January 14, 2008 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 14, 2008)

3.1c
Articles of Amendment to the registrant’s Amended and Restated Articles of Incorporation, effective February 8, 2008 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on February 13, 2008)

3.1d
Articles of Amendment to the registrant’s Amended and Restated Articles of Incorporation, effective May 20, 2008 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on May 27, 2008)

3.2	Amended and Restated Code of By-Laws of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on July 28, 2009)
4.1	Specimen certificate of common stock (incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-K filed by the registrant on March 31, 2008)
4.2
Warrant Agreement, form of Joinder Agreement and form of common stock purchase warrant issued to designees of Strasbourger Pearson Tulcin Wolff Incorporated pursuant to Placement Agency Agreement dated April 26, 2004 (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

Exhibit Number	Description

4.3
Form of common stock purchase warrant issued to designees of Strasbourger Pearson Tulcin Wolff Incorporated pursuant to Placement Agency Agreement dated January 25, 2005 (incorporated by reference to Exhibit 4.3 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.4
Form of common stock purchase warrant issued to purchasers of the registrant’s subordinated convertible debentures pursuant to Convertible Debenture Purchase Agreements with the registrant (incorporated by reference to Exhibit 4.4 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.5
Common Stock Purchase Warrant dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.5 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.6
Form of common stock purchase warrant issued to persons designated by Vertical Capital Partners, Inc. (incorporated by reference to Exhibit 4.6 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.7a
Form of subordinated convertible debenture issued to purchasers pursuant to Convertible Debenture Purchase Agreements with the registrant (incorporated by reference to Exhibit 4.7a to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.7b
Letter Agreement dated April 16, 2006, to extend maturity date of subordinated convertible debentures (incorporated by reference to Exhibit 4.7b to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.8	Secured Revolving Note dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.8 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
4.9
Secured Convertible Minimum Borrowing Note dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.9 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.10
Secured Convertible Term Note dated August 24, 2005 issued to Laurus Master Fund, Ltd.  (incorporated by reference to Exhibit 4.10 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.11a
Promissory Note dated January 1, 2004 issued by Magnetech Industrial Services, Inc. to John A. Martell (incorporated by reference to Exhibit 4.11 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.11b
Amendment to Promissory Note dated April 14, 2009 issued by the registrant (assignee of Magnetech Industrial Services, Inc.) to John A. Martell (incorporated by reference to Exhibit 4.11a to the registrant’s Annual Report on Form 10-K filed by the registrant on April 15, 2009)

4.11c
Secured Promissory Note dated February 3, 2010, among John A. Martell and the registrant (incorporated by reference to Exhibit 10.3 to the registrant's Current Report on Form 8-K filed on February 9, 2010)

4.12
Conversion Option dated September 12, 2005 among John A. Martell, Magnetech Industrial Services, Inc. and the registrant (incorporated by reference to Exhibit 4.12 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.13
Amendment to Conversion Option dated November 28, 2007, by and among MISCOR Group, Ltd., Magnetech Industrial Services, Inc., and John A. Martell (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

4.14
Form of Registration Rights Agreement between the registrant and the purchasers scheduled therein, made pursuant to Stock Purchase Agreement with the registrant (incorporated by reference to Exhibit 4.13 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

Exhibit Number	Description

4.15
Form of Registration Rights Agreement between the registrant and the purchasers scheduled therein, made pursuant to Subordinated Convertible Debenture Purchase Agreements (incorporated by reference to Exhibit 4.14 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.16
Registration Rights Agreement dated August 24, 2005 between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.15 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.17
Common Stock Purchase Warrant dated May 31, 2006 issued by registrant to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.18
Secured Non-convertible Revolving Note dated May 31, 2006 issued by Magnetech Industrial Services of Alabama, LLC to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.19
Secured Term Note dated May 31, 2006 issued by Magnetech Industrial Services of Alabama, LLC to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.20a
Registration Rights Agreement dated May 31, 2006 between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.4 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.20b
Amendment dated July 31, 2006, to Registration Rights Agreement dated May 31, 2006, between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on August 4, 2006)

4.20c
Amendment dated August 30, 2006, to Registration Rights Agreement dated May 31, 2006, between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on August 31, 2006)

4.21*
Securities Purchase Agreement, dated January 18, 2007, by and among MISCOR Group, Ltd., Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 22, 2007)

4.22
Registration Rights Agreement, dated January 18, 2007, by and among MISCOR Group, Ltd., Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on January 22, 2007)

4.23	Irrevocable Proxy of John Martell (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 22, 2007)
4.24	Restated Irrevocable Proxy of John A. Martell (incorporated by reference to Exhibit 99.2 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)
5.1†	Opinion of Barnes & Thornburg LLP
10.1
Placement Agency Agreement, dated April 26, 2004 between Magnetech Industrial Services, Inc. and Strasbourger Pearson Tulcin Wolff Incorporated (incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.2
Placement Agency Agreement dated January 25, 2005 between the registrant and Strasbourger Pearson Tulcin Wolff Incorporated (incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.3
Form of Convertible Redeemable Preferred Stock Purchase Agreement between Magnetech Industrial Services, Inc. and the purchasers scheduled therein (incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

Exhibit Number	Description

10.4
Form of Stock Purchase Agreement between the registrant and the purchasers scheduled therein (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.5
Form of Subordinated Convertible Debenture Purchase Agreement among the registrant, Strasbourger Pearson Tulcin Wolff, Inc. and the purchasers scheduled therein (incorporated by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.6
Escrow Agreement dated April 26, 2004 among the registrant, Wilmington Trust Company and Strasbourger Pearson Tulcin Wolff Incorporated (incorporated by reference to Exhibit 10.6 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.7a
Funds Escrow Agreement dated August 24, 2005 among the registrant, Loeb & Loeb LLP and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.7a to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.7b	Funds Escrow Disbursement Letter/Joint Instructions dated August 24, 2005 (incorporated by reference to Exhibit 10.7b to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.8
Security Agreement dated as of March 3, 2005 between the registrant and Strasbourger Pearson Tulcin Wolff Incorporated, as agent for purchasers of subordinated convertible debentures (incorporated by reference to Exhibit 10.8 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9a
Security and Purchase Agreement dated August 24, 2005 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.9a to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9b
Amendment to Security and Purchase Agreement, dated October 19, 2005 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.9b to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9c
Amendment to Security and Purchase Agreement, dated January 31, 2006 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.9c to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9d
Amendment to Security and Purchase Agreement dated July 14, 2006 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein, amending the Security and Purchase Agreement and related agreements and instruments (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on July 20, 2006)

10.10
Pledge Agreement dated August 24, 2005 among Laurus Master Fund, Ltd., the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.10 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.11
Guaranty dated August 24, 2005 made by certain subsidiaries of the registrant identified therein in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.11 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.12
Form of Subordination Agreement made among John Martell, Patricia Minehardt and Strasbourger Pearson Tulcin Wolff, Inc., as agent for the holders of subordinated convertible debentures, in favor of Laurus Master Fund, Ltd.  (incorporated by reference to Exhibit 10.13 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

Exhibit Number	Description

10.13
Lease, commencing August 3, 2001, between JAM Summer Properties, LLC and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.14 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.14
Lease, commencing May 5, 2003, between JAM Bev Properties, LLC and Magnetech Industrial Services, Inc.  (incorporated by reference to Exhibit 10.15 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.15
Lease, commencing May 5, 2003, between JAM Walnut Properties, LLC and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.16 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.16
Lease, commencing March 1, 2002, between JAM Hutson Properties, LLC and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.17 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.17a@	2005 Stock Option Plan of the registrant (incorporated by reference to Exhibit 10.18 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.17b@
Amendment to the MISCOR 2005 Stock Option Plan, effective May 15, 2008 (incorporated by reference to Exhibit 10.1b to the registrant’s Quarterly Report on Form 10-Q filed by the registrant on August 13, 2008)

10.18@	Form of Stock Option Agreement under 2005 Stock Option Plan (incorporated by reference to Exhibit 10.19 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.19a@	2005 Restricted Stock Purchase Plan of the registrant (incorporated by reference to Exhibit 10.20 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.19b@
Amendment to the MISCOR 2005 Restricted Stock Purchase Plan, effective February 7, 2008 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on February 13, 2008)

10.20a@	MISCOR Group, Ltd. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-8 (Reg. No. 333-141537))
10.20b@
Amendment to the MISCOR Group, Ltd. Employee Stock Purchase Plan, effective May 15, 2008 (incorporated by reference to Exhibit 10.2b to the registrant’s Quarterly Report on Form 10-Q filed by the registrant on August 13, 2008)

10.21@
Employment Agreement dated September 30, 2005 between the registrant and John A. Martell (incorporated by reference to Exhibit 10.21 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.22@
Employment Agreement dated September 30, 2005 between the registrant and James M. Lewis (incorporated by reference to Exhibit 10.22 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.23@
Employment Agreement dated September 30, 2005 between Martell Electric, LLC and Anthony Nicholson (incorporated by reference to Exhibit 10.25 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.24
Asset Purchase Agreement dated August 9, 2000 between Magnetech Industrial Services, Inc.,  Trans Tech Electric, Inc. and Delta Star Electric, Inc. (incorporated by reference to Exhibit 10.28 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.25
Asset Purchase Agreement dated as of November 26, 2004 between Martell Electric, LLC and Thompson, Inc. (incorporated by reference to Exhibit 10.30 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.26
Security and Purchase Agreement dated May 31, 2006 among Laurus Master Fund, Ltd. and Magnetech Industrial Services of Alabama, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

Exhibit Number	Description

10.27
Stock Pledge Agreement dated May 31, 2006 among Laurus Master Fund, Ltd., the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.28
Master Security Agreement among Laurus Master Fund, Ltd., the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.29
Mortgage granted by Magnetech Industrial Services of Alabama, LLC in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.30
Guaranty dated May 31, 2006 made by the registrant and certain subsidiaries of the registrant identified therein in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.31
Amended and Restated Subordination Agreement dated May 31, 2006 made among John Martell and Strasbourger Pearson Tulcin Wolff, Inc., as agent for the holders of subordinated convertible debentures, in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.32
Overadvance Side Letter Agreement dated May 31, 2006 between Magnetech Industrial Services of Alabama, LLC and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.33
Funds Escrow Agreement dated May 31, 2006 among the registrant, Loeb & Loeb LLP and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.34
Funds Escrow Disbursement Letter/Joint Instructions dated May 31, 2006 (incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.35
Commercial Lease effective January 1, 2007, between Martell Electric, LLC and Martell Properties LLC (incorporated by reference to Exhibit 10.37 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-137940))

10.36
Line of Credit Agreement, dated March 9, 2007, by and among MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC, Martell Electric LLC and MFB Financial (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.37
Promissory Note dated March 9, 2007, made by MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC and Martell Electric LLC for MFB Financial (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.38
Form of Commercial Security Agreement dated March 9, 2007, entered into between each of MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC, and Martell Electric LLC, on the one hand, and MFB Financial, on the other hand (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

Exhibit Number	Description

10.39
Form of Guaranty dated March 9, 2007, entered into between each of MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC, and Martell Electric LLC, on the one hand, and MFB Financial, on the other hand (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.40
Insider Subordination Agreement dated March 9, 2007, by and among MISCOR Group, Ltd., HK Engine Components, LLC, MFB Financial and John A. Martell (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.41
Subordination Agreement dated March 9, 2007, by and among MISCOR Group, Ltd., MFB Financial, and the holders of certain subordinated secured convertible debentures (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.42
Promissory Note dated November 30, 2007, issued by Magnetech Industrial Services, Inc., to BDeWees, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.43
Promissory Note dated November 30, 2007, issued by Magnetech Industrial Services, Inc., to XGen III, Ltd. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.44
Lease between 3D3E Ltd., Landlord, and 3-D Service, Ltd., Tenant, and Guaranty of MISCOR Group, Ltd., dated November 30, 2007 (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.45*
Securities Purchase Agreement dated November 30, 2007, by and among Tontine Capital Partners, L.P., Tontine Capital overseas Master Fund, L.P., and MISCOR Group, Ltd. (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.46
Amended and Restated Registration Rights Agreement dated November 30, 2007, by and between MISCOR Group, Ltd., Tontine Capital Partners, L.P., and Tontine Capital Overseas Master Fund, L.P. (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.47
Commercial Security Agreement dated November 30, 2007, between 3-D Service, Ltd., and BDeWees, Inc. (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.48
Commercial Security Agreement dated November 30, 2007, between 3-D Service, Ltd., and XGen III, Ltd. (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.49@
Employment Agreement dated November 30, 2007, between Magnetech Industrial Services, Inc., and Bernard L. DeWees (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.50	Guaranty of Thomas J. Embrescia dated November 30, 2007 (incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)
10.51	Guaranty of Bernard L. DeWees dated November 30, 2007 (incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)
10.52
Non-Compete Agreement dated November 30, 2007, between Magnetech Industrial Services, Inc., and Bernard L. DeWees (incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

Exhibit Number	Description

10.53
Non-Compete Agreement dated November 30, 2007, between Magnetech Industrial Services, Inc., and Thomas J. Embrescia (incorporated by reference to Exhibit 10.12 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.54(a)*
Credit and Security Agreement dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.54(b)
First Amendment to Credit and Security Agreement dated April 15, 2008 among Wells Fargo Bank, the registrant, and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.56b to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-137940))

10.54(c)
Second Amendment to Credit and Security Agreement dated August 28, 2008 among Wells Fargo Bank, the registrant, and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.56a to the registrant’s Registration Statement on Form S-1/A (Reg. No. 333-154649))

10.54(d)
Waiver Letter Regarding Credit and Security Agreement dated November 10, 2008 from Wells Fargo Bank (incorporated by reference to Exhibit 10.56d to the registrant’s Registration Statement on Form S-1/A (Reg. No. 333-154649))

10.54(e)
Fourth Amendment to Credit and Security Agreement and Limited Waiver of Defaults dated April 14, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.56b to the registrant’s Annual Report on Form 10-K filed by the registrant on April 15, 2009)

10.54(f)
Fourth Amendment to Credit and Security Agreement and Limited Waiver of Defaults dated July 22, 2009, along Wells Fargo Bank, the registrant and certain subsidiaries of the registrant (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on July 28, 2009)

10.54(g)
Letter Agreement dated September 8, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant, acknowledged and agreed to by the registrant and such subsidiaries on September 16, 2009 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-k filed by the registrant on September 21, 2009).

10.54(h)
Fifth Amendment to Credit and Security Agreement dated September 16, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-k filed by the registrant on September 21, 2009).

10.54(i)
Sixth Amendment to Credit and Security Agreement dated January 14, 2010, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant (incorporated by reference to Exhibit 10.1 to the registrants Current Report on Form 8-k filed by the registrant on January 21, 2010).

10.54(j)
Letter Agreement dated September 8, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant, acknowledged and agreed to by the registrant and such subsidiaries on September 16, 2009 (incorporated by reference to Exhibit 10.1 to the registrant's Current Report on Form 8-K filed on September 21, 2009)

10.54(k)	Consent and release by Wells Fargo Bank, National Association, dated March 15, 2010 (incorporated by reference to Exhibit 10.10 to the registrant's Current Report on form 8-K filed on March 15, 2010)
10.54(l)
Letter Agreement dated February 9, 2010, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant (incorporated by reference to Exhibit 10.1 to the registrant's Current Report on Form 8-K filed on February 9, 2010)

Exhibit Number	Description

10.54(m)
Seventh Amendment to Credit and Security Agreement and Limited Waiver of Defaults dated April 15, 2010, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant (incorporated by reference to Exhibit 10.56i to the registrant's Form 10-K filed April 15, 2010)

10.55
Revolving Note dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.56
Real Estate Note dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.57
Real Estate Mortgage, Security Agreement and Assignment of Rents and Leases dated January 14, 2008, between Wells Fargo Bank and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.58
Collateral Pledge Agreement dated January 14, 2008, between Wells Fargo Bank and the registrant (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.59
Patent and Trademark Security Agreement dated January 14, 2008, between Wells Fargo Bank and 3-D Service, Ltd. (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.60
Patent and Trademark Security Agreement dated January 14, 2008, between Wells Fargo Bank and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.61
Standby Letter of Credit Agreement dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.62
Subordination Agreement between Wells Fargo Bank and John A. Martell (incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.63
Subordination Agreement between Wells Fargo Bank and Strasbourger, Pearson, Tulcin, Wolffe, Inc. (incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.64
Subordination Agreement among Wells Fargo Bank, BDeWees, Inc., and XGen III, Ltd. (incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.65
Lease Agreement dated January 16, 2008, between Dansville Properties, LLC and American Motive Power, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.66
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Lawrence Mehlenbacher (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.67
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Richard Rizzieri (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.68
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Thomas Coll (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

Exhibit Number	Description

10.69
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Gary Walsh (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.70
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Joseph Fearon (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.71
Mutual Services Agreement dated January 16, 2008, among American Motive Power, Inc., LMC Power Systems, Inc., LMC Industrial Contractors, Inc., and Dansville Properties, LLC (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.72
Prior Contract Termination Agreement dated January 16, 2008, among Lawrence Mehlenbacher, Joseph Fearon, Thomas Coll, Richard Rizzieri, Gary Walsh, LMC Industrial Contractors, Inc., LMC Power Systems, Inc., Dansville Properties, LLC and American Motive Power, Inc. (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.73@
Employment Agreement dated August 20, 2008 (and effective as of January 14, 2008), between MISCOR Group, Ltd., and Richard A. Tamborski (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed by the registrant on August 26, 2008)

10.74
AMP Canada Services Canada Share and Debt Purchase Agreement, dated December 18, 2009, by and between American Motive Power, Inc. (a wholly-owned subsidiary of the registrant) and 4107730 Canada Inc. (d/b/a Novatech Inc.), and joined in by the registrant (incorporated by reference to Exhibit 10.1 to the registrant's Current Report on form 8-K filed on December 23, 2009)

10.75
Purchase Agreement dated February 3, 2010, among John A. Martell and Bonnie Martell and the registrant (incorporated by reference to Exhibit 2.1 to the registrant's Current Report on Form 8-K filed on February 9, 2010)

10.76
Lender’s Receipt and Acknowledgement dated February 3, 2010, among John A. Martell and the registrant (incorporated by reference to Exhibit 10.2 to the registrant's Current Report on Form 8-K filed on February 9, 2010)

10.77
Security Agreement dated February 3, 2010, among Magnetech Industrial Services, Inc. and the registrant (incorporated by reference to Exhibit 10.4 to the registrant's Current Report on Form 8-K filed on February 9, 2010)

10.78
Indemnification Agreement dated February 3, 2010, among John A. Martell and Bonnie Martell and the registrant(incorporated by reference to Exhibit 10.5 to the registrant's Current Report on Form 8-K filed on February 9, 2010)

10.79
Amendment No. 1 to Employment Agreement dated February 3, 2010, among John A. Martell and the registrant (incorporated by reference to Exhibit 10.6 to the registrant's Current Report on Form 8-K filed on February 9, 2010)

10.80
AMP Stock Purchase Agreement dated March 8, 2010, between LMC Transport, LLC, and the registrant (incorporated by reference to Exhibit 2.1 to the registrant's Current Report on form 8-K filed on March 15, 2010)

10.81
Release of Tenant Guaranty made by Dansville Properties, LLC, in favor of the registrant and certain of its affiliates (incorporated by reference to Exhibit 10.1 to the registrant's Current Report on form 8-K filed on March 15, 2010)

10.82
Release of Landlord Guaranty made by American Motive Power, Inc. in favor of Lawrence Mehlenbacher (incorporated by reference to Exhibit 10.2 to the registrant's Current Report on form 8-K filed on March 15, 2010)

10.83
Lease Agreement dated January 16, 2008, between Dansville Properties, LLC, and American Motive Power, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 16, 2008).

Exhibit Number	Description

10.84
Mutual Release of January 2008 Obligations among the registrant, American Motive Power, Inc., and certain affiliates of LMC Transport, LLC (incorporated by reference to Exhibit 10.4 to the registrant's Current Report on form 8-K filed on March 15, 2010)

10.85
AMP Stock Purchase Agreement dated January 16, 2008, among Lawrence Mehlenbacher, Joseph Fearon, Thomas Coll, Richard Rizzieri, Gary Walsh and the registrant (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 16, 2008).

10.86
Non-Compete Agreement dated January 16, 2008, between Lawrence Mehlenbacher and the registrant (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on January 16, 2008).

10.87
Non-Compete Agreement dated January 16, 2008, between Richard Rizzieri and the registrant (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on January 16, 2008).

10.88
Non-Compete Agreement dated January 16, 2008, between Thomas Coll and the registrant (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on January 16, 2008).

10.89
Mutual Services Agreement dated January 16, 2008, among American Motive Power, Inc., LMC Power Systems, Inc., LMC Industrial Contractors, Inc., and Dansville Properties, LLC (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on January 16, 2008).

10.90	Employment Agreement dated June 18, 2010 between Michael P. Moore and the registrant (incorporated by reference to Exhibit 99.1 to the registrant's Current Report on Form 8-K filed on June 18, 2010)
14.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
21.1	Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to the registrant’s Annual Report on Form 10-K filed by the registrant on April 15, 2009)
23.1	Consent of Asher & Company, Ltd.
23.15	Consent of BDO USA, LLP
23.2†	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)

*
MISCOR has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. MISCOR will furnish a copy of any omitted schedule or similar attachment to the Commission upon request.

@	Denotes a management contract or compensatory plan.
†	Previously filed.

 17. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Massillon, State of Ohio, on August 17, 2010.

MISCOR GROUP, LTD.

By:	/s/ Michael P. Moore
Michael P. Moore, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities indicated on August 17, 2010.

Signature	Title

/s/ Michael P. Moore	President and Chief Executive Officer (Principal Executive Officer)
Michael P. Moore

/s/ John A. Martell	Chairman of the Board
John A. Martell

/s/ Michael Topa	Interim Chief Financial Officer (Principal Financial and Accounting Officer)
Michael Topa

/s/ William J. Schmuhl, Jr.	Director
William J. Schmuhl, Jr.

/s/ Michael D. Topa	Director
Michael D. Topa

EXHIBIT INDEX
Exhibit Number	Description

2.1*
AMP Stock Purchase Agreement dated January 16, 2008, among MISCOR Group, Ltd., Lawrence Mehlenbacher, Joseph Fearon, Thomas Coll, Richard Rizzieri, and Gary Walsh (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

2.2*
3-D Membership Interest Purchase Agreement dated November 30, 2007, by and among Magnetech Industrial Services, Inc., BDeWees, Inc., and XGen III, Ltd. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

2.3*
Stock Purchase Agreement dated October 19, 2007, by and among MISCOR Group, Ltd., and Darrell L. Graf, Mary A. LaPlace and Kenneth D. Wiegand (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on October 22, 2007)

2.4*
Asset Purchase Agreement dated May 31, 2006 among Magnetech Industrial Services of Alabama, LLC, Magnetech Industrial Services, Inc., E. T. Smith Services of Alabama, Inc. and Smith Services, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 1, 2006)

2.5
Asset Purchase Agreement dated as of March 4, 2005 among HK Machined Parts, LLC, HK Weston Properties, LLC and Hatch & Kirk, Inc. (incorporated by reference to Exhibit 10.31 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

2.6
Asset Purchase Agreement dated as of March 4, 2005 between HK Cast Products, LLC f/k/a HK Engineered Castings, LLC and HK Castings, Inc. (incorporated by reference to Exhibit 10.32 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

3.1a	Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (Reg No. 333-129354))
3.1b
Articles of Amendment to the registrant’s Amended and Restated Articles of Incorporation, effective January 14, 2008 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 14, 2008)

3.1c
Articles of Amendment to the registrant’s Amended and Restated Articles of Incorporation, effective February 8, 2008 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on February 13, 2008)

3.1d
Articles of Amendment to the registrant’s Amended and Restated Articles of Incorporation, effective May 20, 2008 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on May 27, 2008)

3.2	Amended and Restated Code of By-Laws of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on July 28, 2009)
4.1	Specimen certificate of common stock (incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-K filed by the registrant on March 31, 2008)
4.2
Warrant Agreement, form of Joinder Agreement and form of common stock purchase warrant issued to designees of Strasbourger Pearson Tulcin Wolff Incorporated pursuant to Placement Agency Agreement dated April 26, 2004 (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

Exhibit Number	Description

4.3
Form of common stock purchase warrant issued to designees of Strasbourger Pearson Tulcin Wolff Incorporated pursuant to Placement Agency Agreement dated January 25, 2005 (incorporated by reference to Exhibit 4.3 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.4
Form of common stock purchase warrant issued to purchasers of the registrant’s subordinated convertible debentures pursuant to Convertible Debenture Purchase Agreements with the registrant (incorporated by reference to Exhibit 4.4 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.5
Common Stock Purchase Warrant dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.5 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.6
Form of common stock purchase warrant issued to persons designated by Vertical Capital Partners, Inc. (incorporated by reference to Exhibit 4.6 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.7a
Form of subordinated convertible debenture issued to purchasers pursuant to Convertible Debenture Purchase Agreements with the registrant (incorporated by reference to Exhibit 4.7a to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.7b
Letter Agreement dated April 16, 2006, to extend maturity date of subordinated convertible debentures (incorporated by reference to Exhibit 4.7b to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.8	Secured Revolving Note dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.8 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
4.9
Secured Convertible Minimum Borrowing Note dated August 24, 2005 issued to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.9 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.10
Secured Convertible Term Note dated August 24, 2005 issued to Laurus Master Fund, Ltd.  (incorporated by reference to Exhibit 4.10 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.11a
Promissory Note dated January 1, 2004 issued by Magnetech Industrial Services, Inc. to John A. Martell (incorporated by reference to Exhibit 4.11 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.11b
Amendment to Promissory Note dated April 14, 2009 issued by the registrant (assignee of Magnetech Industrial Services, Inc.) to John A. Martell (incorporated by reference to Exhibit 4.11a to the registrant’s Annual Report on Form 10-K filed by the registrant on April 15, 2009)

4.11c
Secured Promissory Note dated February 3, 2010, among John A. Martell and the registrant (incorporated by reference to Exhibit 10.3 to the registrant's Current Report on Form 8-K filed on February 9, 2010)

4.12
Conversion Option dated September 12, 2005 among John A. Martell, Magnetech Industrial Services, Inc. and the registrant (incorporated by reference to Exhibit 4.12 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.13
Amendment to Conversion Option dated November 28, 2007, by and among MISCOR Group, Ltd., Magnetech Industrial Services, Inc., and John A. Martell (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

4.14
Form of Registration Rights Agreement between the registrant and the purchasers scheduled therein, made pursuant to Stock Purchase Agreement with the registrant (incorporated by reference to Exhibit 4.13 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

Exhibit Number	Description

4.15
Form of Registration Rights Agreement between the registrant and the purchasers scheduled therein, made pursuant to Subordinated Convertible Debenture Purchase Agreements (incorporated by reference to Exhibit 4.14 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.16
Registration Rights Agreement dated August 24, 2005 between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.15 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

4.17
Common Stock Purchase Warrant dated May 31, 2006 issued by registrant to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.18
Secured Non-convertible Revolving Note dated May 31, 2006 issued by Magnetech Industrial Services of Alabama, LLC to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.19
Secured Term Note dated May 31, 2006 issued by Magnetech Industrial Services of Alabama, LLC to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.20a
Registration Rights Agreement dated May 31, 2006 between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 4.4 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

4.20b
Amendment dated July 31, 2006, to Registration Rights Agreement dated May 31, 2006, between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on August 4, 2006)

4.20c
Amendment dated August 30, 2006, to Registration Rights Agreement dated May 31, 2006, between the registrant and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on August 31, 2006)

4.21*
Securities Purchase Agreement, dated January 18, 2007, by and among MISCOR Group, Ltd., Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 22, 2007)

4.22
Registration Rights Agreement, dated January 18, 2007, by and among MISCOR Group, Ltd., Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on January 22, 2007)

4.23	Irrevocable Proxy of John Martell (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 22, 2007)
4.24	Restated Irrevocable Proxy of John A. Martell (incorporated by reference to Exhibit 99.2 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)
5.1†	Opinion of Barnes & Thornburg LLP
10.1
Placement Agency Agreement, dated April 26, 2004 between Magnetech Industrial Services, Inc. and Strasbourger Pearson Tulcin Wolff Incorporated (incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.2
Placement Agency Agreement dated January 25, 2005 between the registrant and Strasbourger Pearson Tulcin Wolff Incorporated (incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.3
Form of Convertible Redeemable Preferred Stock Purchase Agreement between Magnetech Industrial Services, Inc. and the purchasers scheduled therein (incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

Exhibit Number	Description

10.4
Form of Stock Purchase Agreement between the registrant and the purchasers scheduled therein (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.5
Form of Subordinated Convertible Debenture Purchase Agreement among the registrant, Strasbourger Pearson Tulcin Wolff, Inc. and the purchasers scheduled therein (incorporated by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.6
Escrow Agreement dated April 26, 2004 among the registrant, Wilmington Trust Company and Strasbourger Pearson Tulcin Wolff Incorporated (incorporated by reference to Exhibit 10.6 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.7a
Funds Escrow Agreement dated August 24, 2005 among the registrant, Loeb & Loeb LLP and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.7a to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.7b	Funds Escrow Disbursement Letter/Joint Instructions dated August 24, 2005 (incorporated by reference to Exhibit 10.7b to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.8
Security Agreement dated as of March 3, 2005 between the registrant and Strasbourger Pearson Tulcin Wolff Incorporated, as agent for purchasers of subordinated convertible debentures (incorporated by reference to Exhibit 10.8 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9a
Security and Purchase Agreement dated August 24, 2005 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.9a to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9b
Amendment to Security and Purchase Agreement, dated October 19, 2005 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.9b to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9c
Amendment to Security and Purchase Agreement, dated January 31, 2006 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.9c to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.9d
Amendment to Security and Purchase Agreement dated July 14, 2006 among Laurus Master Fund, Ltd., the registrant and subsidiaries of the registrant identified therein, amending the Security and Purchase Agreement and related agreements and instruments (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on July 20, 2006)

10.10
Pledge Agreement dated August 24, 2005 among Laurus Master Fund, Ltd., the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.10 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.11
Guaranty dated August 24, 2005 made by certain subsidiaries of the registrant identified therein in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.11 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.12
Form of Subordination Agreement made among John Martell, Patricia Minehardt and Strasbourger Pearson Tulcin Wolff, Inc., as agent for the holders of subordinated convertible debentures, in favor of Laurus Master Fund, Ltd.  (incorporated by reference to Exhibit 10.13 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

Exhibit Number	Description

10.13
Lease, commencing August 3, 2001, between JAM Summer Properties, LLC and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.14 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.14
Lease, commencing May 5, 2003, between JAM Bev Properties, LLC and Magnetech Industrial Services, Inc.  (incorporated by reference to Exhibit 10.15 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.15
Lease, commencing May 5, 2003, between JAM Walnut Properties, LLC and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.16 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.16
Lease, commencing March 1, 2002, between JAM Hutson Properties, LLC and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.17 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.17a@	2005 Stock Option Plan of the registrant (incorporated by reference to Exhibit 10.18 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.17b@
Amendment to the MISCOR 2005 Stock Option Plan, effective May 15, 2008 (incorporated by reference to Exhibit 10.1b to the registrant’s Quarterly Report on Form 10-Q filed by the registrant on August 13, 2008)

10.18@	Form of Stock Option Agreement under 2005 Stock Option Plan (incorporated by reference to Exhibit 10.19 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.19a@	2005 Restricted Stock Purchase Plan of the registrant (incorporated by reference to Exhibit 10.20 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
10.19b@
Amendment to the MISCOR 2005 Restricted Stock Purchase Plan, effective February 7, 2008 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on February 13, 2008)

10.20a@	MISCOR Group, Ltd. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-8 (Reg. No. 333-141537))
10.20b@
Amendment to the MISCOR Group, Ltd. Employee Stock Purchase Plan, effective May 15, 2008 (incorporated by reference to Exhibit 10.2b to the registrant’s Quarterly Report on Form 10-Q filed by the registrant on August 13, 2008)

10.21@
Employment Agreement dated September 30, 2005 between the registrant and John A. Martell (incorporated by reference to Exhibit 10.21 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.22@
Employment Agreement dated September 30, 2005 between the registrant and James M. Lewis (incorporated by reference to Exhibit 10.22 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.23@
Employment Agreement dated September 30, 2005 between Martell Electric, LLC and Anthony Nicholson (incorporated by reference to Exhibit 10.25 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.24
Asset Purchase Agreement dated August 9, 2000 between Magnetech Industrial Services, Inc.,  Trans Tech Electric, Inc. and Delta Star Electric, Inc. (incorporated by reference to Exhibit 10.28 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.25
Asset Purchase Agreement dated as of November 26, 2004 between Martell Electric, LLC and Thompson, Inc. (incorporated by reference to Exhibit 10.30 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))

10.26
Security and Purchase Agreement dated May 31, 2006 among Laurus Master Fund, Ltd. and Magnetech Industrial Services of Alabama, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

Exhibit Number	Description

10.27
Stock Pledge Agreement dated May 31, 2006 among Laurus Master Fund, Ltd., the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.28
Master Security Agreement among Laurus Master Fund, Ltd., the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.29
Mortgage granted by Magnetech Industrial Services of Alabama, LLC in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.30
Guaranty dated May 31, 2006 made by the registrant and certain subsidiaries of the registrant identified therein in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.31
Amended and Restated Subordination Agreement dated May 31, 2006 made among John Martell and Strasbourger Pearson Tulcin Wolff, Inc., as agent for the holders of subordinated convertible debentures, in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.32
Overadvance Side Letter Agreement dated May 31, 2006 between Magnetech Industrial Services of Alabama, LLC and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.33
Funds Escrow Agreement dated May 31, 2006 among the registrant, Loeb & Loeb LLP and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.34
Funds Escrow Disbursement Letter/Joint Instructions dated May 31, 2006 (incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed by the registrant on June 6, 2006)

10.35
Commercial Lease effective January 1, 2007, between Martell Electric, LLC and Martell Properties LLC (incorporated by reference to Exhibit 10.37 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-137940))

10.36
Line of Credit Agreement, dated March 9, 2007, by and among MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC, Martell Electric LLC and MFB Financial (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.37
Promissory Note dated March 9, 2007, made by MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC and Martell Electric LLC for MFB Financial (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.38
Form of Commercial Security Agreement dated March 9, 2007, entered into between each of MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC, and Martell Electric LLC, on the one hand, and MFB Financial, on the other hand (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

Exhibit Number	Description

10.39
Form of Guaranty dated March 9, 2007, entered into between each of MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC, and Martell Electric LLC, on the one hand, and MFB Financial, on the other hand (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.40
Insider Subordination Agreement dated March 9, 2007, by and among MISCOR Group, Ltd., HK Engine Components, LLC, MFB Financial and John A. Martell (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.41
Subordination Agreement dated March 9, 2007, by and among MISCOR Group, Ltd., MFB Financial, and the holders of certain subordinated secured convertible debentures (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on March 15, 2007)

10.42
Promissory Note dated November 30, 2007, issued by Magnetech Industrial Services, Inc., to BDeWees, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.43
Promissory Note dated November 30, 2007, issued by Magnetech Industrial Services, Inc., to XGen III, Ltd. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.44
Lease between 3D3E Ltd., Landlord, and 3-D Service, Ltd., Tenant, and Guaranty of MISCOR Group, Ltd., dated November 30, 2007 (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.45*
Securities Purchase Agreement dated November 30, 2007, by and among Tontine Capital Partners, L.P., Tontine Capital overseas Master Fund, L.P., and MISCOR Group, Ltd. (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.46
Amended and Restated Registration Rights Agreement dated November 30, 2007, by and between MISCOR Group, Ltd., Tontine Capital Partners, L.P., and Tontine Capital Overseas Master Fund, L.P. (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.47
Commercial Security Agreement dated November 30, 2007, between 3-D Service, Ltd., and BDeWees, Inc. (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.48
Commercial Security Agreement dated November 30, 2007, between 3-D Service, Ltd., and XGen III, Ltd. (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.49@
Employment Agreement dated November 30, 2007, between Magnetech Industrial Services, Inc., and Bernard L. DeWees (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.50	Guaranty of Thomas J. Embrescia dated November 30, 2007 (incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)
10.51	Guaranty of Bernard L. DeWees dated November 30, 2007 (incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)
10.52
Non-Compete Agreement dated November 30, 2007, between Magnetech Industrial Services, Inc., and Bernard L. DeWees (incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

Exhibit Number	Description

10.53
Non-Compete Agreement dated November 30, 2007, between Magnetech Industrial Services, Inc., and Thomas J. Embrescia (incorporated by reference to Exhibit 10.12 to the registrant’s Current Report on Form 8-K filed by the registrant on December 5, 2007)

10.54(a)*
Credit and Security Agreement dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.54(b)
First Amendment to Credit and Security Agreement dated April 15, 2008 among Wells Fargo Bank, the registrant, and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.56b to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-137940))

10.54(c)
Second Amendment to Credit and Security Agreement dated August 28, 2008 among Wells Fargo Bank, the registrant, and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.56a to the registrant’s Registration Statement on Form S-1/A (Reg. No. 333-154649))

10.54(d)
Waiver Letter Regarding Credit and Security Agreement dated November 10, 2008 from Wells Fargo Bank (incorporated by reference to Exhibit 10.56d to the registrant’s Registration Statement on Form S-1/A (Reg. No. 333-154649))

10.54(e)
Fourth Amendment to Credit and Security Agreement and Limited Waiver of Defaults dated April 14, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.56b to the registrant’s Annual Report on Form 10-K filed by the registrant on April 15, 2009)

10.54(f)
Fourth Amendment to Credit and Security Agreement and Limited Waiver of Defaults dated July 22, 2009, along Wells Fargo Bank, the registrant and certain subsidiaries of the registrant (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on July 28, 2009)

10.54(g)
Letter Agreement dated September 8, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant, acknowledged and agreed to by the registrant and such subsidiaries on September 16, 2009 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-k filed by the registrant on September 21, 2009).

10.54(h)
Fifth Amendment to Credit and Security Agreement dated September 16, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-k filed by the registrant on September 21, 2009).

10.54(i)
Sixth Amendment to Credit and Security Agreement dated January 14, 2010, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant (incorporated by reference to Exhibit 10.1 to the registrants Current Report on Form 8-k filed by the registrant on January 21, 2010).

10.54(j)
Letter Agreement dated September 8, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant, acknowledged and agreed to by the registrant and such subsidiaries on September 16, 2009 (incorporated by reference to Exhibit 10.1 to the registrant's Current Report on Form 8-K filed on September 21, 2009)

10.54(k)	Consent and release by Wells Fargo Bank, National Association, dated March 15, 2010 (incorporated by reference to Exhibit 10.10 to the registrant's Current Report on form 8-K filed on March 15, 2010)
10.54(l)
Letter Agreement dated February 9, 2010, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant (incorporated by reference to Exhibit 10.1 to the registrant's Current Report on Form 8-K filed on February 9, 2010)

Exhibit Number	Description

10.54(m)
Seventh Amendment to Credit and Security Agreement and Limited Waiver of Defaults dated April 15, 2010, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant (incorporated by reference to Exhibit 10.56i to the registrant's Form 10-K filed April 15, 2010)

10.55
Revolving Note dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.56
Real Estate Note dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.57
Real Estate Mortgage, Security Agreement and Assignment of Rents and Leases dated January 14, 2008, between Wells Fargo Bank and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.58
Collateral Pledge Agreement dated January 14, 2008, between Wells Fargo Bank and the registrant (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.59
Patent and Trademark Security Agreement dated January 14, 2008, between Wells Fargo Bank and 3-D Service, Ltd. (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.60
Patent and Trademark Security Agreement dated January 14, 2008, between Wells Fargo Bank and Magnetech Industrial Services, Inc. (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.61
Standby Letter of Credit Agreement dated January 14, 2008, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.62
Subordination Agreement between Wells Fargo Bank and John A. Martell (incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.63
Subordination Agreement between Wells Fargo Bank and Strasbourger, Pearson, Tulcin, Wolffe, Inc. (incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.64
Subordination Agreement among Wells Fargo Bank, BDeWees, Inc., and XGen III, Ltd. (incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed by the registrant on January 18, 2008)

10.65
Lease Agreement dated January 16, 2008, between Dansville Properties, LLC and American Motive Power, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.66
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Lawrence Mehlenbacher (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.67
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Richard Rizzieri (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.68
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Thomas Coll (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

Exhibit Number	Description

10.69
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Gary Walsh (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.70
Non-Compete Agreement dated January 16, 2008, between American Motive Power, Inc., and Joseph Fearon (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.71
Mutual Services Agreement dated January 16, 2008, among American Motive Power, Inc., LMC Power Systems, Inc., LMC Industrial Contractors, Inc., and Dansville Properties, LLC (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.72
Prior Contract Termination Agreement dated January 16, 2008, among Lawrence Mehlenbacher, Joseph Fearon, Thomas Coll, Richard Rizzieri, Gary Walsh, LMC Industrial Contractors, Inc., LMC Power Systems, Inc., Dansville Properties, LLC and American Motive Power, Inc. (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed by the registrant on January 23, 2008)

10.73@
Employment Agreement dated August 20, 2008 (and effective as of January 14, 2008), between MISCOR Group, Ltd., and Richard A. Tamborski (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed by the registrant on August 26, 2008)

10.74
AMP Canada Services Canada Share and Debt Purchase Agreement, dated December 18, 2009, by and between American Motive Power, Inc. (a wholly-owned subsidiary of the registrant) and 4107730 Canada Inc. (d/b/a Novatech Inc.), and joined in by the registrant (incorporated by reference to Exhibit 10.1 to the registrant's Current Report on form 8-K filed on December 23, 2009)

10.75
Purchase Agreement dated February 3, 2010, among John A. Martell and Bonnie Martell and the registrant (incorporated by reference to Exhibit 2.1 to the registrant's Current Report on Form 8-K filed on February 9, 2010)

10.76
Lender’s Receipt and Acknowledgement dated February 3, 2010, among John A. Martell and the registrant (incorporated by reference to Exhibit 10.2 to the registrant's Current Report on Form 8-K filed on February 9, 2010)

10.77
Security Agreement dated February 3, 2010, among Magnetech Industrial Services, Inc. and the registrant (incorporated by reference to Exhibit 10.4 to the registrant's Current Report on Form 8-K filed on February 9, 2010)

10.78
Indemnification Agreement dated February 3, 2010, among John A. Martell and Bonnie Martell and the registrant(incorporated by reference to Exhibit 10.5 to the registrant's Current Report on Form 8-K filed on February 9, 2010)

10.79
Amendment No. 1 to Employment Agreement dated February 3, 2010, among John A. Martell and the registrant (incorporated by reference to Exhibit 10.6 to the registrant's Current Report on Form 8-K filed on February 9, 2010)

10.80
AMP Stock Purchase Agreement dated March 8, 2010, between LMC Transport, LLC, and the registrant (incorporated by reference to Exhibit 2.1 to the registrant's Current Report on form 8-K filed on March 15, 2010)

10.81
Release of Tenant Guaranty made by Dansville Properties, LLC, in favor of the registrant and certain of its affiliates (incorporated by reference to Exhibit 10.1 to the registrant's Current Report on form 8-K filed on March 15, 2010)

10.82
Release of Landlord Guaranty made by American Motive Power, Inc. in favor of Lawrence Mehlenbacher (incorporated by reference to Exhibit 10.2 to the registrant's Current Report on form 8-K filed on March 15, 2010)

10.83
Lease Agreement dated January 16, 2008, between Dansville Properties, LLC, and American Motive Power, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 16, 2008).

Exhibit Number	Description

10.84
Mutual Release of January 2008 Obligations among the registrant, American Motive Power, Inc., and certain affiliates of LMC Transport, LLC (incorporated by reference to Exhibit 10.4 to the registrant's Current Report on form 8-K filed on March 15, 2010)

10.85
AMP Stock Purchase Agreement dated January 16, 2008, among Lawrence Mehlenbacher, Joseph Fearon, Thomas Coll, Richard Rizzieri, Gary Walsh and the registrant (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on January 16, 2008).

10.86
Non-Compete Agreement dated January 16, 2008, between Lawrence Mehlenbacher and the registrant (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on January 16, 2008).

10.87
Non-Compete Agreement dated January 16, 2008, between Richard Rizzieri and the registrant (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on January 16, 2008).

10.88
Non-Compete Agreement dated January 16, 2008, between Thomas Coll and the registrant (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on January 16, 2008).

10.89
Mutual Services Agreement dated January 16, 2008, among American Motive Power, Inc., LMC Power Systems, Inc., LMC Industrial Contractors, Inc., and Dansville Properties, LLC (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed by the registrant on January 16, 2008).

10.90	Employment Agreement dated June 18, 2010 between Michael P. Moore and the registrant (incorporated by reference to Exhibit 99.1 to the registrant's Current Report on Form 8-K filed on June 18, 2010)
14.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-129354))
21.1	Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to the registrant’s Annual Report on Form 10-K filed by the registrant on April 15, 2009)
23.1	Consent of Asher & Company, Ltd.
23.15	Consent of BDO USA, LLP
23.2†	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)

*
MISCOR has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. MISCOR will furnish a copy of any omitted schedule or similar attachment to the Commission upon request.

@	Denotes a management contract or compensatory plan.
†	Previously filed.